As filed with the Securities and Exchange Commission on March 18, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
THE CHEMOURS COMPANY
(Exact name of registrant as specified in its charter)
(see table of additional registrants)

Delaware (State or other jurisdiction of incorporation or organization)	2800 (Primary Standard Industrial Classification Code Number)	46-4845564 (I.R.S. Employer Identification Number)
1007 Market Street
Wilmington, Delaware 19899
(302) 773-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
See Table of Additional Registrant

Guarantors Continued on the Next Page

David C. Shelton, Esq.
General Counsel
The Chemours Company
1007 Market Street
Wilmington, Delaware 19899
(302) 773-1000
(Name, address, including zip code Telephone Number, Including Area Code, of Agent For Service for all registrants)

With a copy to:
Anna T. Pinedo, Esq.
James R. Tanenbaum, Esq.
Morrison & Foerster LLP
250 West 55th Street
New York, New York 10019-9601
(212) 468-8000

Approximate date of commencement of proposed sale to the public:   As soon as practicable after the Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
6.625% Senior Notes due 2023	$1,350,000,000	100%	$1,350,000,000	$135,945
Guarantees of 6.625% Senior Notes due 2023(2)	—	—	—	—(3)
7.000% Senior Notes due 2025	$750,000,000	100%	$750,000,000	$75,525
Guarantees of 7.000% Senior Notes due 2025(2)	—	—	—	—(3)
6.125% Senior Notes due 2023	$402,480,000(4)	100%	$402,480,000(4)	$40,530(4)
Guarantees of 6.125% Senior Notes due 2023(2)	—	—	—	—(3)
(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
See inside facing page for table of additional registrant guarantors.

(3)
Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the registration of the Guarantees.

(4)
Based on the noon buying rate for cable transfers as certified by the Federal Reserve Bank of New York on March 11, 2016 of $1.1180 = €1.00

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS
Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
ChemFirst Inc.	Mississippi	2800	64-0679456
First Chemical Corporation	Mississippi	2800	64-0428608
First Chemical Holdings, LLC	Mississippi	2800	64-0873102
First Chemical Texas, L.P.	Delaware	2800	64-0873104
FT Chemical, Inc.	Texas	2800	64-0873103
International Dioxcide, Inc.	Delaware	2800	22-2817151
The Chemours Company FC, LLC	Delaware	2800	46-5626518
The Chemours Company TT, LLC	Pennsylvania	2800	46-5603533

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 18, 2016
PRELIMINARY PROSPECTUS
THE CHEMOURS COMPANY
OFFERS TO EXCHANGE
$1,350,000,000 aggregate principal amount of its 6.625% Senior Notes due 2023, $750,000,000 aggregate principal amount of its 7.000% Senior Notes due 2025 and €360,000,000 aggregate principal amount of its 6.125% Senior Notes due 2023, the issuance of which has been registered under the Securities Act of 1933, as amended, for any and all of its outstanding $1,350,000,000 aggregate principal amount of its 6.625% Senior Notes due 2023 issued on May 12, 2015, $750,000,000 aggregate principal amount of its 7.000% Senior Notes due 2025 issued on May 12, 2015, and €360,000,000 aggregate principal amount of its 6.125% Senior Notes due 2023 issued on May 12, 2015.
We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, (i) $1,350,000,000 aggregate principal amount of our new 6.625% Senior Notes due 2023 offered hereunder (the “2023 dollar exchange notes”), for all of our outstanding $1,350,000,000 aggregate principal amount of 6.625% Senior Notes due 2023 issued on May 12, 2015 (the “2023 dollar outstanding notes”); (ii) $750,000,000 aggregate principal amount of our new 7.000% Senior Notes due 2025 offered hereunder (the “2025 dollar exchange notes,” and together with the 2023 dollar exchange notes, the “dollar exchange notes”) for all of our outstanding $750,000,000 aggregate principal amount of 7.000% Senior Notes due 2025 issued on May 12, 2015 (the “2025 dollar outstanding notes, “ and together with the 2023 dollar outstanding notes, the “dollar outstanding notes”); and (iii) €360,000,000 aggregate principal amount of our new 6.125% Senior Notes due 2023 offered hereunder (the “euro exchange notes,” and together with the dollar exchange notes, the “exchange notes”) for all of our outstanding €360,000,000 aggregate principal amount of 6.125% Senior Notes due 2023 issued on May 12, 2015 (the “euro outstanding notes,” and together with the dollar outstanding notes, the “outstanding notes” and together with the exchange notes, the “notes”). The terms of the exchange notes are identical to the terms of the outstanding notes except that the exchange notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore are freely transferable. We will pay interest on the exchange notes on May 15 and November 15 of each year. The 2023 dollar exchange notes will mature on May 15, 2023, the 2025 dollar exchange notes will mature on May 15, 2025 and the euro exchange notes will mature on May 15, 2023. The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured unsubordinated basis by each of our existing and future direct and indirect 100% owned domestic restricted subsidiaries that (a) incurs or guarantees indebtedness under our Senior Secured Credit Facilities (as defined herein) or (b) guarantees other indebtedness of Chemours or any guarantor in an aggregate principal amount in excess of  $75 million.
The principal features of the exchange offers are as follows:
•
We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offers for an equal principal amount of exchange notes that are freely tradable, with holders of initial outstanding notes receiving initial exchange notes and holders of additional outstanding notes receiving additional exchange notes.

•
You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offers.

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The exchange offers expire at 11:59 p.m., New York City time, on            , 2016, unless extended.

•
The exchange of outstanding notes for exchange notes pursuant to the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes.

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We will not receive any proceeds from the exchange offers.

•
We intend to apply to the Irish Stock Exchange for the euro exchange notes to be admitted to the Official List of the Irish Stock Exchange and traded on the Global Exchange Market. We do not intend to apply for listing of the dollar exchange notes on any securities exchange or automated quotation system.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture governing the notes and the supplemental indentures thereto, which we refer to collectively as the “indenture.” In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should consider carefully the risk factors beginning on page 13 of this prospectus before participating in the exchange offers.
Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2016.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or this offering that is not contained in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are offering to exchange the outstanding notes for the exchange notes only in places where the exchange offers are permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of any document incorporated by reference herein. This prospectus will be updated as required by law.
This prospectus contains summaries of the terms of several material documents. These summaries include the terms that we believe to be material, but we urge you to review these documents in their entirety. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of that person, a copy of any and all of this information. Requests for copies should be directed to Investor Relations. Our telephone number is (302) 773-2263. You should request this information at least five business days in advance of the date on which you expect to make your decision with respect to the exchange offers. In any event, you must request this information prior to            , 2016, in order to receive the information prior to the expiration of the exchange offers.
i

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We and the guarantors have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-4 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, the guarantors or the exchange notes, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and we file reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).
Under the terms of the indenture relating to the notes, we have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the trustee and holders of the notes the information specified therein in the manner specified therein. See “Description of the Notes.”
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING DISCLOSURE
This prospectus contains “forward-looking statements,” within the meaning of the federal securities law, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and in the section titled, “Risk Factors.”
Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Chemours’ control. Important factors that may materially affect such forward-looking statements and projections include:
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Fluctuations in energy and raw material prices;

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Failure to develop and market new products and optimally manage product life cycles;

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Our substantial indebtedness and availability of borrowing facilities, including access to our revolving credit facilities;

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Uncertainty regarding the availability of additional financing in the future, and the terms of such financing;

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Negative rating agency actions;

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Significant litigation and environmental matters, including indemnifications we were required to assume;

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Failure to appropriately manage process safety and product stewardship issues;

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Changes in laws and regulations or political conditions;

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Global economic and capital markets conditions, such as inflation, interest and currency exchange rates, and commodity prices, as well as regulatory requirements;

ii

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Currency related risks;

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Business or supply disruptions and security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters;

•
Ability to protect, defend and enforce Chemours’ intellectual property rights;

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Increased competition and increasing consolidation of our core customers;

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Changes in relationships with our significant customers and suppliers;

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Significant or unanticipated expenses, including but not limited to litigation or legal settlement expenses;

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Our ability to predict, identify and interpret changes in consumer preference and demand;

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Our ability to realize the expected benefits of the separation;

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Our ability to complete proposed divestitures or acquisitions and our ability to realize the expected benefits of acquisitions if they are completed;

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Our ability to deliver cost savings as anticipated, whether or not on the timelines proposed;

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Our ability to pay or the amount of any dividend; and

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Disruptions in our information technology networks and systems.

Additionally, there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on our business. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.
MARKET AND INDUSTRY DATA
Although we are responsible for all of the disclosures contained in this prospectus, this prospectus contains industry, market and competitive position data and forecasts that are based on industry publications and studies conducted by third parties. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. The industry forward-looking statements included in this prospectus may be materially different from actual results.
USE OF TRADEMARKS
Ti-Pure™, Vantage™, Suva™, ISCEON™, Freon™, Opteon™, Teflon™, Tefzel™, Viton™, Krytox™, Formacel™, Dymel™, FM 200™, Nafion™, Capstone™, Virkon™ and Oxone™ are some of our trademarks. We also have a number of other registered trademarks, trade names and pending trademark applications related to our companies, brands, and brand concepts.
iii

SUMMARY
The following is a summary of material information discussed in this prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus carefully, including the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus. Unless the context otherwise requires, references in this prospectus to “The Chemours Company,” “The Chemours Company, LLC,” “Chemours,” “we,” “us,” “our” and “our company” refer to The Chemours Company and its consolidated subsidiaries. References in this prospectus to “DuPont” refers to E. I. du Pont de Nemours and Company, a Delaware corporation, and its consolidated subsidiaries (other than Chemours and its consolidated subsidiaries), unless the context otherwise requires.
Our Company
Chemours, a leading global provider of performance chemicals, began operating as an independent public company on July 1, 2015 (the “Distribution Date”) after separating from DuPont. We have three reporting segments: Titanium Technologies, Fluoroproducts and Chemical Solutions. Our products are key inputs into end-products and processes in a variety of industries. Our Titanium Technologies segment is the leading global producer of titanium dioxide (“TiO2”), a premium white pigment used to deliver whiteness, brightness, opacity and protection in a variety of applications. Our Fluoroproducts segment is a leading global provider of fluoroproducts, such as refrigerants and industrial fluoropolymer resins. Our Chemical Solutions segment is the leading North American provider of industrial and specialty chemicals used in gold production, oil refining, agriculture, industrial polymers and other industries. We operate 35 production facilities located in 11 countries and serve more than 5,000 customers across a wide range of end markets in more than 130 countries. For more information, see “Business.”
Separation and Distribution
General
On October 24, 2013, DuPont announced its intention to separate (the “separation”) its Performance Chemicals segment, which included its Titanium Technologies, Fluoroproducts and Chemical Solutions businesses, from the other businesses of DuPont, which comprised its Agriculture, Electronics & Communications, Industrial Biosciences, Nutrition & Health, Performance Materials and Safety & Protection segments (the “DuPont Businesses”). The distribution qualified as a tax free transaction for United States federal income tax purposes, subject to certain conditions (see “Risk Factors—Risk Related to Separation”).
In furtherance of this plan, on July 1, 2015, DuPont distributed all of the issued and outstanding shares of Chemours common stock to DuPont stockholders, as of June 23, 2015, the record date for the distribution (the “distribution”). As a result of the distribution, Chemours became an independent, publicly traded company effective July 1, 2015. We refer to the separation and distribution transactions together as the “separation and distribution.”
Chemours’ Post-Separation Relationship with DuPont
Chemours entered into a Separation Agreement with DuPont (the “Separation Agreement”) effective on July 1, 2015, which contains the principles governing the internal reorganization of DuPont and Chemours. In connection with the separation and distribution, Chemours entered into various other agreements to effect the separation and distribution and provide a framework for its relationship with DuPont after the separation and distribution. These other agreements included a Transition Services Agreement (the “Transition Services Agreement”), a Tax Matters Agreement (the “Tax Matters Agreement”), an Employee Matters Agreement (the “Employee Matters Agreement”), an Intellectual Property Cross-License Agreement (the “Intellectual Property Cross-License Agreement”) and certain manufacturing and supply arrangements. These agreements provide for the allocation between Chemours and DuPont of DuPont’s and Chemours’ assets, employees, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after Chemours’ separation from DuPont, and govern certain relationships between Chemours and DuPont after the separation and distribution. For additional information regarding the Separation Agreement and other transaction agreements, see “Risk Factors—Risks Related to the Separation.”
Indemnification Obligations to DuPont
In connection with the separation, we were required to assume, and indemnify DuPont for, certain liabilities, including, among others, certain environmental liabilities and specified litigation liabilities. Most of our indemnification obligations to DuPont are uncapped, and include, among other items, associated defense costs, settlement amounts and judgments. Payments pursuant to these indemnities may be significant and could negatively impact our business. Each of these risks could negatively affect our business, financial condition, results of operations and cash flows. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Environmental Matters,” “Risk Factors—Risks Related to the Business” and “Index to Consolidated Financial Statements—Notes to the Consolidated Financial Statements.”
Corporate Information
Chemours was organized in the state of Delaware on February 18, 2014 as Performance Operations, LLC, changed its name to The Chemours Company, LLC on April 15, 2014, and was converted from a limited liability company to a Delaware corporation on April 30, 2015. The address of Chemours’ principal executive offices is 1007 Market Street, Wilmington, DE 19899. Chemours’ telephone number at that address is (302) 773-1000.

The Exchange Offers
On May 12, 2015, we completed the private offerings of the outstanding notes. We entered into a registration rights agreement in connection with the private offerings, in which we agreed, among other things, to file the registration statement of which this prospectus is a part. The following is a summary of the exchange offers. For more information please see “The Exchange Offers.” The “Description of the Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.
Securities Offered:
•
$1,350,000,000 aggregate principal amount of 6.625% Senior Notes due 2023;

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$750,000,000 aggregate principal amount of 7.000% Senior Notes due 2025; and

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€360,000,000 aggregate principal amount of 6.125% Senior Notes due 2023.

The Exchange Offers:
The exchange notes are being offered in exchange for a like principal amount of outstanding notes. The exchange offers will remain in effect for a limited time. We will accept any and all outstanding notes validly tendered and not withdrawn prior to 11:59 p.m., New York City time, on            , 2016.
Holders may tender some or all of their outstanding notes pursuant to the exchange offers. However, dollar outstanding notes may be tendered only in minimum denominations equal to $2,000 and integral multiples of $1,000 in excess thereof, and euro outstanding notes may be tendered only in minimum denominations of  €100,000 and integral multiples of  €1,000 in excess thereof. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:
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the exchange notes bear different CUSIP and ISIN numbers than the outstanding notes; and

•
the exchange notes have been registered under the Securities Act and will not bear any legend restricting their transfer; and after the exchange offers are completed, holders of outstanding notes will no longer be entitled to any exchange or registration rights with respect to their outstanding notes. See “Description of the Notes.”

Resale:
Based upon interpretations by the Staff of the SEC set forth in no-action letters issued to unrelated third-parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:
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are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

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are a broker-dealer who purchased the notes directly from us for resale under Rule 144A, Regulation S or any other available exemption under the Securities Act;

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acquired the exchange notes other than in the ordinary course of your business;

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have an arrangement with any person to engage in the distribution of the exchange notes; or

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are prohibited by law or policy of the SEC from participating in the exchange offers.

However, we have not submitted a no-action letter, and there can be no assurance that the SEC will make a similar determination with respect to the exchange offers. Furthermore, in order to participate in the exchange offers, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.
Amendments:
We reserve the right, in our sole discretion, to amend the exchange offers in any manner. If the exchange offers are amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the holders of outstanding notes. In the event of a material change in the exchange offers, including the waiver of a material condition, we will extend the exchange offers so that at least five business days remain in the exchange offers following notice of the material change.
Expiration Date:
The exchange offers will expire at 11:59 p.m., New York City time, on            , 2016, unless we decide to extend them. We do not currently intend to extend the expiration date.
Conditions to the Exchange Offers:
The exchange offers are subject to the conditions described in “The Exchange Offers—Conditions to the Exchange Offers,” including if we determine in our reasonable judgment, that:
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the exchange offers violate applicable law or any applicable interpretation of the staff of the SEC;

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an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offers or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or

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all governmental approvals that we deem necessary for the consummation of the exchange offers have not been obtained.

Subject to the requirements of applicable law, we reserve the right, in our sole discretion, to waive any and all conditions of the exchange offers.
Each holder of outstanding notes will also be required to represent to us that:
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it has full power and authority to tender, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of such tendered outstanding notes, and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim; and
•
exchange notes acquired in the exchange offers will be obtained in the ordinary course of business of the holder, that the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such exchange notes, that the holder is not an “affiliate” of us within the meaning of Rule 405 under the Securities Act and that if the holder or the person receiving such exchange notes, whether or not such person is the holder, is not a broker-dealer, the holder represents that it is not engaged in, and does not intend to engage in, a distribution of exchange notes.

Procedures for Tendering Outstanding Notes:
We have forwarded to you, along with this prospectus, a letter of transmittal relating to the exchange offers. All holders who exchange their outstanding notes for exchange notes in accordance with the procedures outlined below will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the letter of transmittal.
To tender in the exchange offers, a holder must comply with the following procedures, as applicable:
Procedures for Dollar Outstanding Notes: To participate in the exchange offers, you must properly complete and duly execute a letter of transmittal, which accompanies this prospectus, and transmit it, along with all other documents required by such letter of transmittal, to the applicable exchange agent on or before the expiration date at the address provided on the cover page of the letter of transmittal.
In the alternative, you can tender your dollar outstanding notes by following the automatic tender offer program, or ATOP, procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form, as described in this prospectus.
Procedures for Euro Outstanding Notes: To participate in the exchange offers you need not submit a letter of transmittal. However, in order for a tender to be considered valid, a holder of euro outstanding notes must deliver an electronic confirmation of acceptance of the exchange offer to Euroclear Bank S.A./N.V., as operator of the Euroclear system, which we refer to as Euroclear, or Clearstream Banking S.A., which we refer to as Clearstream, on or before 5:00 p.m., New York City time, on the expiration date of the exchange offers.

For more details, please read “The Exchange Offers— Procedures for Tendering” and “The Exchange Offers— Book-Entry Transfer.”
Guaranteed Delivery Procedures
(Dollar Outstanding Notes Only):
If a holder of dollar outstanding notes desires to tender such notes and the holder’s dollar outstanding notes are not immediately available, or time will not permit the holder’s dollar outstanding notes or other required documents to reach the applicable exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected pursuant to the guaranteed delivery procedures described in this prospectus.
For more details, please read “The Exchange Offers— Guaranteed Delivery Procedures.”
Special Procedures for Beneficial
Owners:
If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.
Withdrawal Rights:
You may withdraw your tender of outstanding notes at any time prior to the 11:59 p.m., New York City time, on the expiration date of the exchange offers. Please read “The Exchange Offers—Withdrawal of Tenders.”
Acceptance of Outstanding Notes and Delivery of Exchange Notes:
Subject to customary conditions, we will accept outstanding notes that are properly tendered in the exchange offers and not withdrawn prior to the expiration date. The exchange notes will be delivered promptly following the expiration date.
Consequences of Failure to Exchange Outstanding Notes:
If you do not exchange your outstanding notes in the exchange offers, you will no longer be able to require us to register the outstanding notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

Interest on the Exchange Notes and the Outstanding Notes:
The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the outstanding notes. Holders whose outstanding notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on the outstanding notes.
Broker-Dealers:
Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”
U.S. Federal Income Tax
Considerations:
The exchange of outstanding notes for exchange notes pursuant to the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. Please read “U.S. Federal Income Tax Considerations.”

The Exchange Notes
The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued. The following summary is not intended to be a complete description of the terms of the exchange notes. For a more detailed description of the notes, see “Description of the Notes.”
Issuer:
The Chemours Company
Notes Offered:
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$1,350,000,000 aggregate principal amount of 6.625% Senior Notes due 2023 (the “2023 dollar exchange notes”);

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$750,000,000 aggregate principal amount of 7.000% Senior Notes due 2025 (the “2025 dollar exchange notes”); and

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€360,000,000 aggregate principal amount of 6.125% Senior Notes due 2023 (the “euro exchange notes”).

Maturity Dates:
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The 2023 dollar exchange notes will mature on May 15, 2023.

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The 2025 dollar exchange notes will mature on May 15, 2025.

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The euro exchange notes will mature on May 15, 2023.

Interest:
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Interest on the 2023 dollar exchange notes will accrue at a rate of 6.625% per annum, payable semi-annually in arrears on May 15 and November 15 of each year.

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Interest on the 2025 dollar exchange notes will accrue at a rate of 7.000% per annum, payable semi-annually in arrears on May 15 and November 15 of each year.

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Interest on the euro exchange notes will accrue at a rate of 6.125% per annum, payable semi-annually in arrears on May 15 and November 15 of each year.

Guarantees:
The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured unsubordinated basis by each of our existing and future direct and indirect 100% owned domestic restricted subsidiaries that (a) incurs or guarantees indebtedness under our Senior Secured Credit Facilities (as defined herein) or (b) guarantees other indebtedness of Chemours or any guarantor in an aggregate principal amount in excess of  $75 million. The guarantees of the exchange notes will rank equally with all other senior indebtedness of the guarantors. None of our foreign subsidiaries or holding companies thereof will guarantee the exchange notes and no foreign subsidiaries or such holding companies are expected to guarantee the exchange notes in the future. The guarantees are subject to release under specified circumstances. See “Description of the Notes—Guarantees.”

Ranking:
The exchange notes and the guarantees thereof will be our and the guarantors’ senior obligations and will be:
•
effectively subordinated to any of our and the guarantors’ existing or future secured indebtedness (including existing and future obligations under the Senior Secured Credit Facilities) to the extent of the value of the collateral securing such secured indebtedness;

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structurally subordinated to all existing and future liabilities, including trade payables, of each of our non-guarantor subsidiaries;

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pari passu in right of payment with all of our and the guarantors’ existing and future senior unsecured indebtedness; and

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senior in right of payment to all of our and the guarantors’ existing and future subordinated indebtedness.

For the year ended December 31, 2015, our guarantor subsidiaries in the aggregate accounted for $4,067 million of our revenue (including intercompany revenue) and $620 million of our net loss; and our non-guarantor subsidiaries in the aggregate accounted for $3,200 million of our revenue (including intercompany revenue) and $600 million of our net income.
At December 31, 2015, our guarantor subsidiaries had aggregate assets of  $4,046 million and our non-guarantor subsidiaries had aggregate assets of  $2,765 million. At December 31, 2015, our non-guarantor subsidiaries had $2,050 million of indebtedness and other liabilities, including trade and intercompany payables.
As of December 31, 2015, we had approximately $4,014 million of indebtedness. At December 31, 2015, together with the guarantors, we had approximately $1,493 million of senior secured indebtedness outstanding, and had an additional $750 million of unutilized capacity under the Revolving Credit Facility (as defined herein), all of which would be senior secured indebtedness.
Optional Redemption:
At any time prior to May 15, 2018, we may redeem all or a part of the 2023 dollar exchange notes and/or the euro exchange notes, at a redemption price equal to 100% of the principal amount of such series of exchange notes redeemed plus the applicable “make-whole” premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption.
Additionally, until May 15, 2018, we may redeem up to 35% of the original amount of 2023 dollar exchange notes at any time and from time to time with the net cash proceeds of one or more Equity Offerings (as defined herein) at a price equal to 106.625% of the principal amount of such series of exchange notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.
Additionally, until May 15, 2018, we may redeem up to 35% of the original amount of the euro exchange notes at any time and from time to time with the net cash proceeds of one or more Equity Offerings at a price equal to 106.125% of the principal amount of such series of exchange notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.
On and after May 15, 2018, we may redeem the 2023 dollar exchange notes and the euro exchange notes, in whole or in part, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.
On and after May 15, 2020, we may redeem the 2025 dollar exchange notes, in whole or in part, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.
In addition, we may, in certain circumstances, redeem the euro exchange notes at 100% of the principal amount of such euro exchange notes in connection with certain changes in, amendments to, or application or interpretation of, the tax laws, regulations or rulings of the United States.
See “Description of the Notes—Optional Redemption.”
Offer to Repurchase upon Change of Control:
Upon the occurrence of a change of control, unless we have exercised our right to optionally redeem the exchange notes, each holder of exchange notes will have the right to require us to purchase all or a portion of such holder’s exchange notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of exchange notes on the relevant record date to receive interest due on the relevant interest payment date.
Certain Covenants:
The exchange notes will be issued under an indenture that will contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
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incur or permit to exist certain liens;

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sell, transfer or otherwise dispose of assets;

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consolidate, amalgamate, merge or sell all or substantially all of our assets;

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enter into transactions with affiliates;

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enter into agreements restricting our subsidiaries’ ability to pay dividends;

•
incur additional indebtedness;

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pay dividends or make other distributions or repurchase or redeem our capital stock;

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prepay, redeem or repurchase certain debt; and

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make loans and investments.

However, these covenants are subject to a number of important limitations and exceptions. See “Description of the Notes—Certain Covenants.”
Many of these covenants will be suspended and cease to apply to the notes if, on any date following the issue date, the notes are rated at a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized rating agency. See “Description of the Notes—Certain Covenants.”
Exchange Agent:
U.S. Bank National Association, the trustee, which we refer to as the “trustee” under the indenture governing the notes, or the “indenture,” is serving as exchange agent for the dollar notes. Elavon Financial Services Limited, the registrar and transfer agent under the indenture, is serving as exchange agent for the euro notes.
Use of Proceeds:
We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”
Fees and Expenses:
We will bear all expenses related to the exchange offers. See “Exchange Offers—Fees and Expenses.”
Registration Rights:
We entered into a registration rights agreement in connection with the issuances of the outstanding notes. We intend to satisfy our obligations under the registration rights agreement by completing the exchange offers. The exchange notes will have substantially identical terms to the outstanding notes, except the exchange notes will be registered under the Securities Act and will not have registration rights or the related additional interest provisions. After the exchange offers are completed, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.
Risk Factors:
See “Risk Factors” and the other information in this prospectus for a discussion of some of the factors you should carefully consider before participating in the exchange offers.
Listing:
We intend to apply to the Irish Stock Exchange for the euro exchange notes to be admitted to the Official List of the Irish Stock Exchange and traded on the Global Exchange Market. We do not intend to apply for listing of the dollar exchange notes on any securities exchange or automated quotation system.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
The following table presents Chemours’ summary historical consolidated financial data. The summary historical consolidated financial data as of December 31, 2015, 2014 and 2013 are derived from audited information contained in Chemours’ Consolidated Financial Statements included elsewhere in this prospectus. The summary historical consolidated financial data as of and for the year ended December 31, 2012 are derived from Chemours’ audited consolidated financial statements and the summary historical consolidated financial data as of and for the year ended December 31, 2011 are derived from Chemours’ unaudited consolidated financial statements that are not included in this prospectus.
The summary historical consolidated financial data for the periods ended December 31, 2011 through 2014 and for the first six months of the year ended December 31, 2015 include certain expenses of DuPont that were allocated to Chemours for certain corporate functions including information technology, research and development, finance, legal, insurance, compliance and human resources activities. These costs may not be representative of the future costs Chemours will incur as an independent, publicly traded company. In addition, Chemours’ historical financial information does not reflect changes that Chemours expects to experience in the future as a result of Chemours’ separation and distribution from DuPont, including changes in Chemours’ cost structure, personnel needs, tax structure, capital structure, financing and business operations. Consequently, the financial information included here may not necessarily reflect what Chemours’ financial position, results of operations and cash flows would have been had it been an independent, publicly traded company during the periods presented. Accordingly, these historical results should not be relied upon as an indicator of Chemours’ future performance.
Certain reclassifications of prior years’ data have been made to conform to the current year’s presentation, primarily relating to the early adoption of balance sheet classification of deferred taxes discussed in Note 3 to the Consolidated Financial Statements included elsewhere in this prospectus.
For a better understanding, this section should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and accompanying notes included elsewhere in this prospectus.
	Year ended December 31,
(Dollars in millions)	2015	2014	2013	2012	2011 (unaudited)
Summary of operations:
Net sales	$5,717	$6,432	$6,859	$7,365	$7,972
(Loss) income before income taxes	$(188)	$550	$576	$1,485	$1,907
(Benefit from) provision for income taxes	$(98)	$149	$152	$427	$474
Net (loss) income attributable to Chemours	$(90)	$400	$423	$1,057	$1,431
Financial position as period end:
Working capital(1)	$835	$543	$474	$601	$585
Total assets	$6,298	$5,959	$5,580	$5,309	$5,242
Borrowings and capital lease obligations, net(2)	$3,954	$1	$1	$1	$2
General:
Purchases of property, plant and equipment	$519	$604	$438	$432	$355
Depreciation and amortization	$267	$257	$261	$266	$272

(1)
Current assets minus current liabilities.

(2)
Amount as of December 31, 2015 includes unamortized debt issuance costs of  $60 million.

RISK FACTORS
You should carefully consider the risks described below before participating in the exchange offers. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment in the notes.
Risks Related to the Exchange Offers
You may have difficulty selling the outstanding notes that you do not exchange.
If you do not exchange your outstanding notes for exchange notes in the exchange offers, you will continue to be subject to the restrictions on transfer of your outstanding notes described in the legend on your outstanding notes. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the registration rights agreement, we do not intend to register the outstanding notes under the Securities Act. The tender of outstanding notes under the exchange offers will reduce the total outstanding principal amount of the outstanding notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding notes that you continue to hold following completion of the exchange offers. See “The Exchange Offers—Effect of Not Tendering.”
There is no public market for the exchange notes, and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.
The exchange notes are a new issue of securities for which there is no existing trading market. Accordingly, we cannot assure you that a liquid market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell the exchange notes will be favorable.
We intend to apply to the Irish Stock Exchange for the euro exchange notes to be admitted to the Official List of the Irish Stock Exchange and traded on the Global Exchange Market. We do not intend to apply for listing of the dollar exchange notes on any securities exchange or automated quotation system. The liquidity of any market for the exchange notes will depend on a number of factors, including:
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the number of holders of exchange notes;

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our operating performance and financial condition;

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our ability to complete the offers to exchange the outstanding notes for the exchange notes;

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the market for similar securities;

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the interest of securities dealers in making a market in the exchange notes; and

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prevailing interest rates.

We understand that one or more of the initial purchasers of the outstanding notes presently intend to make a market in the exchange notes.
However, they are not obligated to do so, and any market-making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offers or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the exchange notes or that any trading market that does develop will be liquid.
You must comply with the exchange offers procedures in order to receive new, freely tradable exchange notes.
Delivery of exchange notes in exchange for outstanding notes tendered and accepted for exchange pursuant to the exchange offers will be made only after timely receipt by the applicable exchange agent of book-entry transfer of outstanding notes into the applicable exchange agent’s account at DTC, Euroclear or Clearstream, as appropriate, including an agent’s message (as defined herein). We are not required to notify you of defects or irregularities in tenders of outstanding notes for exchange. Outstanding notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offers, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offers, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offers—Procedures for Tendering” and “The Exchange Offers—Effect of Not Tendering.”
Some holders who exchange their outstanding notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction. If you exchange your outstanding notes in the exchange offers for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
Risks Related to Our Indebtedness and the Notes
Our significant indebtedness could adversely affect our financial condition, and we could have difficulty fulfilling our obligations under our indebtedness, including our obligations under the notes, which may have a material adverse effect on us.
As of December 31, 2015, we had approximately $4.0 billion of indebtedness. At December 31, 2015, together with the guarantors, we had approximately $1.5 billion of senior secured indebtedness outstanding, and had an additional $1.0 billion of capacity under the Revolving Credit Facility, all of which was senior secured indebtedness. In February 2016, we entered into an amendment to our Revolving Credit Facility which reduced its capacity to $750 million. Our significant level of indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness. The level of our indebtedness could have other important consequences on our business, including:
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making it more difficult for us to satisfy our obligations with respect to indebtedness;

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increasing our vulnerability to adverse changes in general economic, industry and competitive conditions;

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requiring us to dedicate a significant portion of our cash flow from operations to make payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital and other general corporate purposes;

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limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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restricting us from capitalizing on business opportunities;

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placing us at a competitive disadvantage compared to our competitors that have less debt;

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limiting our ability to borrow additional funds for working capital, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes;

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limiting our ability to enter into certain commercial arrangements because of concerns of counterparty risks; and

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limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors that have less debt.

The occurrence of any one or more of these circumstances could have a material adverse effect on us.
Despite our significant level of indebtedness, we may be able to incur substantially more debt and enter into other transactions which could further exacerbate the risks to our financial condition described above.
Notwithstanding our significant level of indebtedness, we may be able to incur significant additional indebtedness in the future, including additional secured indebtedness that would be effectively senior to the notes (including up to $750 million of available capacity under the Revolving Credit Facility pursuant to the February 2016 amendment). Although the indenture that governs the notes and the credit agreement that governs the Senior Secured Credit Facilities contain restrictions on our ability to incur additional indebtedness and to enter into certain types of other transactions, these restrictions are subject to a number of significant qualifications and exceptions. Additional indebtedness incurred in compliance with these restrictions, including secured indebtedness, could be substantial. These restrictions also do not prevent us from incurring obligations, such as trade payables, that do not constitute indebtedness as defined under our debt instruments. To the extent such new debt is added to our current debt levels, the substantial leverage risks described in the immediately preceding risk factor would increase.
We may need additional capital in the future and may not be able to obtain it on favorable terms.
Our industry is capital intensive, and we may require additional capital in the future to finance our growth and development, implement further marketing and sales activities, fund ongoing research and development activities and meet general working capital needs. Our capital requirements will depend on many factors, including acceptance of and demand for our products, the extent to which we invest in new technology and research and development projects, and the status and timing of these developments, as well as general availability of capital from debt and/or equity markets.
However, debt or equity financing may not be available to us on terms we find acceptable, if at all. Also, regardless of the terms of our debt or equity financing, our agreements and obligations under the Tax Matters Agreement may limit our ability to issue stock. For a more detailed discussion, see “—We agreed to numerous restrictions to preserve the tax-free treatment of the transactions in the United States, which may reduce our strategic and operating flexibility.” If we are unable to raise additional capital when needed, our financial condition could be materially and adversely affected.
Additionally, our failure to maintain the credit ratings on our debt securities, including the notes, could negatively affect our ability to access capital and could increase our interest expense on future indebtedness. We expect the credit rating agencies to periodically review our capital structure and the quality and stability of our earnings. Deterioration in our capital structure or the quality and stability of our earnings could result in a downgrade of the credit ratings on our debt securities. Any negative rating agency actions could constrain the capital available to us, reduce or eliminate available borrowing to us and could limit our access to and/or increase the cost of funding our operations. If, as a result, our ability to access capital when needed becomes constrained, our interest costs could increase, which could have material adverse effect on our results of operations, financial condition and cash flows.
Our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly.
Our borrowings under the Senior Secured Credit Facilities are at variable rates and expose us to interest rate risk. As a result, if interest rates increase, our debt service obligations under the Senior Secured Credit Facilities or other variable rate debt would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. As of December 31, 2015, we had approximately $1.5 billion of our outstanding debt at variable interest rates.
We may be unable to service our indebtedness, including the notes.
Our ability to make scheduled payments on and to refinance our indebtedness, including the notes, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors (many of which are beyond our control), including the availability of financing in the international banking and capital markets. We cannot be certain that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the notes, to refinance our debt or to fund our other liquidity needs.
If we are unable to meet our debt service obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the notes. Failure to successfully restructure or refinance our debt could cause us to default on our debt obligations and would impair our liquidity. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.
Moreover, in the event of a default of our debt service obligations, the holders of the applicable indebtedness, including the notes and the Senior Secured Credit Facilities, could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. We cannot be certain that our assets or cash flows would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. First, a default in our debt service obligations in respect of the notes would result in a cross default under the Senior Secured Credit Facilities. The foregoing would permit the lenders under the Revolving Credit Facility to terminate their commitments thereunder and cease making further loans, and would allow the lenders under the Senior Secured Credit Facilities to declare all loans immediately due and payable and to institute foreclosure proceedings against their collateral, which could force us into bankruptcy or liquidation. Second, any event of default or declaration of acceleration under the Senior Secured Credit Facilities or any other agreements relating to our outstanding indebtedness under which the total amount of outstanding indebtedness exceeds $100 million could also result in an event of default under the indenture governing the notes, and any event of default or declaration of acceleration under any other of our outstanding indebtedness may also contain a cross-default provision. Any such default, event of default or declaration of acceleration could materially and adversely affect our results of operation and financial condition.
The agreements governing our indebtedness will restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.
The agreements governing our indebtedness, including the notes, contain, and the agreements governing future indebtedness and future debt securities may contain, significant restrictive covenants and, in the case of the Revolving Credit Facility, financial maintenance covenants that will limit our operations, including our ability to engage in activities that may be in our long-term best interests. These restrictive covenants may limit us, and our restricted subsidiaries, from taking, or give rights to the holders of our indebtedness in the event of, the following actions:
•
incurring additional indebtedness and guaranteeing indebtedness;

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paying dividends or making other distributions in respect of, or repurchasing or redeeming, our capital stock;

•
making acquisitions or other investments;

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prepaying, redeeming or repurchasing certain indebtedness;

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selling or otherwise disposing of assets;

•
selling stock of our subsidiaries;

•
incurring liens;

•
entering into transactions with affiliates;

•
entering into agreements restricting our subsidiaries’ ability to pay dividends;

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entering into transactions that result in a change of control of us; and

•
consolidating, merging or selling all or substantially all of our assets.

Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of some or all of our indebtedness, which could lead us to bankruptcy, reorganization or insolvency.

If the notes are rated investment grade at any time by Moody’s and Standard & Poor’s, most of the restrictive covenants and corresponding events of default contained in the indenture governing the notes will be suspended.
If, at any time, the credit rating on the notes, as determined by Moody’s Investors Service and Standard & Poor’s Ratings Services, equals or exceeds Baa3 (or the equivalent), or BBB- (or the equivalent), respectively, or any equivalent replacement ratings, we will no longer be subject to most of the restrictive covenants and corresponding events of default contained in the indenture. Any restrictive covenants or corresponding events of default that cease to apply to us as a result of achieving these ratings will be restored if one or both of the credit ratings on the notes later falls below these thresholds. However, during any period in which these restrictive covenants are suspended, we may incur other indebtedness, make restricted payments and take other actions that would have been prohibited if these covenants had been in effect. If the restrictive covenants are later restored, the actions taken while the covenants were suspended will not result in an event of default under the indenture even if it would constitute an event of default at the time the covenants are restored. Accordingly, if these covenants and corresponding events of default are suspended, you will have less credit protection than you will at the time the notes are issued.
Our subsidiaries own substantially all of our assets and conduct substantially all of our operations.
Repayment of our debt, including required principal and interest payments on the notes, is dependent on cash flow generated by our subsidiaries, which may be subject to limitations beyond our control. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and (if they are not guarantors of the notes) their ability to make such cash available to us, by dividend, debt repayment or otherwise.
Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available to us or the guarantors for that purpose. Our non-guarantor subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each non-guarantor subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our non-guarantor subsidiaries. While limitations on our subsidiaries restrict their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions.
In the event that we are unable to receive distributions from subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.
The notes are unsecured and effectively junior to our secured indebtedness, including borrowings under the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such secured indebtedness.
The obligations under the notes are unsecured and are effectively junior to our secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. Borrowings under the Senior Secured Credit Facilities are secured by substantially all of the assets of the issuer and any existing and future guarantors, including all of the capital stock of each wholly-owned material restricted subsidiary held by the issuer or any guarantor, subject to customary limitations on the pledge of voting capital stock of material restricted subsidiaries that are “controlled foreign corporations” or foreign subsidiary holding companies and other customary exceptions.
The notes are effectively subordinated to all such secured indebtedness to the extent of the value of that collateral. If an event of default occurs under the Senior Secured Credit Facilities, the holders of such senior secured indebtedness will have a prior right to our assets, to the exclusion of the holders of the notes, even if we are in default with respect to the notes. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by them (including all amounts outstanding under the Senior Secured Credit Facilities), resulting in all or a portion of our assets being unavailable to satisfy the claims of the holders of the notes and other unsecured indebtedness. Therefore, in the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of the notes will participate in our remaining assets ratably with each other and with all holders of our unsecured indebtedness that is deemed to be of the same class as such notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of such notes may receive less, ratably, than holders of secured indebtedness.
At December 31, 2015, together with the guarantors, we had approximately $1,493 million of senior secured indebtedness outstanding, and had an additional $750 million of unutilized capacity under the Revolving Credit Facility. The notes and the related guarantees rank effectively junior to such outstanding indebtedness to the extent of the value of the collateral securing such outstanding indebtedness. In addition to the unutilized capacity under the Revolving Credit Facility, the definitive documentation for the Senior Secured Credit Facilities permit us to incur incremental indebtedness, which may be secured, subject to certain limits and conditions set forth in the definitive documentation for the Senior Secured Credit Facilities. The obligations under the notes are effectively junior to any additional secured indebtedness we may incur to the extent of the value of the collateral securing such indebtedness. The indenture that governs the notes also permits us to incur additional secured indebtedness, which could be substantial.
Claims of holders of the notes will be structurally subordinated to claims of creditors of certain of our subsidiaries that will not guarantee the notes.
The notes are not guaranteed by certain of our existing and future subsidiaries. The notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured unsubordinated basis by each of our existing and future direct and indirect domestic restricted subsidiaries that (a) incurs or guarantees any indebtedness under our Senior Secured Credit Facilities or (b) guarantees other indebtedness of Chemours or any guarantor in an aggregate principal amount in excess of  $75 million. Only our existing domestic subsidiaries that guarantee indebtedness under the Senior Secured Credit Facilities have initially guaranteed the notes. Claims of holders of the notes are structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors, and will not be satisfied from the assets of these non-guarantor subsidiaries until their creditors are paid in full.
For the year ended December 31, 2015, our guarantor subsidiaries in the aggregate accounted for $4,067 million of our revenue (including intercompany revenue) and $620 million of our net loss; and our non-guarantor subsidiaries in the aggregate accounted for $3,200 million of our revenue (including intercompany revenue) and $600 million of our net income.
At December 31, 2015, our guarantor subsidiaries had aggregate assets of  $4,046 million and our non- guarantor subsidiaries had aggregate assets of  $2,765 million. At December 31, 2015, our non-guarantor subsidiaries had $2,050 million of indebtedness and other liabilities, including trade and intercompany payables.
As of December 31, 2015, we had approximately $4,014 million of indebtedness. At December 31, 2015, together with the guarantors, we had approximately $1,493 million of senior secured indebtedness outstanding, and had an additional $750 million of unutilized capacity under the Revolving Credit Facility, all of which was senior secured indebtedness.
In addition, the guarantee of a guarantor will be released in connection with a transfer of such guarantor in a transaction not prohibited by the indenture that will govern the notes or upon certain other events described in “Description of the Notes—Guarantees.”
Federal and state statutes may allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and/or require holders of the notes to return payments received from us.
All of the net proceeds from the offering of the notes were distributed to DuPont. The incurrence of indebtedness evidenced by the notes and the making of the distribution are subject to review under relevant state and federal fraudulent conveyance statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of our creditors. Under these statutes, the notes and the guarantees could be voided, or claims in respect of the notes and the guarantees could be subordinated to all of our other debt if a court were to find at the time the notes were issued that we:
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were insolvent or rendered insolvent by reason of such indebtedness;

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were engaged in, or about to engage in, a business or transaction for which our remaining assets constituted unreasonably small capital; or

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intended to incur, or believed that we would incur, debts beyond our ability to repay such debts as they mature.

A court might also void the issuance of the notes or a guarantee, without regard to the above factors, if the court found that we issued the notes or the guarantors entered into the applicable guaranty with actual intent to hinder, delay or defraud our or their respective creditors.
If a court were to void the issuance of the notes or the guarantees, you would no longer have a claim against us or the guarantors. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors or, with respect to the notes, any guarantee.
In addition, any payment by us pursuant to the notes made at a time when we were subsequently found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the noteholders more than such noteholders would have received in a liquidation under Title 11 of the U.S. Code, as amended (the “Bankruptcy Code”).
The measures of insolvency for purposes of these fraudulent and preferential transfer laws will vary depending upon the law applied in any proceeding. Generally, however, we would be considered insolvent if:
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the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all our assets;

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the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

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we could not pay our debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the indebtedness evidenced by the notes and the application of the proceeds therefrom, we are not insolvent, do not have unreasonably small capital for the business in which we are engaged and have not incurred debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard. The indenture that governs the notes offered hereby contains a “savings clause,” which limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due. Furthermore, in a case determined by the U.S. Bankruptcy Court in the Southern District of Florida, Official Committee of Unsecured Creditors of TOUSA, Inc. v Citicorp North America, Inc., the court held that a savings clause similar to the savings clause that will be included in the indenture governing the notes was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. The U.S. Court of Appeals for the Eleventh Circuit affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. If the TOUSA decision were followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.
Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holders of the notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

We may not be able to finance a change of control offer required by the indenture.
Upon a change of control, as defined under the indenture that will govern the notes, you will have the right to require us to offer to purchase all of the notes then outstanding at a price equal to 101% of the principal amount of such notes, plus accrued interest. In order to obtain sufficient funds to pay the purchase price of the outstanding notes, we expect that we would have to refinance the notes. We cannot assure you that we would be able to refinance the notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other debt, including debt under the Senior Secured Credit Facilities. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture.
We can enter into transactions like recapitalizations, reorganizations and other highly leveraged transactions that do not constitute a change of control but that could adversely affect the holders of the notes.
Certain important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the notes, constitute a “change of control” that would require us to repurchase the notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. Therefore, we could, in the future, enter into certain transactions, including acquisitions, reorganizations, refinancings or other recapitalizations, which would not constitute a change of control under the indenture that will govern the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.
Holders of notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of  “substantially all” of our assets.
The definition of change of control in the indenture that will govern the notes includes a phrase relating to the sale of  “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”
An active trading market for the exchange notes may not develop.
Once issued under an effective registration statement, we expect that the exchange notes generally will be permitted to be resold or otherwise transferred by each holder of the exchange notes with no need for further registration. However, each series of the exchange notes will constitute a new issue of securities with no established trading market. An active trading market for the exchange notes may not develop, or, in the case of non-exchanging holders of the notes, the trading market for the notes following the exchange offer may not continue to the same extent as prior to the exchange offer, or at all.
The Euro notes permit us to make payments in U.S. Dollars if we are unable to obtain Euro.
If the Euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the Euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then we will be entitled, until the Euro is again available to us or so used, to satisfy our payment obligations in respect of the Euro notes by making such payments in U.S. Dollars. The amount payable on any date in Euro will be converted into U.S. Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. Dollar/Euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the Euro notes so made in U.S. Dollars will not constitute an event of default under the Euro notes or the Indenture governing the Euro notes. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them.

Payments of judgments against Chemours or the guarantors on the Euro notes may not be in Euros.
In the event that court proceedings were brought in the United States against Chemours or the guarantors seeking enforcement in the United States of Chemours’ or the guarantors’ obligations under the notes or the guarantees, respectively, a U.S. federal court would award a judgment only in U.S. Dollars and a judgment of a court in the State of New York rendered in a currency other than the U.S. Dollar would be converted into U.S. Dollars at the rate of exchange prevailing on the date of entry of such judgment.
You may face foreign exchange risks or tax consequences as a result of investing in the Euro notes.
The Euro notes will be denominated and payable in Euros. If you are a U.S. investor, an investment in the Euro notes will entail foreign exchange-related risks due to, among other factors, possible significant changes in the value of the Euro relative to the U.S. Dollar because of economic, political and other factors over which we have no control. Depreciation of the Euro against the U.S. Dollar could cause a decrease in the effective yield of the Euro notes below their stated coupon rates and could result in a loss to you on a U.S. Dollar basis. Investing in the Euro notes by U.S. investors may also have important tax consequences.
No assurance can be given that the euro notes will be listed, or remain listed, on any exchange.
Application is expected to be made to have the euro notes listed on the Official List of the Irish Stock Exchange and to trade them on the Global Exchange Market of such exchange. However, we cannot assure you that we will obtain this listing and, even if the euro notes become listed on this exchange, the euro notes may be delisted and we would not be required to list them on any other exchange. If the euro notes are not listed on any exchange, the market price and liquidity of the euro notes may be adversely affected.
A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may adversely affect the market price or liquidity of the notes.
The notes will have a non-investment grade rating. We cannot assure you that such rating will remain for any given period of time or that such rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Credit ratings are not recommendations to purchase, hold or sell the notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. If the credit rating of the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.
Risks Related to Our Business
Conditions in the global economy and global capital markets may adversely affect our results of operations, financial condition, and cash flows.
Our business and operating results may in the future be adversely affected by global economic conditions, including instability in credit markets, declining consumer and business confidence, fluctuating commodity prices and interest rates, volatile exchange rates, and other challenges such as the changing financial regulatory environment that could affect the global economy. Our customers may experience deterioration of their businesses, cash flow shortages, and difficulty obtaining financing. As a result, existing or potential customers may delay or cancel plans to purchase products and may not be able to fulfill their obligations to us in a timely fashion. Further, suppliers could experience similar conditions, which could impact their ability to supply materials or otherwise fulfill their obligations to us. Because we have significant international operations, there are a large number of currency transactions that result from international sales, purchases, investments and borrowings. Also, our effective tax rate may fluctuate because of variability in geographic mix of earnings, changes in statutory rates, and taxes associated with repatriation of non-U.S. earnings. Future weakness in the global economy and failure to manage these risks could adversely affect our results of operations, financial condition and cash flows in future periods.
Market conditions, as well as global and regional economic downturns that adversely affect the demand for the end-use products that contain TiO2, fluoroproducts or our other products, could adversely affect the profitability of our operations and the prices at which we can sell our products, negatively impacting our financial results.
Our revenue and profitability is largely dependent on the TiO2 industry and the industries that are end users of our fluoroproducts. TiO2 and our fluoroproducts, such as refrigerants and resins, are used in many

“quality of life” products for which demand historically has been linked to global, regional and local GDP and discretionary spending, which can be negatively impacted by regional and world events or economic conditions. Such events are likely to cause a decrease in demand for our products and, as a result, may have an adverse effect on our results of operations and financial condition. The future profitability of our operations, and cash flows generated by those operations, will also be affected by the available supply of our products in the market.
Additionally, our profitability may be affected by the market for, and use of, by-products generated as part of our manufacturing processes. A significant decrease in the demand for such products could adversely impact our operations by increasing the cost of our products and reducing our profit margins.
If we are unable to execute our cost reduction plans successfully, our total operating costs may be greater than expected, which may adversely affect our profitability.
We have announced a transformation plan that includes a number of cost saving measures. We have implemented a number of these measures and have realized a portion of the anticipated benefits. While we continue to search for opportunities to reduce our costs and expenses to improve operating profitability without jeopardizing the quality of our products or the effectiveness of our operations, our success in achieving targeted cost and expense reductions depends upon a number of factors such as timing of execution, market condition, and regulatory and local requirements and approvals. If we do not successfully execute on our cost reduction initiatives or if we experience delays in completing the implementation of these initiatives, our results of operations or financial condition could be adversely affected.
The markets for many of our products have seasonally affected sales patterns.
The demand for TiO2, certain of our fluoroproducts and certain of our other products during a given year is subject to seasonal fluctuations. As a result of seasonal fluctuations, our operating cash flow may be negatively impacted due to demand fluctuations. In particular, because TiO2 is widely used in coatings, demand is higher in the painting seasons of spring and summer in the Northern Hemisphere. Because certain fluoroproducts are used in refrigerants, such products are in higher demand in the spring and summer. We may be adversely affected by anticipated or unanticipated changes in regional weather conditions. For example, poor weather conditions in a region can lead to an abbreviated painting season, which can depress consumer sales of paint products that use TiO2, which could have a negative effect on our cash position.
As we conduct a substantial percentage of our operations internationally, and may increase our presence in developing and other international markets, unforeseen or adverse changes in government policies, laws or certain geopolitical conditions and activities could adversely affect our financial results.
We have 35 production facilities, with operations primarily located in the United States, Canada, Mexico, Brazil, the Netherlands, Belgium, China, Japan, Taiwan, Switzerland, the United Kingdom, and France. Sales to customers outside the United States constituted about 57% of our 2015 revenue. We anticipate that international production and sales, including those activities in developing markets, will be a continued and increasingly important part of our business. For example, we use local contract manufacturing and joint venture partners in Asia and Latin America, more specifically China, Vietnam and Mexico, as sources of regional access, asset-light production (where possible) and sourcing partners that decrease the cost of materials and production for our Fluoroproducts segment. However, our ability to achieve these improved cost positions is dependent on our ongoing relationships in the region, including our ability to source materials in those relevant countries and those relationships may be materially affected by geopolitical factors and government actions, such as the enactment of import/export restrictions or other trade limitations. To the extent our regional production or sourcing arrangements in Asia and Latin America are disrupted, that disruption could have an adverse effect on our costs and materially impact our financial results. Sales from developing markets represented 25% of our 2015 revenue and our growth plans include focusing on our presence in developing markets, specifically markets in Asia, Eastern Europe and Latin America. While we believe these developing markets offer prospects for business growth, we also anticipate that such markets could be subject to more volatile economic, political and market conditions than other market areas in which we operate and, should changes in trade, monetary and fiscal policies, laws and regulations, or other activities of U.S. and non-U.S. governments, agencies and similar organizations have a negative effect on our sales to non-U.S. markets, our financial results could be affected adversely. In this regard, factors that could affect our sales, include, but are not limited to, changes in a country’s or region’s economic or political conditions, trade or other economic-based regulations, environmental regulations, including climate change-based regulations or legislation and regulations relating to the transport or shipment of hazardous materials, and policies affecting production, pricing and marketing of products, local labor conditions and regulations, reduced protection of intellectual property rights in some countries, changes in the regulatory or legal environment, restrictions on currency exchange activities, burdensome taxes and tariffs and other trade barriers or policies. The certainty, timing and enforcement of these regulations is less predictable in developing countries, adding a further element of uncertainty to business decisions including those related to long-term capital investment. For example, demand growth in Chemours HFO based products and blends is expected to be driven by country-specific legislation phasing down the usage of comparative HFC based products, based on compliance with and implementation of the Montreal Protocol or similar environmental regulations governing the use of HCFCs, HFCs and HFOs. While a number of countries in Asia and Eastern Europe in which we sell or market our products have enacted legislation or otherwise adopted programs to phase-down the usage of HFC refrigerants, the enforcement of such legislation and impact of such programs is uncertain and any delays in such implementation and enforcement could have an adverse effect on our sales and financial results. In Titanium Technologies, we believe that some local producers in China may be required to incur additional capital expenditures to meet recently enacted environmental standards for pollution abatement, which could exert pressure on competing regional producers in China utilizing the sulfate process.
Our reported results could be adversely affected by currency exchange rates and currency devaluation could impair our competitiveness.
Due to our international operations, we transact in many foreign currencies, including but not limited to the Euro, Brazilian real, Mexican peso and Japanese yen. As a result, we are subject to the effects of changes in foreign currency exchange rates. During times of a strengthening U.S. dollar, our reported net revenues and operating income will be reduced because the local currency will be translated into fewer U.S. dollars. During periods of local economic crisis, local currencies may be devalued significantly against the U.S. dollar, potentially reducing our margin. For example, unfavorable movement in the Euro has negatively impacted our results of operations since the second half of 2014, and the further decline of the Euro could affect future periods. From time to time, Chemours enters into forward exchange contracts and other financial contracts in an attempt to mitigate the impact of currency rate fluctuations. Currently, Chemours does not hedge on a transactional basis. There can be no assurance that any hedging action will lessen the adverse impact of a variation in currency rates. Also, actions to recover margins may result in lower volume and a weaker competitive position, which may have an adverse effect on our profitability. For example, in Titanium Technologies, a substantial portion of our manufacturing is located in the United States and Mexico, while our TiO2 is delivered to customers around the world. Furthermore, our ore cost is principally denominated in U.S. dollars. Accordingly, in periods when the U.S. dollar or Mexican Peso strengthen against other local currencies such as the Euro, our costs are higher relative to our competitors who operate largely outside of the United States, and the benefits we realize from having lower costs associated with our manufacturing process are reduced, impacting our profitability.
Failure to maintain effective internal controls could adversely affect our ability to meet our reporting requirements.
The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. One key aspect of the Sarbanes-Oxley Act is that we must perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, with auditor attestation of the effectiveness of our internal controls, beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2016. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our common shares could decline and we could be subject to penalties or investigations by the NYSE, the SEC or other regulatory authorities, which would require additional financial and management resources.
Effective internal controls are necessary for us to provide reasonable assurance with respect to our financial reports, and to effectively prevent fraud. Internal controls over financial reporting may not prevent or detect misstatements because of inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we cannot provide reasonable assurance with respect to our financial reports and effectively prevent fraud, our operating results could be harmed. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If we fail to maintain the effectiveness of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed, we could fail to meet our reporting obligations, and there could be a material adverse effect on our stock price.
The ongoing process of implementing internal controls in connection with our operation as a stand-alone company requires significant attention from management and we cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Difficulties encountered in their implementation could harm our results of operations or cause us to fail to meet our reporting obligations. If we fail to obtain the quality of administrative services necessary to operate effectively or incur greater costs in obtaining these services, our profitability, financial condition and results of operations may be materially and adversely affected.
Price fluctuations in energy and raw materials could have a significant impact on our ability to sustain and grow earnings.
Our manufacturing processes consume significant amounts of energy and raw materials, the costs of which are subject to worldwide supply and demand as well as other factors beyond our control. Variations in the cost of energy, which primarily reflect market prices for oil and natural gas, and for raw materials, may significantly affect our operating results from period to period. Additionally, consolidation in the industries providing our raw materials may have an impact on the cost and availability of such materials. To the extent we do not have fixed price contracts with respect to specific raw materials, we have no control over the costs of raw materials and such costs may fluctuate widely for a variety of reasons, including changes in availability, major capacity additions or reductions, or significant facility operating problems. These fluctuations could negatively affect our operating margins and our profitability.
We attempt to offset the effects of higher energy and raw material costs through selling price increases, productivity improvements and cost reduction programs. However, the outcome of these efforts is largely determined by existing competitive and economic conditions, and may be subject to a time delay between the increase in our raw materials costs and our ability to increase prices, which could vary significantly depending on the market served. If we are not able to fully offset the effects of higher energy or raw material costs, it could have a material adverse effect on our financial results.
Effects of our raw materials contracts, including our inability to renew such contracts, could have a significant impact on our earnings.
When possible we have purchased, and we plan to continue to purchase, raw materials, including titanium bearing ores and fluorospar, through negotiated medium- or long-term contracts to minimize the impact of price fluctuations. To the extent that we have been able to achieve favorable pricing in our existing negotiated long-term contracts, we may not be able to renew such contracts at the current prices, or at all, and this may adversely impact our cash flow from operations. However, to the extent that the prices of raw materials that we utilize significantly decline, we may be bound by the terms of our existing long-term contracts and obligated to purchase such raw materials at higher prices as compared to other market participants.

We are subject to extensive environmental, health and safety laws and regulations that may result in unanticipated loss or liability, which could reduce our profitability.
Our operations and production facilities are subject to extensive environmental and health and safety laws and regulations at national, international and local levels in numerous jurisdictions relating to pollution, protection of the environment, climate change, transporting and storing raw materials and finished products and storing and disposing of hazardous wastes. Such laws include, in the United States., the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA,” often referred to as Superfund), the Resource Conservation and Recovery Act (“RCRA”) and similar state and global laws for management and remediation of hazardous materials, the Clean Air Act (“CAA”) and the Clean Water Act, for protection of air and water resources, the Toxic Substances Control Act (“TSCA”), and in the EU, the Registration, Evaluation, Authorization and Restriction of Chemicals (“REACH”), for regulation of chemicals in commerce and reporting of potential known adverse effects and numerous local, state and federal laws and regulations governing materials transport and packaging. If we are found to be in violation of these laws or regulations, we may incur substantial costs, including fines, damages, criminal or civil sanctions and remediation costs, or experience interruptions in our operations. We also may be subject to changes in our operations and production based on increased regulation or other changes to, or restrictions imposed by, any such additional regulations. In addition, the manner in which adopted regulations (including environmental regulations) are ultimately implemented may affect our products and results of operations. In the event of a catastrophic incident involving any of the raw materials we use or chemicals we produce, we could incur material costs as a result of addressing the consequences of such event and future reputational costs associated with any such event.
There is also a risk that one or more of our key raw materials or one or more of our products may be found to have, or be characterized as having, a toxicological or health-related impact on the environment or on our customers or employees or unregulated emissions, which could potentially result in us incurring liability in connection with such characterization and the associated effects of any toxicological or health-related impact. If such a discovery or characterization occurs, we may incur increased costs in order to comply with new regulatory requirements or the relevant materials or products, including products of our customers incorporating our materials or products, may be recalled or banned. Changes in laws and regulations, or their interpretation, and our customers’ perception of such changes or interpretations may also affect the marketability of certain of our products.
Hazards associated with chemical manufacturing, storage and transportation could adversely affect our results of operations.
There are hazards associated with chemical manufacturing and the related storage and transportation of raw materials, products and wastes. These hazards could lead to an interruption or suspension of operations and have an adverse effect on the productivity and profitability of a particular manufacturing facility or on us as a whole. While we endeavor to provide adequate protection for the safe handling of these materials, issues could be created by various events, including natural disasters, severe weather events, acts of sabotage and performance by third parties, and as a result we could face the following potential hazards:
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piping and storage tank leaks and ruptures;

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mechanical failure;

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employee exposure to hazardous substances; and

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chemical spills and other discharges or releases of toxic or hazardous substances or gases.

These hazards may cause personal injury and loss of life, damage to property and contamination of the environment, which could lead to government fines, work stoppage injunctions, lawsuits by injured persons, damage to our public reputation and brand, and diminished product acceptance. If such actions are determined adversely to us or there is an associated economic impact to our business, we may have inadequate insurance or cash flow to offset any associated costs. Such outcomes could adversely affect our financial condition and results of operations.

The businesses in which we compete are highly competitive. This competition may adversely affect our results of operations and operating cash flows.
Each of the businesses in which we operate is highly competitive. Competition in the performance chemicals industry is based on a number of factors such as price, product quality and service. We face significant competition from major international and regional competitors. Additionally, our Titanium Technologies business competes with numerous regional producers, including producers in China, which have expanded their readily available production capacity during the previous five years. Additionally, the risk of substitution of Chinese producers by our customers could increase as they expand their use of chloride production technology.
If we are unable to innovate and successfully introduce new products, or new technologies or processes reduce the demand for our products or the price at which we can sell products, our profitability could be adversely affected.
Our industries and the end-use markets into which we sell our products experience periodic technological change and product improvement. Our future growth will depend on our ability to gauge the direction of commercial and technological progress in key end-use markets and on our ability to fund and successfully develop, manufacture and market products in such changing end-use markets. We must continue to identify, develop and market innovative products or enhance existing products on a timely basis to maintain our profit margins and our competitive position. We may be unable to develop new products or technology, either alone or with third parties, or license intellectual property rights from third parties on a commercially competitive basis. If we fail to keep pace with the evolving technological innovations in our end-use markets on a competitive basis, including with respect to innovation with regard to the development of alternative uses for, or application of, products developed that utilize such end-use products, our financial condition and results of operations could be adversely affected. We cannot predict whether technological innovations will, in the future, result in a lower demand for our products or affect the competitiveness of our business. We may be required to invest significant resources to adapt to changing technologies, markets, competitive environments and laws and regulations. We cannot anticipate market acceptance of new products or future products. In addition, we may not achieve our expected benefits associated with new products developed to meet new laws or regulations if the implementation of such laws or regulations is delayed.
Our results of operations and financial condition could be seriously impacted by business disruptions and security breaches, including cybersecurity incidents.
Business and/or supply chain disruptions, plant downtime and/or power outages and information technology system and/or network disruptions, regardless of cause including acts of sabotage, employee error or other actions, geo-political activity, weather events and natural disasters could seriously harm our operations as well as the operations of our customers and suppliers. Failure to effectively prevent, detect and recover from security breaches, including attacks on information technology and infrastructure by hackers; viruses; breaches due to employee error or actions; or other disruptions could result in misuse of our assets, business disruptions, loss of property including trade secrets and confidential business information, legal claims or proceedings, reporting errors, processing inefficiencies, negative media attention, loss of sales and interference with regulatory compliance. Like most major corporations, we have been and expect to be the target of industrial espionage, including cyber-attacks, from time to time. We have determined that these attacks have resulted, and could result in the future, in unauthorized parties gaining access to certain confidential business information, and have included the obtaining of trade secrets and proprietary information related to the chloride manufacturing process for TiO2 by third parties. Although we do not believe that we have experienced any material losses to date related to these breaches, there can be no assurance that we will not suffer any such losses in the future. We plan to actively manage the risks within our control that could lead to business disruptions and security breaches. As these threats continue to evolve, particularly around cybersecurity, we may be required to expend significant resources to enhance our control environment, processes, practices and other protective measures. Despite these efforts, such events could materially adversely affect our business, financial condition or results of operations.

If our intellectual property were compromised or copied by competitors, or if our competitors were to develop similar or superior intellectual property or technology, our results of operations could be negatively affected.
Intellectual property rights, including patents, trade secrets, confidential information, trademarks, tradenames and trade dress, are important to our business. We endeavor to protect our intellectual property rights in key jurisdictions in which our products are produced or used and in jurisdictions into which our products are imported. Our success depends to a significant degree upon our ability to protect and preserve our intellectual property rights. However, we may be unable to obtain protection for our intellectual property in key jurisdictions. Although we own and have applied for numerous patents and trademarks throughout the world, we may have to rely on judicial enforcement of our patents and other proprietary rights. Our patents and other intellectual property rights may be challenged, invalidated, circumvented, and rendered unenforceable or otherwise compromised. A failure to protect, defend or enforce our intellectual property could have an adverse effect on our financial condition and results of operations. Similarly, third parties may assert claims against us and our customers and distributors alleging our products infringe upon third party intellectual property rights.
We also rely materially upon unpatented proprietary technology, know-how and other trade secrets to maintain our competitive position. While we maintain policies to enter into confidentiality agreements with our employees and third parties to protect our proprietary expertise and other trade secrets, these agreements may not be enforceable or, even if legally enforceable, we may not have adequate remedies for breaches of such agreements. We also may not be able to readily detect breaches of such agreements. The failure of our patents or confidentiality agreements to protect our proprietary technology, know-how or trade secrets could result in significantly lower revenues, reduced profit margins or loss of market share.
If we must take legal action to protect, defend or enforce our intellectual property rights, any suits or proceedings could result in significant costs and diversion of resources and management’s attention, and we may not prevail in any such suits or proceedings. A failure to protect, defend or enforce our intellectual property rights could have an adverse effect on our financial condition and results of operations.
As a result of our current and past operations, including operations related to divested businesses and our discontinued operations, we could incur significant environmental liabilities.
We are subject to various laws and regulations around the world governing the environment, including the discharge of pollutants and the management and disposal of hazardous substances. As a result of our operations, including the operations of divested businesses and certain discontinued operations, we could incur substantial costs, including remediation and restoration costs. The costs of complying with complex environmental laws and regulations, as well as internal voluntary programs, are significant and will continue to be significant for the foreseeable future. This includes costs we expect to continue to incur for environmental investigation and remediation activities at a number of our current or former sites and third-party disposal locations. However, the ultimate costs under environmental laws and the timing of these costs are difficult to accurately predict. While we establish accruals in accordance with generally accepted accounting principles, the ultimate actual costs and liabilities may vary from the accruals because the estimates on which the accruals are based depend on a number of factors (many of which are outside of our control), including the nature of the matter and any associated third-party claims, the complexity of the site, site geology, the nature and extent of contamination, the type of remedy, the outcome of discussions with regulatory agencies and other Potentially Responsible Parties (“PRPs”) at multi-party sites and the number and financial viability of other PRPs. For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Environmental Matters” and Note 19 to the Consolidated Financial Statements included elsewhere in this prospectus.
Our results of operations could be adversely affected by litigation and other commitments and contingencies.
We face risks arising from various unasserted and asserted litigation matters, including, but not limited to, product liability, patent infringement, antitrust claims, and claims for third party property damage or personal injury stemming from alleged environmental or other torts. We have noted a nationwide trend in purported class actions against chemical manufacturers generally seeking relief such as medical monitoring, property damages, off-site remediation and punitive damages arising from alleged environmental or other torts without claiming present personal injuries. We also have noted a trend in public and private nuisance suits being filed on behalf of states, counties, cities and utilities alleging harm to the general public. Various factors or developments can lead to changes in current estimates of liabilities such as a final adverse judgment, significant settlement or changes in applicable law. A future adverse ruling or unfavorable development could result in future charges that could have a material adverse effect on us. An adverse outcome in any one or more of these matters could be material to our financial results and could adversely impact the value of any of our brands that are associated with any such matters.
In the ordinary course of business, we may make certain commitments, including representations, warranties and indemnities relating to current and past operations, including those related to divested businesses, and issue guarantees of third party obligations. Additionally, we are required to indemnify DuPont for uncapped amounts with regard to liabilities allocated to, or assumed by us under each of the Separation Agreement, the Employee Matters Agreement, the Tax Matters Agreement and the Intellectual Property Cross-License Agreement that were executed prior to the spin-off. These indemnification obligations to date have included defense costs associated with certain litigation matters as well as certain damages awards, settlements, and penalties. As we are required to make payments, such payments could be significant and could exceed the amounts we have accrued with respect thereto, adversely affecting our results of operations. In addition, in the event that DuPont seeks indemnification for adverse trial rulings or outcomes, these indemnification claims could materially adversely affect our financial condition. Disputes between Chemours and DuPont many also arise with respect to indemnification matters including disputes based on matters of law or contract interpretation. If and to the extent these disputes arise, they could materially adversely affect us.
Restrictions under the Intellectual Property Cross-License Agreement could limit our ability to develop and commercialize certain products and/or prosecute, maintain and enforce certain intellectual property.
We depend to a certain extent on DuPont to prosecute, maintain and enforce certain of the intellectual property licensed under the Intellectual Property Cross-License Agreement. Specifically, DuPont is responsible for filing, prosecuting and maintaining patents that DuPont licenses to us. DuPont also has the first right to enforce such patents, trade secrets and the know-how licensed to us by DuPont. If DuPont fails to fulfill its obligations or chooses to not enforce the licensed patents, trade secrets or know-how under the Intellectual Property Cross-License Agreement, we may not be able to prevent competitors from making, using and selling competitive products (unless we are able to effectively exercise our secondary rights to enforce such patents, trade secrets and know-how).
In addition, our restrictions under the Intellectual Property Cross-License Agreement could limit our ability to develop and commercialize certain products. For example, the licenses granted to us under the agreement may not extend to all new products, services and businesses that we may enter in the future. These limitations and restrictions may make it more difficult, time consuming or expensive for us to develop and commercialize certain new products and services, or may result in certain of our products or services being later to market than those of our competitors.
Our customers, prospective customers, suppliers or other companies with whom we conduct business may need assurances that our financial stability is sufficient to satisfy their requirements for doing or continuing to do business with them.
Some of our customers, prospective customers, suppliers or other companies with whom we conduct business may need assurances that our financial stability on a stand-alone basis is sufficient to satisfy their requirements for doing or continuing to do business with them, and may require us to provide additional credit support, such as letters of credit or other financial guarantees. Any failure of parties to be satisfied with our financial stability could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In connection with our separation, we were required to assume, and indemnify DuPont for, certain liabilities. As we are required to make payments pursuant to these indemnities to DuPont, we may need to divert cash to meet those obligations and our financial results could be negatively affected. In addition, DuPont’s obligation to indemnify us for certain liabilities may not be sufficient to insure us against the full amount of liabilities for which it will be allocated responsibility, and DuPont may not be able to satisfy its indemnification obligations in the future.
Pursuant to the Separation Agreement, the Employee Matters Agreement, the Tax Matters Agreement and the Intellectual Property Cross-License Agreement we entered into with DuPont prior to the spin-off, we were required to assume, and indemnify DuPont for, certain liabilities for uncapped amounts. These indemnification obligations to date have included, among other items, defense costs associated with certain litigation matters as well as certain damages awards, settlement amounts and penalties. Payments pursuant to these indemnities may be significant and could negatively impact our business, particularly indemnities relating to our actions that could impact the tax-free nature of the distribution. In addition, in the event that DuPont seeks indemnification for adverse trial rulings or outcomes, these indemnification claims could materially adversely affect our financial condition. Disputes between Chemours and DuPont may also arise with respect to indemnification matters, including disputes based on matter of law or contract interpretation. If and to the extent these disputes arise, they could materially adversely affect us.
Third parties could also seek to hold us responsible for any of the liabilities of the DuPont businesses. DuPont has agreed to indemnify us for such liabilities, but such indemnity from DuPont may not be sufficient to protect us against the full amount of such liabilities, and DuPont may not be able to fully satisfy its indemnification obligations. Moreover, even if we ultimately succeed in recovering from DuPont any amounts for which we are held liable, we may be temporarily required to bear these losses ourselves. Each of these risks could negatively affect our business, financial condition, results of operations and cash flows. See Note 19 to the Consolidated Financial Statements for further information.
In connection with our separation, we were required to enter into numerous separation-related and commercial agreements with our former parent company, DuPont, which may not reflect optimal or commercially beneficial terms to Chemours.
Commercial agreements we entered into with DuPont in connection with the separation were negotiated in the context of the separation while we were still a wholly-owned subsidiary of DuPont. Accordingly, during the period in which the terms of those agreements were negotiated, we did not have an independent board of directors or management independent of DuPont. Certain commercial agreements, having long terms and commercially advantageous cancellation and assignment rights to DuPont, may not include adjustments for changes in industry and market conditions. There is a risk that the pricing and other terms under these agreements may not be commercially beneficial and may not be able to be renegotiated in the future. The terms relate to, among other things, the allocation of assets, liabilities, rights and obligations, including the provision of products and services and the sharing and operation of property, manufacturing, office and laboratory sites, and other commercial rights and obligations between DuPont and us.
Our ability to close or divest businesses and assets under our announced transformation plan and make future strategic decisions regarding our manufacturing operations may be adversely affected to the extent we are dependent upon consents or cooperation from DuPont under the agreements entered into between us and DuPont as part of the separation.
Pursuant to the separation agreement, the employee matters agreement, the tax matters agreement and the Intellectual Property Cross-License Agreement, and related agreements entered into prior to separation, we may need to obtain DuPont’s consent, cooperation, services, records or information in order to effect the strategic divestitures contemplated under our announced transformation plan. Our inability to receive, or delays in receiving, such consents, cooperation, services, records or information may adversely affect our ability to execute upon our transformation plan or reduce our strategic or operational flexibility.
In addition, we periodically assess our manufacturing operations in order to manufacture and distribute our products in the most efficient manner. Based on our assessments, we may make strategic decisions regarding our manufacturing operations such as capital improvements to modernize certain units, move manufacturing or distribution capabilities from one plant or facility to another plant or facility, discontinue manufacturing or distributing certain products or close or divest all or part of a manufacturing plant or facility, some of which have significant shared services and lease agreements with DuPont. These agreements may adversely impact our ability to take these strategic decisions regarding out manufacturing operations. Further, if such agreements are terminated or revised, we would have to assess and potentially adjust our manufacturing operations, the closure or divestiture of all or part of a manufacturing plant or facility that could result in future charges that could be significant.
Expansion or improvement of our existing facilities may not result in revenue and profitability increases and will be subject to regulatory, environmental, political, legal and economic risks, which could adversely affect our results of operations and financial condition.
One of the ways we may improve our business is through the expansion or improvement of our existing facilities, such as the current work being done to expand our Altamira TiO2 facility and the planned expansion of our Cyanides facility. Construction of additions or modifications to facilities involves numerous regulatory, environmental, political, legal and economic uncertainties that are beyond our control. Such expansion or improvement projects may also require the expenditure of significant amounts of capital, and financing may not be available on economically acceptable terms or at all. As a result, these projects may not be completed on schedule, at the budgeted cost, or at all. Moreover, our revenue may not increase immediately upon the expenditure of funds on a particular project. As a result, we may not be able to realize our expected investment return, which could adversely affect our results of operations and financial condition.
We are a holding company that is dependent on cash flows from our operating subsidiaries to fund our debt obligations, capital expenditures and ongoing operations.
All of our operations are conducted and all of our assets are owned by our operating companies, which are our subsidiaries. We intend to continue to conduct our operations at the operating companies and any future subsidiaries. Consequently, our cash flow and our ability to meet our obligations or make cash distributions depends upon the cash flow of our operating companies and any future subsidiaries, and the payment of funds by our operating companies and any future subsidiaries in the form of dividends or otherwise. The ability of our operating companies and any future subsidiaries to make any payments to us depends on their earnings, the terms of their indebtedness, including the terms of any credit facilities, and legal restrictions regarding the transfer of funds.
Our debt is generally the exclusive obligation of The Chemours Company and our guarantor subsidiaries. Because a significant portion of our operations are conducted by nonguarantor subsidiaries, our cash flow and our ability to service indebtedness, including our ability to pay the interest on our debt when due and principal of such debt at maturity, are dependent to a large extent upon cash dividends and distributions or other transfers from such nonguarantor subsidiaries. Any payment of dividends, distributions, loans or advances by our nonguarantor subsidiaries to us could be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which our subsidiaries operate, and any restrictions imposed by the current and future debt instruments of our nonguarantor subsidiaries. In addition, payments to us by our subsidiaries are contingent upon our subsidiaries’ earnings.
Our subsidiaries are separate legal entities and, except for our guarantor subsidiaries, have no obligation, contingent or otherwise, to pay any amounts due on our debt or to make any funds available for those amounts, whether by dividends, loans, distributions or other payments, and do not guarantee the payment of interest on, or principal of, our debt. Any right that we have to receive any assets of any of our subsidiaries that are not guarantors upon the liquidation or reorganization of any such subsidiary, and the consequent right of holders of notes to realize proceeds from the sale of their assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors and holders of debt issued by that subsidiary.
If our intangible assets or other long-lived assets become impaired, we may be required to record a significant charge to earnings.
We have a significant amount of intangible assets and other long-lived assets on our consolidated balance sheet. Under U.S. GAAP, we review our intangible assets and other long-lived assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Factors that may be considered a change in circumstances, indicating that the carrying value of our intangible assets and other long-lived assets may not be recoverable, include, but are not limited to, a significant decline in share price and market capitalization, changes in the industries in which we operate, particularly the impact of a downturn in the global economy, as well as competition or other factors leading to reduction in expected long-term sales or profitability. We may be required to record a significant noncash charge in our financial statements during the period in which any impairment of our intangible assets and other long-lived assets is determined, negatively impacting our results of operations.
Differences in views with our joint venture participants may cause our joint ventures not to operate according to their business plans, which may adversely affect our results of operations.
We currently participate in a number of joint ventures and may enter into additional joint ventures in the future. The nature of a joint venture requires us to share control with unaffiliated third parties. Differences in views among joint venture participants may result in delayed decisions or failure to agree on major decisions. If these differences cause the joint ventures to deviate from their business plans or to fail to achieve their desired operating performance, our results of operations could be adversely affected.
Our failure to comply with the anti-corruption laws of the United States and various international jurisdictions could negatively impact our reputation and results of operations.
Doing business on a global basis requires us to comply with the laws and regulations of the U.S. government and those of various international and sub-national jurisdictions, and our failure to successfully comply with these rules and regulations may expose us to liabilities. These laws and regulations apply to companies, individual directors, officers, employees and agents, and may restrict our operations, trade practices, investment decisions and partnering activities. In particular, our international operations are subject to U.S. and foreign anti-corruption laws and regulations, such as the U.S. Foreign Corrupt Practices Act (the “FCPA”), the United Kingdom Bribery Act 2010 (the “Bribery Act”) as well as anti-corruption laws of the various jurisdictions in which we operate. The FCPA, the Bribery Act and other laws prohibit us and our officers, directors, employees and agents acting on our behalf from corruptly offering, promising, authorizing or providing anything of value to foreign officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. Our global operations may expose us to the risk of violating, or being accused of violating, the foregoing or other anti-corruption laws. Such violations could be punishable by criminal fines, imprisonment, civil penalties, disgorgement of profits, injunctions and exclusion from government contracts, as well as other remedial measures. Investigations of alleged violations can be very expensive, disruptive, and damaging to our reputation. Although we have implemented anti-corruption policies and procedures since the separation, there can be no guarantee that these policies, procedures, and training will effectively prevent violations by our employees or representatives in the future. Additionally, we face a risk that our distributors and other business partners may violate the FCPA, the Bribery Act or similar laws or regulations. Such violations could expose us to FCPA and Bribery Act liability and/or our reputation may potentially be harmed by their violations and resulting sanctions and fines.
Risks Related to the Separation
We may be unable to achieve some or all of the benefits that we expect to achieve from our separation from DuPont.
As an independent, publicly-traded company, we continue to, among other things, focus our financial and operational resources on our specific business, growth profile and strategic priorities, design and implement corporate strategies and policies targeted to our operational focus and strategic priorities, guide our processes and infrastructure to focus on our core strengths, implement and maintain a capital structure designed to meet our specific needs and more effectively respond to industry dynamics, all of which are benefits we expected to achieve from our separation. However, we may be unable to fully achieve some or all of these benefits. For example, in order to position ourselves for the separation and distribution, we undertook a series of strategic, structural and process realignment and restructuring actions within our operations. These actions may not provide the benefits we expected, and could lead to disruption of our operations, loss of, or inability to recruit, key personnel needed to operate and grow our businesses following the separation and distribution, weakening of our internal standards, controls or procedures and impairment of our key customer and supplier relationships. If we fail to achieve some or all of the benefits that we expected to achieve as an independent company, or do not achieve them in the time we expected, our business, financial condition and results of operations could be materially and adversely affected.
If the distribution, together with certain related transactions, were to fail to qualify for non-recognition treatment for U.S. federal income tax purposes, then we could be subject to significant tax and indemnification liability and stockholders receiving our common stock in the distribution could be subject to significant tax liability.
DuPont received an IRS Ruling (the “IRS Ruling”) from the U.S. Internal Revenue Services (“IRS”) substantially to the effect that, among other things, the distribution qualified as a tax-free transaction under Section 355 and Section 368(a)(1)(D) of the Internal Revenue Code (the “Code”). The tax-free nature of the distribution was conditioned on the continued validity of the IRS Ruling, as well as on receipt of a tax opinion of tax counsel (the “Tax Opinion”), in form and substance acceptable to DuPont, substantially to the effect that, among other things, the distribution would qualify as a tax-free transaction under Section 355 and Section 368(a)(1)(D) of the Code, and certain transactions related to the transfer of assets and liabilities to us in connection with the separation and distribution would not result in the recognition of any gain or loss to DuPont, us or our stockholders. The IRS Ruling and the Tax Opinion relied on certain facts, assumptions, and undertakings, and certain representations from DuPont and us, regarding the past and future conduct of both respective businesses and other matters, and the Tax Opinion relies on the IRS Ruling. Notwithstanding the IRS Ruling and the Tax Opinion, the IRS could determine that the distribution or such related transactions should be treated as a taxable transaction if it determines that any of these facts, assumptions, representations, or undertakings were not correct, or that the distribution should be taxable for other reasons, including if the IRS were to disagree with the conclusions in the Tax Opinion that are not covered by the IRS Ruling.
If the distribution ultimately was determined to be taxable, then a stockholder of DuPont that received shares of our common stock in the distribution would be treated as having received a distribution of property in an amount equal to the fair market value of such shares on the distribution date and could incur significant income tax liabilities. Such distribution would be taxable to such stockholder as a dividend to the extent of DuPont’s current and accumulated earnings and profits. Any amount that exceeded DuPont’s earnings and profits would be treated first as a non-taxable return of capital to the extent of such stockholder’s tax basis in its shares of DuPont stock with any remaining amount being taxed as a capital gain. DuPont would recognize a taxable gain in an amount equal to the excess, if any, of the fair market value of the shares of our common stock held by DuPont on the distribution date over DuPont’s tax basis in such shares. In addition, if certain related transactions fail to qualify for tax-free treatment under U.S. federal, state and/or local tax law and/or foreign tax law, we and DuPont could incur significant tax liabilities under U.S. federal, state, local and/or foreign tax law.
Generally, taxes resulting from the failure of the separation and distribution or certain related transactions to qualify for non-recognition treatment under U.S. federal, state and/or local tax law and/or foreign tax law would be imposed on DuPont or DuPont’s stockholders and, under the Tax Matters Agreement that we entered into with DuPont prior to the spin-off, DuPont is generally obligated to indemnify us against such taxes to the extent that we may be jointly, severally or secondarily liable for such taxes. However, under the terms of the Tax Matters Agreement, we are also generally responsible for any taxes imposed on DuPont that arise from the failure of the distribution to qualify as tax-free for U.S. federal income tax purposes within the meaning of Section 355 of the Code or the failure of such related transactions to qualify for tax-free treatment, to the extent such failure to qualify is attributable to actions, events or transactions relating to our, or our affiliates’, stock, assets or business, or any breach of our or our affiliates’ representations, covenants or obligations under the Tax Matters Agreement (or any other agreement we enter into in connection with the separation and distribution), the materials submitted to the IRS or other governmental authorities in connection with the request for the IRS Ruling or other tax rulings or the representation letter provided to counsel in connection with the Tax Opinion. Events triggering an indemnification obligation under the agreement include events occurring after the distribution that cause DuPont to recognize a gain under Section 355(e) of the Code. Such tax amounts could be significant. To the extent we are responsible for any liability under the Tax Matters Agreement, there could be a material adverse impact on our business, financial condition, results of operations and cash flows in future reporting periods.
We are subject to continuing contingent tax-related liabilities of DuPont.
There are several significant areas where the liabilities of DuPont may become our obligations. For example, under the Code and the related rules and regulations, each corporation that was a member of DuPont’s consolidated tax reporting group during any taxable period or portion of any taxable period ending on or before the effective time of the distribution is jointly and severally liable for the U.S. federal income tax liability of the entire consolidated tax reporting group for such taxable period. In connection with the separation and distribution, we entered into a Tax Matters Agreement with DuPont that allocates the responsibility for prior period taxes of DuPont’s consolidated tax reporting group between us and DuPont. If DuPont were unable to pay any prior period taxes for which it is responsible, however, we could be required to pay the entire amount of such taxes, and such amounts could be significant. Other provisions of federal, state, local, or foreign law may establish similar liability for other matters, including laws governing tax-qualified pension plans, as well as other contingent liabilities.
We agreed to numerous restrictions to preserve the tax-free treatment of the transactions in the United States, which may reduce our strategic and operating flexibility.
Our ability to engage in significant equity transactions could be limited or restricted in order to preserve, for U.S. federal income tax purposes, the tax-free nature of the distribution by DuPont. Even if the distribution otherwise qualifies for tax-free treatment under Section 355 of the Code, the distribution may result in corporate-level taxable gain to DuPont under Sections 355(e) and 368(a)(1)(D) of the Code if 50 percent or more, by vote or value, of shares of our stock or DuPont’s stock are acquired or issued as part of a plan or series of related transactions that includes the distribution. The process for determining whether an acquisition or issuance triggering these provisions has occurred is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. Any acquisitions or issuances of our stock or DuPont’s stock within a two-year period after the distribution generally are presumed to be part of such a plan, although we or DuPont, as applicable, may be able to rebut that presumption. Accordingly, under the Tax Matters Agreement entered into prior to the spin-off, for the two-year period following the distribution, we are prohibited, except in certain circumstances, from:
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entering into any transaction resulting in the acquisition of 40 percent or more of our stock or substantially all of our assets, whether by merger or otherwise;

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merging, consolidating or liquidating;

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issuing equity securities beyond certain thresholds;

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repurchasing our capital stock; or

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ceasing to actively conduct our business.

These restrictions may limit our ability to pursue certain strategic transactions or other transactions, including our transformation plans, that we may believe to otherwise be in our best interests or that might increase the value of our business. In addition, under the Tax Matters Agreement, we are required to indemnify DuPont against any such tax liabilities as a result of the acquisition of our stock or assets, even if we do not participate in or otherwise facilitate the acquisition.
We may be unable to make, on a timely or cost-effective basis, the changes necessary to operate efficiently as an independent company.
We historically operated as part of DuPont’s corporate organization, and DuPont assisted us by providing various corporate functions. Following the separation and distribution, DuPont has no obligation to provide us with assistance other than certain transition services. These services do not include every service we received from DuPont in the past, and DuPont is only obligated to provide these services for limited periods from the distribution date. Accordingly, following the separation and distribution, we need to provide internally or obtain from unaffiliated third parties the services we received from DuPont. These services include information technology, research and development, finance, legal, insurance, compliance and human resources activities, the effective and appropriate performance of which is critical to our operations. We may be unable to replace these services in a timely manner or on terms and conditions as favorable as those we received from DuPont. In particular, DuPont’s information technology networks and systems are complex, and duplicating these networks and systems will be challenging. Because our business previously operated as part of the wider DuPont organization, we may be unable to successfully establish the infrastructure or implement the changes necessary to operate independently, or we may incur additional costs that could adversely affect our business.
There is a risk that, since separating from DuPont, we are more susceptible to market fluctuations and other adverse events than we would have been if we were still a part of DuPont’s organizational structure. As part of DuPont, we were able to enjoy certain benefits from DuPont’s operating diversity, purchasing power and opportunities to pursue integrated strategies with DuPont’s other businesses. As an independent, publicly traded company, we do not have similar diversity or integration opportunities and do not have similar purchasing power or access to capital markets. Additionally, as part of DuPont, we were able to leverage the DuPont historical market reputation and performance and brand identity to recruit and retain key personnel to run our business. As an independent, publicly traded company, we do not have the same historical market reputation and performance or brand identity as DuPont and it may be more difficult for us to recruit or retain such key personnel.

THE EXCHANGE OFFERS
Purpose and Effect of the Exchange Offers
Concurrently with the sale of each of the 2023 dollar outstanding notes, the 2025 dollar outstanding notes and the euro outstanding notes on May 12, 2015, we entered into a registration rights agreement with the purchasers thereof, that require us to prepare and file a registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of the registration statement, to offer to the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of exchange notes. As of the date of this prospectus, $1,350 million aggregate principal amount of the 2023 dollar exchange notes are outstanding, $750 million aggregate principal amount of the 2025 dollar exchange notes are outstanding and €360 million aggregate principal amount of the euro exchange notes are outstanding.
A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.
Following the completion of the exchange offers, holders of outstanding notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and, subject to certain exceptions, the outstanding notes will continue to be subject to certain restrictions on transfer.
Subject to certain conditions, including the representations set forth below, the exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. In order to participate in the exchange offers, a holder must represent to us in writing, or be deemed to represent to us in writing, among other things, that:
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the exchange notes acquired pursuant to the exchange offers are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such recipient is such holder itself;

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at the time of the commencement or consummation of the exchange offers, neither such holder nor, to the knowledge of such holder, any other person receiving exchange notes from such holder has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

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neither the holder nor, to the knowledge of such holder, any other person receiving exchange notes from such holder is an “affiliate,” as defined in Rule 405 under the Securities Act, of ours or of any of the guarantors, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

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if such holder is not a broker-dealer, neither such holder nor, to the knowledge of such holder, any other person receiving exchange notes from such holder, is engaging in or intends to engage in a distribution of the exchange notes; and

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if such holder is a participating broker-dealer, such holder has acquired the exchange notes for its own account in exchange for the outstanding notes that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder). See “Plan of Distribution.”

Under certain circumstances specified in the registration rights agreement, we may be required to file a “shelf” registration statement covering resales of the outstanding notes pursuant to Rule 415 under the Securities Act. Based on an interpretation by the SEC’s staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, the exchange notes issued in the exchange offers may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:
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is an “affiliate,” within the meaning of Rule 405 under the Securities Act, of ours;

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is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

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acquired the exchange notes other than in the ordinary course of the holder’s business;

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has an arrangement with any person to engage in the distribution of the exchange notes; or

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is prohibited by any law or policy of the SEC from participating in the exchange offers.

Any holder who tenders in the exchange offers for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC’s staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange note. See “Plan of Distribution.” Broker-dealers who acquired outstanding notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff’s interpretations discussed above, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.
Terms of the Exchange Offers
Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 11:59 p.m., New York City time, on            , 2016, or such date and time to which we extend the exchange offers. We will issue $1,000 in principal amount of dollar exchange notes in exchange for each $1,000 principal amount of dollar outstanding notes accepted in the exchange offers and €1,000 in principal amount of euro exchange notes in exchange for each €1,000 principal amount of euro outstanding notes accepted in the exchange offers. Holders may tender some or all of their outstanding notes pursuant to the exchange offers. Dollar outstanding notes may be tendered only in minimum denominations equal to $2,000 and integral multiples of  $1,000 in excess of thereof, and euro outstanding notes may be tendered only in minimum denominations equal to €100,000 and integral multiples of  €1,000 in excess thereof.
The exchange notes will evidence the same debt as the outstanding notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the outstanding notes.
This prospectus, together with the letter of transmittal, is being sent to the registered holders of all outstanding notes. We intend to conduct the exchange offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.
We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to U.S. Bank National Association. U.S. Bank National Association will act as agent for the tendering holders for the purpose of receiving the dollar exchange notes from us and Elavon Financial Services Limited will act as agent for the tendering holders for the purpose of receiving the euro exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading “—Conditions to the Exchange Offers,” any such unaccepted outstanding notes will be returned, without expense, to the tendering holder of those outstanding notes promptly after the expiration date unless the exchange offers are extended.
Holders who tender outstanding notes in the exchange offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes in the exchange offers. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offers. See “—Fees and Expenses.”
Expiration Date; Extensions; Amendments
The expiration date shall be 11:59 p.m., New York City time, on            , 2016, unless we, in our sole discretion, extend the exchange offers, in which case the expiration date shall be the latest date and time to which the exchange offers are extended. In order to extend the exchange offers, we will notify the applicable exchange agent and each registered holder of any extension by written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time on such date. We reserve the right, in our sole discretion:
•
to delay accepting any outstanding notes, to extend the exchange offers or, if any of the conditions set forth under “—Conditions to the Exchange Offers” shall not have been satisfied, to terminate the exchange offers, by giving written notice of that delay, extension or termination to the applicable exchange agent, or

•
to amend the terms of the exchange offers in any manner.

If the exchange offers are amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the holders of outstanding notes. In the event of a material change in the exchange offers, including the waiver of a material condition, we will extend the exchange offers so that at least five business days remain in the exchange offers following notice of the material change.
Procedures for Tendering
We have forwarded to all holders of the outstanding notes, along with this prospectus, a letter of transmittal relating to the exchange offers. When a holder of outstanding notes tenders, and we accept such outstanding notes for exchange pursuant to that tender, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. All holders who exchange their outstanding notes for exchange notes in accordance with the procedures outlined below will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the letter of transmittal.
Procedures for Euro Outstanding Notes
A holder of euro outstanding notes need not submit a letter of transmittal. However, in order for a tender to be considered valid, a holder of euro outstanding notes must deliver an electronic confirmation of acceptance of the exchange offer to Euroclear or Clearstream on or before 5:00 p.m., New York City time, on the expiration date of the exchange offers.
Procedures for Dollar Outstanding Notes
Except as set forth below, a holder of dollar outstanding notes who wishes to tender such dollar outstanding notes for exchange must, on or prior to the expiration date:
•
transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to U.S. Bank National Association, at the address set forth below under the heading “—Exchange Agent”;

•
comply with DTC’s Automated Tender Offer Program, or ATOP, procedures described below; or

•
if dollar outstanding notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent’s message to the exchange agent as per DTC, Euroclear, or Clearstream, (as appropriate) procedures.

In addition, either:
•
the applicable exchange agent must receive the certificates for the dollar outstanding notes and the letter of transmittal;

•
the applicable exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the dollar outstanding notes being tendered, along with the letter of transmittal or an agent’s message; or

•
the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted to DTC, Euroclear or Clearstream, as appropriate, and received by the applicable exchange agent and forming a part of a book-entry transfer, or “book-entry confirmation,” which states that DTC, Euroclear or Clearstream, as appropriate, has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.
The method of delivery of the dollar outstanding notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or dollar outstanding notes should be sent directly to us.
Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the outstanding notes surrendered for exchange are tendered:
•
by a registered holder of the dollar outstanding notes; or

•
for the account of an eligible institution.

An “eligible institution” is a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States.
If dollar outstanding notes are registered in the name of a person other than the signer of the letter of transmittal, the dollar outstanding notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form to the applicable exchange agent and as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.
Other Procedures
We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:
•
reject any and all tenders of any outstanding note improperly tendered;

•
refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful; and

•
waive any defects or irregularities or conditions of the exchange offers as to any particular outstanding note based on the specific facts or circumstances presented either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offers.

Notwithstanding the foregoing, we do not expect to treat any holder of outstanding notes differently from other holders to the extent they present the same facts or circumstances.
Our interpretation of the terms and conditions of the exchange offers as to any particular outstanding notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities.
Neither we, the applicable exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor shall any of us incur any liability for failure to give such notification.
If a person or persons other than the registered holder or holders of the outstanding notes tendered for exchange signs the letter of transmittal, the tendered outstanding notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding notes.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or any power of attorney, these persons should so indicate when signing, and you must submit proper evidence satisfactory to us of those persons’ authority to so act unless we waive this requirement.
By tendering, each holder will represent to us that the person acquiring exchange notes in the exchange offers, whether or not that person is the holder, is obtaining them in the ordinary course of its business, and at the time of the commencement of the exchange offers neither the holder nor, to the knowledge of such holder, that other person receiving exchange notes from such holder has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes issued in the exchange offers in violation of the provisions of the Securities Act. If any holder or any other person receiving exchange notes from such holder is an “affiliate,” as defined under Rule 405 under the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the notes in violation of the provisions of the Securities Act to be acquired in the exchange offers, the holder or any other person:
•
may not rely on applicable interpretations of the staff of the SEC; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer who acquired its outstanding notes as a result of market-making activities or other trading activities, and thereafter receives exchange notes issued for its own account in the exchange offers, must acknowledge that it will comply with the applicable provisions of the Securities Act (including, but not limited to, delivering this prospectus in connection with any resale of such exchange notes issued in the exchange offers). The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers.
Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offers
Upon satisfaction or waiver of all the conditions to the exchange offers, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue exchange notes registered under the Securities Act in exchange for the tendered outstanding notes. For purposes of the exchange offers, we shall be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the applicable exchange agent, with written confirmation of any oral notice to be given promptly thereafter, and complied with the applicable provisions of the registration rights agreement. See “—Conditions to the Exchange Offers” for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.
For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered outstanding note. Registered holders of exchange notes issued in the exchange offers on the relevant record date for the first interest payment date following the consummation of the exchange offers will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from the issue date of the outstanding notes. Holders of exchange notes will not receive any payment in respect of accrued interest on outstanding notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offers.
In all cases, we will issue exchange notes for outstanding notes that are accepted for exchange only after the applicable exchange agent timely receives:
•
certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the applicable exchange agent’s account at DTC, Euroclear or Clearstream, as appropriate;

•
a properly completed and duly executed letter of transmittal or an agent’s message; and all other required documents.

If for any reason set forth in the terms and conditions of the exchange offers we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or nonexchanged notes without cost to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the applicable exchange agent’s account DTC, Euroclear or Clearstream, the nonexchanged notes will be credited to an account maintained with DTC, Euroclear or Clearstream.
We will return the outstanding notes or have them credited to DTC, Euroclear or Clearstream accounts, as appropriate, promptly after the expiration or termination of the exchange offers.
Book-Entry Transfer
The participant should transmit its acceptance to DTC, Euroclear or Clearstream, as the case may be, on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC, Euroclear or Clearstream, as the case may be, will verify the acceptance and then send to the applicable exchange agent confirmation of the book-entry transfer. The confirmation of the book-entry transfer will be deemed to include an agent’s message confirming that DTC, Euroclear or Clearstream, as the case may be, has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of exchange notes issued in the exchange offers may be affected through book-entry transfer at DTC, Euroclear or Clearstream, as the case may be. However, the letter of transmittal or facsimile thereof or an agent’s message, with any required signature guarantees and any other required documents, must:
•
be transmitted to and received by the applicable exchange agent at the address set forth below under “—The Exchange Agent” on or prior to the expiration date; or

•
comply with the guaranteed delivery procedures described below.

DTC’s ATOP program is the only method of processing the exchange offers through DTC. To accept the exchange offers through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system. In addition, such tendering participants should deliver a copy of the letter of transmittal to the applicable exchange agent unless an agent’s message is transmitted in lieu thereof. DTC is obligated to communicate those electronic instructions to the applicable exchange agent through an agent’s message. Any instruction through ATOP, such as an agent’s message, is at your risk and such instruction will be deemed made only when actually received by the applicable exchange agent.
In order for an acceptance of the exchange offers through ATOP to be valid, an agent’s message must be transmitted to and received by the applicable exchange agent prior to the expiration date, or the guaranteed delivery procedures described below must be complied with. Delivery of instructions to DTC does not constitute delivery to the applicable exchange agent.
Guaranteed Delivery Procedures (Dollar Outstanding Notes Only)
If a holder of dollar outstanding notes desires to tender such notes and the holder’s dollar outstanding notes are not immediately available, or time will not permit the holder’s dollar outstanding notes or other required documents to reach the applicable exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:
•
the holder tenders the dollar outstanding notes through an eligible institution;

•
prior to the expiration date, the applicable exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, acceptable to us, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the dollar outstanding notes tendered, the certificate number of numbers of such dollar outstanding notes and the amount of the dollar outstanding notes being tendered. The notice of guaranteed delivery shall state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered dollar outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the applicable exchange agent; and
•
the applicable exchange agent receives the certificates for all physically tendered dollar outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Withdrawal of Tenders
You may withdraw tenders of your outstanding notes at any time prior to the expiration of the exchange offers.
For a withdrawal to be effective, you must send a written notice of withdrawal to the applicable exchange agent at the address set forth below under “—Exchange Agent.” Any such notice of withdrawal must:
•
specify the name of the person that has tendered the outstanding notes to be withdrawn; identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes; and

•
where certificates for outstanding notes are transmitted, specify the name in which outstanding notes are registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the applicable exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream, as applicable, to be credited with the withdrawn notes and otherwise comply with the procedures of such facility.
We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal and our determination will be final and binding on all parties. Any tendered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of outstanding notes tendered by book-entry transfer into the applicable exchange agent’s account at DTC, Euroclear or Clearstream, as applicable, the outstanding notes withdrawn will be unlocked with DTC, Euroclear or Clearstream, as applicable, for the outstanding notes. The outstanding notes will be returned promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering” above at any time on or prior to 11:59 p.m., New York City time, on the expiration date.
Conditions to the Exchange Offers
Notwithstanding any other provision of the exchange offers, we may (a) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (b) extend the exchange offers and retain all outstanding notes tendered before the expiration of the exchange offers, subject, however, to the rights of holders to withdraw those outstanding notes, or (c) waive the unsatisfied conditions with respect to the exchange offers and accept all properly tendered outstanding notes that have not been withdrawn, if we determine, in our reasonable judgment, that (i) the exchange offers violate applicable law, any applicable interpretation of the staff of the SEC; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offers or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or (iii) all governmental approvals that we deem necessary for the consummation of the exchange offers have not been obtained.
The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.
In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In any of those events we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.
Effect of Not Tendering
Holders who desire to tender their outstanding notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the applicable exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.
Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offers, continue to accrue interest and to be subject to the provisions in the respective indenture regarding the transfer and exchange of the outstanding notes and the existing restrictions on transfer set forth in the legend on the outstanding notes and in the prospectus relating to the outstanding notes. After completion of the exchange offers, we will have no further obligation to provide for the registration under the Securities Act of those outstanding notes except in limited circumstances with respect to specific types of holders of outstanding notes and we do not intend to register those outstanding notes under the Securities Act. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.
Exchange Agent
U.S. Bank National Association has been appointed as exchange agent for the dollar notes and Elavon Financial Services Limited has been appointed as exchange agent for the euro notes. All executed letters of transmittal pertaining to dollar notes or euro notes should be directed to U.S. Bank National Association. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the applicable exchange agent addressed as follows:
For dollar notes:
By Facsimile Transmission: 651-466-7367 Attention: Corporate Actions
By Registered or Certified
Mail, Regular Mail or Overnight Courier, or Hand Delivery:
U.S. Bank National Association
111 Filmore Avenue
St. Paul, Minnesota 55107-1402
Attention: Corporate Actions
By Email:
cts.specfinance@usbank.com
Attention: Corporate Actions
By Telephone: 800-934-6802 Attention: Corporate Actions

For euro notes:
By Facsimile Transmission: +44 207 365 2577 Attention: MBS Relationship Management
By Registered or Certified
Mail, Regular Mail or Overnight Courier, or Hand Delivery:
Elavon Financial Services Limited
125 Old Broad Street, Fifth Floor
London, EC2N 1AR
Attention: MBS Relationship Management
By Email:
mbs.relationship.management@usbank.com
Attention: MBS Relationship Management
By Telephone: +44 207 330 2194 Attention: MBS Relationship Management
Fees and Expenses
We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offers. The estimated cash expenses to be incurred in connection with the exchange offers will be paid by us and will include fees and expenses of the applicable exchange agent, accounting, legal, printing and related fees and expenses.
Accounting Treatment
We will record the exchange notes at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as the terms of the exchange notes are substantially identical to those of the outstanding notes.
Transfer Taxes
Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those outstanding notes.

USE OF PROCEEDS
The exchange offers are intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes in the exchange offers. In exchange for each of the exchange notes, we will receive outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offers. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES
Our consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 2015 are as follows:
	Year ended December 31,
	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	(a)	185	289	747	1,893

(a)
Due to net losses in the year ended December 31, 2015, the ratio of earnings to fixed charges were less than 1. Our earnings were insufficient to cover fixed charges requirements by $208 million.

We have not issued any, nor do we have any outstanding, shares of preferred stock in the years ended December 31, 2015, 2014, 2013, 2012 and 2011.

CAPITALIZATION
The following table sets forth our cash and equivalents and capitalization as of December 31, 2015. You should read this section in conjunction with “Use of Proceeds,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Other Indebtedness” and the Consolidated Financial Statements and accompanying notes included elsewhere in this prospectus.
As of December 31, 2015 (dollars in millions)
Cash	$366
Debt:
Senior secured term loan	$1,493
Senior unsecured notes	2,495
Other	26
Total debt, including current portion	4,014
Total stockholders’ equity	130
Total capitalization	$4,144

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
The following table presents Chemours’ selected historical consolidated financial data. The selected historical consolidated financial data as of December 31, 2015, 2014 and 2013 are derived from audited information contained in Chemours’ Consolidated Financial Statements included elsewhere in this prospectus. The selected historical consolidated financial data as of and for the year ended December 31, 2012 are derived from Chemours’ audited consolidated financial statements and the selected historical consolidated financial data as of and for the year ended December 31, 2011 are derived from Chemours’ unaudited consolidated financial statements that are not included in this prospectus.
The selected historical consolidated financial data for the periods ended December 31, 2011 through 2014 and for the first six months of the year ended December 31, 2015 include certain expenses of DuPont that were allocated to Chemours for certain corporate functions including information technology, research and development, finance, legal, insurance, compliance and human resources activities. These costs may not be representative of the future costs Chemours will incur as an independent, publicly traded company. In addition, Chemours’ historical financial information does not reflect changes that Chemours expects to experience in the future as a result of Chemours’ separation and distribution from DuPont, including changes in Chemours’ cost structure, personnel needs, tax structure, capital structure, financing and business operations. Consequently, the financial information included here may not necessarily reflect what Chemours’ financial position, results of operations and cash flows would have been had it been an independent, publicly traded company during the periods presented. Accordingly, these historical results should not be relied upon as an indicator of Chemours’ future performance.
Certain reclassifications of prior years’ data have been made to conform to the current year’s presentation, primarily relating to the early adoption of balance sheet classification of deferred taxes discussed in Note 3 to the Consolidated Financial Statements included elsewhere in this prospectus.
For a better understanding, this section should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and accompanying notes included elsewhere in this prospectus.
	Year ended December 31,
(Dollars in millions)	2015	2014	2013	2012	2011 (unaudited)
Summary of operations:
Net sales	$5,717	$6,432	$6,859	$7,365	$7,972
(Loss) income before income taxes	$(188)	$550	$576	$1,485	$1,907
(Benefit from) provision for income taxes	$(98)	$149	$152	$427	$474
Net (loss) income attributable to Chemours	$(90)	$400	$423	$1,057	$1,431
Financial position as period end:
Working capital(1)	$835	$543	$474	$601	$585
Total assets	$6,298	$5,959	$5,580	$5,309	$5,242
Borrowings and capital lease obligations, net(2)	$3,954	$1	$1	$1	$2
General:
Purchases of property, plant and equipment	$519	$604	$438	$432	$355
Depreciation and amortization	$267	$257	$261	$266	$272

(1)
Current assets minus current liabilities.

(2)
Amount as of December 31, 2015 includes unamortized debt issuance costs of  $60 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations together with the “Selected Historical Consolidated Financial Data” and the Consolidated Financial Statements and the related notes included elsewhere in this prospectus. The following discussion and analysis of our financial condition and results of operations contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Disclosure” of this prospectus. Actual results may differ materially from those contained in any forward-looking statement.
Unless the context otherwise requires, references in this prospectus to “The Chemours Company,” “The Chemours Company, LLC,” “Chemours,” “we,” “us,” “our” and “our company” refer to The Chemours Company and its consolidated subsidiaries. References in this prospectus to “DuPont” refer to E. I. du Pont de Nemours and Company, a Delaware corporation, and its consolidated subsidiaries (other than Chemours and its consolidated subsidiaries), unless the context otherwise requires. References to “DuPont stockholders” refer to stockholders of DuPont in their capacity as holders of common stock only, unless context otherwise requires.
Introduction
Management’s discussion and analysis, which we refer to in this prospectus as “MD&A,” of our results of operations and financial condition is provided as a supplement to the Consolidated Financial Statements and the related notes included elsewhere in this prospectus to help provide an understanding of our financial condition, changes in financial condition and results of our operations.
Overview
Chemours is a leading global provider of products that are key inputs in end-products and processes in a variety of industries. We deliver customized solutions with a wide range of industrial and specialty chemical products for markets including plastics and coatings, refrigeration and air conditioning, general industrial, mining and oil refining. Principal products include titanium dioxide, refrigerants, industrial fluoropolymer resins and a portfolio of industrial chemicals including sodium cyanide.
Chemours manages and reports operating results through three reportable segments: Titanium Technologies, Fluoroproducts and Chemical Solutions. Our position with each of these businesses reflects the strong value proposition we provide to our customers based on our long history and reputation in the chemical industry for safety, quality and reliability.
On July 1, 2015, the Distribution Date, DuPont completed the previously announced spin-off of Chemours by distributing Chemours’ common stock, on a pro rata basis, to DuPont’s stockholders of record as of the close of business on June 23, 2015 (the “Record Date”) (the transaction referred to herein as the Distribution). On the Distribution Date, each holder of DuPont common stock received one share of Chemours’ common stock for every five shares of DuPont’s common stock held on the Record Date. The spin-off was completed pursuant to a separation agreement and several other agreements with DuPont related to the spin-off, including the Employee Matters Agreement, Tax Matters Agreement, Transition Services Agreement and Intellectual Property Cross-License Agreement, each of which was filed with the SEC as an exhibit to our Current Report on Form 8-K on July 1, 2015. These agreements govern the relationship among Chemours and DuPont following the spin-off and provide for the allocation of various assets, liabilities, rights and obligations. These agreements also include arrangements for transition services to be provided by DuPont to Chemours.
Basis of Presentation
Prior to July 1, 2015, Chemours operations were included in DuPont’s financial results in different legal forms, including but not limited to wholly-owned subsidiaries for which Chemours was the sole business, components of legal entities in which Chemours operated in conjunction with other DuPont businesses and a majority owned joint venture. For periods prior to July 1, 2015, the Consolidated Financial Statements, included elsewhere in this prospectus, have been prepared from DuPont’s historical accounting records and are presented on a stand-alone basis as if the business operations had been conducted independently from DuPont. The Consolidated Financial Statements include the historical operations, assets and liabilities of the legal entities that are considered to comprise the Chemours business, including certain environmental remediation and litigation obligations of DuPont and its subsidiaries that Chemours may be required to indemnify pursuant to the separation-related agreements executed prior to the Distribution. All of the allocations and estimates in the Consolidated Financial Statements prior to July 1, 2015 are based on assumptions that management believes are reasonable.
Recent Developments
Transformation Plan
During the third quarter of 2015, Chemours announced a plan to transform the company by reducing structural costs, growing market positions, optimizing its portfolio, refocusing investments, and enhancing its organization. Chemours expects the transformation plan to deliver $500 million of incremental Adjusted EBITDA improvement over 2015 through 2017. Based on our anticipated cost reduction and growth initiatives, we would expect an approximately similar improvement in pre-tax income. Through a combination of higher free cash flow from operations, lower capital spending, and potential proceeds from asset sales, the Company anticipates reducing its leverage ratio (net debt to Adjusted EBITDA) to approximately three times by year-end 2017. See Non-GAAP Financial Measures included herein for a definition of Adjusted EBITDA and other information regarding our use of non-GAAP measures.
Key actions initiated under the transformation plan during 2015 included Titanium Technologies plant and production line closures, Fluoroproduct line closures, announcement of the Reactive Metals Solutions (RMS) plant closure, global workforce reductions, and lower service, real estate and procurement costs.
Global Workforce Reductions
In June 2015, in light of continued weakness in the global titanium dioxide market cycle and continued foreign currency impacts due to the strengthening of the U.S. dollar, Chemours implemented a restructuring plan to reduce and simplify its cost structure. This plan resulted in a global workforce reduction of more than 430 positions. As a result of this action, we recorded a pre-tax charge of  $64 million for employee separation costs in the year ended December 31, 2015. The actions associated with this charge and all related payments are expected to be substantially complete by the end of 2016.
In November 2015, Chemours announced an additional global workforce reduction of approximately 430 positions. This action is part of ongoing efforts to streamline and simplify the structure of the organization worldwide and to reduce costs. As a result of this action, the Company recorded approximately $48 million of employee separation costs during the fourth quarter of 2015. The Company expects to complete this headcount reduction during 2016 and related payments are expected to be substantially complete in 2017.
Titanium Technologies Plant Closures
In August 2015, the Company announced the closure of its Edge Moor, Delaware manufacturing site. The Edge Moor plant produced TiO2 product for use in the paper industry and other applications where demand has declined steadily and has resulted in underused capacity at the plant. In addition, as part of the plan, the Company permanently shut down one underused TiO2 production line at its New Johnsonville, Tennessee plant. The Company stopped production at Edge Moor in September 2015 and immediately began decommissioning the plant. The Company expects to complete decommissioning activities in the first quarter of 2016 and will begin dismantling thereafter. Dismantling and removal activities are expected to be completed in early 2017.
As a result, during the year ended December 31, 2015, the Company recorded charges of approximately $140 million, which consist of property, plant and equipment and other asset impairment charges of  $115 million, employee separation costs of  $11 million and decommissioning costs of  $14 million. These charges were allocated entirely to the Titanium Technology segment. The Company also expects to incur additional charges of approximately $50 million for decommissioning, dismantling and removal costs in 2016 to early 2017, which will be expensed as incurred. Because the Company is still in the early stages of implementing this plan, the amount and timing of the above estimates may differ materially from the amounts provided.
Fluoroproducts Restructuring
During the third quarter of 2015, in connection with the Company’s transformation plan announced in August 2015 and efforts to improve the profitability of the Fluoroproducts segment, management approved the shutdown of certain production lines of the segment’s manufacturing facilities in the United States. As a result, the Company recorded restructuring charges of approximately $21 million, which consist of property, plant and equipment accelerated depreciation of  $18 million, employee separation costs of  $2 million and decommissioning costs of  $1 million. The Company also expects to incur approximately $5 million of additional decommissioning, dismantling and removal costs in 2016 through 2017.
Chemical Solutions Portfolio Optimization Actions
In November 2015, the Company signed a definitive agreement to sell its aniline facility in Beaumont, Texas to The Dow Chemical Company (“Dow”) for approximately $140 million in cash. The transaction closed on March 1, 2016 and we expect to record a gain on sale in the quarter ending March 31, 2016. At December 31, 2015, the assets at Beaumont were classified as held for sale on the Company’s Consolidated Balance Sheet. As part of this transaction, Chemours has entered into an agreement to meet Dow’s additional aniline supply requirements with production from its Pascagoula, Mississippi facility. Chemours will also continue to serve other aniline customers from its Pascagoula plant.
Also during the fourth quarter of 2015, the Company announced the completion of the strategic review of its Reactive Metals Solutions (“RMS”) business and the decision to stop production at the Niagara Falls, NY site by the end of December 2016. The Niagara Falls plant has approximately 200 employees and contractors that will be impacted by this action. As a result, in the fourth quarter of 2015, the Company recorded approximately $12 million of employee separation costs. Additional restructuring charges of approximately $15 million for contract termination, decommissioning and site redevelopment are expected to be incurred in 2016 through 2018. Because the Company is still in the early stages of implementing this plan, the amount and timing of the above estimates may differ materially from the amounts provided.
Prior to the plant closure decision, the RMS plant assets were evaluated for impairment during the third quarter of 2015. We determined that the manufacturing facility should be assessed for impairment driven primarily by continued losses experienced by the business. The assessment indicated that the carrying amount of the long-lived assets were not recoverable when compared to the expected undiscounted cash flows of business. Based on our assessment of the fair value of the related asset groups, we determined that the carrying value of RMS’ asset groups exceeded its fair value. As a result of the impairment test, a $45 million pre-tax impairment charge was recorded in the Chemical Solutions segment. See Note 12 to the Consolidated Financial Statements for further information.
In addition, also during the third quarter of 2015, the Company determined that indicators were present in the Sulfur reporting unit which suggested that the fair value of the reporting unit had declined below the carrying value, primarily driven by lower than forecasted revenue and profitability levels for 2015 and future periods. The interim goodwill impairment analysis performed in the third quarter of 2015 resulted in a goodwill impairment of  $25 million in 2015. See Note 13 to the Consolidated Financial Statements for further information.
Our Results and Business Highlights
Revenue and Growth:   Net sales for the year ended December 31, 2015 were $5.7 billion, a decrease of 11.1% from $6.4 billion for the year ended December 31, 2014, which was primarily due to continued pressure on TiO2 prices, the negative impact of foreign currency and soft demand conditions for certain fluoropolymers products.

Profitability:   We recognized a net loss of  $90 million for the year ended December 31, 2015, compared with net income of  $401 million and $424 million for the same periods in 2014 and 2013, respectively. The decrease in our profitability during the year was primarily the result of a decline in our net sales as well as the impact of various restructuring activities discussed in “—Recent Developments” and our indebtedness, which resulted to pre-tax charges of  $333 million of employee separation and asset related charges, net and $132 million of interest expense, partially offset by the related income tax benefits of approximately $150 million. Adjusted EBITDA was $573 million, $876 million and $984 million for the years ended December 31, 2015, 2014, and 2013, respectively.
Results of Operations
	Year Ended December 31,
(Dollars in millions)	2015	2014	2013
Net sales	$5,717	$6,432	$6,859
Cost of goods sold	4,762	5,072	5,395
Gross profit	955	1,360	1,464
Selling, general and administrative expense	632	685	768
Research and development expense	97	143	164
Employee separation and asset related charges, net	333	21	2
Goodwill impairment	25	—	—
Total expenses	1,087	849	934
Equity in earnings of affiliates	22	20	22
Interest expense, net	(132)	—	—
Other income, net	54	19	24
(Loss) income before income taxes	(188)	550	576
(Benefit from) provision for income taxes	(98)	149	152
Net (loss) income	(90)	401	424
Less: Net income attributable to noncontrolling interests	—	1	1
Net (loss) income attributable to Chemours	$(90)	$400	$423

Net sales
For the years ended December 31, 2015 and 2014:   The table below shows the impact of price, currency, volume and portfolio on net sales for the year ended December 31, 2015 compared with 2014:
			Percentage Change Due to:
(Dollars in millions)	2015 Net Sales	Percentage Change vs. 2014	Local Price	Currency Effect	Volume	Portfolio/ Other
Worldwide	$5,717	(11)%	(5)%	(4)%	(1)%	(1)%
Net sales for the year ended December 31, 2015 were $5.7 billion, a decrease of approximately 11% compared to $6.4 billion for the year ended December 31, 2014, which was primarily due to continued pressure on TiO2 prices and the negative impact of foreign currency, offset by price increases in Fluoroproducts and volume growth in Chemical Solutions portfolio.
For the years ended December 31, 2014 and 2013:   The table below shows the impact of price, currency, volume and portfolio on net sales for the year ended December 31, 2014 compared with 2013:
			Percentage Change Due to:
(Dollars in millions)	2014 Net Sales	Percentage Change vs. 2013	Local Price	Currency Effect	Volume	Portfolio/ Other
Worldwide	$6,432	(6)%	(5)%	—%	3%	(4)%

Net sales of  $6.4 billion for the year ended December 31, 2014 decreased 6% primarily in comparison with the year ended December 31, 2013, primarily due to a portfolio change in the Chemical Solutions segment and lower prices principally for TiO2 and refrigerants. The portfolio change involved a customer’s election to exercise a put/call option to acquire the entire property and equipment of the Baytown facility on December 31, 2013. Decreased selling prices for TiO2 were partially offset by increased volumes for Opteon™ YF refrigerant.
Cost of goods sold
For the years ended December 31, 2015 and 2014:   Cost of goods sold (“COGS”) decreased 6% during the year ended December 31, 2015 in comparison with the year ended December 31, 2014. Approximately 4% of the decrease was driven by lower production costs from lower costs of raw materials, lower employee benefits and the impact of global headcount reduction as a result of our transformation plan. The decrease was due to lower sales volume and mix, as well slightly favorable currency impact. COGS as a percentage of net sales increased by 4% to 83% for the year ended December 31, 2015 primarily driven by lower average prices primarily in TiO2 and the unfavorable foreign currency impact on our net sales over our fixed U.S. dollar costs.
For the years ended December 31, 2014 and 2013:   COGS decreased 6% during the year ended December 31, 2014 in comparison with the year ended December 31, 2013. This decrease is primarily driven by a portfolio change in the Chemical Solutions segment involving a customer’s election to exercise a put/call option to acquire the entire property and equipment of the Baytown facility, coupled with a decrease in pension costs. The portfolio change accounted for $248 million of the decrease in COGS. The decrease in pension costs was primarily related to improved returns on pension plan assets and an increase in the discount rate. COGS as a percentage of net sales was 79%, consistent with the year ended December 31, 2013.
The following table shows COGS as a percent of net sales.
	Year Ended December 31,
(Dollars in millions)	2015	2014	2013
Net sales	$5,717	$6,432	6,859
COGS	4,762	5,072	5,395
COGS as a percent of net sales	83%	79%	79%
Selling, general and administrative expense
For the years ended December 31, 2015 and 2014:   Selling, general and administrative expense (“SG&A”) decreased 8% to $632 million for the year ended December 31, 2015 in comparison with the year ended December 31, 2014. This decrease is primarily driven by the cost reduction initiatives implemented during the year, such as the global workforce reduction and other initiatives in connection with the transformation plan, as well as lower employee benefits (including pension), slightly offset by $17 million of transactions, legal and other related charges and approximately $4 million higher stock-based compensation charges primarily related to the converted awards. SG&A as a percentage of net sales was 11% for both periods.
For the years ended December 31, 2014 and 2013:   SG&A decreased 11% to $685 million for the year ended December 31, 2014 in comparison with the year ended December 31, 2013. This decrease was primarily driven by lower pension costs in 2014 and higher legal fees in 2013 related to the TiO2 antitrust litigation, which was resolved in 2013. SG&A as a percentage of net sales was 11% for both periods.
Research and development expense
For the years ended December 31, 2015 and 2014:   Research and development (“R&D”) expense decreased by $46 million or 32% for the year ended December 31, 2015 in comparison with the year ended December 31, 2014. Reductions in R&D spend were primarily driven by decisions to either delay or terminate projects following our separation from DuPont. The global workforce reduction initiative also impacted the R&D function and contributed to the decrease in R&D expense. R&D expense as a percentage of net sales was 2% for both periods.

For the years ended December 31, 2014 and 2013:   R&D decreased by $21 million for the year ended December 31, 2014 in comparison with the year ended December 31, 2013, primarily due to lower pension costs. R&D expense as a percentage of net sales was 2% for both periods.
Interest expense, net
We incurred interest expense of  $132 million for the year ended December 31, 2015 related to our financing transactions completed in May 2015 in connection with the separation. There was no comparable expense in 2014 or 2013. Refer to Note 18 to the Consolidated Financial Statements included elsewhere in this prospectus and “—Liquidity and Capital Resources” for additional information related to our indebtedness.
Employee separation and asset related charges, net
For the year ended December 31, 2015, we recorded pre-tax charges of approximately $333 million for employee separation and other asset related charges in connection with various restructuring activities during the year. This cost includes $112 million severance charges from our global workforce reduction, $140 million related to our capacity optimization in our Titanium Technologies segment, including the closure of our Edge Moor production facility, $21 million of Fluoroproducts restructuring activities, $57 million of restructuring relating to our Chemical Solutions segment, and impairment charges. See “—Recent Developments” for further information.
Other income, net
For the years ended December 31, 2015 and 2014:   For the year ended December 31, 2015 compared to the year ended December 31, 2014, other income, net increased by $35 million. This change is comprised of a $42 million gain on foreign exchange forward contracts, lower foreign currency exchange losses of approximately $23 million driven by the continued strengthening of the U.S. dollar versus the Mexican peso, the Euro and other currencies, and additional technology and licensing income of approximately $11 million. These increases were offset by a loss on sale of assets and businesses of  $9 million in 2015 compared to the gain of  $40 million recognized in 2014 discussed below. See Note 7 to the Consolidated Financial Statements for additional details.
For the years ended December 31, 2014 and 2013:   For the year ended December 31, 2014 compared to the year ended December 31, 2013, other income, net decreased by $5 million. This change is comprised of a $40 million gain on sales of assets and businesses in 2014, offset by a $35 million increase in foreign currency exchange losses, driven by the strengthening of the U.S. dollar versus the Euro and Swiss franc in 2014, and a reduction of  $7 million for leasing, contract services and miscellaneous income. In addition, for the year ended December 31, 2013, Chemours recognized a $7 million gain on purchase of an equity investment that did not occur in 2014.
(Benefit from) provision for income taxes
For the years ended December 31, 2015 and 2014:   For the year ended December 31, 2015, Chemours recorded a tax benefit of  $98 million with an effective income tax rate of approximately 52%. For the year ended December 31, 2014, Chemours recorded a tax provision of  $149 million with an effective tax rate of approximately 27%. The $247 million decrease in the tax provision and the corresponding increase in effective tax rate were due primarily to tax benefits recognized from the restructuring and asset impairment charges in the United States recorded in the second half of 2015, partially offset by earnings in foreign jurisdictions.
For the years ended December 31, 2014 and 2013:   For the year ended December 31, 2014, Chemours recorded a tax provision of  $149 million with an effective income tax rate of approximately 27%. For the year ended December 31, 2013, Chemours recorded a tax provision of  $152 million with an effective income tax rate of approximately 26%. The decrease in the tax provision was primarily due to a decrease in earnings. The increase in the effective tax rate in 2014 compared to 2013 was primarily due to the geographic mix of earnings and valuation allowance partly offset by a one-time tax benefit recognized in 2014 relating to a tax accounting method change. This tax accounting method change allowed an increase in tax basis in certain depreciable fixed assets which resulted in a net tax benefit for Chemours of  $10 million in 2014.

Segment Reviews
Adjusted EBITDA represents our primary measure of segment performance and is defined as income (loss) before income taxes excluding the following:
•
interest expense, depreciation and amortization,

•
non-operating pension and other postretirement employee benefit costs,

•
exchange gains (losses),

•
employee separation, asset-related charges and other charges, net,

•
asset impairments,

•
gains (losses) on sale of business or assets, and

•
other items not considered indicative of our ongoing operational performance and expected to occur infrequently.

A reconciliation of Adjusted EBITDA to net (loss) income for the years ended December 31, 2015, 2014 and 2013 is included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” and in Note 23 to the Consolidated Financial Statements included elsewhere in this prospectus.
Titanium Technologies
	Year Ended December 31,
(Dollars in millions)	2015	2014	2013
Segment Net Sales	$2,392	$2,937	$3,019
Adjusted EBITDA	$326	$723	$726
Adjusted EBITDA Margin	14%	25%	24%
	Year Ended December 31,
Change in segment net sales from prior period	2015	2014
Price	(12)%	(4)%
Volume	(2)%	1%
Currency	(5)%	—%
Portfolio/Other	—%	—%
Total Change	(19)%	(3)%

2015 versus 2014:   Net sales decreased by $545 million or 19% for the year ended December 31, 2015, compared with the same period in 2014, due primarily to lower selling prices and the continued unfavorable effect of foreign currency primarily against the Euro. Oversupply in the global titanium dioxide industry and weak demand continue to put downward pressure on pricing in all regions.
Adjusted EBITDA decreased during the year ended December 31, 2015 in comparison with same period in 2014. Adjusted EBITDA margin also decreased during the year ended December 31, 2015 in comparison with same period in 2014. Both decreases were primarily driven by lower sales and margin due to pricing pressures and unfavorable effects of foreign currency. Offsetting these decreases were productivity improvement initiatives, which resulted in lower raw materials, energy and plant operating costs, as well as the impact of our cost reduction programs, which included certain Titanium Technology plant shut-downs and global headcount reductions.
2014 versus 2013:   Net sales decreased by $82 million or 3% for the year ended December 31, 2014 compared with the same period in 2013. This decrease was due to lower prices which was partially offset by an increase in volume.
Adjusted EBITDA decreased marginally in 2014 while adjusted EBITDA margin remained relatively consistent in 2014 when compared to 2013.

Fluoroproducts
	Year Ended December 31,
(Dollars in millions)	2015	2014	2013
Segment Net Sales	$2,230	$2,327	$2,379
Adjusted EBITDA	300	282	395
Adjusted EBITDA Margin	13%	12%	17%
	Year Ended December 31,
Change in segment net sales from prior period	2015	2014
Price	2%	(8)%
Volume	—%	6%
Currency	(4)%	—%
Portfolio/Other	(2)%	—%
Total Change	(4)%	(2)%

2015 versus 2014:   Net sales decreased $97 million or 4% for the year ended December 31, 2015 compared with the same period in 2014. Net sales were unfavorably impacted by foreign currency exchange rates, primarily related to the Euro, Brazilian real, and Japanese yen, and continued weaker demand for industrial resins. Favorable product mix with strong Opteon™ refrigerant adoption delivered increased prices and steady overall volumes over the prior year.
Adjusted EBITDA and adjusted EBITDA margin increased during the year ended December 31, 2015 in comparison with same periods in 2014. Both increases were primarily due to product mix and cost reduction efforts including global headcount reductions during the second half of 2015.
2014 versus 2013:   Portfolio / OtherNet sales decreased by $52 million or 2% for the year ended December 31, 2014 compared with the same period in 2013, primarily due to lower selling prices for refrigerants and industrial resins. Refrigerant prices decreased in North America as a result of actions by the EPA related to allowances on HCFC’s (R-22) and the impact of lower cost Chinese imports on the overall pricing of HFC (R-134a) refrigerants and refrigerant blends globally. Industrial resins prices declined primarily as a result of pricing pressure from the addition of new production capacity by competitors. Pricing decreases were partially offset by higher volumes.
Adjusted EBITDA and adjusted EBITDA margin decreased, primarily due to lower prices and production shutdowns. Margin impact from lower prices was partially offset by lower business and overhead costs from productivity improvements. Additionally in 2014, expense relating to the short-term incentive plan was lower by approximately $8 million.
Chemical Solutions
	Year Ended December 31,
(Dollars in millions)	2015	2014	2013
Segment Net Sales	$1,095	$1,168	$1,461
Adjusted EBITDA	29	17	101
Adjusted EBITDA Margin	3%	1%	7%

	Year Ended December 31,
Change in segment net sales from prior period	2015	2014
Price	(5)%	(2)%
Volume	2%	1%
Currency	(3)%	—%
Portfolio/Other	—%	(19)%
Total Change	(6)%	(20)%

2015 versus 2014:   Net sales decreased by $73 million or 6% for the year ended December 31, 2015 compared with the same period in 2014, primarily due to lower prices based on contractual pass-through terms, changes in the mix of products sold as well as the unfavorable impact of foreign currency exchange rates including the Mexican peso, Canadian dollar and the Euro. These decreases were partially offset by volume increases in Cyanide and Sulfur due to strong demand.
Adjusted EBITDA and Adjusted EBITDA margin increased during the year ended December 31, 2015 in comparison with same period in 2014. The slight increase in Adjusted EBITDA was driven primarily by lower R&D expense and cost reduction efforts, including the global headcount reductions, during the second half of 2015.
2014 versus 2013:   Net sales decreased $293 million or 20%, for the year ended December 31, 2014 compared with the same period in 2013, primarily due to the portfolio impact of a customer’s election to exercise a put/call option to acquire the entire property and equipment of the Baytown facility on December 31, 2013. Sales decreased further from lower prices across all products.
Adjusted EBITDA and adjusted EBITDA margin decreased, primarily due to the portfolio impact noted above and lower prices.
2016 Outlook
With our transformation plan on track, we expect to reduce structural costs by an additional $200 million in 2016. These cost savings are primarily from actions taken during 2015 including facilities closures, headcount reductions, and procurement and productivity enhancements. In 2016, we suspended annual salary increases globally, subject to contractual and legal limitations, and we halted a discretionary contribution component in our U.S. 401(k) plan that will contribute toward our $200 million target. We anticipate that we will need to establish additional cost reduction initiatives during 2016 to realize our target of reducing structural costs by $350 million through 2017.
For 2016, we believe that those cost reductions in our transformation plan along with growth from Opteon™ and the benefits of our Altamira startup, will help us deliver full year Adjusted EBITDA above our 2015 performance. Along with a reduction in capital spending, we expect to generate modestly positive free cash flow during the year. Our outlook reflects our current visibility and expectations on market factors, such as currency movements, TiO2 pricing, and end-market demand.
Liquidity and Capital Resources
Prior to our spin-off on July 1, 2015, transfers of cash to and from DuPont’s cash management system were reflected in DuPont Company Net Investment in the historical Consolidated Balance Sheets, Statements of Cash Flows and Statements of Changes in DuPont Company Net Investment. DuPont funded our cash needs through the date of the separation. Chemours has a historical pattern of seasonality, with working capital use of cash in the first half of the year, and a working capital source of cash in the second half of the year.
Chemours’ primary source of liquidity is cash generated from operations, available cash and borrowings under the debt financing arrangements as described below. We believe these sources are sufficient to fund our planned operations and to meet our interest, dividend and contractual obligations. Our financial policy seeks to deleverage by using free cash flow to repay outstanding borrowings, selectively invest for growth to enhance our portfolio including certain strategic capital investments, and return cash to shareholders through dividend payments.

While we were a wholly-owned subsidiary of DuPont, our then-Board of Directors, consisting of DuPont employees, declared a dividend of an aggregate amount of  $100 million for the third quarter of 2015, which was paid on September 11, 2015 to our stockholders of record as of August 3, 2015. On September 1, 2015, our independent Board of Directors declared a dividend of  $0.03 per share, which was paid on December 14, 2015 to our stockholders of record on November 13, 2015.
The separation agreements set forth a process to true-up cash and working capital transferred to us from DuPont at separation. In January 2016, Chemours and DuPont entered into an agreement, contingent upon the credit agreement amendment described herein, which provided for the extinguishment of payment obligations of cash and working capital true-ups previously contemplated in the separation agreements. As a result, Chemours was not required to make any payments to DuPont, nor did DuPont make any payments to Chemours. In addition, the agreement set forth an advance payment of approximately $190 million, which was paid to Chemours in February 2016, for certain specified goods and services that Chemours expects to provide to DuPont over the next twelve to fifteen months under existing agreements with Chemours.
Over the next 12 months, Chemours expects to have significant interest, capital expenditure and restructuring payments. We expect to fund these payments through cash generated from operations, asset dispositions, available cash and borrowings under the revolving credit facility. We anticipate that our operations and debt financing arrangements will provide sufficient liquidity over the next 12 months. The availability under our Revolving Credit Facility is subject to the last 12 months of our consolidated EBITDA as defined under the credit agreement.
Cash Flow
The following table sets forth a summary of the net cash provided by (used for) operating, investing and financing activities.
	Year Ended December 31,
(Dollars in millions)	2015	2014	2013
Cash provided by operating activities	$182	$505	$798
Cash used for investing activities	(497)	(560)	(424)
Cash provided by (used for) financing activities	687	55	(374)
Cash Provided by Operating Activities
Cash provided by operating activities decreased by $323 million for the year ended December 31, 2015 compared to the same period in 2014, due to lower earnings than the prior year, payments on restructuring activities and interest payments on our 2015 financing transactions.
Cash provided by operating activities decreased by $293 million for the year ended December 31, 2014 compared with the same period in 2013, primarily due to increased payments of trade accounts payable for raw materials and lower earnings in 2014. The primary cause of the decrease was the timing of ore purchases with longer payment terms in the second half of 2013, which resulted in payments in early 2014. In addition, Chemours paid $72 million related to titanium dioxide antitrust litigation in 2014.
Cash Used for Investing Activities
Cash used for investing activities decreased $63 million for the year ended December 31, 2015 compared to the same period in 2014, primarily as a result of a $85 million decrease in capital expenditures of which $80 million relates to the expansion of Titanium Technologies’ Altamira plant in Mexico and approximately $50 million from other on-going and expansion activities, partially offset by increase in separation-related capital expenditures of  $45 million. In addition, we realized approximately $42 million of net gain from foreign exchange contract settlements entered into in 2015 after the separation and no similar realized gains or losses were incurred prior to the separation. The decreases in cash used for investing activities are partially offset by incremental investments made to our unconsolidated affiliate in China and lower sales proceeds due to lesser business and asset sale activities during 2015.

Cash used for investing activities increased $136 million for 2014 compared to the same period in 2013 primarily due to the expansion of Titanium Technologies’ Altamira plant in Mexico.
Capital expenditures relating to our Altamira expansion were $146 million, $227 million and $159 million for the years ended December 31, 2015, 2014 and 2013, respectively.
Cash Provided by (Used for) Financing Activities
Cash provided by financing activities increased by $632 million for the year ended December 31, 2015 compared to the same period in 2014, due primarily from the proceeds from our financing transactions offset by the net transfers to DuPont in connection with the separation. Through June 30, 2015, DuPont managed Chemours’ cash and financing arrangements and all excess cash generated through earnings was deemed remitted to DuPont and all sources of cash were deemed funded by DuPont. Prior to the spin-off on July 1, 2015, Chemours remitted approximately $3.4 billion to DuPont in the form of a dividend, using cash received from issuance of debt. See Note 4 to the Consolidated Financial Statements for additional information.
Cash provided by financing activities was $55 million in 2014 as compared to cash used for financing activities of  $374 million in 2013. Lower cash provided by operations as discussed above and higher purchases of property, plant and equipment of  $166 million, primarily due to the Altamira expansion, resulted in cash transfer from DuPont to fund the Company’s operations.
Current Assets
(Dollars in millions)	December 31, 2015	December 31, 2014
Cash	$366	$—
Accounts and notes receivable – trade, net	859	846
Inventories	972	1,052
Prepaid expenses and other	104	43
Total current liabilities	$2,301	$1,941

In 2014, Chemours participated in DuPont’s centralized cash management and financing programs. Disbursements were made through centralized accounts payable systems which are operated by DuPont. Cash receipts were transferred to centralized accounts, also maintained by DuPont. As such, we did not reflect a cash balance in our financial statements prior to separation. Cash as of December 31, 2015 includes the cash provided by DuPont at separation and our net increase in cash since the separation.
Accounts and notes receivable–trade, net at December 31, 2015 increased $13 million compared to December 31, 2014 primarily due to timing of collections of trade accounts receivable offset by unfavorable currency translation.
Inventories at December 31, 2015 decreased $80 million compared to December 31, 2014 primarily due to an effort to decrease inventory on hand as well lower cost of raw materials and lower production costs resulting from our transformation plan.
Prepaid expenses and other increased $61 million primarily due to our aniline facility in Beaumont, Texas which is classified as held-for-sale as of December 31, 2015 and included as other current assets. Also included is a prepaid premium on insurance programs we entered into in the normal course of business after the separation. Prior to the spin, Chemours participated in DuPont insurance programs.
Current Liabilities
(Dollars in millions)	December 31, 2015	December 31, 2014
Accounts payable	$973	$1,046
Short-term borrowings and current portion of long-term debt	39	—

(Dollars in millions)	December 31, 2015	December 31, 2014
Other accrued liabilities	454	352
Total current liabilities	$1,466	$1,398

Accounts payable decreased compared to December 31, 2014 due to timing of payments to vendors, and lower purchases and capital expenditures. Short-term borrowings and current portion of long-term debt primarily reflects our financing transactions with our unconsolidated affiliate and the required quarterly installment payments on our senior secured term loan. We had no comparable financing transactions in 2014. Other accrued liabilities increased due to employee separation accruals related to 2015 actions and accrued interest on debt issued in 2015.
Financing Transactions
On May 12, 2015, Chemours entered into certain financing transactions in connection with the Distribution and in recognition of the assets contributed to us by DuPont in anticipation of the separation. The proceeds from the financing transactions were used to fund a cash distribution to DuPont of  $3.4 billion and a distribution in kind of Notes with an aggregate principal amount of  $507 million. See Note 18 to the Consolidated Financial Statements included elsewhere in this prospectus for further discussion of these transactions.
The credit agreement provided for a seven-year senior secured term loan (the “Term Loan Facility”) in a principal amount of  $1.5 billion repayable in equal quarterly installments at a rate of one percent of the original principal amount per year, with the balance payable on the final maturity date. The Term Loan Facility was issued with a $7 million original issue discount and bears variable interest rate subject to a floor of 3.75%. The proceeds from the Term Loan Facility were used to fund a portion of the distribution to DuPont, along with related fees and expenses.
Prior to an amendment in February 2016, the credit agreement also provided for a five-year $1.0 billion senior secured revolving credit facility (the “Revolving Credit Facility”). In February 2016, an amendment to the Revolving Credit Facility reduced the capacity to $750 million beginning in the first quarter of 2016 and amended certain covenants (see “—Debt Covenants”). The proceeds of any loans made under the Revolving Credit Facility can be used to finance capital expenditures, acquisitions, working capital needs and for other general corporate purposes. Availability under the Revolving Credit Facility is subject to certain covenant limitations. At December 31, 2015, the facility was undrawn with a borrowing availability of approximately $625 million. We had $129 million letters of credit issued and outstanding under this facility at December 31, 2015.
Chemours’ obligations under the Term Loan Facility and Revolving Credit Facility (collectively, the “Senior Secured Credit Facilities”) are guaranteed on a senior secured basis by all of its material domestic subsidiaries, subject to certain agreed upon exceptions. The obligations under the Senior Secured Credit Facilities are also, subject to certain agreed upon exceptions, secured by a first priority lien on substantially all of Chemours and its material wholly-owned domestic subsidiaries’ assets, including 100 percent of the stock of domestic subsidiaries and 65 percent of the stock of certain foreign subsidiaries.
Additionally, on May 12, 2015, Chemours issued approximately $2,503 million aggregate principal of its outstanding notes in a private placement. The 2023 outstanding notes have an aggregate principal amount of  $1,350 million and bear interest at a rate of 6.625% per annum and will mature on May 15, 2023 with all principal paid at maturity. The 2025 outstanding notes have an aggregate principal amount of  $750 million and bear interest at a rate of 7.000% per annum and will mature on May 15, 2025 with all principal paid at maturity. The Euro outstanding notes with an aggregate principal amount of  €360 million bear interest at a rate of 6.125% per annum and will mature on May 15, 2023 with all principal paid at maturity. Interest on the outstanding notes is payable semi-annually in cash in arrears on May 15 and November 15 of each year, which commenced on November 15, 2015. The outstanding notes were offered in the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. Chemours is required to register the outstanding notes with the SEC within 465 days. If

Chemours fails to do so, it would be required to pay additional interest at a rate of 0.25% for the first 90 days following a registration default and additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum rate of 0.50%, until the registration requirements are met. Application is also expected to be made to the Irish Stock Exchange for the approval of listing particulars in relation to the Euro outstanding notes prior to the first anniversary of the issue date of the Euro outstanding notes.
The outstanding notes will be fully and unconditionally guaranteed, jointly and severally, by Chemours’ existing and future domestic subsidiaries that guarantee (the “Guarantors”) the Senior Secured Credit Facilities or that guarantee other indebtedness of Chemours or any guarantor in an aggregate principal amount in excess of  $75 million (the “Guarantees”). The outstanding notes are unsecured and unsubordinated obligations of Chemours. The Guarantees are unsecured and unsubordinated obligations of the Guarantors. The outstanding notes rank equally in right of payment to all of Chemours’ existing and future unsecured unsubordinated debt and senior in right of payment to all of Chemours’ existing and future debt that is by its terms expressly subordinated in right of payment to the outstanding notes. The outstanding notes are subordinated to indebtedness under the Senior Secured Credit Facilities as well as any future secured debt to the extent of the value of the assets securing such debt. Chemours is obligated to offer to purchase the outstanding notes at a price of  (a) 101 percent of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain change of control events and (b) 100 percent of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, with the proceeds from certain asset dispositions. These restrictions and prohibitions are subject to certain qualifications and exceptions set forth in the Indenture, including without limitation, reinvestment rights with respect to the proceeds of asset dispositions. Chemours is permitted to redeem some or all of the 2023 outstanding notes and Euro outstanding notes by paying a “make-whole” premium prior to May 15, 2018. Chemours also may redeem some or all of the 2023 outstanding notes and Euro outstanding notes on or after May 15, 2018 and thereafter at specified redemption prices. Chemours also may redeem some or all of the 2025 outstanding notes on or after May 15, 2020 at specified redemption prices.
Debt Covenants
Chemours is subject to certain debt covenants that, among other things, limit Chemours and certain of Chemours’ subsidiaries to incur indebtedness, pay dividends or make other distributions, prepay, redeem or repurchase certain debt, make loans and investments, sell assets, incur liens, enter into transactions with affiliates and consolidate or merge. These covenants are subject to a number of exceptions and qualifications set forth in the respective agreements.
In the third quarter of 2015, Chemours and its Revolving Credit Facility lenders entered into an amendment to the Revolving Credit Facility that strengthens Chemours’ financial position by providing enhanced liquidity to implement the Transformation Plan. The amendment modified the consolidated EBITDA definition in the covenant calculation to include pro forma benefits of announced cost reduction initiatives. Further, in the first quarter of 2016, Chemours and its Revolving Credit Facility lenders entered into a second amendment to the Revolving Credit Facility that (a) replaced the total net leverage ratio financial covenant with a senior secured net leverage ratio; (b) reduced the minimum required levels of interest expense coverage ratio covenant; (c) increased the limits and time horizon for inclusion of pro forma benefits of announced cost reduction initiatives into consolidated EBITDA definition for the purposes of calculating financial covenants; and (d) reduced the revolver availability from $1.0 billion to $750 million. These changes provide further flexibility to Chemours to sustain a potentially prolonged downturn in the business and enhance its liquidity to implement the transformation plan.
The credit agreement contains financial covenants which, solely with respect to the Revolving Credit Facility as amended, require Chemours not to exceed a maximum senior secured net leverage ratio of 3.50 to 1.00 and to maintain a minimum interest coverage ratio of 1.75 to 1.00 until December 31, 2016. In addition, the credit agreement contains customary affirmative and negative covenants that, among other things, limit or restrict Chemours and its subsidiaries’ ability, subject to certain exceptions, to incur liens, merge, consolidate or sell, transfer or lease assets, make investments, pay dividends, transact with subsidiaries and incur indebtedness. The credit agreement also contains customary representations and warranties and events of default.

The Senior Secured Credit Facilities and the Notes contain events of default customary for these types of financings, including cross default and cross acceleration provisions to material indebtedness of Chemours. Chemours was in compliance with its debt covenants as of December 31, 2015.
Maturities
There are no debt maturities in any of the next seven years, except, in accordance with the credit agreement, Chemours has required principal payments related to the Term Loan Facility of  $15 million in each year from 2016 to 2020. Debt maturities related to the Term Loan Facility and the Notes in 2021 and beyond will be $3,913 million.
Supplier Financing
Chemours has entered into a global paying services agreement with a financial institution. Under this agreement, the financial institution acts as the paying agent for Chemours with respect to accounts payable due to our suppliers who elect to participate in the program. The agreement allows our suppliers to sell their receivables to the financial institution at the discretion of both parties on terms that are negotiated between them. Our obligations to our suppliers, including the amounts due and scheduled payment dates, are not impacted by our suppliers’ decisions to sell their receivables under this program. At December 31, 2015, the payment instructions from Chemours were $171 million, of which certain suppliers have elected to be paid early in an aggregate amount of  $161 million. The available capacity under this program can vary based on the number of investors participating in this program at any point of time.
Capital Expenditures
Our operations are capital intensive, requiring ongoing investment to upgrade or enhance existing operations and to meet environmental and operational regulations. Our capital requirements have consisted, and are expected to continue to consist, primarily of:
•
ongoing capital expenditures, such as those required to maintain equipment reliability, the integrity and safety of our manufacturing sites and to comply with environmental regulations;

•
investments in our existing facilities to help support introduction of new products and de-bottleneck to expand capacity and grow our business; and

•
investment in projects to reduce future operating costs and enhance productivity.

The following table summarizes ongoing and expansion capital expenditures (which includes environmental capital expenditures), as well as expenditures related to our separation from DuPont, for the years ended December 31, 2015, 2014 and 2013:
	Year Ended December 31,
(Dollars in millions)	2015	2014	2013
Titanium Technologies	$255	$365	$290
Fluoroproducts	142	133	96
Chemical Solutions	117	106	52
Corporate & Other	5	—	—
Total Capital Expenditures(1)	$519	$604	$438

(1)
Includes separation-related capital expenditures of  $66 million and $21 million for the years ended December 31, 2015 and 2014, respectively.

The decrease in our ongoing capital expenditures in 2015 compared with 2014 is due to lower spending in 2015 as we finish the expansion of our Altamira production facility. Capital expenditures as a percentage of our net sales were 9%, 9% and 6% for the years ended December 31, 2015, 2014 and 2013, respectively.

We expect our capital expenditures, excluding separation-related spending, to decline in 2016 and 2017 as we finish the expansion of our Altamira production facility, reaching a more normalized level of approximately $350 million per year beginning in 2017. For further detail related to our environmental capital expenditures, see “— Environmental Matters.”
Contractual Obligations
Information related to the Company’s significant contractual obligations is summarized in the table below.
		Payments Due In
(Dollars in millions)	Total at December 31, 2015	2016	2017 – 2018	2019 – 2020	2021 and Beyond
Long-term debt obligations(1)	$3,988	$15	$30	$30	$3,913
Interest payments on long-term debt obligations(1)	1,702	223	444	442	593
Operating leases	346	84	135	89	38
Purchase obligations(2)
Raw material obligations	1,358	111	168	156	923
Utility obligations	119	26	35	18	40
Other	169	60	73	26	10
Total purchase obligations	1,646	197	276	200	973
Other liabilities
Workers’ compensation	38	6	17	7	8
Asset retirement obligations	42	1	4	—	37
Environmental remediation	290	67	89	62	72
Legal settlements	20	7	4	4	5
Employee separation costs	99	76	23	—	—
Other(3)	61	20	4	5	32
Total other liabilities	550	177	141	78	154
Total contractual obligations(4)	$8,232	$696	$1,026	$839	$5,671

(1)
To calculate payments due for principal and interest, we assumed that interest rates, foreign currency exchange rates, and outstanding borrowings under credit facilities were unchanged from December 31, 2015 through maturity.

(2)
Represents enforceable and legally binding agreements to purchase goods or services that specify fixed or minimum quantities; fixed minimum or variable price provisions; and the approximate timing of the agreement.

(3)
Includes expected contributions and benefits payments in excess of plan assets to be made to fund our pension and other long-term employee benefit plans. Actual payments will depend on several factors, including investment performance and discount rates, and may also be affected by changes in applicable local requirements. See Note 21 to the Consolidated Financial Statements included elsewhere in this prospectus for additional information.

(4)
Due to uncertainty regarding the completion of tax audits and possible outcomes, we are unable to determine the timing of payments related to unrecognized tax benefits. See Note 8 to the Consolidated Financial Statements included elsewhere in this prospectus for additional information.

Off Balance Sheet Arrangements
Information with respect to Chemours’ guarantees is included in Note 19 to the Consolidated Financial Statements. Historically, Chemours has not made significant payments to satisfy guarantee obligations; however, Chemours believes it has the financial resources to satisfy these guarantees in the event required.

Recent Accounting Pronouncements
See Note 3 to the Consolidated Financial Statements included elsewhere in this prospectus for a summary of recent accounting pronouncements.
Critical Accounting Policies and Estimates
Chemours’ significant accounting policies are more fully described in Note 3 to the Consolidated Financial Statements. Management believes that the application of these policies on a consistent basis enables the Company to provide the users of the financial statements with useful and reliable information about the Company’s operating results and financial condition.
The preparation of the Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts, including, but not limited to, receivable and inventory valuations, impairment of tangible and intangible assets, long-term employee benefit obligations, income taxes, restructuring liabilities, environmental matters, and litigation. Management’s estimates are based on historical experience, facts and circumstances available at the time and various other assumptions that are believed to be reasonable. The Company reviews these matters and reflects changes in estimates as appropriate. Management believes that the following represents some of the more critical judgment areas in the applications of the Company’s accounting policies which could have a material effect on the Company’s financial position, liquidity or results of operations.
Goodwill
The excess of the purchase price over the estimated fair value of the net assets acquired, including identified intangibles, in a business combination is recorded as goodwill. Goodwill is tested for impairment at least annually on October 1; however, impairment tests are performed more frequently when events or changes in circumstances indicate that the asset may be impaired. Impairment exists when carrying value exceeds fair value. Goodwill is evaluated for impairment at the reporting unit level.
Evaluating goodwill for impairment is a two-step process. In the first step, Chemours compares the carrying value of net assets to the fair value of the related operations. Chemours estimates the fair value of its reporting units using the income approach based on the present value of future cash flows. The factors considered in determining the cash flows include: 1) macroeconomic conditions; 2) industry and market considerations; 3) costs of raw materials, labor or other costs having a negative effect on earnings and cash flows; 4) overall financial performance; and 5) other relevant entity-specific events. If the fair value is determined to be less than the carrying value, a second step is performed to compute the amount of the impairment.
As a result of the tests performed in 2015, there was no impairment of the Company’s goodwill as the fair value substantially exceeded the carrying values for each reporting units tested, except for our Sulfur reporting unit in the Chemicals Solutions segment.
Goodwill of  $25 million was allocated to our Sulfur reporting unit. We performed the two-step impairment test for the Sulfur reporting unit and determined that the implied fair value of its goodwill was lower than its carrying value, resulting in a full impairment of the reporting unit’s goodwill. As a result, Chemours recorded a $25 million pre-tax impairment charge for goodwill during the year ended December 31, 2015 in the Chemicals Solutions segment. See Note 13 to the Consolidated Financial Statements for further discussions.
The determination of whether or not goodwill is impaired involves a significant level of judgment in the assumptions underlying the approach used to determine the estimated fair value of our reporting units. Chemours believes that assumptions and rates used in the impairment assessment are reasonable. However, these assumptions are judgmental and variations in any assumptions could result in materially different calculations of fair value. The Company will continue to evaluate goodwill on an annual basis as of October 1, and whenever events or changes in circumstances, such as significant adverse changes in operating results, market conditions or changes in management’s business strategy, indicate that there may be a probable indicator of impairment. It is possible that the assumptions used by management related to the evaluation may change or that actual results may vary significantly from management’s estimates.

Valuation of Assets
The assets and liabilities of acquired businesses are measured at their estimated fair values at the dates of acquisition. The determination and allocation of fair value to the assets acquired and liabilities assumed is based on various assumptions and valuation methodologies requiring considerable management judgment, including estimates based on historical information, current market data and future expectations. The principal assumptions utilized in Chemours’ valuation methodologies include revenue growth rates, operating margin estimates, royalty rates and discount rates. Although the estimates are deemed reasonable by management based on information available at the dates of acquisition, those estimates are inherently uncertain.
Assessment of potential impairment of property, plant and equipment, other intangible assets and investments in affiliates is an integral part of Chemours’ normal ongoing review of operations. Chemours evaluates the carrying value of long-lived assets to be held and used when events or changes in circumstances indicate that the carrying value may not be recoverable. For purposes of recognition or measurement of an impairment loss, the assessment is performed on the asset or asset group at the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. To determine the level at which the assessment is performed, Chemours considers factors such as revenue dependency, shared costs and the extent of vertical integration. The carrying value of a long-lived asset is considered impaired when the total projected undiscounted cash flows from the use and eventual disposition of asset or asset group are less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. The fair value methodology used is an estimate of fair market value which is made based on prices of similar assets or other valuation methodologies including present value techniques. Long-lived assets to be disposed of other than by sale are classified as held for use until their disposal. Long-lived assets to be disposed of by sale are classified as held for sale and are reported at the lower of carrying amount or fair market value less cost to sell. Depreciation is discontinued for long-lived assets classified as held for sale.
Testing for potential impairment of these assets is significantly dependent on numerous assumptions and reflects management’s best estimates at a particular point in time. The dynamic economic environments in which Chemours’ segments operate, and key economic and business assumptions with respect to projected selling prices, market growth and inflation rates, can significantly affect the outcome of impairment tests. Estimates based on these assumptions may differ significantly from actual results. Changes in factors and assumptions used in assessing potential impairments can have a significant impact on the existence and magnitude of impairments, as well as the time in which such impairments are recognized. In addition, Chemours continually reviews its diverse portfolio of assets to ensure they are achieving their greatest potential and are aligned with Chemours’ growth strategy. Strategic decisions involving a particular group of assets may trigger an assessment of the recoverability of the related assets. Such an assessment could result in impairment losses. During 2015, Chemours recorded a pre-tax asset impairment charge in the Chemical Solutions segment of  $45 million to adjust the carrying value of its asset group to fair value. See Notes 6 and 12 to the Consolidated Financial Statements included elsewhere in this prospectus for additional details related to this charge.
Environmental Liabilities and Expenditures
Chemours accrues for remediation activities when it is probable that a liability has been incurred and a reasonable estimate of the liability can be made. Environmental liabilities and expenditures included in the Consolidated Financial Statements include claims for matters that are liabilities of DuPont and its subsidiaries, that Chemours may be required to indemnify pursuant to the separation-related agreements executed prior to the Distribution. Accruals for environmental matters are recorded in cost of goods sold when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Accrued liabilities do not include claims against third parties and are not discounted.
Costs related to environmental remediation are charged to expense in the period incurred. Other environmental costs are also charged to expense in the period incurred, unless they increase the value of the property or reduce or prevent contamination from future operations, in which case, they are capitalized and amortized.

Litigation
Chemours accrues for litigation matters when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Litigation liabilities and expenditures included in the Consolidated Financial Statements represent litigation matters that are liabilities of DuPont and its subsidiaries, that Chemours may be required to indemnify pursuant to the separation-related agreements executed prior to the Distribution. Disputes between Chemours and DuPont may arise with respect to indemnification of these matters, including disputes based on matters of law or contract interpretation. If and to the extent these disputes arise, they could materially adversely affect Chemours’ results of operations. Legal costs such as outside counsel fees and expenses are charged to expense in the period services are received.
Income Taxes
Prior to July 1, 2015, income taxes as presented herein attribute current and deferred income taxes of DuPont to Chemours’ stand-alone financial statements in a manner that is systematic, rational, and consistent with the asset and liability method prescribed by Accounting Standards Codification 740, Income Taxes (ASC 740), issued by the Financial Accounting Standards Board (“FASB”). Accordingly, Chemours’ income tax provision was prepared following the separate return method. The separate return method applies ASC 740 to the stand-alone financial statements of each member of the consolidated group as if the group member were a separate taxpayer and a stand-alone enterprise. As a result, actual tax transactions included in the Consolidated Financial Statements of DuPont may not be included in the separate combined financial statements of Chemours. Similarly, the tax treatment of certain items reflected in the separate combined financial statements of Chemours may not be reflected in the Consolidated Financial Statements and tax returns of DuPont; therefore, such items as net operating losses, credit carryforwards, and valuation allowances may exist in the stand-alone financial statements that may or may not exist in DuPont’s Consolidated Financial Statements.
The taxable income (loss) of various Chemours entities, prior to July 1, 2015, was included in DuPont’s consolidated tax returns, where applicable, in jurisdictions around the world. As such, separate income tax returns were not prepared for many Chemours’ entities. Consequently, income taxes currently payable are deemed to have been remitted to DuPont, in cash, in the period the liability arose and income taxes currently receivable are deemed to have been received from DuPont in the period that a refund could have been recognized by Chemours had Chemours been a separate taxpayer. As described in Note 2 to the Consolidated Financial Statements, the operations comprising Chemours are in various legal entities which have no direct ownership relationship. Consequently, no provision has been made for income taxes on unremitted earnings of subsidiaries and affiliates. Unremitted earnings of subsidiaries outside the United States are considered to be reinvested indefinitely.
The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of Chemours’ assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the ability to realize deferred tax assets, the Company relies on, in order of increasing subjectivity, taxable income in prior carryback years, the future reversals of existing taxable temporary differences, tax planning strategies and forecasted taxable income using historical and projected future operating results.
The breadth of Chemours’ operations and the global complexity of tax regulations require assessments of uncertainties and judgments in estimating the taxes that Chemours will ultimately pay. The final taxes paid are dependent upon many factors, including negotiations with taxing authorities in various jurisdictions, outcomes of tax litigation and resolution of disputes arising from federal, state and international tax audits in the normal course of business. A liability for unrecognized tax benefits is recorded when management concludes that the likelihood of sustaining such positions upon examination by taxing authorities is less than “more likely than not.” It is Chemours’ policy to include accrued interest related to unrecognized tax benefits in other income, net and income tax related penalties to be included in the provision for income taxes.
Employee Benefits
Prior to separation, certain of Chemours’ employees participated in defined benefit pension and other post-employment benefit plans (the “Plans”) sponsored by DuPont and accounted for by DuPont in accordance with accounting guidance for defined benefit pension and other post-employment benefit plans. Substantially all expenses related to these plans were allocated in shared entities and reported within costs of goods sold, selling, general and administrative expenses and research and development expense in the Consolidated Statements of Operations. Chemours considered all plans to be part of a multi-employer plan with DuPont prior to January 1, 2015.
In connection with the spin-off, Chemours retained the existing Netherlands pension plan and an agreement was executed in 2015 to ensure continuance of the plan for both DuPont and Chemours employees and retirees. As a result of that agreement, Chemours now accounts for the Netherlands plan as a multiple employer plan. Additionally, in 2015, Chemours formed new pension plans in Taiwan, Germany, Belgium, Switzerland, Japan, Korea and Mexico that mirror the plans historically operated by DuPont in these countries. The new plans are accounted for under the single employer method.
The amounts recognized in the Consolidated Financial Statements related to pension and other long-term employee benefits plans are determined from actuarial valuations. Inherent in these valuations are assumptions including expected return on plan assets, discount rates at which liabilities could have been settled, rate of increase in future compensation levels, and mortality rates. These assumptions are updated annually and are disclosed in Note 21 to the Consolidated Financial Statements. In accordance with U.S. GAAP, actual results that differed from the assumptions are accumulated and amortized over future periods and therefore, affect expense recognized and obligations recorded in future periods.
Chemours generally utilizes discount rates that are developed by matching the expected cash flows of each benefit plan to various yield curves constructed from a portfolio of high quality, fixed income instruments provided by the plan’s actuary as of the measurement date. As of December 31, 2015, the weighted average discount rate was 2.39%.
Expected long-term rate of return on assets is determined by performing a detailed analysis of historical and expected returns based on the strategic asset allocation of the underlying asset class applicable to each country. We also consider our historical experience with the pension fund asset performance. The expected long-term rate of return is an assumption and not what is expected to be earned in any one particular year. The weighted-average long-term rate of return assumption used for determining net periodic pension expense for 2015 was 7.21%.
The estimated impact of a 50 basis point increase of the discount rate to the net periodic benefit cost for 2015 would result in an increase of  $5 million, while the impact of a 50 basis point decrease of the discount rate would result in an increase of approximately $7 million. The estimated impact of a 50 basis point increase of the expected return on asset assumption on the net periodic benefit cost for 2015 would result in a decrease of approximately $6 million, while the impact of a 50 basis point decrease would result in an increase of  $6 million.
Environmental Matters
Environmental Expenses
Environmental expenses charged to current operations include environmental operating costs and the increase in the remediation accrual, if any, during the period reported. As a result of its operations, Chemours incurs costs for pollution abatement activities including waste collection and disposal, installation and maintenance of air pollution controls and wastewater treatment, emissions testing and monitoring and obtaining permits. Chemours also incurs costs for environmental-related research and development activities including environmental field and treatment studies as well as toxicity and degradation testing to evaluate the environmental impact of products and raw materials. Management expects that such expenses in 2016 will be comparable to 2015 and, therefore, does not believe that year over year changes, if any, in environmental expenses charged to current operations will have a material impact on Chemours’ financial position, liquidity or results of operations.
Remediation Accrual
Annual expenditures in the near future are not expected to vary significantly from the range of such expenditures incurred during the past few years. Longer term, expenditures are subject to considerable uncertainty and may fluctuate significantly. Changes in the remediation accrual are summarized below.
(Dollars in millions)
Balance at December 31, 2013	$274
Remediation Payments	(38)
Increase in Remediation Accrual	59
Balance at December 31, 2014	295
Remediation Payments	(43)
Increase in Remediation accrual	38
Balance at December 31, 2015	$290

Chemours is also subject to contingencies pursuant to environmental laws and regulations that in the future may require further action to correct the effects on the environment of prior disposal practices or releases of chemical or petroleum substances by Chemours or other parties. Chemours accrues for environmental remediation activities consistent with the policy as described in Note 3 to the Consolidated Financial Statements. Much of this liability results from the CERCLA, often referred to as Superfund, the RCRA and similar state and global laws. These laws require certain investigative, remediation and restoration activities at sites where Chemours conducts or once conducted operations or at sites where Chemours-generated waste was disposed. The accrual also includes estimated costs related to a number of sites identified for which it is probable that environmental remediation will be required, but which are not currently the subject of enforcement activities.
As of December 31, 2015, Chemours, through DuPont, has been notified of potential liability under the CERCLA or similar state laws at about 174 sites around the United States, including approximately 22 sites for which Chemours does not believe it has liability based on current information. Active remediation is under way at approximately 53 of these sites. In addition, at December 31, 2015, liability at approximately 66 sites, has been resolved either by completing remedial actions with other PRPs or participating in “de minimis buyouts” with other PRPs whose waste, like Chemours’, represented only a small fraction of the total waste present at a site. The Company received notice of potential liability at two new sites through December 31, 2015. During 2014, Chemours received notice of three new sites.
At December 31, 2015, the Consolidated Balance Sheet included a liability of  $290 million relating to these matters which, in management’s opinion, is appropriate based on existing facts and circumstances. The average time-frame over which the accrued or presently unrecognized amounts may be paid, based on past history, is estimated to be 15 to 20 years. Remediation activities vary substantially in duration and cost from site to site. These activities, and their associated costs, depend on the mix of unique site characteristics, evolving remediation technologies, diverse regulatory agencies and enforcement policies, as well as the presence or absence of other potentially responsible parties. In addition, Chemours, through DuPont, has limited available information for certain sites or is in the early stages of discussions with regulators. For these sites in particular there may be considerable variability between the remediation activities that are currently being undertaken or planned, as reflected in the liability recorded at December 31, 2015, and the ultimate actions that could be required.
Therefore, considerable uncertainty exists with respect to environmental remediation costs and, under adverse changes in circumstances, the potential liability may range up to approximately $611 million above the amount accrued at December 31, 2015. Except for Pompton Lakes, which is discussed further below, based on existing facts and circumstances, management does not believe that any loss, in excess of amounts accrued, related to remediation activities at any individual site will have a material impact on the financial position, liquidity or results of operations of Chemours.
Pompton Lakes
The environmental remediation accrual is $87 million at December 31, 2015 related to activities at Chemours’ site in Pompton Lakes, New Jersey. Management believes that it is reasonably possible that remediation activities at this site could range up to $119 million, including previously accrued amounts. This could have a material impact on the liquidity of Chemours in the period recognized. However, management does not believe this would have a material adverse effect on Chemours’ combined financial position, liquidity or results of operations. During the twentieth century, blasting caps, fuses and related materials were manufactured at Pompton Lakes. Operating activities at the site ceased in the mid 1990’s. Primary contaminants in the soil and sediments are lead and mercury. Ground water contaminants include volatile organic compounds.
Under the authority of the EPA and the New Jersey Department of Environmental Protection, remedial actions at the site are focused on investigating and cleaning up the area. Ground water monitoring at the site is ongoing and Chemours, through DuPont, has installed and continues to install vapor mitigation systems at residences within the ground water plume. In addition, Chemours is further assessing ground water conditions. In June 2015, the EPA issued a modification to the site’s RCRA permit that requires Chemours to dredge mercury contamination from a 36 acre area of the lake and remove sediment from 2 other areas of the lake near the shoreline. Chemours expects to spend about $50 million over the next two to three years, which is included in the remediation accrual at December 31, 2015, in connection with remediation activities at Pompton Lakes, including activities related to the EPA’s proposed plan. The Company expects these activities to begin sometime on or after mid-2016; however initiation of this work in the field is dependent upon timing of agency approval of permits and implementation plans.
Environmental Capital Expenditures
As of December 31, 2015, Chemours spent approximately $27 million on environmental capital projects either required by law or necessary to meet Chemours’ internal environmental goals. Chemours currently estimates expenditures for environmental-related capital projects to be approximately $17 million in 2016, which is included in our estimate of overall capital expenditures discussed in “—Liquidity and Capital Resources.” In the United States, additional capital expenditures are expected to be required over the next decade for treatment, storage and disposal facilities for solid and hazardous waste and for compliance with the Clean Air Act (“CAA”). Until all CAA regulatory requirements are established and known, considerable uncertainty will remain regarding estimates for future capital expenditures. However, management does not believe that the costs to comply with these requirements will have a material impact on the financial position or liquidity of Chemours.
Climate Change
Chemours believes that climate change is an important global issue that presents risks and opportunities. Chemours continuously evaluates opportunities for existing and new product and service offerings in light of the anticipated demands of a low-carbon economy. Our new, low GWP products are anticipated to reduce greenhouse gas content of refrigerants by 90 million metric tons carbon dioxide equivalent in the United States and greater than 300 million metric tons worldwide by 2025.
We continue to monitor legislative and regulatory developments to control or limit greenhouse gas (GHG) emissions. Depending on the scope and content, changes could affect Chemours’ energy source and supply choices, as well as increase the cost of energy and raw materials derived from fossil fuels. Such efforts are also expected to provide the business community with greater certainty for the regulatory future, help guide investment decisions, and drive growth in demand for low-carbon and energy-efficient products, technologies, and services. Similarly, demand is expected to grow for products that facilitate adaptation to a changing climate.
Several of Chemours facilities in the EU are regulated under the EU Emissions Trading Scheme. In 2015, China announced a national cap and trade program to be implemented in 2017. Similarly, South

Korea implemented its emission trading scheme on January 1, 2015. In the EU, United States and Japan, policy efforts to reduce the GHG emissions associated with gases used in refrigeration and air conditioning are creating market opportunities for new solutions to lower GHG emissions.
In May 2010, the EPA launched a phased-in scheme to regulate GHG emissions first from large stationary sources under the existing Clean Air Act permitting requirements administered by state and local authorities. As a result, large capital investments may be required to install Best Available Control Technology on major new or modified sources of GHG emissions. This type of GHG emissions regulation by the EPA, in the absence of or in addition to federal legislation, could result in more costly, less efficient facility-by-facility controls versus a federal program that incorporates policies that provide an economic balance that does not severely distort markets. In 2015, the EPA promulgated regulations for carbon dioxide emissions from new and reconstructed/modified Electric Generating Units (EGUs) and for carbon dioxide emissions from existing EGUs that would be based on individual state emission reduction programs. If these or similar regulations are enacted, they may affect the long term price and supply of electricity and natural gas and demand for products that contribute to energy efficiency and renewable energy. Chemours, as well as our suppliers and customers, could be in a competitive disadvantage by the added costs of complying with a variety of state-specific requirements. However, the precise impact of these regulations is uncertain due to the anticipated legal challenges to this regulatory approach.
PFOA
See discussion under “PFOA” in Note 19 to the Consolidated Financial Statements included elsewhere in this prospectus.
Non-GAAP Financial Measures
We prepare our financial statements in accordance with U.S. GAAP. To supplement our financial information presented in accordance with U.S. GAAP, we provide the following non-GAAP financial measures, “Adjusted EBITDA”, “Adjusted Net Income” and “Free Cash Flow”, in order to clarify and provide investors with a better understanding of the Company’s performance when analyzing changes in our underlying business between reporting periods and provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making. We utilize Adjusted EBITDA as the primary measure of segment profitability used by our Chief Operating Decision Maker (“CODM”).
Adjusted EBITDA is defined as income (loss) before taxes excluding the following:
•
interest expense, depreciation and amortization,

•
non-operating pension and other postretirement employee benefit costs,

•
exchange gains (losses),

•
employee separation, asset-related charges and other charges, net,

•
asset impairments,

•
gains (losses) on sale of business or assets, and

•
other items not considered indicative of our ongoing operational performance and expected to occur infrequently.

Adjusted net income (loss) is defined as net (loss) income attributable to Chemours adjusted for items excluded from Adjusted EBITDA except interest expense, depreciation and amortization, and certain (benefit from) provision for income taxes. Free Cash Flow is defined as cash provided by (used in) operating activities less cash used for purchases of property, plant and equipment as disclosed in the Consolidated Statements of Cash Flows.
We believe the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future, we may incur expenses similar to those eliminated in this presentation. Our presentation of Adjusted EBITDA, Adjusted Net Income and Free Cash Flow should not be construed as an inference that our future results will be unaffected by unusual or infrequently occurring items. The non-GAAP financial measures we use may be defined differently from measures with the same or similar names used by other companies. This analysis, as well as the other information provide in this Prospectus, should be read in conjunction with the Consolidated Financial Statements and notes thereto included elsewhere in this prospectus.
The following table reconciles Adjusted EBITDA and Adjusted Net Income discussed above to net income (loss) attributable to Chemours for the periods presented:
	Year Ended December 31,
(Dollars in millions)	2015	2014	2013
Net (loss) income attributable to Chemours	$(90)	$400	$423
Non-operating pension and other postretirement employee benefit costs	(3)	22	114
Exchange losses (gains)	(19)	66	31
Restructuring charges	285	21	2
Asset impairments	73	—	—
Losses (gains) on sale of business or assets	9	(40)	—
Transaction, legal and other charges	17	—	—
Benefit from income taxes relating to reconciling items(1)	(129)	(16)	(53)
Adjusted Net Income	143	453	517
Net income attributable to noncontrolling interests	—	1	1
Interest expense	132	—	—
Depreciation and amortization	267	257	261
All remaining provision for income taxes(1)	31	165	205
Adjusted EBITDA	$573	$876	$984

(1)
Total of  (benefit from) provision for income taxes reconciles to the amount reported in the consolidated statement of operations for the years ended December 31, 2015, 2014 and 2013.

(2)
On July 1, 2015, DuPont distributed 180,966,833 shares of Chemours’ common stock to holders of its common stock. All earnings per common share amounts for the years ended December 31, 2014 and 2013 were calculated using the shares distributed on July 1, 2015.

(3)
Diluted earnings per share considers the impact of potentially dilutive shares except in periods in which there is a loss because the inclusion of the potential common shares would have an antidilutive effect.

BUSINESS
Chemours, a leading global provider of performance chemicals, began operating as an independent public company on the Distribution Date after separating from DuPont. We have three reporting segments: Titanium Technologies, Fluoroproducts and Chemical Solutions. Our products are key inputs into end-products and processes in a variety of industries. Our Titanium Technologies segment is the leading global producer of TiO2, a premium white pigment used to deliver whiteness, brightness, opacity and protection in a variety of applications. Our Fluoroproducts segment is a leading global provider of fluoroproducts, such as refrigerants and industrial fluoropolymer resins. Our Chemical Solutions segment is the leading North American provider of industrial and specialty chemicals used in gold production, oil refining, agriculture, industrial polymers and other industries.
Effective prior to the opening of trading on the New York Stock Exchange (NYSE) on July 1, 2015, DuPont completed the separation of the businesses comprising DuPont’s Performance Chemicals reporting segment, and certain other assets and liabilities, into Chemours, a separate and distinct public company. The separation was completed by way of a distribution of all of the then-outstanding shares of common stock of Chemours through a dividend in kind of Chemours’ common stock (par value $0.01) to holders of DuPont common stock (par value $0.30) as of the close of business on the Record Date (the transaction is referred to herein as the Distribution).
On the Distribution Date, each holder of DuPont’s common stock received one share of Chemours’ common stock for every five shares of DuPont’s common stock held on the Record Date. The spin-off was completed pursuant to a separation agreement and other agreements with DuPont related to the spin-off, including the Employee Matters Agreement, Tax Matters Agreement, Transition Services Agreement and Intellectual Property Cross-License Agreement. These agreements govern the relationship between Chemours and DuPont following the spin-off and provided for the allocation of various assets, liabilities, rights and obligations. These agreements also include arrangements for transition services to be provided by DuPont to Chemours.
We operate 35 production facilities located in 11 countries and serve more than 5,000 customers across a wide range of end markets in more than 130 countries. The following chart illustrates the global scope of our businesses:

Chemours is committed to creating value for our customers through the reliable delivery of high quality products and services around the globe. We create value for customers and stockholders through (i) operational excellence and asset efficiency, which includes our commitment to safety and environmental stewardship, (ii) strong customer focus to produce innovative, high-performance products, (iii) focus on cash flow generation through optimization of our cost structure, and improvement in working capital and supply chain efficiencies through our transformation plan, (iv) organic growth and (v) creation of an organization that is committed to our corporate values of safety, customer appreciation, simplicity, collective entrepreneurship and integrity.
Many of Chemours’ commercial and industrial relationships have been in place for decades. Our customers are comprised of a diverse group of companies, many of which are leaders in their respective industries. Our sales are not materially dependent on any single customer. As of December 31, 2015, no one individual customer balance represented more than five percent of Chemours’ total outstanding receivables balance and no single customer represented more than ten percent of our sales.
Chemours Five-Point Transformation Plan
Immediately after Chemours was launched as an independent public company, we began to make changes to our organization, cost structure and portfolio of businesses to transform our company into a higher growth chemistry company. The objectives of our multi-year five-point transformation plan are to improve our financial performance, streamline and strengthen our portfolio and reduce our leverage by:
1.
Reducing our costs through a simpler business model;

2.
Optimizing our portfolio to focus on our businesses where we have leading positions;

3.
Growing our market positions where we have competitive advantages;

4.
Refocusing our investments by concentrating our capital expenditures on our core businesses; and

5.
Enhancing our organization to deliver our values and support our transformation to a higher-value chemistry company.

Through cost reduction and growth, Chemours expects the transformation plan to deliver $500 million of incremental Adjusted EBITDA improvement over 2015 through 2017. Based on our anticipated cost reduction and growth initiatives, we would expect an approximately similar improvement in pre-tax income. Adjusted EBITDA is a non-GAAP financial measure. For a discussion of our use of non-GAAP financial measures and reconciliations to the closest GAAP financial measures, see our Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures in Item 7. Through a combination of higher free cash flow from operations, lower capital spending, and potential proceeds from asset sales, the Company anticipates reducing its leverage ratio (net debt to Adjusted EBITDA) to approximately three times by 2017. This plan will allow us to narrow our focus to businesses with the highest return and earnings growth potential.

In our Titanium Technologies segment, we have a long-standing history of delivering high-quality TiO2 pigment using our proprietary chloride technology. We are the largest global producer of TiO2, and our low-cost network of manufacturing facilities allows us to efficiently and cost-effectively serve our global customer base. We expect to further enhance our operating cost advantage with the startup of our second production line at our Altamira, Mexico facility in 2016. Chemours is well positioned to remain the lowest cost TiO2 producer and continue to meet our customers’ growing needs around the world.
In Fluoroproducts, we are one of two globally integrated producers making both fluorochemicals and fluoropolymers. In Fluorochemicals, we expect to market Opteon™, the world’s lowest global warming potential refrigerant, around the world as governments pass legislation that makes the use of low global warming potential refrigerants a requirement. We will also apply our application expertise across our fluoropolymers offerings, providing our customers with tailored products that have unique properties, including very high temperature resistance and high chemical resistance. We will continue to invest in research and development to remain a leader in these areas, and ensure that we are able to meet our customers’ needs as regulations change.
In Chemical Solutions, we are investing in our cyanides business to increase capacity by 50 percent. This additional capacity will allow us to serve the growing demand for sodium cyanide in the gold mining industry in the Americas. We also made significant progress on our strategic review of our portfolio, including the announced sale of the Beaumont Aniline facility, planned exit of the Reactive Metals business, and decision to retain the Methylamines business. We plan to complete our strategic review of this segment in 2016, which is ultimately expected to result in a streamlined set of businesses with reduced capital requirements.
We will maintain our commitment to responsible stewardship and safety for our employees, customers and the communities where we operate. Meeting and exceeding our customers’ expectations while conducting business in accordance with our high ethical standards will continue to be a primary focus for our company as we continue to transform Chemours into a higher-value chemistry company.
Segments
Additional information on our segments can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Reviews” and Note 23 to the Consolidated Financial Statements included elsewhere in this prospectus.
Titanium Technologies Segment
Segment Overview
Chemours’ Titanium Technologies segment is the leading global manufacturer of TiO2. TiO2 is a pigment used to deliver whiteness, opacity, brightness and protection from sunlight in applications such as architectural and industrial coatings, flexible and rigid plastic packaging, PVC window profiles, laminate papers, coated paper and coated paperboard used for packaging. We sell our TiO2 products under the Ti-Pure™ brand name to over 800 customers globally. We operate four TiO2 production facilities: two in the United States, one in Mexico and another in Taiwan. In addition, we have a large-scale repackaging and distribution facility in Belgium and operate a mineral sands mining operation in Starke, Florida. In total, we have a TiO2 production capacity of 1.05 million metric tons per year. We are expanding our TiO2 production facility in Altamira, Mexico which will increase our total TiO2 production capacity to 1.25 million metric tons per year.
Chemours is one of a limited number of producers operating a chloride process for the production of TiO2. We believe that our proprietary chloride technology enables us to operate plants at a much higher capacity than other chloride technology-based TiO2 producers, uniquely utilizing a broad spectrum of titanium-bearing ore feedstocks and achieving the highest unit margins in our industry. This technology, which operates at all of our production facilities, provides us with one of the industry’s lowest manufacturing cost positions. Our research and development efforts focus on improving production processes and developing TiO2 grades that help our customers achieve optimal performance in both their cost and product performance.

Demand for TiO2 comes from the coatings, paper and plastics industries and is highly correlated to growth in the global residential housing, commercial construction and packaging markets. Industry demand for TiO2 is generally expected to be in line with global GDP, and can be cyclical due to economic and industry-specific market dynamics.
A breakdown of our TiO2 sales by region and end-market is shown in the charts below:

Titanium Technologies
2015 Sales by Region

Latin America: 14%
North America: 32%
EMEA: 22%
Asia Pacific: 32%

Titanium Technologies
2015 Sales by End-Market
Plastics*: 26%
Paper: 14%
Coatings*: 60%

*
include specialty applications

We sell approximately 20 different grades or forms of TiO2, each tailored for different applications to address undertone, dispersion and other application criteria for different end uses.
We have operated a titanium mine in Starke, Florida since 1949. The mine provides us with access to a low cost source of domestic, high quality ilmenite feedstock and supplies less than ten percent of our feedstock consumption needs. Co-products of our mining operations are zircon (zirconium silicate) and staurolite minerals. We are a major supplier of high quality zircon in North America, primarily focused on the precision investment casting (“PIC”) industry, foundry and specialty applications, and ceramics. Our staurolite blasting abrasives, sold as Starblast™, are widely used in steel preparation and maintenance, and paint removal.
Industry Overview and Competitors
Worldwide effective capacity in 2015 was estimated to be approximately 6.5 million metric tons. This capacity base was more than sufficient to serve worldwide demand for TiO2 in 2015 of approximately 5.5 million metric tons.

The global TiO2 market in which we operate is highly competitive. Competition is based primarily on product price, quality and technical service. We face competition from producers using the chloride process as well as those using the alternative sulfate process. Furthermore, due to the low cost of transporting TiO2, there is also competition between producers with production facilities located in different geographies, with some cost advantage belonging to the production facility that is closest to the customer.
In most regions of the world, we compete primarily against large multinational producers such as The National Titanium Dioxide Company, Ltd. (Cristal), Huntsman International LLC, Kronos Worldwide, Inc. and Tronox Limited. In recent years, manufacturing capacity of those multinational producers has only modestly increased, primarily due to de-bottlenecking of the industry’s existing production facilities. Overall, in 2015, approximately 250,000 metric tons of capacity was taken offline and another approximately 170,000 metric tons were temporarily shut down due to worldwide oversupply of TiO2.
In addition to these multinational producers, we also compete against numerous other producers, including producers in China, who, although generally having smaller facilities, have significantly expanded their TiO2 production capacity over the last decade. Most Chinese producers utilize the sulfate process to produce a product line that, while cost competitive in China, is suitable principally for lower-end and limited mid-range applications. The quality differential and logistic considerations has limited the global export of TiO2 produced in China to approximately 600 thousand metric tons in 2015, a decline of 3% from 2014. TZMI, an independent industry consultant, indicated that environmental factors and weak prices and margins contributed to the idling of capacity in China, some of which is likely to be permanent. The net permanent capacity reduction in China is estimated to be approximately 30,000 metric tons in 2015. In 2015, two of the largest Chinese domestic producers, Henan Billions and Lomon, announced their intention to merge. This transaction, currently under regulatory review, is believed to be a potential trend in China toward additional consolidation and more efficient production facilities.
Raw Materials
The primary raw materials used in the manufacture of TiO2 are titanium-bearing ores, chlorine, calcined petroleum coke and energy. We source titanium-bearing ores from a number of suppliers around the globe, who are primarily located in Australia, South Africa, Canada and Mozambique. To ensure proper supply volume and to minimize pricing volatility, we generally enter into contracts in which volume is requirement-based and pricing is determined by a range of mechanisms structured to help us achieve competitive pricing relative to the market. We typically enter into a combination of long- and mid-term supply contracts and source our raw material from multiple suppliers across different regions and from multiple sites per supplier. Furthermore, we typically purchase multiple grades of ore from each supplier to limit our exposure to any single supplier for any single grade of ore in any given time period. Historically, we have not experienced any problems renewing such contracts for raw materials or securing our supply of titanium-bearing ores.
We play an active role in ore source development around the globe, especially for those ores which can only be used by us, given the capability of our unique process technology. Supply chain flexibility allows for ore purchase and use optimization to manage short-term demand fluctuations and for long-term competitive advantage. Our process technology and ability to use lower grade ilmenite ore gives us the flexibility to alter our ore mix to the lowest cost configuration based on sales, demand and projected ore pricing. Lastly, we have taken steps to optimize routes for distribution and increase storage capacity at our production facilities.
Transporting chlorine, one of our primary raw materials, can be costly. To reduce our exposure to this expense, we have a chlor-alkali production facility run by a third party that is co-located at our Johnsonville, Tennessee site, reducing our need to transport chlorine. Calcined petroleum coke is an important raw material input to our process. We source calcined petroleum coke from well-established suppliers in North America and China, typically under contracts that run multiple years to facilitate material and logistics planning through the supply chain. Distribution efficiency is enhanced through use of bulk ocean, barge and rail transportation modes.
Energy is another key input cost into the TiO2 manufacturing process, representing approximately 10 percent of the production cost. Chemours has access to natural gas based energy at our U.S. and Mexico TiO2 production facilities and our Florida minerals plant, supporting advantaged energy costs given the low cost shale gas in the United States. We continually evaluate investments to replace aging coal- and oil-based steam supply assets with natural gas at our sites. Natural gas-based cogeneration of steam and electricity is being extended as part of the major expansion at one of our TiO2 production facilities.
Sales, Marketing and Distribution
We sell the majority of our products through a direct sales force. We also utilize third-party sales agents and distributors to expand our reach. TiO2 represents a significant raw material cost for our customers and as a result, purchasing decisions are often made by our customers’ senior management team. Our sales organization works to develop and maintain close relationships with key decision makers in our value chain.
In addition, our sales team and technical service team work together to develop relationships with all layers of our customers’ organizations to ensure that we meet our customers’ commercial and technical requirements. When appropriate, we collaborate closely with customers to solve formulation or application problems by modifying product characteristics or developing new product grades.
To ensure an efficient distribution, we have a large fleet of railcars, which are predominantly used for outbound distribution of products in the United States and Canada. A dedicated logistics team, along with external partners, continually optimizes the assignment of our transportation equipment to product lines and geographic regions in order to maximize utilization and maintain an efficient supply chain.
Customers
Globally, we serve approximately 800 customers through our Titanium Technologies segment. In 2015, our ten largest Titanium Technologies customers accounted for approximately 30 percent of the segment’s sales. No single Titanium Technologies customer represented more than eight percent of our segment sales in 2015. Our larger customers in the United States and Europe are typically served through direct sales and tend to have medium- to long-term contracts with annual volume requirements and periodic price adjustment mechanisms. We serve our small- and mid-size customers through a combination of our direct sales and distribution network.
Our direct customers in Titanium Technologies are producers of decorative coatings, automotive and industrial coatings, polyolefin masterbatches, polyvinylchloride window profiles, engineering polymers, laminate paper, coatings paper and coated paperboard. We focus on developing long-term partnerships with key market participants in each of these sectors. We also deliver a high level of technical service to satisfy our customers’ specific needs, which helps us maintain strong customer relationships.
Seasonality
The demand for TiO2 is subject to seasonality because certain applications, such as decorative coatings, are influenced by weather conditions or holiday seasons. As a result, our TiO2 sales volume is typically lowest in the first quarter, highest in the second and third quarters and moderate in the fourth quarter. This pattern applies to the entire TiO2 market, but may vary by region, country or application. It can also be altered by economic or other demand cycles.
Fluoroproducts Segment
Segment Overview
Our Fluoroproducts segment is the global leader in providing fluorine-based, advanced material solutions. The segment creates products that have unique properties such as high temperature resistance, high chemical resistance and unique di-electric properties for applications across a broad array of industries. We are the global leader in providing fluoroproducts, such as refrigerants and industrial fluoropolymer resins and derivatives. We have a leading position in hydrofluorocarbon (“HFC”) refrigerants and are a leader in the development of sustainable technologies like Opteon™, a line of low Global Warming Potential (“GWP”) hydrofluoroolefin (“HFO”) refrigerants and foam expansion agents, which also have a zero ozone depletion footprint. Opteon™ was jointly developed with Honeywell International, Inc., in response to the European Union’s (“EU”) Mobile Air Conditioning (“MAC”) Directive. This new patented technology offers similar functionality to current HFC products but meets or exceeds currently mandated environmental standards. We are the market leader in fluoropolymer resins and downstream products and coatings, marketed under the well-known Teflon™ brand name. Teflon™ industrial resins are used in high-performance wire and cable and multiple components in high-tech processing equipment.
We led the industry in the Montreal-Protocol (1987) driven transition from chlorofluorocarbons (“CFCs”) to the lesser ozone depleting hydrochlorofluorocarbons (“HCFCs”), and non-ozone depleting HFCs. In 1988, we committed to cease production of CFCs and started manufacturing non-ozone depleting HFCs in the early 1990s. Driven by new and emerging environmental legislations and standards currently being implemented across the United States, Europe, Latin America and Japan, we are now commercializing Opteon™ and we expect increased adoption through 2017. Over the years, regulation has pushed the industry to evolve and respond to environmental concerns. We have and will continue to invest in research and development to ensure that we remain a leader and are able to meet our customers’ needs as regulations change. We are the market leader in fluoropolymer resins and downstream products and coatings, marketed under the Teflon™ brand.
The manufacturing of fluoroproducts is complex and involves intermediates that are highly corrosive and hazardous in complex processes. We have an industry-leading safety culture and apply world-class technical expertise to ensure that our operations are run safely and reliably. These capabilities also enable us to continuously improve production yields, reduce unplanned downtime and increase our throughput, which in turn improves our overall manufacturing efficiency and customer responsiveness.
Our capacity, innovative production processes, effective supply chain and sourcing strategies make us highly cost competitive in the fluoroproducts market. We use local contract manufacturing and joint venture partners in selected countries as a source of regional access and asset-light manufacturing to further enhance the overall cost position of our Fluoroproducts segment.
A breakdown of the Fluoroproducts segment’s 2015 sales by region and product group is shown in the charts below:

We sell fluoroproducts through two product groups: Fluorochemicals and Fluoropolymers. Fluorochemicals products include refrigerants, foam expansion agents, propellants and fire extinguishants. Fluoropolymers products include various industrial fluoropolymer resins, and serve a wide range of industrial and end-user applications spanning from wearable electronics to automotive, network cables, pipe lining and gaskets, corrosion resistance, surface protections, non-stick adhesion and thermal stability, among others. Fluorochemicals’ refrigerant sales fluctuate by season as sales in the first half of the year generally are slightly higher than sales in the second half of the year; however, shifts in the product portfolio in recent quarters have partially offset this impact.
Industry Overview and Competitors
Our Fluoroproducts segment competes against a broad variety of global manufacturers, including Honeywell, Arkema, Mexichem, Daikin, Solvay and Dyneon, as well as local Chinese and Indian manufacturers. We have a leadership position in fluorine chemistry and materials science, a broad scope and scale of operations, market driven application development and deep customer knowledge.
Chemours has global leadership positions in the following fluoroproduct categories as set forth in the table below:
Fluoroproducts Leadership Positions
Product Group	Position	Key Applications	Key Competitors
Fluorochemicals	#1 Globally	Refrigeration and Air conditioning	Honeywell, Arkema, Mexichem, Dongyue, Juhua
Fluoropolymers	#1 Globally	Diversified industrial applications	Daikin, 3M, Solvay, Asahi Glass Company, Dongyue, Chenguang, Whitford
Fluoroproducts demand growth is expected to be in line with growth in global GDP. Growth may be expected to be higher than GDP in situations where, for environmental reasons, regulatory drivers constrain the market or drive the market toward lower global warming alternatives. Developed markets represent the largest fluoroproducts markets today. Middle class growth and the increasing demand for consumer electronics, telecommunications, automobiles, refrigerators, air conditioners and expanding infrastructure are all key drivers of increased demand for various fluoroproducts.
Raw Materials
The primary raw materials required to support the Fluoroproducts segment are fluorspar, chlorinated organics, chlorinated inorganics, hydrofluoric acid and vinylidene fluoride. These are available in many countries and not concentrated in any particular region.
Our supply chains are designed for maximum competitiveness through advantaged sourcing of key raw materials. Starting with our sourcing agreements, we use a mixture of fixed and market-based pricing and are covered by contracts with terms that span from two to ten years, except for purchases for resale from

China that are negotiated on a monthly basis. Most qualified Fluorspar sources have market-based pricing. Although the fluoroproduct industry has historically relied primarily on fluorspar exports from China, Chemours has diversified its sourcing through multiple geographic regions and suppliers to ensure a stable and cost competitive supply. Our current supply agreements are generally in effect through 2020.
Sales, Marketing and Distribution
With more than 85 years of innovation and development in fluorine science, our technical, marketing and sales teams around the world have deep expertise in our products and their end-uses. We work with customers to select the appropriate fluoroproducts to meet their technical performance needs. We sell our products through direct channels and through resellers. Selling agreements vary by product line and markets served and include both spot pricing arrangements and longer term contracts with a typical duration of one year.
We maintain a large fleet of railcars, tank trucks and containers to deliver our products and support our supply chain needs. For the portion of the fleet that is leased, related lease terms are usually staggered, which provides us with a competitive cost position as well as the ability to adjust the size of our fleet in response to changes in market conditions. A dedicated logistics team, along with external partners, continually optimizes the assignment of our transportation equipment to product lines and geographic regions in order to maximize utilization and flexibility of the supply chain.
Customers
We serve approximately 4,000 customers and distributors globally and in many instances these commercial relationships have been in place for decades. No single Fluoroproducts customer represented more than 10 percent of the segment’s sales in 2015.
Seasonality
Seasonality in Fluorochemicals sales is driven by increased demand for residential, commercial and automotive air conditioning in the spring. This demand peaks in the summer months and declines in the fall and winter. Commercial refrigeration demand is fairly steady throughout the year, but demand is slightly higher during the summer months. There is no significant seasonality for Fluoropolymers, as demand is relatively consistent throughout the year.
Chemical Solutions Segment
Segment Overview
Our Chemical Solutions segment comprises a diverse portfolio of industrial and specialty chemical businesses primarily operating in the Americas. The Chemical Solutions segment’s products are used as important raw materials and catalysts for a diverse group of industries including, among others, gold production, oil refining, agriculture and industrial polymers. We are a leading North American provider of several Chemical Solutions products, including sodium cyanide and sulfuric acid. Chemical Solutions generates value through the use of market leading manufacturing technology, safety performance and product stewardship, and differentiated logistics capabilities.
As part of our transformation plan, we announced a strategic review of our Chemical Solutions segment, excluding Cyanides. In November 2015, we announced the sale of our Aniline facility in Beaumont, Texas to The Dow Chemical Company, subject to customary approvals and closing conditions, which is expected to be completed in the first quarter of 2016. We also made significant progress on our strategic review of our portfolio, including the announced planned exit of the Reactive Metals business and decision to retain and improve the cost position of our Methylamines business. The remainder of our Chemical Solutions assets are still under strategic review, and we expect to conclude the process in 2016.
Chemical Solutions operates at 13 dedicated production facilities, which are primarily concentrated in North America. Chemical Solutions sells products and solutions through three primary product groups: Cyanides, Sulfur Products, and Performance Chemicals & Intermediates. Performance Chemicals &

Intermediates business includes a number of product lines including Clean & Disinfect chemicals, Aniline, Methylamines, Glycolic Acid, Vazo™ free radical initiators and Reactive Metals. Our Chemical Solutions segment serves customers in a diverse range of end markets that we expect to generally grow in line with growth in global GDP.
A breakdown of Chemical Solutions’ 2015 sales by region and primary product groups is shown in the charts below.
We sell products through three primary product groups. The Cyanides product group includes sodium cyanide, hydrogen cyanide and potassium cyanide. We are the market leader in solid sodium cyanide production in the Americas, which is used primarily by the mining industry for gold and silver production. The U.S.-based Sulfur Products group is a leading producer of both non-fuming sulfuric acid products and higher value sulfur derivative products (HVSDs) such as oleum, sulfur trioxide and chlorosulfonic acid. This product group also provides spent acid regeneration and sulfur gas recovery services to the oil refining industry, where our merchant regeneration capacity is ranked #1 and #2 in the U.S. Northeast and Gulf Coast regions, respectively. In the Performance Chemicals and Intermediates product group, we manufacture a wide variety of chemicals used in many different applications such as water treatment, cleaning (household, institutional and industrial), agricultural chemicals, textiles and electronics.
Industry Overview and Competitors
The industrial and specialty chemicals produced by our Chemical Solutions segment are important raw materials for a wide range of industries and end markets. We hold a long standing reputation for high quality and the safe handling of hazardous products such as sodium cyanide and sulfuric acid. We believe that we have leading cost positions in cyanides, sulfur products and our clean and disinfect products. Our competitive cost positions in these products are the result of our process technology, manufacturing scale, efficient supply chain and proximity to large customers. Our Chemical Solutions segment also holds, and occasionally licenses, what we believe to be the leading process technologies for the production of hydrogen and sodium cyanide, which are used in industrial polymers and in gold production.
Chemours has global leadership positions in the following product categories:
Chemical Solutions Leadership Positions
Product (Product Group)	Position	Key Applications	Key Competitors
Cyanides	#1 in Solid Sodium Cyanide in the Americas	Gold Production	Orica, Cyanco, Samsung
Sulfur Products	#1 in Spent Acid Regeneration in U.S. Northeast Region
	#2 in Spent Acid Regeneration in U.S. Gulf Coast Region	Refining	Ecoservices, Chemtrade
Performance Chemicals & Intermediates	Leading positions in U.S. in number of products, e.g.:
	Chlorine Dioxide	Water treatment	Evoqua, OxyChem
	Glycolic Acid	Household, institutional and industrial cleaning, personal care	CABB, Taicang Xinmao
	Oxone™	Recreational water treatment, dentures cleaning	United Initiators
Raw Materials
Key raw materials for Chemical Solutions include ammonia, methanol, sulfur, natural gas, formaldehyde, hydrogen and caustic soda. We source raw materials from global and regional suppliers where possible and maintain multiple supplier relationships to protect against supply disruptions and potential price increases. To further mitigate the risk of raw material availability and cost fluctuation, Chemical Solutions has also taken steps to optimize routes for distribution, increase the storage capacity at our production facilities, lock in long-term contracts with key suppliers and increase the number of customer contracts with raw material price pass-through terms. We do not believe that the loss of any particular supplier would be material to our business.
Sales, Marketing and Distribution
Our technical, marketing and sales teams around the world have deep expertise with our products and their end markets. We predominantly sell directly to customers, although we also use a network of distributors for specific product lines and geographies. Sales may take place through either spot transactions or via long-term contracts.
Most of Chemical Solutions’ raw materials and products can be delivered by efficient bulk transportation. As such, we maintain a large fleet of railcars, tank trucks and containers to support our supply chain needs. For the portion of the fleet that is leased, related lease terms are usually staggered, which provides us with a competitive cost position as well as the ability to adjust the size of our container fleet in response to changes in market conditions. A dedicated logistics team, along with external partners, continually optimizes the assignment of our transportation equipment to product lines and geographic regions in order to maximize utilization and flexibility of the supply chain.
The strategic placement of our production facilities in locations designed to serve our key customer base gives us robust distribution capabilities.

Customers
Our Chemical Solutions segment focuses on developing long-term partnerships with key market participants. Many of our commercial and industrial relationships have been in place for decades and are based on our proven value proposition of safely and reliably supplying our customers with the materials needed for their operations. Our reputation and long-term track record is a key competitive advantage as several of the products’ end users demand the highest level of excellence in safe manufacturing, distribution, handling and storage. Chemical Solutions has a Department of Transportation Special Permits and Approvals in place for distribution of various materials associated with each of our business lines as required. Our Chemical Solutions segment serves over a thousand customers globally. The largest Chemical Solutions customer represented approximately 10 percent of segment sales in 2015.
Seasonality
Our sales are subject to minimal seasonality. Our Sulfur Products business is influenced by seasonal fluctuations because in the summer months we typically sell a higher volume of acid due to oil refinery customers operating at higher capacities.
Intellectual Property
Intellectual property, including trade secrets, certain patents, trademarks, copyrights, know-how and other proprietary rights, is a critical part of maintaining our technology leadership and competitive edge. Our business strategy is to file patent and trademark applications globally for proprietary new product and application development technologies. We hold many patents, particularly in our Fluoroproducts segment, as described herein. These patents, including various patents that expire during the period of 2016 to 2034, in the aggregate, are believed to be of material importance to our business. However, we believe that no single patent (or related group of patents) is material in relation to our business as a whole. In addition, particularly in our Titanium Technologies segment, we hold significant intellectual property in the form of trade secrets and, while we believe that no single trade secret is material in relation to our combined business as a whole, we believe they are material in the aggregate. Unlike patents, trade secrets do not have a predetermined validity period, but are valid indefinitely, so long as their secrecy is maintained. We work actively on a global basis to create, protect and enforce our intellectual property rights. The protection afforded by these patents and trademarks varies based on country, scope of individual patent and trademark coverage, as well as the availability of legal remedies in each country. Although certain proprietary intellectual property rights are important to the success of our company, we do not believe that we are materially dependent on any particular patent or trademark. We believe that securing our intellectual property is critical to maintaining our technology leadership and our competitive position, especially with respect to new technologies or the extensions of existing technologies. Our proprietary process technology is also a source of incremental income through licensing arrangements.
Our Titanium Technologies segment in particular relies upon unpatented proprietary knowledge and continuing technological innovation and other trade secrets to develop and maintain our competitive position in this space. Our proprietary chloride production process is an important part of our technology and our business could be harmed if our trade secrets are not maintained in confidence. In our Titanium Technologies intellectual property portfolio, we consider our trademark Ti-Pure™ to be a valuable asset and have registered this trademark in a number of countries.
Our Fluoroproducts segment is the technology leader in the markets in which it participates. We have one of the largest patent portfolios in the fluorine derivatives industry. In our Fluoroproducts intellectual property portfolio, we consider our Freon™, Opteon™, Teflon™, Viton™ and Krytox™ trademarks to be valuable assets.

Our Chemical Solutions segment is a manufacturing and application development technology leader in a majority of the markets in which it participates. In our Chemical Solutions intellectual property portfolio, we consider our Virkon™ and Oxone™ trademarks to be valuable assets. Trade secrets are one of the key elements of our intellectual property security in Chemical Solutions as most of the segment’s manufacturing and application development technologies are no longer under patent coverage.
At separation, certain of our subsidiaries entered into an Intellectual Property Cross-License Agreement with DuPont, pursuant to which (i) DuPont has agreed to license to Chemours certain patents, know-how and technical information owned by DuPont or its affiliates and necessary or useful in Chemours’ business, and (ii) Chemours has agreed to license to DuPont certain patents owned by Chemours or its affiliates and necessary or useful in DuPont’s business. In most circumstances, the licenses are perpetual, irrevocable, sublicenseable (in connection with the party’s business), assignable (in connection with a sale of the applicable portion of a party’s business or assets, subject to certain exceptions) worldwide licenses in connection with the current operation of the businesses and, with respect to specified products and fields of use, future operation of such businesses, subject to certain limitations with respect to specified products and fields of use.
Research and Development
We perform research and development activities in all of our segments with the majority of our efforts focused in the Fluoroproducts segment. The Fluoroproducts segment efforts center on developing new sustainable fluorochemicals and new applications and formulations for fluoropolymers that meet customers’ technical requirements. In Titanium Technologies and Chemical Solutions, our efforts are focused on process technology to reduce cost and maintain safety and stewardship standards. The table below sets forth the last three years of research and development expense by segment:
	Year Ended December 31,
(Dollars in millions)	2015	2014	2013
Titanium Technologies	$33	$47	$48
Fluoroproducts	50	79	93
Chemical Solutions	14	17	23
Total	$97	$143	$164

Backlog
In general, the Company does not manufacture its products against a backlog of orders and does not consider backlog to be a significant indicator of the level of future sales activity. Production and inventory levels are based on the level of incoming orders as well as projections of future demand. Therefore, the Company believes that backlog information is not material to understanding its overall business and should not be considered a reliable indicator of the Company’s ability to achieve any particular level of revenue or financial performance.
Environmental Matters
For information regarding environmental matters, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Environmental Matters,” “Risk Factors—Risks Related to Our Business—We are subject to extensive environmental, health and safety laws and regulations that may result in unanticipated loss or liability, which could reduce our profitability,” “Risk Factors—Risks Related to Our Business—As a result of our current and past operations, including operations related to divested businesses and our discontinued operations, we could incur significant environmental liabilities,” and Notes 3 and 19 to the Consolidated Financial Statements.
Employees
We have approximately 8,100 employees, approximately 24% of whom are represented by unions or works councils. Management believes that its relations with its employees and labor organizations are good. There have been no strikes or work stoppages in any of our locations in recent history.

MANAGEMENT
Executive Officers
The following sets forth information regarding the individuals who currently serve as our executive officers.
Mark P. Vergnano, age 58, serves as our President and Chief Executive Officer. In October 2009, Mr. Vergnano was appointed Executive Vice President of DuPont and was responsible for multiple businesses and functions, including the businesses in the Chemours segment: DuPont Chemicals & Fluoroproducts and Titanium Technologies. In June 2006, he was named Group Vice President of DuPont Safety & Protection. In October 2005, he was named Vice President and General Manager—Surfaces and Building Innovations. In February 2003, he was named Vice President and General Manager—Nonwovens. Prior to that, he had several assignments in manufacturing, technology, marketing, sales and business strategy. Mr. Vergnano joined DuPont in 1980 as a process engineer. Mr. Vergnano serves on the board of directors of Johnson Controls, Inc., since 2011; the National Safety Council, since 2007; and the American Chemistry Council, since 2015.
Mark E. Newman, age 52, serves as our Senior Vice President and Chief Financial Officer. Mr. Newman joined Chemours in November 2014 from SunCoke Energy where he was SunCoke Energy’s Senior Vice President and Chief Financial Officer and led its financial, strategy, business development and information technology functions. Mr. Newman joined SunCoke’s leadership team in March 2011 to help drive SunCoke’s separation from its parent company, Sunoco, Inc. He led SunCoke through an initial public offering and championed a major restructuring of SunCoke, which resulted in the initial public offering of SunCoke Energy Partners in January 2013, creating the first coke-manufacturing master limited partnership. Prior to joining SunCoke, Mr. Newman served as Vice President Remarketing & Managing Director of SmartAuction, Ally Financial Inc (previously General Motors Acceptance Corporation). Mr. Newman began his career at General Motors in 1986 as an Industrial Engineer and progressed through several financial and operational leadership roles within the global automaker, including Vice President and Chief Financial Officer of Shanghai General Motors Limited; Assistant Treasurer of General Motors Corporation; and North America Vice President and CFO.
E. Bryan Snell, age 59, serves as our President—Titanium Technologies. Mr. Snell was appointed President—Titanium Technologies in May 2015. Previously, he served as Planning Director—DuPont Performance Chemicals (2014–2015). Prior to that, he held leadership positions in DuPont Titanium Technologies, including Planning Director (2011–12 in Wilmington, DE and 2012–13 in Singapore) and Global Sales and Marketing Director (2008–2010). Mr. Snell served as Regional Operations Director—DuPont Coatings and Color Technologies Platform in 2007 and 2008. He was posted in Taiwan from 2002 to 2006, in the roles of Plant Manager—Kuan Yin Plant and Asia/Pacific Regional Director, DuPont Titanium Technologies. Mr. Snell joined DuPont in 1978 as a process engineer and has experience in nuclear and petrochemical operations, as well as sales, business strategy and M&A.
Thierry F.J. Vanlancker, age 51, serves as our President—Fluoroproducts. Mr. Vanlancker was named president—DuPont Chemicals & Fluoroproducts in May 2012. He was named vice president for DuPont Performance Coatings—EMEA in November 2010. In 2006, he moved to Wilmington, Delaware to serve as global business and market director—Fluorochemicals. In 2004, after two years as sales manager for all Refinish Brands EMEA, he was appointed as regional director—Fluoroproducts EMEA based in Geneva, Switzerland. He moved to Belgium in 1999 to be part of the Herberts Acquisition/Integration Team within the newly formed DuPont Performance Coatings business and in 2000 was appointed business manager for the Spies Hecker Refinish paint brand based in Cologne, Germany. In 1996, he transferred to Wilmington, Delaware as global technical service manager for P&IP and was appointed global product manager Vamac® ethylene acrylic elastomers in 1998. In 1993 he transferred to Bad Homburg, Germany, and was appointed market development consultant for P&IP Europe, Middle East & Africa (EMEA). Mr. Vanlancker joined DuPont in 1988 in Belgium as a sales representative.
Christian W. Siemer, age 57, serves as our President—Chemical Solutions. He moved to this role in July 2014. Mr. Siemer joined DuPont in 2010 as the Managing Director of Clean Technologies, a business unit of DuPont Sustainable Solutions focused on process technology development and licensing. He led the successful acquisition of MECS Inc., the global leader in technology for the production of sulfuric acid. Mr. Siemer began his career in 1980 with Stauffer Chemicals as a process engineer. Following Stauffer’s acquisition by ICI plc, Mr. Siemer moved through a range of commercial roles and overseas assignments managing portfolios of international industrial and specialty chemical businesses.
David C. Shelton, age 52, serves as our Senior Vice President, General Counsel and Corporate Secretary. In 2011, Mr. Shelton was appointed Associate General Counsel, DuPont, and was responsible for the US Commercial team—the business lawyers and paralegals counseling all the DuPont business units with the exception of Agriculture and Pioneer. Mr. Shelton was the Commercial attorney to a variety of DuPont businesses including the Performance Materials platform, which he advised on international assignment in Geneva, and the businesses now comprising the DuPont Chemicals and Fluoroproducts business unit. Prior to that, Mr. Shelton advised the company on environmental and remediation matters as part of the environmental legal team. Mr. Shelton joined DuPont in 1996, after seven years in private practice as a litigator in Pennsylvania and New Jersey.
Beth Albright, age 49, serves as our Senior Vice President Human Resources. Mrs. Albright joined DuPont in October 2014 from Day & Zimmermann, where she held the position of Senior Vice—President Human Resources since May 2011. Prior to her experience at Day & Zimmermann, Mrs. Albright was the Global Vice President Human Resources for Tekni-Plex, which she joined in July 2009. She joined Rohm and Haas in 2000 and held various Human Resources supporting global businesses, technology, and manufacturing and staff functions. In 1995 she joined FMC as site Human Resources manager at a manufacturing site and progressed into the corporate office. Mrs. Albright began her career with Fluor Daniel Construction in their Industrial Relations department in 1989.
Erich Parker, age 65, serves as our Vice President of Corporate Communications and Chief Brand Officer. Mr. Parker was appointed Creative Director and Global Director of Corporate Communications of DuPont in 2010. He led the initiative to develop corporate positioning and its creative expression through branded content and program sponsorship with large international media outlets. In 2008, Mr. Parker was appointed Communications Leader for DuPont’s Safety and Protection Platform. Prior to joining DuPont, Mr. Parker was principal of his own public relations and marketing communications firm based in Washington, D.C., and New York. Mr. Parker has also served as Executive Vice President of Association & Issues Management; Director of Communications for the American Academy of Actuaries; founding publisher and Executive Editor of the magazine Contingencies; and Public Affairs Aide for Renewable Energy to the Secretary of Energy, U.S. Department of Energy.
Board of Directors
The following sets forth information regarding the individuals who currently serve as members of our Board of Directors.
Curtis V. Anastasio, age 59, serves on our Board of Directors. Since 2014, Mr. Anastasio has served as Executive Chair of GasLog Partners LP, a global owner, operator, and manager of liquefied natural gas carriers. Mr. Anastasio has also served as Vice Chair of Par Pacific Holdings, Inc. (formerly Par Petroleum Corporation), a diversified energy company, from 2014 to 2015. Formerly, he served as President, Chief Executive Officer and Executive Director of NuStar Energy, L.P. (formerly Valero L.P.) from 2001 to 2013. He also served as President, Chief Executive Officer and Executive Director of NuStar GP Holdings, LLC (formerly Valero GP Holdings, LLC) from 2006 to 2013. Mr. Anastasio has also served on the board of the Federal Reserve Bank of Dallas since 2014.
Bradley J. Bell, age 63, serves on our Board of Directors. Mr. Bell currently serves on the board of directors of Momentive Performance Materials Inc., a global manufacturer of silicones, quartz, and ceramics, since October 2014, where he has been Non-Executive Chair since December 2014. Since its initial public offering in July 2015, he has served on the board of Hennessy Capital Acquisition Corp II, a company formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. From January 2014 to February 2015, he served as a director of Hennessy Capital Acquisition Corp (a separate entity from the Hennessy Capital Acquisition Corp II for which he currently serves as a director), which merged with School Bus Holdings Inc. in February 2015 and is now known as Blue Bird Corporation. Mr. Bell also served on the board of directors of Compass Minerals International, Inc., a leading producer of salt and specialty nutrients, from 2003 to 2015. From 2001 to 2015, Mr. Bell served on the board of IDEX Corporation, an applied solutions company specializing in fluid and metering technologies, health and science technologies, and fire, safety and other diversified products. He formerly served as Executive Vice President and Chief Financial Officer of Nalco Holding Company, a global leader in water treatment and process chemical services, from 2003 to 2010. Prior to joining Nalco Holding, he served as Senior Vice President and Chief Financial Officer of Rohm and Haas Company from 1997 to 2003.
Richard H. Brown, age 68, serves as Chair of our Board of Directors. Mr. Brown currently serves as Chair of Browz, LLC, a global leader of contractor pre-qualification and compliance solutions since 2005. Formerly, Mr. Brown served as Chair and Chief Executive Officer of Electronic Data Systems (EDS) from 1999 to 2003. Prior to joining EDS, Mr. Brown served as Chief Executive Officer of Cable & Wireless PLC from 1996 to 1999, H&R Block Inc. from 1995 to 1996 and Illinois Bell Telephone Company from 1990 to 1995. He is a Trustee Emeritus of the Ohio University Foundation. He previously served on the board of E. I. du Pont de Nemours and Company from 2001 to 2015 and formerly served as a member of the Business Roundtable, the President’s Advisory Committee on Trade and Policy Negotiations, the U.S.-Japan Business Council, the French-American Business Council, and the President’s National Security Telecommunications Advisory Committee.
Mary B. Cranston, age 68, serves on our Board of Directors. Ms. Cranston is a retired Senior Partner and Chair Emeritus of Pillsbury Winthrop Shaw Pittman, LLP, an international law firm. Prior to her retirement in 2012, Ms. Cranston served as Senior Partner and Chair Emeritus from 2007 to 2011 and Chair and Chief Executive Officer from 1999 to 2006. Ms. Cranston has served on the board of Visa, Inc., since 2007. Ms. Cranston previously served on the following boards of directors: GrafTech International Ltd (2000 to 2014), International Rectifier Corporation (2008 to 2015), Juniper Networks, Inc. (2007 to 2015), and Exponent, Inc. (2010 to 2014).
Curtis J. Crawford, age 68, serves on our Board of Directors. Dr. Crawford currently serves as President and Chief Executive Officer of XCEO, Inc., a consulting firm specializing in leadership and corporate governance, since 2003. Prior to founding XCEO Inc. in 2003, he served as President and Chief Executive Officer of Onix Microsystems and Zilog Inc. Dr. Crawford currently serves on the boards of Xylem Inc., since 2011 and ON Semiconductor, since 1999 and is the author of three books on leadership and corporate governance. He previously served on the board of E. I. du Pont de Nemours and Company from 1998 to 2015, and on the boards of ITT Corp., Agilysys, Lyondell Petrochemical, The Sisters of Mercy Health Corporation and DePaul University. In 2011, Dr. Crawford was awarded the B. Kenneth West Lifetime Achievement Award from the National Association of Corporate Directors (NACD) for his contribution to corporate governance and for having made a meaningful impact in the boardroom.
Dawn L. Farrell, age 56, serves on our Board of Directors. Since 2012, Ms. Farrell has served as President and Chief Executive Officer of TransAlta Corporation, an electricity power generator and wholesale marketing company. Prior to becoming President and Chief Executive Officer of TransAlta, Ms. Farrell held a variety of increasingly responsible leadership positions, including Chief Operating Officer from 2009 to 2011, and Executive Vice President of Commercial Operations and Development from 2007 to 2009. Prior to rejoining TransAlta in 2007, she served as the Executive Vice President of Generation for BC Hydro from 2003 to 2006. Ms. Farrell has served on the board of TransAlta Corporation since 2012 and on the Business Council of Canada since 2013.
Stephen D. Newlin, age 63, serves on our Board of Directors. Mr. Newlin currently serves as Executive Chair of PolyOne Corporation, a global provider of specialized polymer materials, services, and solutions, since 2014. Formerly, he served as the Chair, President, and Chief Executive Officer of PolyOne from 2006 to 2014. Prior to joining PolyOne, Mr. Newlin served as President Industrial Sector of Ecolab Inc. from 2003 to 2006 and Vice Chair, President, and Chief Operating Officer of Nalco Chemical Company from 2000 to 2001. He currently serves as a Director of PolyOne Corporation since 2006, Univar Corporation since 2015, and Oshkosh Corporation, since 2013. Mr. Newlin served on the boards of the Black Hills Corporation from 2004 to 2015, and The Valspar Corporation from 2007 to 2012.
Mark P. Vergnano, age 58, serves as our President and Chief Executive Officer and Director. In October 2009, Mr. Vergnano was appointed Executive Vice President of DuPont and was responsible for multiple businesses and functions, including the businesses in the Chemours segment: DuPont Chemicals &

Fluoroproducts and Titanium Technologies. In June 2006, he was named Group Vice President of DuPont Safety & Protection. In October 2005, he was named Vice President and General Manager—Surfaces and Building Innovations. In February 2003, he was named Vice President and General Manager—Nonwovens. Prior to that, he had several assignments in manufacturing, technology, marketing, sales and business strategy. Mr. Vergnano joined DuPont in 1980 as a process engineer. Mr. Vergnano serves on the board of directors of Johnson Controls, Inc., since 2011; the National Safety Council, since 2007; and the American Chemistry Council, since 2015.
Chemours’ board of directors is divided into three classes, each comprised of three directors. The directors designated as Class I directors have terms expiring at the first annual meeting of stockholders, which Chemours expects to hold in 2016. The directors designated as Class II directors have terms expiring at the following year’s annual meeting of stockholders, which Chemours expects to hold in 2017, and the directors designated as Class III directors have terms expiring at the following year’s annual meeting of stockholders, which Chemours expects to hold in 2018. The Class I directors are comprised of Bradley J. Bell and Mary B. Cranston; the Class II directors are comprised of Curtis V. Anastasio, Dawn L. Farrell and Stephen D. Newlin; and the Class III directors are comprised of Richard H. Brown, Curtis J. Crawford and Mark P. Vergnano. Commencing with the first annual meeting of stockholders, which Chemours expects to hold in 2016, directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. However, Chemours’ classified board structure will be submitted to a stockholder vote at Chemours’ first annual meeting in 2016. If the classified structure described herein is not approved by a majority of the votes cast on the proposal, Chemours will declassify its board such that all directors will be up for annual election beginning with the 2017 annual meeting. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast on each nominee by the stockholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by the board, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election.
Director Independence
All members of our Board of Directors, except our Chief Executive Officer, who is an employee of Chemours, meet the criteria for independence as defined by the rules of the NYSE and the corporate governance guidelines adopted by the board of directors. No director is considered independent unless he or she has no material relationship with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. Our Board of Directors has determined the independence of our directors. Our corporate governance guidelines, including our independence standards, are posted to our website.
Committees of the Board of Directors
Our Board of Directors has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted a written charter for each of these committees, which are posted on our website.
Audit Committee
The responsibilities of the Audit Committee are more fully described in the Audit Committee Charter and include, among other duties, the fulfillment of its and the Board’s oversight responsibilities relating to:
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The integrity of the financial statements of Chemours.

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The qualifications and independence of the Chemours independent auditor.

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The performance of Chemours’ internal audit function and independent auditors.

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Compliance by Chemours with legal and regulatory requirements.

The Audit Committee consists entirely of independent directors, and each meets the heightened independence requirements under NYSE Listing Standards and the rules and regulations of the SEC relating to audit committees. Each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment. Additionally, the Board of Directors determined, in its business judgment, that each member of the Audit Committee is an “audit committee financial expert” for purposes of the rules of the SEC.
Compensation Committee
The responsibilities of the Compensation Committee are more fully described in the Compensation Committee Charter and include, among other duties:
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Assess current and future senior leadership talent, including their development and the succession plans of the CEO and other key management positions.

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Review and approve the Company’s programs for executive development, performance and skills evaluations.

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Conduct an annual review of the Company’s diversity talent, as well as, diversity representation on the slate for key positions.

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Oversee the performance evaluation of the CEO based on input from other independent directors versus Board-approved goals and objectives.

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Recommend to the independent members of the Board the compensation for the CEO.

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Review and approve compensation and employment arrangements, including equity compensation plans, bonus plans and severance agreements as appropriate, of the CEO and other senior executive officers other than the CEO.

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Review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk.

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Review and approve the Compensation Discussion and Analysis and the Committee report included in the Company’s Proxy Statement or other applicable SEC filings.

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Review the voting results of any say-on-pay or related stockholder proposals.

The Compensation Committee consists entirely of independent directors, and each member meets the heightened independence requirements under NYSE Listing Standards and the rules and regulations of the SEC relating to compensation committees and is a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act and is an “outside director” for purposes of Section 162(m) of the Code.
Nominating and Corporate Governance Committee
The responsibilities of the Nominating and Corporate Governance Committee are more fully described in the Nominating and Corporate Governance Committee Charter and include, among other duties:
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Develop and recommend to the Board of Directors a set of corporate governance guidelines for the Company.

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Identify individuals qualified to become Board members consistent with criteria approved by the Board and recommend to the Board nominees for election as directors of the Company, including nominees whom the Board proposes for election as directors at the Annual Meeting.

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Review and approve any transaction between the Company and any related person in accordance with the Company’s policies and procedures for transactions with related persons.

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Oversee the Company’s corporate governance practices, including reviewing and recommending to the Board of Directors for approval any changes to the Company’s Code of Conduct, Certificate of Incorporation, Bylaws and Committee Charters.

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Conduct an annual assessment of the Committee’s performance, oversee the evaluation of the entire Board of Directors and its other Committees and report its findings to the Board of Directors.

The Nominating and Corporate Governance Committee consists entirely of independent directors, and each meets the independence requirements set forth in the NYSE Listing Standards.
Director Nominees and Director Qualification Standards
The Chemours Nominating and Corporate Governance Committee will consider potential candidates suggested by Board members, as well as, management, stockholders and others.
The Board’s Corporate Governance Guidelines describe qualifications for directors. Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; business acumen; and significant professional accomplishment. The specific skills, experience and criteria that the Board may consider, and which may vary over time depending on current needs, include leadership; other board experience; experience involving technological innovation; chemicals industry experience; financial expertise; corporate governance; compensation and succession planning; familiarity with issues affecting global businesses; experience with global business management and operations; risk management; prior government service; and diversity. Additionally, directors will be expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibilities.
When considering candidates for nomination, the Nominating and Corporate Governance Committee takes into account these factors, among other items, to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Nominating and Corporate Governance Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to Chemours.
Once the Nominating and Corporate Governance Committee has identified a prospective candidate, the Nominating and Corporate Governance Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Nominating and Corporate Governance Committee with the recommendation of the prospective candidate, as well as, the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate. This may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination will be based primarily on the likelihood that the prospective nominee can satisfy the factors described above. If the Nominating and Corporate Governance Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that further consideration is warranted, it may gather additional information about the prospective nominee’s background and experience.
The Nominating and Corporate Governance Committee also may consider other relevant factors as it deems appropriate, including the current composition of the Board and specific needs of the Board to assure its effectiveness. In connection with this evaluation, the Nominating and Corporate Governance Committee will determine whether to interview the prospective nominee. One or more members of the Nominating and Corporate Governance Committee and other Directors, as appropriate, may interview the prospective nominee in person or by telephone. After completing its evaluation, the Committee will conclude whether to make a recommendation to the full Board for its consideration.
The Nominating and Corporate Governance Committee considers candidates for director suggested by stockholders, applying the factors for potential candidates described above and taking into account the additional information provided by the stockholder or gathered by the Committee. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include the detailed information required under the Company’s Amended and Restated Bylaws.

A stockholder’s written notice to the Corporate Secretary described in the preceding paragraph must be delivered to The Chemours Company, 1007 Market Street, Wilmington, DE 19899, Attention: Corporate Secretary.
The Chairman of the Annual Meeting or any other annual meeting or special meeting of stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A stockholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2015, none of the members of the Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any company that employed or employs any member of the Compensation Committee. In addition, no executive officer of the Company served or serves on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any company having an executive officer who serves on the Board.
Corporate Governance Guidelines
Our Board of Directors has adopted governance guidelines designed to assist Chemours and our Board of Directors in implementing effective corporate governance practices. The governance guidelines are reviewed regularly by the Nominating and Corporate Governance Committee in light of changing circumstances in order to continue serving our best interests and the best interests of our stockholders.
Communications with the Board of Directors and Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters
Stockholders and other parties interested in communicating directly with the board, or with our Chair or any other outside director, may do so by writing in care of the Corporate Secretary, The Chemours Company, 1007 Market Street, Wilmington, Delaware 19899. The board’s independent directors have approved procedures for handling correspondence received by Chemours and addressed to the board, or to our Chair or any other outside director. Concerns relating to accounting, internal controls, auditing or ethical matters are immediately brought to the attention of the internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters, which include an anonymous toll-free hotline (1-844-499-4607) and a website through which to report issues (https:reportanissue.com/chemours).
Board Leadership Structure
Our governing documents allow the roles of Chair and CEO to be filled by the same or different individuals. This approach allows the board flexibility to determine whether the two roles should be separated or combined based upon our needs and the board’s assessment of our leadership from time to time. It is expected that the board will regularly consider the advantages of having an independent Chair and a combined Chair and CEO and is open to different structures as circumstances may warrant.
At this time, the board believes that separating the roles of Chair and CEO serves the best interests of Chemours and its stockholders. By having an independent Chair, the CEO can focus primarily on our business strategy and operations at a time when Chemours becomes an independent, publicly traded company. While our CEO and senior management, working with the board, set the strategic direction for Chemours and our CEO provides day-to-day leadership, the independent Chair leads the board in the performance of its duties and serves as the principal liaison between the independent directors and the CEO.
Code of Ethics
The board has adopted a Code of Business Conduct and Ethics for Directors. In addition, Chemours has adopted a Code of Conduct applicable to all Chemours employees, including executive officers, and a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller.

Director Compensation
Non-employee directors receive compensation for Board service, which is designed to fairly compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders. The Nominating and Corporate Governance Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation.
Effective July 1, 2015, non-employee directors are entitled to the following annual retainers:
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a cash retainer in the amount of  $90,000 per year to be paid out in installments on a quarterly basis (prorated for the period of service prior to the 2016 annual meeting); and

•
an equity award of restricted stock units with a grant date fair value of approximately $110,000 (with the initial grant to be prorated for the period of service prior to the 2016 annual meeting).

In addition, the Chair of our Board of Directors will receive an additional cash retainer in the amount of  $110,000 per year and that the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive an additional cash retainer in the amount of  $20,000, $15,000 and $10,000 per year, respectively. We do not provide directors who are also our employees any additional compensation for serving as a director.
Deferred Compensation
Under the Chemours Stock Accumulation and Deferred Compensation Plan for Directors, a director is eligible to defer all or part of his or her board retainer and committee chair fees in cash or stock units until a future year or years, payable in a lump sum or equal annual installments. Interest will accrue on deferred cash payments, and dividend equivalents will accrue on deferred stock units. This deferred compensation is an unsecured obligation of Chemours.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Introduction
On July 1, 2015, DuPont completed the Separation of Chemours and Chemours began its journey as an independent, publicly-traded company. This Compensation Discussion and Analysis (“CD&A”) describes the executive compensation philosophy and pay programs provided to the Named Executive Officers (“NEOs”) in 2015. In order to provide a full-year view of NEO compensation, this CD&A and the related compensation tables include information regarding compensation paid to the NEOs and compensation decisions made by DuPont prior to the Separation of Chemours. Following the Separation, the Chemours Compensation Committee and the Board of Directors have been responsible for the executive compensation strategy for Chemours.
Named Executive Officers
This CD&A presents information for the following Named Executive Officers:
•
Mark Vergnano, President and Chief Executive Officer

•
Mark E. Newman, Senior Vice President and Chief Financial Officer

•
Thierry Vanlancker, President, Fluoroproducts

•
E. Bryan Snell, President, Titanium Technologies

•
Beth Albright, Senior Vice President, Human Resources

2015 Performance Highlights
Since becoming an independent company, the NEOs have focused on executing the business strategy and have aggressively initiated a Five-Point Transformation Plan to transform Chemours into a higher value chemistry company. Key priorities of the transformation plan include: reducing costs, growing market positions, optimizing the product portfolio, refocusing investments, and enhancing the organization by building a nimble, entrepreneurial culture that is customer centered. It is expected that this plan will deliver $500 million Adjusted EBITDA improvements through 2017, while strengthening the Company’s balance sheet.
Despite making significant progress executing the transformation plan, which delivered approximately $100 million of cost reductions in the second half of the year, 2015 was a challenging year for Chemours and the chemicals industry. TiO2 pricing continued to deteriorate and the soft demand conditions for certain fluoropolymers reduced Fluoroproducts’ segment profitability. Chemours delivered $573 million of Adjusted EBITDA, which was below 2014 performance. Weaker TiO2 pricing, currency headwinds and lower fluoropolymers sales more than offset the cost reductions achieved in the second half. Management improved free cash flow during the second half of the year, during which Chemours generated $183 million of free cash flow. While free cash flow performance did not meet expectations, second half performance was a significant improvement over the first half of the year. For more information regarding Adjusted EBITDA and other non-GAAP measures, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures.”
Pay for Performance
At Chemours, the executive compensation framework is designed to pay for performance. NEOs realize the greatest rewards through the achievement of corporate objectives and taking action that increases stockholder value. Reflecting the pay-for-performance compensation philosophy and exemplifying the strong link between NEO pay and company performance, the compensation of the NEOs was directly affected by financial results in 2015. Both the amount of annual incentive earned and the underlying value of long-term equity awards have been impacted by the level of company performance demonstrated. Specifically:

•
2015 annual incentives were earned at 56% of target; and

•
The value of outstanding Long-Term Incentive Plans (“LTIP”) has declined consistent with the decrease in market value of Chemours common stock.

Executive Compensation Policies and Practices
Consistent with the pay-for-performance philosophy and strong corporate governance, summarized below are the practices included in Chemours’ executive compensation programs and those that are not part of Chemours’ compensation programs:
What Chemours Does:	What Chemours Doesn’t Do:

•
Pay-for-performance

•
Target pay based on market levels

•
Deliver total direct compensation predominately through variable pay

•
Set challenging short- and long-term incentive award goals

•
Maintain robust stock ownership requirements

•
Adhere to an incentive compensation recoupment “clawback” policy

•
Maintain anti-hedging and anti-pledging policies with respect to Company stock

•
Offer market-competitive benefits

•
Consult with an independent advisor on pay

•
Provide income tax gross-ups, apart from that which is assignment-related and customary practice

•
Re-price stock options

•
Provide executives with personal benefits

•
Reward executives without a link to performance

Say-on-Pay Vote
The Committee and the management of Chemours will consider stockholder input, including the advisory “say-on-pay” vote, as it evaluates the design of executive compensation programs and the specific compensation decisions for each NEO. As a new publicly-traded company as of July 1, 2015, the first say-on-pay vote will be held at the Annual Meeting.
Executive Compensation Philosophy and Pay Elements
The following chart highlights the key considerations behind the development, review and approval of the compensation for the 2015 Named Executive Officers.
Philosophy	Objectives

Chemours’ executive compensation philosophy is built on the following principles:
•
Reward results linked to short-, medium- and long-term performance (pay-for-performance)

•
Position pay affordably and competitively compared to the relevant external market with the opportunity to earn above-median pay for achieving exceptional results

•
Driven focus on increasing stockholder value

Chemours’ executive compensation programs are designed to:
•
Align the interests of executives and stockholders

•
Reward executives for sustained, strong business and financial results

•
Promote a culture of ownership

•
Attract, retain and motivate the best talent

To achieve these objectives, there are three key elements of the executive compensation programs:
1.
Base salary;

2.
Short-term incentive plan (“STIP”); and

3.
LTIP

Element	Purpose
Base Salary
•
Provides a stable source of income and is a standard compensation element in executive compensation packages

•
Compensates for expected day-to-day performance

•
Market competitive in order to attract and retain qualified executives

Short-Term Incentive Plan
•
Encourages focus on the achievement of annual business goals

•
Target incentive opportunity is set as a percentage of base salary and awards are earned only after a threshold level of performance is achieved

•
Maximum payout is capped at 200% of target

Long-Term Incentive Plan
•
Aligns executives with the long-term interests of stockholders

•
Recognizes executive’s recent performance and potential future contributions

•
Provides a total compensation opportunity with payouts varying based on operating and stock price performance

Additional elements of executive compensation include: health and welfare benefit plans; retirement savings plans; deferred compensation plans; eligibility for assignment-related relocation assistance, income tax preparation services and corresponding tax gross-ups; and change-in-control provisions. Mr. Newman and Ms. Albright also have certain severance benefits in effect for twenty-four months from their respective dates of hire (refer to “Employment Arrangements” for further details regarding these severance benefits).
Pay Mix and Pay for Performance
To reinforce a pay-for-performance philosophy, the total compensation program for the NEOs is highly incentive-based and, therefore, fluctuates with financial results and stock price. This approach motivates executives to consider the impact of their decisions on company performance including stockholder value. The compensation mix for the NEOs is weighted towards variable compensation, including long-term incentives, to align executives with company performance and stockholder interests.
For fiscal year 2015, eighty-five percent (85%) of the CEO’s target compensation and sixty-seven percent (67%) of the other NEOs’ target compensation, on average, was variable (i.e., at-risk) based on the achievement of performance measures.

2015 Executive Compensation Decision-Making
Because Chemours was an independent organization for only half of the year, many of the decisions impacting 2015 compensation were made by DuPont and were grounded in their compensation philosophies and policies. The newly-formed Chemours Compensation Committee reviewed and affirmed decisions made by DuPont in July 2015. In making its compensation decisions, the Chemours Compensation Committee uses the following factors to guide decision making:
•
Executive compensation program objectives and philosophy;

•
Company performance; and

•
Economic environment for the chemicals industry.

Oversight responsibilities for ongoing executive compensation decisions are summarized in the table below:
Compensation Committee
•
Establishes executive compensation philosophy

•
Approves incentive compensation programs and target performance expectations for short-term and long-term programs

•
Approves all compensation actions for the executive officers, other than the CEO, including base salary, target and actual short-term incentive plan payouts and long-term incentive targets, grants and earned awards

•
Recommends to the full Board compensation actions for the CEO, including base salary, target and actual short-term incentive plan payouts and long-term incentive targets, grants and earned awards

All Independent Board Members
•
Assess performance of the CEO

•
Approve all compensation actions for the CEO, including base salary, target and actual short-term incentive plan payouts and long-term incentive targets, grants and earned awards

Chief Executive Officer
•
In consultation with the SVP of Human Resources, prepares compensation recommendations for the NEOs (other than the CEO) and presents these recommendations to the Compensation Committee

•
Recommendations are based on the CEO’s personal review of the other NEOs’ performance, job responsibilities and importance to the Company’s overall business strategy, as well as, the Company’s compensation philosophy

•
In preparing compensation recommendations for the NEOs, the CEO and the SVP of Human Resources work together to compare each key element of compensation provided to the NEOs to market data and consider the total compensation package

•
In consultation with the Chief Financial Officer, recommends incentive measures and performance expectations

Independent Consultant to the Compensation Committee
•
Provides independent advice, research, and analytical services on a variety of subjects, including compensation of executive officers and executive compensation trends

•
Participates in meetings as requested and communicates with the Chair of the Compensation Committee between meetings

Prior to the Separation, DuPont used Frederic W. Cook & Co., Inc. (“FW Cook”) to assist on executive compensation matters related to Chemours. In July 2015, the Chemours Compensation Committee directly engaged FW Cook as its independent executive compensation consultant. FW Cook reports directly to the Chemours Compensation Committee, and the Compensation Committee may replace the firm or hire additional consultants at any time. While the Compensation Committee values the advice of its consultant, the Compensation Committee and the other independent directors of Chemours’ Board, are the sole decision makers in regard to the compensation of executive officers. The Compensation Committee has assessed the independence of FW Cook based on NYSE Listing Standards and concluded that FW Cook’s work does not raise any conflict of interest.
In 2015, FW Cook’s primary areas of assistance were:
•
Conducting a competitive compensation review for the CEO and NEOs;

•
Providing an update of compensation trends and regulatory developments;

•
Reviewing information developed by management for the Compensation Committee and providing its input to the Committee regarding such information;

•
Providing assistance with the review and design of the Company’s incentive compensation programs; and

•
Assisting in the preparation of the Company’s public filings with regard to executive compensation.

Competitive Market Data
Consistent with the Company’s goal to provide compensation that remains competitive, the Compensation Committee considers the executive compensation practices of companies in a peer group selected by the Company in consultation with FW Cook, as one of several factors used in setting compensation. The Compensation Committee does not target a specific percentile range within the peer group when determining a named executive officer’s compensation. Instead, the Compensation Committee uses the market data provided by the peer group as one of several reference points useful for determining the form and amount of compensation. Competitive market data is supplemented with broader chemical industry and general industry data.
The Compensation Committee will review the peer group each year with the assistance of its independent executive compensation consultant. In deciding whether a company should be included in the peer group, the Committee considers the following criteria:
•
Revenue size;

•
Business characteristics and primary line of business comparable to Chemours;

•
Meaningful international presence; and

•
Publicly-traded U.S.-based companies.

In August 2015, the Compensation Committee removed Ecolab and Praxair from the peer group previously approved by DuPont due to their revenue size and replaced them with Albemarle Corporation and Chemtura Corporation. Effective August 2015, the peer group consisted of the following companies:
Air Products & Chemicals, Inc.	Chemtura Corporation	PPG Industries, Inc.
Albemarle Corporation	Eastman Chemical Company	RPM International Inc.
Ashland Inc.	Huntsman Corporation	The Sherwin-Williams Company
Axiall Corporation	The Mosaic Company	Valspar Corporation
Celanese Corporation	Polyone Corporation	W. R. Grace & Company
2015 Compensation Actions—Understanding the Decisions
Prior to Separation, all compensation decisions including those made with respect to 2015 pay levels for Chemours NEOs were made by DuPont and its Compensation Committee, as appropriate. The Chemours Compensation Committee took on this responsibility as of July 1, 2015.
CEO Compensation
Prior to the Separation, Mr. Vergnano’s compensation was determined by the DuPont Human Resources and Compensation Committee and was based on his role as Executive Vice President. For the first half of 2015, Mr. Vergnano’s target total compensation included a base salary of  $720,000, target STIP of 100% of base salary or $720,000, and target LTIP of  $2,100,000. The STIP was pro-rated and administered quarterly. STIP performance for the first two quarters produced earned awards of 23.55% and 7.63% of target. Fifty percent (50%) of the annual LTIP award was deferred to Chemours which would grant a substitute award post-Separation. With respect to the 50% of annual LTIP award made by DuPont, one-half was granted in the form of stock options and one-half was granted in the form of RSUs.
In May 2015, in preparation for the Separation from DuPont, the DuPont Compensation Committee determined the earned awards for DuPont’s 2013 and 2014 Performance Stock Unit (“PSU”) grants. Each award consisted of a portion earned during the performance period, and a portion cancelled upon Separation prior to the end of the performance period due to the Separation. The value commensurate with the portions earned was granted in the form of RSUs with vesting to coincide with the anticipated payment date of the DuPont PSU awards. The value commensurate with the portions cancelled, pro-rated for the target value of the award, was also granted in the form of RSUs vesting on the anticipated payment date.
At the time of Separation, the Chemours Compensation Committee recommended and the Board approved target total compensation levels for Mr. Vergnano as CEO. Effective July 1, 2015, Mr. Vergnano’s base salary was set at $900,000; target STIP equal to 130% of base salary or $1,170,000; and target LTIP of $3,930,000, resulting in a target total compensation of  $6,000,000. The higher STIP target will be applied on a pro-rated basis for the last six months of 2015. The higher LTIP target will be referenced when granting 2016 annual LTIP awards.
The Chemours Compensation Committee recommended and the Board approved stock options to be awarded July 6, 2015 with a grant date fair value of  $1,050,000, as a substitute for the 50% of the annual LTIP award deferred to Chemours by DuPont. In August the NEOs including the CEO were granted performance-based RSUs (“Transformation Awards”) to align the new executive team to achieve successful execution of the strategic plan and further link the compensation of the NEOs to stockholders. Refer to the section subtitled, “Transformation Awards” under Long-Term Incentive Plans for additional information regarding these awards.
Second-half 2015 STIP performance yielded earned awards of 50% of target. Chemours will pay incentives earned, including Mr. Vergnano’s 2015 STIP payment, in March 2016.
Base Salary
Base salaries for NEOs are intended to reflect the scope of their responsibilities, performance, skills and experience as compared with relevant and comparable market talent. When establishing base salaries for NEOs, the Compensation Committee considers market data and positions target pay for the NEOs around the median based on a number of factors including: experience and tenure of the executive, criticality of the role, scope of responsibilities, and business performance as well as individual performance.
In July 2015, the Compensation Committee ratified annual base salary merit increases previously approved by DuPont for Mr. Newman, Ms. Albright and Mr. Vanlancker. As summarized below, Mr. Vergnano and Mr. Snell’s increases reflect their increased roles with Chemours after the Separation.

The chart below shows the 2014 base salaries for the NEOs, the current base salaries established in July 2015 following the Separation, and the rationale for the salary change.
NEO	Annual Base Salary (as of December 31, 2014)	Current Base Salary (as of December 31, 2015)	Rationale for Increase
Mark Vergnano	$720,000	$900,000	• Promotion to CEO due to Separation and competitive compensation for a CEO • Substantial contributions towards the Separation
Mark E. Newman	$560,000	$574,000	• Merit approved by DuPont
Thierry Vanlancker	$561,946(1)	$568,230(2)	• Merit approved by DuPont
E. Bryan Snell	$296,623	$400,000	• Promotion to President of Titanium Technologies
Beth Albright	$400,000	$410,000	• Merit approved by DuPont

(1)
As of December 31, 2014, Mr. Vanlancker was paid an annual salary of CHF 555,997. This amount is converted to U.S. dollars using the foreign exchange rate in effect on that date: 1.0107.

(2)
As of December 31, 2015, Mr. Vanlancker was paid an annual salary of CHF 564,000. This amount is converted to U.S. dollars using the foreign exchange rate in effect on that date: 1.0075.

Short-Term Incentive Plan (STIP)
Chemours’ annual incentive plan is designed to motivate and reward participants, including NEOs, for achieving Chemours’ annual financial, operating and strategic goals. The range of amounts that the NEO may earn is determined at the beginning of the year, and the amount paid is based on actual results achieved during the year, subject to the Compensation Committee’s possible application of negative discretion. Awards for all NEOs are weighted 100% on Chemours’ performance.
Incentive Formula
The formula shown below was used in 2015 to determine the actual cash annual incentive awards for the NEOs.
As a result of the Separation of Chemours from DuPont, annual incentive awards were provided through separate STIPs put in place for Chemours, which measured pre-Separation and post-Separation performance.
Pre-Separation STIP—January 1, 2015 through June 30, 2015
Pre-Separation performance under the STIP measured Chemours performance discreetly for the first two fiscal quarters of 2015. The measures used for this period included Revenue, Operating Earnings and Cash Flow from Operations. The target award opportunity under the pre-Separation STIP was based on a percentage of the NEO’s annual base salary in the case of Mr. Vergnano, Mr. Newman, Mr. Vanlancker and Ms. Albright, and a percentage of the midpoint of the salary range to which the NEO’s job was assigned, in the case of Mr. Snell.
Post-Separation STIP—July 1, 2015 through December 31, 2015
Following the Separation, the Chemours Compensation Committee approved a STIP for the second half of 2015, which measured the performance of Chemours as an independent company. The measures used for this period included Adjusted EBITDA and Free Cash Flow. Target award opportunities were set as a percentage of base salary taking into consideration the competitive market data, as well as the impact of the position at Chemours and internal pay equity.
	Q1 and Q2 Target STIP (as of June 30, 2015)		2H Target STIP (as of December 31, 2015)
NEO	(% of Base Salary)	($)	(% of Base Salary)	($)
Mark Vergnano	100	360,000	130	585,000
Mark E. Newman	80	224,000	80	229,600
Thierry Vanlancker	60	168,051(1)	60	170,469(2)
E. Bryan Snell	48	71,669	75	150,000
Beth Albright	65	130,000	65	133,250

(1)
The Q1 and Q2 Target STIP amount shown for Mr. Vanlancker is calculated by multiplying his annual salary in effect as of June 30, 2015 (CHF 556,000) by the Target STIP percentage (60%), then multiplying that product by 6/12 to pro-rate the amount for the first half of the year, before finally converting the local currency (CHF) amount to U.S. dollars using the foreign exchange rate in effect December 31, 2015: 1.0075.

(2)
The 2H Target STIP amount shown for Mr. Vanlancker is calculated by multiplying his annual salary in effect as of December 31, 2015 (CHF 564,000) by the Target STIP percentage (60%), then multiplying that product by 6/12 to pro-rate the amount for the second half of the year, before finally converting the local currency (CHF) amount to U.S. dollars using the foreign exchange rate in effect December 31, 2015: 1.0075.

Performance Metrics
For the pre-Separation STIPs, the Compensation Committee of DuPont determined the performance measures and weights which are shown in the table below. The assigned weightings reflect the relative importance of each measure to the success of the Chemours business immediately prior to separating from DuPont.
Metric	Weighting	Rationale for Use
1. Operating Earnings	40%	Measures the profitability of the business
2. Cash Flow from Operations	40%	Measures the ability to translate earnings into cash, indicating the health of the business and allowing for investment in the future
3. Revenue	20%	Reflects growth—critical to success.
The table below summarizes the performance goals and the actual results for First and Second Quarter performance. All figures are shown in millions.
Metric	Threshold	Target	Maximum	Actual Q1	Actual Q2
1. Operating Earnings	$332.5	$475.0	$570.0	$117.7	$111.6
2. Cash Flow from Operations	$97.0	$138.6	$166.3	$(103.3)	$207.8
3. Revenue	$2,689.6	$3,362.0	$4,034.4	$1,363.5	$1,502.5
For the post-Separation STIP, the Chemours Compensation Committee determined that the financial performance goals would include the following two measures weighted equally:
Metric	Weight	Rationale for Use
1. Adjusted EBITDA	50%	Promotes focus on earnings improvement
2. Free Cash Flow	50%	Emphasizes the importance of generating cash to support debt servicing and the initial dividend obligation

The performance targets for Adjusted EBITDA and Free Cash Flow were based on projected financial expectations developed for Chemours as an independent company. Both performance measures will figure prominently in Chemours annual program for 2016.
The table below summarizes the performance measures and corresponding ranges pertaining to Chemours second half performance. All figures are shown in millions.
Metric	Threshold	Target	Maximum	Actual
1. Adjusted EBITDA	$374.0	$414.0	$454.0	$301.0
2. Free Cash Flow	$205.0	$220.0	$320.0	$220.0
In February 2016, the Compensation Committee reviewed actual performance compared to the performance expectations shown above. The Committee determined that the free cash flow result for the second half STIP should be adjusted to reflect certain Separation-related impacts on working capital and capital expenditures. This adjustment, which would have increased free cash flow from below threshold performance to above target performance, was reduced by the Compensation Committee to achieve a final adjusted result at the target level. With such adjustments, the Compensation Committee approved incentive payments consistent with the financial performance goal calculations under the first and second quarter STIP and second half STIP.
As illustrated in the table below, the final 2015 STIP award is determined by multiplying the target STIP opportunity by the payout earned as a percentage of target. The 2015 STIP was determined based exclusively on corporate performance for all three portions.
Name	Performance Period	Pro-rata Target STIP ($)	x TOTAL Payout as % of Target	= 2015 Final STIP ($)
Mark Vergnano	First quarter 2015	$180,000	94.2%	$169,560
	Second quarter 2015	$180,000	30.5%	$54,900
	Second-half 2015	$585,000	50.0%	$292,500
	Total 2015	$945,000		$516,960
Mark E. Newman	First quarter 2015	$112,000	94.2%	$105,504
	Second quarter 2015	$112,000	30.5%	$34,160
	Second-half 2015	$229,600	50.0%	$114,800
	Total 2015	$453,600		$254,464
Thierry Vanlancker	First quarter 2015	$84,026	94.2%	$78,869
	Second quarter 2015	$84,026	30.5%	$25,536
	Second-half 2015	$170,469	50.0%	$85,235
	Total 2015	$338,520		$189,640
E. Bryan Snell(1)	First quarter 2015	$35,835	94.2%	$33,756
	Second quarter 2015	$35,835	30.5%	$10,929
	Second-half 2015	$150,000	50.0%	$75,000
	Total 2015	$221,669		$119,685
Beth Albright	First quarter 2015	$65,000	94.2%	$61,230
	Second quarter 2015	$65,000	30.5%	$19,825
	Second-half 2015	$133,250	50.0%	$66,625
	Total 2015	$263,250		$147,680

(1)
Target STIP $ for Mr. Snell for first-half 2015 is determined as a percentage (i.e. 50%) of the midpoint for the salary range to which his job is assigned. The target amount in dollars is approximately 48% of Mr. Snell’s base salary in effect for the first half of 2015.

The Total 2015 earned STIP award represented 56% of the target STIP award amount, on average, for the NEOs.
Long-Term Incentive Plan
The LTIP is designed to motivate and align NEO interests with those of the Company’s stockholders. As a result of the 2015 annual grant occurring pre-Separation, DuPont determined the appropriate mix of equity in the LTIP for the NEOs. In general, DuPont’s mix for executives included 50% PSUs, 25% RSUs and 25% non-qualified stock options. For 2016, the Compensation Committee established a target mix of 60% PSUs and 40% non-qualified stock options. These equity vehicles and mix create a strong emphasis on performance and alignment with stockholder interests.
Pre-Separation Equity Awards
In February 2015, DuPont granted 50% of the 2015 annual LTIP awards consisting of one-half nonqualified stock options and one-half RSUs for Mr. Vergnano, Mr. Newman, Mr. Vanlancker and Ms. Albright, with the remaining 50% of the 2015 annual LTIP award, which would have been granted in PSUs by DuPont, to be granted by Chemours as a substitute award post-Separation. DuPont granted 100% of the 2015 annual LTIP award to Mr. Snell consisting of 50% nonqualified stock options and 50% RSUs. Mr. Snell was not eligible for PSUs at DuPont.
The target values of LTIP awards granted by DuPont in 2015 were based on a position-specific market reference, as in the case of Mr. Vergnano, Mr. Newman, Mr. Vanlancker and Ms. Albright, or a fixed dollar value for the salary grade that Mr. Snell’s job was assigned.
NEO	LTIP Target ($)	PSUs (50%)	Stock Options (25%)	RSUs (25%)
Mark Vergnano	2,100,000	Substitute awards granted post-Separation	$525,000	$525,000
Mark E. Newman	1,200,000	Substitute awards granted post-Separation	$300,000	$300,000
Thierry Vanlancker	350,000	Substitute awards granted post-Separation	$87,500	$87,500
E. Bryan Snell	200,000(1)	Not Eligible	$100,000	$100,000
Beth Albright	500,000	Substitute awards granted post-Separation	$125,000	$125,000

(1)
The LTIP Target allocation for Mr. Snell was 50% stock options and 50% RSUs under DuPont’s guidelines.

The nonqualified stock options feature a seven-year term and ratable vesting over a three-year period, one-third on each anniversary of the grant date. The exercise price of options granted was based on the closing price of DuPont common stock on the date of grant. The RSUs are paid out in shares and vest ratably over a three-year period, one-third on each anniversary of the grant date. Dividend equivalents are applied and are subject to the same restrictions as the RSUs.
Impact of the Separation on Outstanding Equity
Prior to the Separation, the DuPont Compensation Committee determined and approved the approach for handling the conversion of unvested equity held by Chemours NEOs. The treatment of stock options, RSUs and PSUs upon Separation are summarized below.
Treatment of Stock Options and RSUs upon Separation
At the time of the Separation, outstanding stock options and RSUs of DuPont were adjusted and converted to stock options and RSUs of Chemours with equivalent intrinsic value to the pre-Separation awards. Upon completion of the Separation and in accordance with the Employee Matters Agreement, the NEOs received replacement Chemours RSU and stock option awards, which contain the same terms and conditions as the DuPont awards.

Treatment of Outstanding PSUs and Substitute Awards
Under DuPont’s compensation program, Mr. Vergnano and Mr. Vanlancker received PSU awards in 2013 and 2014. The PSUs each had a three-year performance period. The DuPont Compensation Committee, in accordance with the Employee Matters Agreement, determined the treatment of the outstanding PSU awards for Mr. Vergnano and Mr. Vanlancker prior to Separation. In May 2015, the DuPont Compensation Committee determined the earned awards for the 2013 and 2014 PSU grants. Each award consisted of a portion earned during the performance period, and a portion cancelled upon Separation prior to the end of the performance period. The DuPont Compensation Committee determined that the value commensurate with the portions earned would be granted in the form of RSUs with vesting to coincide with the anticipated payment date of the DuPont PSU awards. The DuPont Compensation Committee further determined that the value commensurate with the portions cancelled, pro-rated for the target value of the award, would be granted in the form of RSUs vesting on the anticipated payment date. The DuPont Compensation Committee determined these awards would be granted by Chemours as RSUs in an equivalent value post-Separation. On July 6, 2015, the Chemours Compensation Committee approved the grant of RSUs in replacement of the 2013 and 2014 DuPont PSU awards.
Additionally, as mentioned above, DuPont determined that 2015 PSUs would not be granted to Mr. Vergnano, Mr. Newman, Mr. Vanlancker and Ms. Albright in February 2015, but would be granted by way of a substitute award after Separation in a form of equity determined by the Chemours’ Compensation Committee. In July 2015, given the difficulty establishing long-term incentive measures and targets as a new independent company, the Chemours Compensation Committee granted nonqualified stock options equivalent in value to the 50% of the annual LTIP award that was postponed. The July 2015 nonqualified stock options included a ten-year term and approximately three-year cliff vesting, which coincides with the expected payout date of the PSUs that these options replaced. The exercise price of the nonqualified stock options granted was based on the closing price of Chemours common stock on the date of grant.
The chart listed below provides a summary of the PSU replacement awards to the CEO and other NEOs, respectively, as follows:
NEO	RSUs Replacing 2013 DuPont PSUs	RSUs Replacing 2014 DuPont PSUs	Stock Options Replacing 2015 DuPont PSUs
Mark Vergnano	74,592	78,978	331,231
Mark E. Newman	N/A	N/A	197,161
Thierry Vanlancker	11,045	13,168	55,206
E. Bryan Snell	N/A	N/A	N/A
Beth Albright	N/A	N/A	78,865
The awards will vest on dates intended to coincide with the payout date of the DuPont PSUs, as follows:
•
RSUs replacing 2013 DuPont PSUs—March 1, 2016

•
RSUs replacing 2014 DuPont PSUs—March 1, 2017

•
Stock options replacing 2015 DuPont PSUs—March 1, 2018

Transformation Awards
In August 2015 the NEOs were granted Transformation Awards to align the new executive team to achieve successful execution of the strategic plan and further link the compensation of the NEOs to stockholders. Vesting of these performance-based RSUs is contingent upon achievement of a $160 million cost reduction hurdle that must be reached by December 31, 2016. If the cost reduction performance hurdle is satisfied by December 31, 2016, the awards will cliff vest three years from the date of grant, subject to continued employment. If the performance hurdle is not achieved, the awards will be forfeited.
Earnings improvement is critical to the future success of the Company. A primary driver for improving earnings is cost reductions. Cost reduction was chosen as the performance measure for the Transformation Awards due to its impact on earnings improvement. The $160 million cost reduction objective by December 31, 2016 is derived from the Company’s transformation plan announced in 2015 in connection with the Separation.

The target value of the Transformation Awards is 50% of the executive’s annual LTIP target, with a minimum target value of  $200,000. Details regarding the Transformation Awards can be found in the “Summary Compensation Table,” the “2015 Grants of Plan-Based Awards” table, and “Outstanding Equity Awards at 2015 Fiscal Year-End.”
The following table reflects the aggregate grant date fair value of long-term incentive awards granted to the NEOs by both DuPont and Chemours during 2015.
Name	2015 LTIP Grant Date Fair Value(1)
Mark Vergnano	$3,200,037
Mark E. Newman	$1,850,021
Thierry Vanlancker	$550,053
E. Bryan Snell	$620,030
Beth Albright	$750,069

(1)
Excludes conversion awards and RSUs granted in settlement of DuPont PSUs.

2015 NEO Total Direct Compensation Summary
The following table represents the total direct compensation provided to the NEOs during 2015. Base Salary is as of December 31, 2015. Final STIP is the sum of Q1 and Q2 STIP earned pre-spin and 2H STIP earned post-spin. LTIP is the sum of stock-based compensation awards granted by DuPont in February 2015 and Chemours in July and August 2015. The table is not intended to be a substitute for the Summary Compensation Table or Grants of Plan Based Awards Table, both of which reflect the STIP awards and LTIP awards for 2015.
Name	Base Salary (12/31/2015)	Final STIP (PY2015)	LTIP(1) (2015)	Total Direct Compensation
Mark Vergnano	$900,000	$516,960	$3,200,037	$4,616,997
Mark E. Newman	$574,000	$254,464	$1,850,021	$2,678,485
Thierry Vanlancker(2)	$568,230	$189,640	$550,053	$1,307,923
E. Bryan Snell	$400,000	$119,685	$620,030	$1,139,715
Beth Albright	$410,000	$147,680	$750,069	$1,307,749

(1)
Excludes conversion awards and RSUs granted in settlement of DuPont PSUs.

(2)
Mr. Vanlancker is based in Switzerland. His pay is denominated in local currency (CHF). The U.S. dollar amounts reported in the table above are calculated using the foreign exchange rate in effect as of December 31, 2015: 1.0075.

Company-Sponsored and Personal Employee Benefits
The Company also offers the NEOs statutory and non-statutory indirect compensation in the form of health and welfare, or retirement plan benefits. Aside from assignment-related relocation assistance, income tax preparation services and corresponding tax gross-ups, Chemours generally does not provide personal benefits to executives. Mr. Vanlancker, who is based in Switzerland, receives personal benefits consistent with those provided to employees in that country.
Pension Plan
The Company offers a Pension Restoration Plan to its eligible NEOs, whom are Mr. Vergnano and Mr. Snell. Mr. Vanlancker was a participant in three different pension plans, each for a distinct number of months, in 2015. Mr. Vanlancker’s participation in all three plans had concluded by August 1, 2015. For a summary of the pension plans, see “—Narrative Discussion of Pension Benefits.”

Retirement Savings Restoration Plan
The Retirement Savings Restoration Plan is a nonqualified defined contribution plan established by the Company for the purpose of providing eligible employees with deferrals of compensation that are not available under the tax-qualified Retirement Savings Plan by reason of the limits imposed under Section 401(a)(17) of the Code. Chemours intends that the plan shall at all times be maintained on an unfunded basis for federal income tax purposes under the Code and administered for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as a plan for a select group of management or highly compensated employees. Chemours also intends that the plan be operated and maintained in accordance with the requirements of Section 409A of the Code and the regulations and guidance thereunder.
Management Deferred Compensation Plan
Under the Management Deferred Compensation Plan (“MDCP”), participants may defer base salary, bonus and certain incentive plan awards until a later date. Generally, earnings on nonqualified deferred compensation include returns on notional investments that mirror the investment alternatives available to all employees under the Company’s retirement savings plan.
Change in Control Severance Benefits
To ensure that executives remain focused on Chemours business during a period of uncertainty, in 2015, Chemours adopted a change in control severance pay plan. For any benefits to be earned, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by Chemours without cause or the executive for good reason (often called a “double trigger”). The plan does not provide tax gross-ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive’s retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. For additional information, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.”
Benefits provided under the severance plan include:
•
A lump sum cash payment of two times (three times for the CEO) the sum of the executive’s base salary and target annual incentive;

•
A lump sum cash payment equal to the pro-rated portion of the executive’s target annual incentive for the year of termination; and

•
Continued health and dental benefits, life insurance and outplacement services for two years (three years for the CEO) following the date of termination.

The severance plan also includes a 12-month non-competition, non-solicitation, non-disparagement and confidentiality provisions (18 months for the CEO).
Compensation and Risk
During fiscal year 2015, Chemours management reviewed its executive and non-executive compensation programs and determined that none of its compensation programs encourages or creates excessive risk-taking, and none is reasonably likely to have a material adverse effect on the Company.
In conducting this assessment, the components and design features of all executive and non-executive plans and programs were analyzed in the context of risk mitigation. A summary of the findings of the assessment was provided to the Compensation Committee. Overall, the Committee concluded that (1) the Company’s executive compensation programs provide a mix of awards with performance criteria and design features that mitigate potential excessive risk taking and (2) non-executive employee arrangements are primarily fixed compensation (salary and benefits) with limited incentive opportunity and do not encourage excessive risk taking. The Committee also considered its payout caps or limits, stock ownership guidelines and clawback policy as risk mitigating features of its executive compensation program.

Payout Limitations or Caps
Payout limitations, or “caps,” play a vital role in risk mitigation, and all metrics in the Company’s incentive programs are capped at 200% payout to protect against excessive payouts. Clawback provisions, stock ownership guidelines and insider trading policies also protect against excessive risk in the Company’s incentive programs.
Stock Ownership Guidelines
The Company requires that NEOs accumulate and hold shares of Chemours common stock with a value equal to a specified multiple of base pay. Executives have five (5) years to acquire and maintain the requisite level of ownership. Until the requisite level of ownership is attained, 100% of the net shares realized from exercise or vesting of stock-based awards must be retained until the ownership guideline is met.
The multiples for specific executive levels are shown below. Six months after Chemours common stock began trading, each NEO is deemed to be making satisfactory progress towards achieving the ownership goal.
Multiple of Salary	2015 Target	2015 Actual
CEO	5.0x	2.5x
Other NEOs (average)	3.0x	1.5x
Compensation Recovery Policy (Clawback)
The Company has a compensation recovery policy that covers each current and former employee of Chemours or an affiliated company who is, or was, the recipient of incentive-based compensation (“Grantee”). If a Grantee engages in misconduct, then:
•
He/she forfeits any right to receive any future awards or other equity-based incentive compensation.

•
The Company may demand repayment of any equity awards or cash payments already received by a Grantee.

•
The Grantee will be required to provide repayment within ten (10) days following such demand.

“Misconduct” means any of the following:
•
The Grantee’s employment or service is terminated for cause.

•
There has been a breach of a noncompete or confidentiality covenant set out in the employee agreement.

•
The Company has been required to prepare an accounting restatement due to material noncompliance, as a result of fraud or misconduct, with any financial reporting requirement under the securities laws, and the Compensation Committee has determined, in its sole discretion, that the Grantee (a) had knowledge of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Company or (b) personally and knowingly engaged in practices that materially contributed to the circumstances which enabled a material noncompliance to occur.

Furthermore, if management has determined, after review and consultation with the Audit Committee, that the Company is required to prepare an accounting restatement due to material noncompliance, for reason(s) not related to fraud or misconduct, with any financial reporting requirement under the securities laws, the Company may demand repayment of any awards or cash payments already received by a Grantee (that were made subject to this Policy), including without limitation repayment due to making retroactive adjustments to any awards or cash payments already received by a Grantee, where such award or cash payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement.

Restrictions on Certain Types of Transactions
The Company has a policy that prohibits directors and officers from engaging in the following types of transactions with respect to Chemours’ stock: short-term trading; short sales; hedging transactions; margin accounts and pledging securities. This policy also strongly recommends that all other employees refrain from entering into these types of transactions.
Deductibility of Performance-Based Compensation
In setting an executive’s compensation package, the Compensation Committee considers the requirements of Section 162(m) of the Code, which provides that compensation in excess of  $1 million paid to certain executive officers is not deductible unless it is performance-based and paid under a program that meets certain other legal requirements. Although a significant portion of each named executive officer’s compensation may be intended, where appropriate, to qualify for deductibility under Section 162(m), in approving compensation that may not be deductible, the Compensation Committee may, among other things, determine that failing to meet its objectives to attract, retain, and motivate senior executives creates more risk for the Company than the financial impact of losing the tax deduction. Accordingly, compensation paid by the Company may not be deductible because such compensation exceeds the limitations or does not meet the “performance-based” or other requirements for deductibility under Section 162(m).
Equity Award Practices
Summary Compensation Table
The following table sets forth information concerning the total compensation paid to the NEOs during fiscal year 2015 and fiscal year 2014.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Nonequity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Mark Vergnano, President and Chief Executive Officer	2015	809,402	—	1,575,035	1,625,002	516,960	207,235	111,180	4,844,814
	2014	716,667	—	1,727,967	525,011	376,000	714,436	112,200	4,172,281
Mark E. Newman, Senior Vice President and Chief Financial Officer	2015	567,006	—	912,519	937,502	254,464	N/A	449,000	3,120,491
	2014	81,667	500,000	1,500,039	—	N/A	N/A	30,611	2,112,317
Thierry Vanlancker, President, Fluoroproducts(7)	2015	564,511	—	287,541	262,512	189,640	405,980	57,423	1,767,607
	2014	560,098	—	288,074	87,511	0	0	0	935,683
E. Bryan Snell, President Titanium Technologies	2015	347,973	—	510,029	110,002	119,685	—	301,256	1,388,945
	2014	295,323	—	97,059	97,005	94,463	219,336	487,871	1,291,057
Beth Albright, Senior Vice President, Human Resources	2015	405,000	—	375,066	375,003	147,680	N/A	28,678	1,331,427
	2014	73,913	250,000	1,150,023	—	26,400	N/A	6,652	1,506,988

(1)
For 2014, Mr. Newman received a $150,000 signing bonus upon hire on November 10 and a $350,000 short-term incentive replacement award payable in February 2015 in lieu of participation in the 2014 DuPont Short-term Incentive Plan pursuant to his offer letter. In 2014, Ms. Albright received a signing bonus of  $250,000 upon hire on October 27th.

(2)
For 2015, the amounts represent the aggregate grant date fair value of time-vested RSUs granted by DuPont on February 4, 2015 and performance-based RSUs granted by Chemours in August 2015, calculated in accordance with FASB ASC Topic 718 based on the assumption that the value of each RSU was equal to the closing sale price of one share of Chemours common stock reported on the NYSE Composite Tape on the date of grant, discounted to exclude the estimated dividend yield during the vesting period. The table does not include RSUs or PSUs granted to the NEOs under various

DuPont stock incentive plans prior to 2014. Upon completion of the Separation and in accordance with the Employee Matters Agreement, the NEOs received replacement Chemours RSU awards in respect of their DuPont RSU awards. In addition, and in accordance with the Employee Matters Agreement, on July 6, 2015, the Company’s independent members of the Board and the Compensation Committee approved the grant of RSUs in replacement of 2013 and 2014 DuPont PSU awards to the President and Chief Executive Officer and other NEOs as applicable.
For 2014, Mr. Newman and Ms. Albright received a special stock award upon joining, with a grant date value of  $1,500,039 and $1,150,023, respectively.
(3)
Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The table does not include stock options granted to NEOs under various DuPont stock incentive plans prior to 2014. Upon completion of the Separation and in accordance with the Employee Matters Agreement, the NEOs received replacement Chemours stock option awards in respect of their DuPont stock option awards. In addition, and in accordance with the Employee Matters Agreement, on July 6, 2015, the Company’s independent members of the Board and the Compensation Committee approved the grant of stock options in replacement of 2015 DuPont PSU awards to the President and Chief Executive Officer and other NEOs as applicable. These conversion awards are identified by grant date in the Outstanding Equity Awards at 2015 Fiscal Year-End table. Assumptions used in determining the values can be found in Note 22 (“Stock Compensation”) to the Consolidated Financial Statements in Chemours’ Annual Report on Form 10-K for the year ended December 31, 2015.

(4)
Represents payouts under the cash-based award component (STIP) of the Equity and Incentive Plan (“EIP”) for services performed during 2015. This column includes compensation which may have been deferred at the NEO’s election. Any such amounts will be included in the “Executive Contributions” column of the 2016 Nonqualified Deferred Compensation table.

(5)
This column reports the estimated positive change in the actuarial present value of an NEO’s accumulated pension benefits and any above-market earnings on nonqualified deferred compensation balances. Chemours does not credit participants in the nonqualified plans with above-market earnings, therefore, no such amounts are reflected. Mr. Snell’s accrued benefit under the Pension Restoration Plan decreased year-over-year resulting in an aggregate net negative change ($4,482) not reported in the table above in accordance with regulatory requirements. Mr. Vanlancker’s participation in the Transferee Pension Guidelines (“TPG”) Supplement and DuPont Switzerland Subsidiary Plan (“DISA”) defined benefit plans concluded June 30, 2015 and July 31, 2015. The year-to-date change in pension values as of the last day of plan participation, using the foreign exchange rates in effect on each respective date, are as follows: TPG ($188,471) and DISA ($217,509); and reflected in the table above. See “—Narrative Discussion of Pension Benefits” for a description of these plans.

(6)
The amounts reflect personal benefits (if greater than or equal to $10,000). Relocation assistance provided to Mr. Snell includes 34,864 valued in Singapore Dollars (SGD), which has been converted to U.S. dollars using the foreign exchange rate in effect on the valuation date, January 1, 2015: 0.7488. Amounts shown also include both Chemours and DuPont contributions to qualified defined contribution plans and Chemours and DuPont contributions to nonqualified defined contribution plans. The following tables detail those amounts.

		Contributions to Qualified Defined Contribution Plans		Contributions to Nonqualified Defined Contribution Plans
Name	Personal Benefits	DuPont	Chemours	DuPont	Chemours
Mark Vergnano	N/A	23,850	—	42,390	44,940
Mark E. Newman	Relocation 283,470; Tax Gross-up (Relocation) 132,620	23,850	3,975	450	4,635
Thierry Vanlancker	Tax Gross-Up (Social Security) 1,956	N/A	55,467	N/A	N/A
E. Bryan Snell	Tax Preparation 3,866; Relocation 160,933; Tax Gross-up (Relocation) 95,974	21,850	5,300	—	13,333
Beth Albright	N/A	20,376	6,127	—	2,175
(7)
Mr. Vanlancker is paid in Swiss francs. For fiscal year 2014, compensation amounts have been converted to United States dollars using the foreign exchange rate in effect December 31, 2014: 1.0107. For fiscal year 2015, compensation amounts have been converted to United States dollars using the foreign exchange rate in effect December 31, 2015: 1.0075.

2015 Grants of Plan-Based Awards
The following table provides information on STIP awards, stock options, and RSUs granted in 2015 to each NEO. For a complete understanding of the table, refer to the footnotes that follow.
The table does not include RSUs and stock options issued to replace DuPont RSU and stock option awards outstanding at the time of the Separation in accordance with the Employee Matters Agreement because the DuPont rewards replaced were granted prior to 2015. Details regarding these awards can be found in the Outstanding Equity Awards at 2015 Fiscal Year-End table. See also “Compensation Discussion and Analysis—2015 Compensation Decisions—Understanding the Decisions—Long-Term Incentive Plan” for a detailed discussion of these conversion awards.
			Estimated Future/ Possible Payouts Under Nonequity Incentive Plan Awards(1)			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Description	Threshold ($)	Target ($)	Maximum ($)
Mark Vergnano		Q1 STIP	90,000	180,000	360,000
		Q2 STIP	90,000	180,000	360,000
		2H STIP	292,500	585,000	1,170,000
	2/4/2015						198,121(4)	$18.449414	$575,000
	7/6/2015						331,231(5)	$16.04	$1,050,002
	2/4/2015					31,168(6)			$575,031
	7/6/2015	2013 PSUs				62,160(2)			$997,046
	7/6/2015	2013 PSUs				12,432(2)			$199,409
	7/6/2015	2014 PSUs				39,489(2)			$633,404
	7/6/2015	2014 PSUs				39,489(2)			$633,404
	8/5/2015					105,597(7)			$1,000,003
Mark E. Newman		Q1 STIP	56,000	112,000	224,000
		Q2 STIP	56,000	112,000	224,000
		2H STIP	114,800	229,600	459,200
	2/4/2015						107,675(4)	$18.449414	$312,502
	7/6/2015						197,161(5)	$16.04	$625,000
	2/4/2015					16,939(6)			$312,515
	8/4/2015					60,181(7)			$600,005

			Estimated Future/ Possible Payouts Under Nonequity Incentive Plan Awards(1)			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Description	Threshold ($)	Target ($)	Maximum ($)
Thierry Vanlancker		Q1 STIP	42,013	84,026	168,051
		Q2 STIP	42,013	84,026	168,051
		2H STIP	85,236	170,469	340,944
	2/4/2015						30,152(4)	$18.449414	$87,509
	7/6/2015						55,206(5)	$16.04	$175,003
	2/4/2015					4,745(6)			$87,542
	7/6/2015	2013 PSUs				9,204(2)			$147,632
	7/6/2015	2013 PSUs				1,841(2)			$29,530
	7/6/2015	2014 PSUs				6,584(2)			$105,607
	7/6/2015	2014 PSUs				6,584(2)			$105,607
	8/5/2015					20,060(7)			$199,998
E. Bryan Snell		Q1 STIP	17,917	35,835	71,669
		Q2 STIP	17,917	35,835	71,669
		2H STIP	75,000	150,000	300,000
	2/4/2015						37,902(4)	$18.449414	$110,002
	2/4/2015					5,964(6)			$110,032
	8/4/2015					40,120(7)			$399,996
Beth Albright		Q1 STIP	32,500	65,000	130,000
		Q2 STIP	32,500	65,000	130,000
		2H STIP	66,625	133,250	266,500
	2/4/2015						43,070(4)	$18.449414	$125,001
	7/6/2015						78,865(5)	$16.04	$250,002
	2/4/2015					6,779(6)			$125,069
	8/4/2015					25,075(7)			$249,998

(1)
The amounts shown in these columns represent the threshold, target and maximum payouts for the NEOs for the financial goals under the 2015 STIP. Performance against these goals comprises 100% of the total 2015 STIP bonus opportunity.

(2)
Reflects RSUs issued in respect of DuPont PSUs outstanding at the time of the Separation in accordance with the Employee Matters Agreement. The Company has included these RSU awards as such awards are of a different character than the DuPont PSU awards they replaced. The RSUs were granted in replacement of 2013 and 2014 DuPont PSU awards and are not shown in the summary compensation table as they are not germane to 2015 compensation. Additional details regarding these awards can be found in the Outstanding Equity Awards at 2015 Fiscal Year-End table. See also “Compensation Discussion and Analysis—2015 Compensation Decisions—Understanding the Decisions—Long-Term Incentive Plan” for a detailed discussion of these conversion awards.

(3)
The stock option exercise price is equal to the closing sale price of Chemours common stock reported on the NYSE Composite Tape on the date of grant.

(4)
Reflects awards of stock options originally granted by DuPont under the Equity & Incentive Plan. The stock options vest ratably over three years on February 4 of each of 2016, 2017 and 2018. The stock options have a seven year term.

(5)
Reflects awards of stock options granted under the Equity & Incentive Plan as a substitute for the 50% of the annual LTIP awards DuPont historically granted in the form of PSUs. The stock options vest in full on March 1, 2018 and have a ten year term.

(6)
Reflects awards of RSUs originally granted by DuPont which were converted to Chemours RSUs upon the Separation. The RSUs vest ratably over three years on February 4 of each of 2016, 2017 and 2018.

(7)
Reflects awards of performance-based RSUs granted to inspire achievement of a cost reduction target. If the cost reduction target is achieved by December 31, 2016 the awards will vest on the third anniversary of the date of grant subject to continued employment.

Outstanding Equity Awards at 2015 Fiscal Year-End
The following table shows the number of shares underlying exercisable and unexercisable options and unvested and, as applicable, unearned RSUs (in each case denominated in shares of Chemours common stock) held by each of the NEOs at December 31, 2015. Market or payout values in the table below are based on the closing price of Chemours common stock as of December 31, 2015 $5.36.
Upon completion of the Separation and in accordance with the Employee Matters Agreement, the NEOs received replacement Chemours RSU and stock option awards in respect of their DuPont RSU and stock option awards. Such awards include all RSU and stock option awards with a grant date prior to July 1, 2015.
		Number of Securities Underlying Unexercised Options(3)		Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock that Have Not Vested(4)
Name	Grant Date	Exercisable (#)	Unexercisable (#)			Number (#)	Market Value ($)
Mark Vergnano	8/5/2015					105,597	$566,000
	7/6/2015(1)		331,231	$16.040000	7/5/2025	79,115	$424,058
	7/6/2015(2)					83,767	$448,992
	2/4/2015		198,121	$18.449414	2/3/2022	33,488	$179,493
	2/5/2014	51,132	102,260	$15.487100	2/4/2021	24,955	$133,757
	2/6/2013	147,172	73,587	$11.869273	2/5/2020	18,251	$97,828
	2/6/2012	200,151		$12.955122	2/5/2019
Mark E. Newman	8/4/2015					60,181	$322,570
	7/6/2015		197,161	$16.040000	7/5/2025
	2/4/2015		107,675	$18.449414	2/3/2022	18,200	$97,549
	11/11/2014					61,058	$327,271
Thierry Vanlancker	8/4/2015					20,060	$107,522
	7/6/2015(1)		55,206	$16.040000	7/5/2025	11,715	$62,791
	7/6/2015(2)					13,967	$74,860
	2/4/2015		30,152	$18.449414	2/3/2022	5,098	$27,328
	2/5/2014	8,525	17,043	$15.487100	2/4/2021	4,159	$22,291
	8/6/2013					134,429	$720,537
	2/6/2013	21,786	10,892	$11.869273	2/5/2020	2,703	$14,485
E. Bryan Snell	8/4/2015					40,120	$215,043
	2/4/2015		37,902	$18.449414	2/3/2022	6,408	$34,349
	2/5/2014	9,448	18,893	$15.487100	2/4/2021	4,613	$24,724
	2/6/2013		11,878	$11.869273	2/5/2020	2,951	$15,816
Beth Albright	8/4/2015					25,075	$134,402
	7/6/2015		78,865	$16.040000	7/5/2025
	2/4/2015		43,070	$18.449414	2/3/2022	7,283	$39,039
	10/27/2014					48,832	$261,740

(1)
Reflects the grant of RSUs in replacement of 2013 DuPont PSUs in accordance with the Employee Matters Agreements.

(2)
Reflects the grant of RSUs in replacement of 2014 DuPont PSUs in accordance with the Employee Matters Agreement.

(3)
The following table provides the vesting schedules of stock options outstanding as of December 31, 2015:

Stock Option Grant Date	Outstanding Vesting Dates
2/6/2013	Balance vests on February 6, 2016
2/5/2014	Vests in equal installments on February 5, 2016 and 2017
2/4/2015	Vests in equal installments on February 4, 2016, 2017 and 2018
7/6/2015	Balance vests on March 1, 2018
(4)
Consists solely of RSUs outstanding as of December 31, 2015. The following table provides the vesting schedules for such RSUs, including dividend-equivalent units:

Grant Date	Outstanding Vesting Dates
2/6/2013	Balance vests on February 6, 2016
8/6/2013	Balance vests on August 6, 2017
2/5/2014	Vests in equal installments on February 5, 2016 and 2017
10/27/2014	Vests in equal installments on October 27, 2016 and 2017
11/11/2014	Vests in equal installments on November 11, 2016 and 2017
2/4/2015	Vests in equal installments on February 4, 2016, 2017 and 2018
7/6/2015	Balance vests on March 1, 2016
7/6/2015	Balance vests on March 1, 2017
8/4/2015	Balance eligible to vest August 4, 2018 subject to the satisfaction of performance conditions
8/5/2015	Balance eligible to vest August 5, 2018 subject to the satisfaction of performance conditions
Option Exercises and Restricted Stock Vested
The table below identifies the number of shares of DuPont or Chemours common stock acquired upon the exercise of stock options and the vesting of RSUs during 2015.
	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark Vergnano	N/A	N/A	11,348 (DuPont)	$859,191
Mark E. Newman	N/A	N/A	30,578 (Chemours)	$180,116
Thierry Vanlancker	9,667 (DuPont)	$252,522	1,599 (DuPont)	$121,009
E. Bryan Snell	5,419 (DuPont)	$150,773	1,838 (DuPont)	$139,104
Beth Albright	N/A	N/A	24,415 (Chemours)	$160,167

(1)
Represents the number of stock options exercised in 2015. The value realized upon exercise is calculated by multiplying the difference between the fair market value of the common stock at exercise and the option price by the number of options exercised.

(2)
Represents the number of RSUs vesting in 2015. The value realized upon vesting is computed by multiplying the number of units by the value of the underlying shares on the vesting date.

Pension Benefits (as of fiscal year ended December 31, 2015)
The table below shows the present value of accumulated benefits for the NEOs under pertinent retirement plans. For a completed understanding of the table, refer to the narrative discussion that follows.
Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Mark Vergnano	The Chemours Company Pension Restoration Plan	34.8	$6,554,937	$143,707
Mark E. Newman(1)	—
Thierry Vanlancker	DuPont Belgium (“DUBEL”) Subsidiary Plan(2)	16.0	$186,626	$186,626
	(TPG) Supplement(3)	26.8	$1,368,547	$1,368,547
	DuPont Switzerland (“DISA”) Subsidiary Plan(4)	10.9	$1,132,930	$1,132,930
E. Bryan Snell	The Chemours Company Pension Restoration Plan	37.0	$1,202,601	$24,930
Beth Albright(1)	—

(1)
Mr. Newman and Ms. Albright were newly hired in 2014 and are not eligible to participate in a company-sponsored defined benefit pension plan.

(2)
On January 1, 2015 DuPont established a new pension plan for active employees in Belgium. Pension benefits for all inactive members, including Mr. Vanlancker, were converted to a personal pension with a private provider. The figure shown is the lump sum present value of the accrued benefit converted to a personal pension. The accrued benefit was denominated in Euros (“EUR”) and has been converted to U.S. dollars using the foreign exchange rate in effect on the date of conversion, December 31, 2014: 1.12876.

(3)
Chemours did not adopt the DuPont Transferee Pension Guide Policy at Separation. The present value of Mr. Vanlancker’s accrued benefit was calculated as of June 30, 2015 and DuPont made a lump-sum contribution of this amount into the DISA Subsidiary Plan. The accrued benefit was determined in Swiss Francs and has been converted to U.S. dollars using the foreign exchange rate in effect on the date of conversion, June 30, 2015: 1.069477.

(4)
Chemours remained in the DISA plan until July 31, 2015. On that date, the present value of the accrued benefit within the DISA Plan was calculated and the resulting amount was transferred to an employer-sponsored defined contribution arrangement, the Trianon Collective Foundation. The amount shown is the present value of accrued benefits under the DISA Plan as of July 31, 2015, converted from Swiss Francs to U.S. dollars using the foreign exchange rate in effect on that date: 1.037621.

Narrative Discussion of Pension Benefits
The Chemours Company Pension Restoration Plan
Mr. Vergnano and Mr. Snell participate in The Chemours Company Pension Restoration Plan (“PRP”). The PRP is a replacement plan for a DuPont supplemental pension plan designed to restore benefits in excess of the applicable Code compensation or benefit limits. The PRP is an unfunded nonqualified plan. Chemours does not grant any extra years of credited service. Benefits under this plan were frozen at Separation and the corresponding liability transferred to Chemours. Effective January 1, 2007, the form of benefit under the PRP for participants not already in pay status is a lump-sum. The mortality tables and interest rates used to determine lump-sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in Section 417(e)(3) of the Code.

Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 21 (“Long-Term Employee Benefits”) to the Consolidated Financial Statements included elsewhere in this prospectus. All other assumptions are consistent with those used in the Long-Term Employee Benefits Note, except that the present value of accumulated benefit uses a retirement age at which the NEO may retire with an unreduced benefit under the Pension Restoration Plan. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.
During 2015, Mr. Vanlancker had his interests in the DuPont Belgium (“DUBEL”) Subsidiary Plan converted to a personal pension, and had his accrued benefits under TPG Policy and DISA Subsidiary Plan transferred into a company-sponsored defined contribution arrangement, the Trianon Collective Foundation.
DuPont Belgium Subsidiary Plan
Mr. Vanlancker earned an accrued benefit in the DUBEL plan by way of working in Belgium beginning September 1988 through August 2004. On January 1, 2015 DuPont established a new pension plan for active employees in Belgium. Pension benefits for all inactive members, including Mr. Vanlancker, were converted to a personal pension with a private provider.
DuPont Switzerland Subsidiary Plan
In fulfilling its obligation to protect employees and their survivors against the economic consequences of old age, disability and death, DuPont Switzerland, in partnership with its employees, implemented the Pension Plan for the Personnel of DuPont de Nemours International Sarl, referred to as the Dupont Switzerland (“DISA”) Subsidiary Plan.
The valuation methodology used to determine benefits considers age and gender, with reference to the 2010 Swiss mortality table (LPP2010), using a technical interest rate of 3.5% per annum through December 31, 2014. The technical interest rate is 3.0% effective January 1, 2015.
The monthly normal retirement pension for each participant shall be:
Monthly pension = [1.8% x Sdf x S] / 12
Sdf  = Final Three-Year Pension-Bearing Pay
S = Months of Participation Credit, at most 540, or 45 years.
Normal retirement date means the first day of the calendar month following the date at which the Participant attains age 65.
Final Three-Year Pension-Bearing Pay means average Pension-Bearing Pay during the final 36 months or actual number of months if less than 36, in which Monthly Pay was received.
Pension-Bearing Pay means that portion of Monthly Pay in excess of Social Security-Covered Pay.
Social Security-Covered Pay means that portion of Monthly Pay which equals 100% of the monthly minimum AVS pension.
Participation Credit means the sum of months in which Pension-Bearing Pay applies, increased by purchase of benefits and reduced by withdrawal to finance home ownership or withdrawal due to a divorce.
The monthly pension calculated shall be in addition to any pension payable by Social Security. Participants may require that a part, maximum 50%, of his pension be converted into a lump-sum payment at the date of retirement.
Active Participants shall contribute to this Plan an amount equal to 8% of Pension-Bearing Pay. The employer’s contribution shall be at least equal to the aggregate contributions paid by Participants.
The DISA Plan also provides for Disability Pension, Surviving Spouse Pension, and/or Orphan Pension as may be appropriate. Additionally, the DISA Plan provides for a Lump-sum Death Benefit to be payable to the Participant’s beneficiaries should the Participant die due to a cause other than accident.

If an active Participant separates from employment prior to an insured event (retirement, disability or death), he is entitled to a portable benefit. The portable benefit is equivalent to the actual value of the acquired vested rights (on the principle of defined benefits). Once DuPont has paid the portable benefit it is released from all benefit obligations.
An active Participant who is at least aged 58 shall become eligible for voluntary early retirement upon his request and provided he ceases to earn an income from the employer. The early retirement pension shall be determined by:
1.
Calculating a basic pension amount; and

2.
Reducing this amount by 4% per year preceding the normal retirement date. For the Participants aged between 50 and 57 as of December 31, 2012, including Mr. Vanlancker, the pension amount is reduced by 2% per year preceding the normal retirement date. The reduction is pro-rated when the number of years is fractional.

All active Participants may also buy in additional participation credit, by submitting, within 6 months joining the employer, a financial plan outlining such buying in, which must be scrupulously followed or any future participation credit that the Participant committed to buy could no longer be acquired. The total buying in of participation credits may not exceed the normal retirement pension, which would have been accumulated in participating to the present plan as from the age of 20. The number of years of participation credit cannot exceed 45. The Participant must transfer in all his vested benefits from previous Swiss pension funds and from any other recognized pension institutions in Switzerland before he can buy in benefits and/or make voluntary contributions. An active Participant who has been a participant for more than 6 months and who has already completed the payment schedule he committed to for buying benefits may make voluntary contributions in order to buy complementary pension benefits. The maximum value is equal to the amount required to allow a Participant to retire as early as from age 58 with the same pension he would have received at normal retirement age (based on the same pensionable salary at the retirement date).
The specific elements of compensation covered by the pension formula consist of Monthly Pay, meaning the Participant’s monthly gross base salary, before deductions, based on his regular working schedule, plus an increment equal to 1∕12 of said monthly gross salary to reflect the payment of a thirteenth month, but excluding any overtime, annual lump-sum awards, family allowances, or other awards or personal benefits.
The salary exceeding 10 times the maximum LPP salary (“LPP” means the Swiss Federal Law on Retirement, Dependents and Disability Pensions of June 25, 1982) shall not be taken into account under this Pension Plan.
Transferee Pension Guide (“TPG”) Policy
The purpose of the “TPG” Policy is to provide pension treatment for employees who have vested entitlements in two or more DuPont pension plans, equitable with pension treatment for employees who participated during their career in only one plan. The objective is to protect transferees against a loss of acquired pension benefits due to transfers.
The “TPG” Policy is based on the following principles:
1.
Total Retirement Income (“TRI”) will be guaranteed on the basis of all years of Pensionable Service and Final Average Pay Levels.

2.
This guarantee should not exceed: final average pay or the highest pension that would have been payable if all the service had been in any one of the plans in which the employee participated; and should not be less than the lowest pension that would have been payable if all the service had been in any one of the plans in which the employee participated.

3.
Protection against loss of Social Security coverage directly attributable to a transfer within DuPont.

4.
Preservation of all pension segments earned as a participant in DuPont pension plans.

5.
Eligibility will be determined in accordance with the final subsidiary’s pension plan.

6.
All calculations will be made in the currency of the selected Administrative Country of Retirement (“ACOR”) using appropriate exchange rates.

7.
The TRI Guarantee will be reviewed periodically in line with the pension adjustments in the ACOR.

Pension calculations are made according to two basic formulas. The same basic calculation principles apply in determining normal age, early and disability retirement pension, survivor pension and vested benefits. The basic formula for the Pension Guarantee is:
Final Average Pay
Times	Pensionable Service
Times	Weighted Average Benefit Factor
Equals	Total Retirement Income Guarantee
The DuPont pension guarantee is the TRI Guarantee less the Applicable Social Security.
For each individual pension plan a transferee participated in a calculation is made according to the pension formula in force and the pension bearing pay earned for the period of participation. These segments are added up to give the actual DuPont pension segments. Together with the Applicable Social Security segments this forms the aggregate Sum-of-the-Parts pension benefit.
The Total Retirement Income is the higher of the calculations under the Pension Guarantee formula and the Sum-of-the-Parts formula. The elements of TRI can include individual DuPont pension plan segments, Applicable Social Security and a Supplemental Benefit when the TRI Guarantee formula is higher than Sum-of-the-Parts.
Final Average Pay is the highest average pay recognized for pension purposes in any consecutive 36 months in the last ten years of DuPont employment, annualized. The specific elements of compensation recognized for pension purposes may vary from one corporate unit to another.
Pensionable Service is all periods of service recognized as participation credit in a DuPont pension plan or equivalent at the time of pensionable event.
Weighted Average Benefit Factor is an average of the actual benefit factors at the time of pensionable event for each DuPont plan, weighted for the period during which the transferee has participated in that plan.
Applicable Social Security is the portion of all Social Security benefits attributable to employment with DuPont.
Pension benefits are calculated on the basis of the normal age retirement pension eligibility provisions of the final subsidiary pension plan. Early retirement pension benefits are calculated on the basis of the final subsidiary pension plan eligibility provisions for early retirement and method of benefits reduction. A reduction factor of 0.5% per month will be used for individual pension plans that do not have a specified actuarial reduction factor.
Survivors’ pension benefits are calculated on the basis of the survivors’ pension eligibility provisions of the final subsidiary pension plan. Disability retirement pension benefits are calculated on the basis of the final subsidiary pension plan disability provisions.
The valuation methodology utilized may vary from one corporate unit to another. Similarly, policies granting extra years of credited service may vary from one corporate unit to another.
Trianon Collective Foundation
The Trianon plan is a defined contribution plan with an age-related contribution structure. The current contribution rate for Mr. Vanlancker is 7.0% and the current aggregate contribution rate for Chemours is 24.434%. The Trianon plan is a collective foundation in which Chemours has its own section. The plan rules and investment policy are governed by the Chemours Pension Committee and subject to the approval of the actuary and Board of the Trianon Collective Foundation. Investment returns under the plan cannot be negative. As such, there is no individual investment. Normal retirement age is 65 and the earliest retirement age is 58. At retirement, members can take 100% lump-sum cash or purchase an annual pension with a fixed annuity rate as defined in the plan rules (currently 6.4% at age 65).
Mr. Newman was hired after December 31, 2006. As such, he does not participate in the Pension Plan or Pension Restoration Plan.
Ms. Albright was hired after December 31, 2006. As such, she does not participate in the Pension Plan or Pension Restoration Plan.
2015 Nonqualified Deferred Compensation
The following table provides information on the Company’s and DuPont’s defined contribution or other plans that during 2015 provided for deferrals of compensation on a basis that is not tax-qualified. Mr. Vergnano, Mr. Newman, Mr. Snell and Ms. Albright each participated in such a Chemours plan during 2015. Eligibility is restricted to U.S. employees. Mr. Vanlancker, based in Switzerland, is not eligible.
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Mark Vergnano
DuPont RSRP	28,260	42,390	27,706	0	1,438,991
Chemours RSRP	26,964	44,940	243	0	72,147
Deferred LTIP	0	0	(3,655)	0	64,295
Mark E. Newman
DuPont RSRP	—	450	0	0	450
Chemours RSRP	—	4,635	7	0	4,642
DuPont MDCP	28,000	0	135	0	28,135
Chemours MDCP	34,440	0	117	0	34,557
Thierry Vanlancker	N/A
E. Bryan Snell
DuPont RSRP	—	—	3,708	0	195,010
Chemours RSRP	10,646	13,333	64	0	24,043
Beth Albright
DuPont RSRP	—	—	—	—	—
Chemours RSRP	—	2,175	2	0	2,177

(1)
The amount in this column represents base salary deferred under the RSRP and/or MDCP; the amounts are also included in the 2015 Summary Compensation Table.

(2)
The amount in this column represents employer contributions (i.e. matching, discretionary or transitional) contributions made under the RSRP; the amounts are also included in the 2015 Summary Compensation Table.

(3)
Earnings (loss) represent returns on investments in twenty (20) core investment alternatives, interest accruals on cash balances, DuPont or Chemours common stock returns, and dividend reinvestments. The core investment alternatives are the same investment alternatives available to all employees under the qualified plan. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2015 Summary Compensation Table.

(4)
The table below reflects amounts reported in the aggregate balance at last fiscal year-end that were previously reported as compensation to the NEO in Chemours’ Summary Compensation Table for previous year(s).

Name	RSRP	Deferred LTIP	MDCP	Total
Mark Vergnano	—	300,965	—	300,965
Mark E. Newman	N/A	N/A	N/A	N/A
Thierry Vanlancker	N/A	N/A	N/A	N/A
E. Bryan Snell	N/A	N/A	N/A	N/A
Beth Albright	N/A	N/A	N/A	N/A
Narrative Discussion of the Nonqualified Deferred Compensation Table
The Company offers several nonqualified deferred compensation programs under which participants voluntarily elect to defer some portion of base salary, STIP, or LTIP awards until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the RSRP, there are no company contributions or matches. The RSRP was adopted to restore company contributions that would be lost due to Internal Revenue Code limits on compensation that can be taken into account under the Company’s tax-qualified savings plan. Amounts shown in the Nonqualified Deferred Compensation Table as Deferred LTIP represent deferrals of long-term awards prior to the adoption of the MDCP in May 2008. The following provides an overview of the various deferral options as of December 31, 2015.
Base Salary
Under the RSRP, any NEO can elect to defer eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($265,000 in 2015) in increments of 1% up to 6%. Chemours matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. Chemours also makes a discretionary contribution of 3% of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump-sum or annual installments after separation from service.
Under the MDCP, an NEO can elect to defer the receipt of up to 60% of his/her base salary. Chemours does not match base salary deferrals under the MDCP. Participants may select from among twenty (20) core investment options under the MDCP for base salary deferrals, with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump-sum at a specified future date prior to separation from service or a lump-sum or annual installments after separation from service.
STIP
Under the RSRP, an NEO can elect to defer eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($265,000 in 2015) in increments of 1% up to 6%. Chemours matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. Chemours also makes a discretionary contribution of 3% of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump-sum or annual installments after separation from service.
Under the MDCP, an NEO can elect to defer the receipt of up to 60% of his/her STIP award. Chemours does not match STIP deferrals under the MDCP. Participants may select from among twenty (20) core investment options under the MDCP for STIP deferrals, In general, distributions may be made in the form of a lump-sum at a specified future date prior to separation from service or a lump-sum or annual installments after separation from service.
LTIP
Under the MDCP, an NEO can elect to defer the receipt of 100% of his/her LTIP awards (RSUs).

Chemours does not match LTIP deferrals under the MDCP. LTIP deferrals under the MDCP are in the form of Chemours common stock units with dividend equivalents credited as additional stock units.
Potential Payments Upon Termination or Change in Control
The table below summarizes the potential payouts to the NEOs upon a termination from the Company, or under specified situations in a change in control as further described below. The amounts shown in the following table are approximate and reflect certain assumptions that the Company has made in accordance with the SEC’s rules. These assumptions include that the termination of employment or change in control occurred on December 31, 2015, and that the value of a share of the Company’s stock on that day was $5.36, the closing price per share of the Company’s common stock on December 31, 2015. The table also includes potential payments under the EIP. The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.
Name	Form of Compensation(1)	Voluntary of For Cause(2)	Termination Due to Lack of Work(3)	Retirement(4)	Death(5)	Disability(3)	Change in Control(6)
Mark Vergnano	Annual Salary	—	$900,000	—	—	—	$2,700,000
	Target Annual Bonus	—	$1,170,000	—	—	—	$3,510,000
	Target Annual Bonus (pro-rated)	—	—	$1,170,000	$1,170,000	$1,170,000	$1,170,000
	Health and Dental Benefits	—	—	—	—	—	$40,065
	Outplacement Services	—	$1,750	—	—	—	$12,000
	Stock Options	$0	$0	$0	$0	$0	$0
	RSUs	$1,284,127	$1,284,127	$1,284,127	$1,284,127	$1,284,127	$1,850,127
	Mark Vergnano Total	$1,284,127	$3,355,877	$2,454,127	$2,454,127	$2,454,127	$9,282,192
Mark Newman	Annual Salary	—	$574,000	—	—	—	$1,148,000
	Target Annual Bonus	—	$459,200	—	—	—	$918,400
	Target Annual Bonus (pro-rated)	—	—	—	$459,200	$459,200	$459,200
	Health and Dental Benefits	—	—	—	—	—	$39,182
	Outplacement Services	—	$1,750	—	—	—	$12,000
	Stock Options	—	$0	—	$0	$0	$0
	RSUs	—	$424,823	—	$424,823	$424,823	$747,393
	Mark Newman Total	$0	$1,459,773	$0	$884,023	$884,023	$3,324,175
Thierry Vanlancker	Annual Salary	—	$568,230	—	$403,000(7)	—	$1,136,460
	Target Annual Bonus	—	—	—	—	—	$683,200
	Target Annual Bonus (pro-rated)	—	—	$341,600	$341,600	$341,600	$341,600
	Health and Dental Benefits	—	—	—	—	—	—
	Outplacement Services	—	$1,750	—	—	—	$12,000
	Stock Options	—	$0	—	$0	$0	$0
	RSUs	—	$201,761	—	$922,301	$922,301	$1,029,822
	Thierry Vanlancker Total	$0	$771,741	$341,600	$1,666,901	$1,263,901	$3,203,082
E. Bryan Snell	Annual Salary	—	$400,000	—	—	—	$800,000
	Target Annual Bonus	—	$300,000	—	—	—	$600,000
	Target Annual Bonus (pro-rated)	—	—	$300,000	$300,000	$300,000	$300,000
	Health and Dental Benefits	—	—	—	—	—	$39,192
	Outplacement Services	—	$1,750	—	—	—	$12,000
	Stock Options	$0	$0	$0	$0	$0	$0
	RSUs	$74,890	$74,890	$74,890	$74,890	$74,890	$289,933
	Bryan Snell Total	$74,890	$776,640	$374,890	$374,890	$374,890	$2,041,115
Beth Albright	Annual Salary	—	$410,000	—	—	—	$820,000
	Target Annual Bonus	—	$266,500	—	—	—	$533,000
	Target Annual Bonus (pro-rated)	—	—	—	$266,500	$266,500	$266,500
	Health and Dental Benefits	—	—	—	—	—	$36,377
	Outplacement Services	—	$1,750	—	—	—	$12,000
	Stock Options	—	$0	—	$0	$0	$0
	RSUs	—	$300,776	—	$300,776	$300,776	$435,178
	Beth Albright Total	$0	$979,026	$0	$567,276	$567,276	$2,103,055

(1)
Since 2012, the award agreements for stock options, RSUs contain restrictive covenants that may result in forfeiture of unvested stock options, RSUs upon a breach of confidentiality, nonsolicitation and noncompetition obligations during employment and after termination of employment (for a period of one year for nonsolicitation and noncompetition).

(2)
Upon voluntary termination or termination for cause, the various Company plans and programs provide for forfeiture of all unvested stock options, RSUs. To the extent that the NEO is retirement eligible, unvested stock options, RSUs are treated as if the NEO had retired.

(3)
Upon termination of employment for lack of work or disability:

•
Vested options may be exercised during the one-year period following termination. During the one-year period, options continue to become exercisable in accordance with the three-year vesting schedule, as if the employee had not separated from service. Amount shown represents the in-the-money value of those options that would vest within the one-year period following December 31, 2015.

•
RSUs that are awarded as part of the annual award to eligible employees are automatically vested and paid out. Special or one time awards are forfeited upon a termination for lack of work. Upon disability, special or one time RSU awards are automatically vested and paid out. Amount shown for termination due to lack of work represents the value of regular annual RSUs as of December 31, 2015. Amount shown for disability represents the value of all RSUs as of December 31, 2015.

To the extent that an NEO is retirement-eligible, unvested stock options and RSUs are treated as if the NEO has retired.
Any termination within six months of the grant date results in forfeiture of the award.
(4)
Upon retirement, NEOs are treated as if they had not separated from service and:

•
Options continue vesting in accordance with the three-year vesting schedule. Amount shown represents the in-the-money value of unvested options as of December 31, 2015.

•
Restrictions on the regular annual RSUs lapse on the original schedule. Special or one time RSU awards are forfeited. Amount shown represents the value of regular annual RSUs as of December 31, 2015.

Regardless of the above, any termination within six months of the grant date results in forfeiture of the award.
(5)
Upon death:

•
Options are fully vested and exercisable and expire two years following death or at the end of the original term, whichever is shorter. Amount shown represents the in-the-money value of unvested options as of December 31, 2015.

•
All RSUs are automatically vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2015.

Any termination within six months of the grant date results in forfeiture of the award.
(6)
Upon change in control:

•
For awards granted between 2008 and 2011, treatment is as follows:

◦
Stock options become fully vested and exercisable. Amount shown represents the in-the-money value of unvested options as of December 31, 2015.

◦
Restrictions on all RSUs lapse. Amount shown represents the value of all RSUs as of December 31, 2015.

•
Treatment for awards made in 2012 and after varies depending on whether the Company is the surviving entity and, if not, whether the awards are assumed by an acquiring entity. Values shown in the table above assume that the Company is not the surviving entity and the acquiring entity does not assume or otherwise provide for continuation of the awards.

◦
Options are immediately vested and cancelled in exchange for payment in an amount equal to (i) the excess of the fair market value per share of the stock subject to the award immediately prior to the change in control over the exercise or base price per share of stock subject to the award multiplied by (ii) the number of shares granted. Amount shown represents the in-the-money value of unvested options as of December 31, 2015.
◦
RSUs are immediately vested and all restrictions lapse. Awards cancelled in exchange for a payment equal to the fair market value per share of the stock subject to the award immediately prior to the change in control multiplied by the number of shares granted. Amount shown represents the value of all RSUs as of December 31, 2015.

In the event that the Company is the surviving entity, or the acquiring entity assumes or otherwise provides for continuation of the awards, all stock options and RSUs remain in place or substitute awards are issued.
Upon termination without cause or termination for good reason within two years after change in control, awards vest in full. Options remain exercisable for two years, or the original expiration date, whichever occurs first.
Regardless of the forgoing, any termination within six months of the grant date results in forfeiture of the award.
Under the Senior Executive Severance Plan, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a “double trigger”). Benefits provided under the plan include: (i) a lump sum cash payment equal to two times (three times for the CEO) the sum of the executive’s base salary and target annual bonus; (ii) a lump sum cash payment equal to the pro-rated portion of the executive’s target annual bonus for the year of termination; and (iii) continued health and dental benefits and outplacement services for two years (three years for the CEO) following the date of termination.
(7)
In the event of death due to accident, one-year salary (maximum CHF 400,000).

Employment Arrangements
Certain components of the compensation paid to NEOs reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table are based on the NEOs’ offer letters that provide for their employment with Chemours. Set forth below are summary descriptions of the key terms of offer letters with the NEOs that impacted fiscal year 2015 compensation. The offer letters with each Mr. Newman and Ms. Albright were entered into by DuPont prior to the Separation at a time when Chemours was a wholly owned subsidiary of DuPont.
Mr. Newman’s Offer Letter
Under Mr. Newman’s employment offer letter dated October 14, 2014, Mr. Newman is entitled to an annual base salary of  $560,000, a signing bonus of  $150,000 (repayable on a voluntary or for cause termination within one year), a first-year short-term incentive guarantee in lieu of participation in the 2014 DuPont STIP of  $350,000 (repayable on a voluntary or for cause termination within one year), STIP participation beginning in 2015 at an 80% target level, LTIP eligibility beginning February 2015 at a target level of  $1,200,000 and a special restricted stock unit award of  $1,500,000 upon commencement of employment generally vesting in three equal annual installments. Mr. Newman will receive severance benefits such that in the event of termination without cause within twenty-four months of the date of hire, an amount equivalent to one year of base salary and one year of target bonus becomes payable within 60 days of the termination date. Additionally, any unvested portion of the special stock award will become fully vested. Mr. Newman is also eligible for company-sponsored retirement and health and welfare benefit programs.
Ms. Albright’s Offer Letter
Under Ms. Albright’s employment offer letter dated September 25, 2014, Ms. Albright is entitled to an annual base salary of  $400,000, a signing bonus of  $250,000 (repayable on a voluntary or for cause termination within one year), pro-rated participation in the 2014 DuPont STIP at a 65% target level, LTIP eligibility beginning February 2015 at a target level of  $500,000 and a special restricted stock unit award of $1,150,000 upon commencement of employment generally vesting in three equal annual installments. Ms. Albright will receive severance benefits such that in the event of termination without cause within twenty-four months of the date of hire, an amount equivalent to one year of base salary and one year of target bonus becomes payable within 60 days of the termination date. Additionally, any unvested portion of the special stock award will become fully vested. Ms. Albright is also eligible for company-sponsored retirement and health and welfare benefit programs.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Transactions with Related Persons
Our Board of Directors has adopted written policies and procedures relating to the approval or ratification of  “Related Person Transactions.” Under the policies and procedures, the Nominating and Corporate Governance Committee (or its Chair, under some circumstances) reviews the relevant facts of all proposed Related Person Transactions and either approves or disapproves of the entry into the Related Person Transaction, by taking into account, among other factors it deems appropriate: (i) the commercial reasonableness of the transaction; (ii) the materiality of the Related Person’s direct or indirect interest in the transaction; (iii) whether the transaction may involve a conflict of interest, or the appearance of one; (iv) whether the transaction was in the ordinary course of business; and (v) the impact of the transaction on the Related Person’s independence under the Company’s Corporate Governance Guidelines and applicable regulatory and listing standards.
No director will participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions will be approved or ratified only if they are determined to be in the best interests of us and our stockholders.
If a Related Person Transaction that has not been previously approved or ratified is discovered, the Related Person Transaction will be presented to the Nominating and Corporate Governance Committee for ratification. If the Nominating and Corporate Governance Committee does not ratify the Related Person Transaction, then we either ensure all appropriate disclosures regarding the transaction are made or, if appropriate, take all reasonable actions to attempt to terminate our participation in the transaction.
Under our policies and procedures, a “Related Person Transaction” will generally include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which: (i) we were, are, is or will be a participant; (ii) the aggregate amount involved exceeds $120,000 in any fiscal year; and (iii) any Related Person had, has or will have a direct or indirect material interest (other than solely as a result of being a director or trustee or a less than 10 percent beneficial owner of another entity).
Under our policies and procedures, a “Related Person” is generally any person who is, or at any time since the beginning of our last fiscal year was: (i) a director or an executive officer of us or a nominee to become a director of us; (ii) any person who is known to be the beneficial owner of more than five percent of any class of our outstanding common stock; or (iii) any immediate family member of any of the persons mentioned above.
Our Nominating and Corporate Governance Committee is charged with reviewing issues involving independence and all Related Person Transactions. It is expected that we and our subsidiaries may purchase products and services from and/or sell products and services to companies of which certain of our directors or executive officers, or their immediate family members, are employees. The Nominating and Corporate Governance Committee, and Board of Directors will have reviewed such transactions and relationships and made a determination as to the materiality of such transactions.
Restrictions on Certain Types of Transactions
We have adopted a policy that prohibits directors and officers from engaging in the following types of transactions with respect to our stock: short-term trading; short sales; hedging transactions; margin accounts and pledging securities. This policy also strongly recommends that all other employees refrain from entering into these types of transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock by: (1) each person who is known by us who beneficially owns more than five percent of our common stock, (2) each director, director nominee and named executive officer and (3) all of our directors, director nominees and executive officers as a group. As of March 1, 2016, there were 181,381,632 outstanding shares of our common stock.
Security Ownership of Certain Beneficial Owners
Based solely on the information filed on Schedule 13G for the fiscal year ended December 31, 2015, the following table sets forth those stockholders who beneficially own more than five percent of Chemours common stock.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(3)
Blackrock, Inc.(1) 55 East 52nd Street New York, NY 10055	13,198,341	7.277%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	12,508,018	6.896%

(1)
Based solely on a Schedule 13G regarding holdings in Chemours common stock filed with the SEC on February 9, 2016, Blackrock, Inc., reported that it has sole voting power with respect to 11,987,573 shares and sole dispositive power with respect to 13,198,341 shares as of December 31, 2015.

(2)
Based solely on a Schedule 13G regarding holdings in Chemours common stock filed with the SEC on February 11, 2016, The Vanguard Group reported that it has sole voting power with respect to 130,739 shares, shared voting power with respect to 12,340 shares, sole dispositive power with respect to 12,374,739 shares, and shared dispositive power with respect to 133,279 shares as of December 31, 2015.

(3)
Ownership percentages calculated as of March 1, 2016.

Security Ownership of Directors and Executive Officers
The following table sets forth information with respect to the beneficial ownership of Chemours’ common stock as of March 1, 2016 by each of the Company’s director nominees, current directors, named executive officers, and all of directors and executive officers, as a group.
Amount and nature of beneficial ownership:
Name of beneficial owner	Direct(1)	Indirect(2)	Right to acquire(3)	Total	Percent of class
Mark P. Vergnano	176,774	0	589,403	766,177	*
Mark E. Newman	34,006	0	35,891	69,897	*
Beth Albright	17,269	0	14,356	31,625	*
Thierry Vanlancker	36,249	0	59,774	96,023	*
E. Bryan Snell	28,120	0	43,406	71,526	*
Curtis V. Anastasio	0	0	9,735	9,735	*
Bradley J. Bell	0	400	9,735	10,135	*
Richard H. Brown	0	0	60,546	60,546	*
Mary B. Cranston	0	0	9,735	9,735	*
Curtis J. Crawford	30	47	58,282	58,359	*
Dawn L. Farrell	0	0	9,735	9,735	*
Stephen D. Newlin	17,000	0	9,735	26,735	*
Directors and executive officers as a group (15 persons)	341,630	939	1,063,275	1,405,844	*

*
Indicates ownership of less than 1% of the outstanding shares of the Company’s common stock. Each of the Company’s executive officers and directors may be contacted at 1007 Market Street, Wilmington, DE 19899.

(1)
These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account.

(2)
This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)
This column includes shares which directors and executive officers had a right to acquire beneficial ownership of within 60 days from March 1, 2016, through the exercise of stock options or through the conversion of RSUs or deferred stock units granted or held under the Company’s equity-based compensation plans.

DESCRIPTION OF OTHER INDEBTEDNESS
Senior Secured Credit Facilities
We have entered into a credit agreement dated May 12, 2015, as amended on September 25, 2016 and February 19, 2016, with a syndicate of banks providing for a seven-year senior secured term loan (the “Term Loan Facility”) in a principal amount of  $1.5 billion repayable in equal quarterly installments at a rate of one percent of the original principal amount per year, with the balance payable on the final maturity date. The Term Loan Facility was issued with a $7 million original issue discount and bears variable interest rate subject to a floor of 3.75%. The proceeds from the Term Loan Facility were used to fund a portion of the distribution to DuPont, along with related fees and expenses.
Prior to an amendment in February 2016, the credit agreement also provided for a five-year $1.0 billion senior secured revolving credit facility (the “Revolving Credit Facility,” and together with the Term Loan Facility, the “Senior Secured Credit Facilities”). In February 2016, an amendment to the Revolving Credit Facility reduced the capacity to $750 million beginning in the first quarter of 2016 and amended certain covenants. The proceeds of any loans made under the Revolving Credit Facility can be used to finance capital expenditures, acquisitions, working capital needs and for other general corporate purposes. Availability under the Revolving Credit Facility is subject to certain covenant limitations.
We are permitted, subject to customary conditions, to incur incremental term loan borrowings and/or increase commitments under the Revolving Credit Facility in an aggregate amount not greater than (i) $700 million plus (ii) an additional amount, so long as, on a pro forma basis (including the full amount of such incremental term loan borrowings and/or increased commitments under the Revolving Credit Facility) after giving effect to any such increases, our senior secured net leverage ratio does not exceed 1.50 to 1.00. Incremental term loan borrowings and revolving commitments are uncommitted and the availability thereof will depend on market conditions at the time we seek to incur such borrowings and/or commitments.
The Senior Secured Credit Facilities bear interest, at our option, at a rate equal to an adjusted base rate or LIBOR, plus, in each case, an applicable margin. In the case of the Term Loan Facility, the adjusted base rate and LIBOR will not, in any event, be less than 1.75% and 0.75%, respectively. The applicable margin is equal to (i) in the case of the Term Loan Facility, 2.00% for base rate loans and 3.00% for LIBOR loans and (ii) in the case of the Revolving Credit Facility, a range based on our total net leverage ratio between (a) 0.50% and 1.25% for base rate loans and (b) 1.5% and 2.25% for LIBOR loans. During an event of default, overdue principal under the Senior Secured Credit Facilities will bear interest at a rate of 2.00% in excess of the otherwise applicable rate of interest. We are required to pay a commitment fee on the average daily unused amount of the Revolving Credit Facility at a rate based on our total net leverage ratio, between 0.20% and 0.35%. With respect to outstanding letters of credit issued under the Revolving Credit Facility, we are required to pay letter of credit fees equal to the product of  (A) the applicable margin with respect to eurodollar borrowings and (B) the average amount available to be drawn under such letters of credit. Interest, commitment fees and letter of credit fees are generally payable quarterly in arrears (or in the case of borrowings with an interest period of less than 3 months, at the end of the applicable interest period).
The Term Loan Facility amortizes in equal quarterly installments equal to 1.00% per annum, with the balance due at maturity. We are permitted to voluntarily prepay loans and/or reduce the commitment under the Senior Secured Credit Facilities, in whole or in part, without penalty or premium subject to certain minimum amounts and increments and the payment of customary breakage costs; provided, that any prepayment of the Term Loan Facility on or prior to twelve months after the credit facility effective date with proceeds from a repricing transaction will require a prepayment premium equal to 1.00% of such loans prepaid. Mandatory prepayments are not required under the Revolving Credit Facility. Mandatory prepayments are required under the Term Loan Facility using the net cash proceeds from certain asset sales, casualty and condemnation events indebtedness and excess cash flow (each subject to customary thresholds and exclusions).
Our obligations under the Senior Secured Credit Facilities are guaranteed on a senior secured basis by all of our material domestic subsidiaries, subject to certain agreed upon exceptions. The obligations under the Senior Secured Credit Facilities are also, subject to certain agreed upon exceptions, secured by a first priority lien on substantially all of our and our material wholly-owned domestic subsidiaries’ assets, including 100% of the stock of domestic subsidiaries and 65% of the stock of certain foreign subsidiaries.

The foregoing summarizes some of the terms of our Senior Secured Credit Facilities. However, the foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the credit agreement filed as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF THE NOTES
General
Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (1) the term “Company” refers only to The Chemours Company, and not to any of its Subsidiaries or Affiliates, (2) the terms “we,” “our” and “us” each refer to The Chemours Company and its consolidated Subsidiaries, (3) the term “Dollar Exchange Notes” refers to the $1,350,000,000 aggregate principal amount of 6.625% Senior Notes due 2023 (the “2023 Dollar Exchange Notes”) and the $750,000,000 aggregate principal amount of 7.000% Senior Notes due 2025 (the “2025 Dollar Exchange Notes”) offered hereunder, (4) the term “Dollar Outstanding Notes” refers to the $1,350,000,000 aggregate principal amount of 6.625% Senior Notes due 2023 (the “2023 Dollar Outstanding Notes”) and the $750,000,000 aggregate principal amount of 7.000% Senior Notes due 2025 (the “2025 Dollar Outstanding Notes”) issued on May 12, 2015, (5) the term “2023 Dollar Notes” refers to the 2023 Dollar Outstanding Notes and the 2023 Dollar Exchange Notes, (6) the term “2025 Dollar Notes” refers to 2025 Dollar Outstanding Notes and the 2025 Dollar Exchange Notes, (7) the term “Dollar Notes” refers to both the Dollar Outstanding Notes and the Dollar Exchange Notes, (8) the term “Euro Exchange Notes” refers to the €360,000,000 aggregate principal amount of 6.125% Senior Notes due 2023 offered hereunder, (9) the term “Euro Outstanding Notes” refers to the €360,000,000 aggregate principal amount of 6.125% Senior Notes due 2023 issued on May 12, 2015, (10) the term “Euro Notes” refers to both the Euro Outstanding Notes and the Euro Exchange Notes, (11) the term “Exchange Notes” refers to the Dollar Exchange Notes and the Euro Exchange Notes, (12) the term “Outstanding Notes” refers to the Dollar Outstanding Notes and the Euro Outstanding Notes and (13) the term “Notes” refers to both the Outstanding Notes and the Exchange Notes.
As of the date of this prospectus, we have outstanding (i) $1,350,000,000 aggregate principal amount of 2023 Dollar Outstanding Notes, (ii) $750,000,000 aggregate principal amount of 2025 Dollar Outstanding Notes and (iii) €360,000,000 aggregate principal amount of Euro Outstanding Notes under an Indenture and one or more supplemental indentures thereto dated May 12, 22015 (such Indenture, together with each such supplemental indenture thereto, the “Indenture”) among itself, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”). Except as otherwise indicated in this description, the redemption provisions, covenants, events of default and other terms applicable to the Notes will be substantially identical. The Outstanding Notes were issued in private transactions that are not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.
The terms of the Exchange Notes are identical in all material respects to the terms of the Outstanding Notes except that upon completion of the exchange offer, the Exchange Notes will be registered under the Securities Act and free of any covenants regarding exchange or registration rights.
The following description is only a summary of the material provisions of the Notes and the Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, will define your rights as a holder of the Notes. A copy of the Indenture, and of the supplements thereto, have been filed as exhibits to the registration statement of which this prospectus is a part.
Brief Description of the Notes
The Notes:
•
are our senior unsecured unsubordinated obligations;

•
are effectively subordinated to any of our existing or future Secured Indebtedness (including our existing and future Obligations under the Senior Secured Credit Facilities) to the extent of the value of the collateral securing such Secured Indebtedness;

•
are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of our Subsidiaries that do not guarantee the Notes;

•
rank pari passu in right of payment with all of our existing and future Senior Indebtedness, including our existing and future Obligations under the Senior Secured Credit Facilities;

•
are senior in right of payment to any of our future Subordinated Indebtedness; and

•
are guaranteed on a senior unsecured basis by the Guarantors, as described under “—Guarantees.”

As of the date of the Indenture, all of our Subsidiaries were “Restricted Subsidiaries.” However, under certain circumstances, we are permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.
Guarantees
The Notes are guaranteed on a senior unsecured unsubordinated basis by each of our direct and indirect Domestic Restricted Subsidiaries that guarantee our Senior Secured Credit Facilities. Except as set forth in the next paragraph, the Guarantors, as primary obligors and not merely as sureties, are initially jointly and severally, fully and unconditionally guaranteed, on a senior unsecured unsubordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all of our obligations under the Indenture and the Notes, whether for payment of principal of, or any premium or interest on or in respect of, the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing such Indenture.
Each direct and indirect Restricted Subsidiary, other than any of our direct or indirect Foreign Subsidiaries or Foreign Subsidiary Holding Companies, that (a) incurs or guarantees any Indebtedness under our Senior Secured Credit Facilities, or (b) guarantees other Indebtedness of us or any Guarantor in an aggregate principal amount in excess of  $75 million, will guarantee the Notes. As of the Issue Date, none of our Foreign Subsidiaries or Foreign Subsidiary Holdings Companies guaranteed the Notes, and as of the date hereof, none of our Foreign Subsidiaries or Foreign Subsidiary Holdings Companies guarantee the Notes. No Foreign Subsidiaries or Foreign Subsidiary Holdings Companies are expected to guarantee the Notes in the future. Each of the Guarantees of the Notes:
•
are a senior unsecured unsubordinated obligation of each Guarantor;

•
are effectively subordinated to any existing or future Secured Indebtedness of such Guarantor (including such Guarantor’s guarantee of the Senior Secured Credit Facilities) to the extent of the value of the collateral securing such Indebtedness;

•
are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of such Guarantor that do not guarantee the Notes;

•
rank pari passu in right of payment with all existing and future Senior Indebtedness of each such Guarantor, including such Guarantor’s existing and future Obligations under the Senior Secured Credit Facilities; and

•
are senior in right of payment to all existing and future Subordinated Indebtedness of each such Guarantor.

Not all of our Subsidiaries are required to guarantee the Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us or any Subsidiary Guarantor. As a result, all of the existing and future liabilities of these non-guarantor Subsidiaries, including any claims of trade creditors, will be effectively senior to the Notes.
Each Guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. This provision may not, however, be effective to protect a

Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness and other obligations (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness and other obligations, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to our Indebtedness and the Notes—Federal and state statutes may allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and/or require holders of the notes to return payments received from us.”
A Guarantee by a Subsidiary Guarantor provides by its terms that it will be automatically and unconditionally released and discharged with respect to the Notes, without further action required on the part of the Subsidiary Guarantor, the Trustee or any holder of Notes, upon:
(a)
any direct or indirect sale, exchange, transfer or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Subsidiary Guarantor, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary, if such sale, exchange, transfer or other disposition is not in violation of the applicable terms of the Indenture;

(b)
the release or discharge of the Indebtedness or guarantee of Indebtedness by such Subsidiary Guarantor that resulted in the creation of such Guarantee except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision);

(c)
the direct or indirect sale, exchange, transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, in a transaction that is not in violation of the applicable terms of the Indenture, to any Person who is not (either before or after giving effect to such transaction) us or a Restricted Subsidiary;

(d)
the release or discharge of such Subsidiary Guarantor from its guarantee, and of all pledges and security, if any, granted by such Subsidiary Guarantor in connection with the Senior Secured Credit Facilities, except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision); provided that at the time of such release or discharge, such Subsidiary Guarantor is not then a guarantor or an obligor in respect of any other Indebtedness that would require a Guarantee of the Notes under the Indenture;

(e)
the proper designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions set forth under “—Certain Covenants—Limitation on Restricted Payments” and the definition of  “Unrestricted Subsidiary;”

(f)
the merger or consolidation of any Guarantor with and into us or another Guarantor or upon the liquidation of such Guarantor following the transfer of all of its assets to us or another Guarantor;

(g)
we exercise our defeasance option or covenant defeasance option with respect to the Notes as described under “—Legal Defeasance and Covenant Defeasance” or our obligations under the Indenture being discharged with respect to the Notes in accordance with the terms of the Indenture;

(h)
such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and opinion stating that all conditions precedent provided for in the Indenture relating to the release of such Guarantee shall have been complied with; or

(i)
the consent of Holders of a majority in aggregate principal amount of the outstanding Notes of each applicable series.

Upon our request or the request of the applicable Subsidiary Corporation, the Trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the Trustee without the consent of any Holder of the Notes (other than a release or discharge pursuant to clause (2) above).
Ranking
The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee ranks pari passu in right of payment with all of our Senior Indebtedness or the relevant Guarantor, as the case may be, including the obligations of us and such Guarantor under the Senior Secured Credit Facilities. The ranking of the Notes and the Guarantees is more fully described above under “—Brief Description of the Notes” and “—Guarantees.”
Our Secured Indebtedness (including our obligations in respect of the Senior Secured Credit Facilities) is effectively senior to the Notes to the extent of the value of the collateral securing such Indebtedness. As of December 31, 2015, we and the Subsidiary Guarantors had $1,493 million of Secured Indebtedness outstanding and an additional $750 million available for borrowing under the Senior Secured Credit Facilities, as amended.
All of our operations are conducted through our Subsidiaries. Some of our Subsidiaries, including all of our Foreign Subsidiaries and all of our Foreign Subsidiary Holding Companies, are not guaranteeing the Notes and, as described above under “—Guarantees,” Guarantees may be released under certain circumstances. In addition, our future Subsidiaries may not be required to guarantee the Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding Indebtedness of such non-guarantor Subsidiaries, and claims of holders of Preferred Stock of such non-guarantor Subsidiaries, generally have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes are effectively subordinated to creditors (including trade creditors) and holders of Preferred Stock, if any, of our non-guarantor Subsidiaries. As of December 31, 2015, the total liabilities of our non-guarantor Subsidiaries were approximately $2,050 million, including trade and intercompany payables.
Although the Indenture contains limitations on the amount of additional Indebtedness that we and the Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial. The Indenture does not limit the amount of liabilities that are not considered Indebtedness that may be incurred by us or our Restricted Subsidiaries, including the non-guarantor Subsidiaries. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”
Paying Agent and Registrar for the Notes
We will maintain a paying agent for the Notes. The initial paying agent for the Dollar Notes is the Trustee. The initial paying agent for the Euro Notes is Elavon Financial Services Limited, UK Branch. We have undertaken that, so long as the Euro Notes remain outstanding, we will ensure that it maintains a paying agent with respect to the Euro Notes in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to the Council of the European Union Directive 2003/48/EC (as amended from time to time) or any other law or directive implementing the conclusions of the Economic and Financial Affairs Council meeting of 26 and 27 November 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, such directive. The applicable paying agent will make payments on the Notes on behalf of us. The paying agent, or agents, as applicable, will hold all cash and securities for the benefit of the Trustee and the respective Holders.
We will also maintain a registrar with respect to the Dollar Notes and a registrar and transfer agent with respect to the Euro Notes. The initial registrar for the Dollar Notes is the Trustee. The initial registrar and transfer agent for the Euro Notes is Elavon Financial Services Limited. The applicable registrar will maintain a register reflecting ownership of the applicable Notes outstanding from time to time and facilitate transfers of Notes on behalf of us.
We may change the paying agents, the transfer agents or the registrars without prior notice to the Holders. We or any of our Subsidiaries may act as a paying agent or registrar with respect to the Dollar Notes. If and for so long as the Euro Notes are listed on the Global Exchange Market and the rules of the Irish Stock Exchange so permit, we will publish a notice of any change of paying agent, registrar or transfer agent on the official website of the Irish Stock Exchange (http://www.ise.ie).

Transfer and Exchange
A Holder may transfer or exchange Notes in accordance with the Indenture. The applicable registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. We will not be required to transfer or exchange any Note selected for redemption. Also, we will not be required to transfer or exchange any Note for a period of 30 days before a selection of Notes to be redeemed.
Principal, Maturity and Interest
We have issued (i) $1,350,000,000 aggregate principal amount of 2023 Dollar Outstanding Notes, (ii) $750,000,000 aggregate principal amount of 2025 Dollar Outstanding Notes and (iii) €360,000,000 aggregate principal amount of Euro Outstanding Notes. The 2023 Dollar Notes will mature on May 15, 2023, the 2025 Dollar Notes will mature on May 15, 2025 and the Euro Notes will mature on May 15, 2023. Subject to compliance with the covenants described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” we may issue additional Notes from time to time after this offering under the Indenture (any such additional Notes, for purposes of this Description of the Notes, “Additional Notes”). Except as otherwise provided herein, the Notes of a series offered hereby and any Additional Notes of such series subsequently issued under the Indenture will be treated as a single class for all purposes under such Indenture, including waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes of a series are not fungible with the Notes of such series for United States federal income tax purposes, such Additional Notes will have a separate CUSIP number. Unless otherwise specified, or the context requires otherwise, references to “Notes” of a series for all purposes of the Indenture and this “Description of the Notes” include any additional Notes of such series that are actually issued. The Dollar Notes are issued in minimum denominations of  $2,000 (the “Dollar Minimum Denomination”) and integral multiples of $1,000 in excess thereof, and Euro Notes are issued in minimum denominations of  €100,000 (the “Euro Minimum Denomination”) and integral multiples of  €1,000 in excess thereof.
Interest on the 2023 Dollar Notes accrues at the rate of 6.625% per annum, interest on the 2025 Dollar Notes accrues at the rate of 7.000% per annum and interest on the Euro Notes accrues at the rate of 6.125% per annum. Interest on each series of Notes is payable semiannually in arrears on May 15 and November 15 of each year to the holders of record of those Notes on the immediately preceding May 1 or November 1, as applicable. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the issue date of the Notes. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.
Principal of, premium, if any, and interest on (x) the Dollar Notes are payable at our office or agency maintained for such purpose, and (y) the Euro Notes are payable at the office or agency of the paying agent or registrar of the Euro Notes maintained for such purpose or, at our option, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to (x) the Dollar Notes represented by one or more global notes registered in the name of or held by DTC or its nominee are made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof, and (y) the Euro Notes represented by one or more global notes registered in the name of a nominee of and held by the common depository for Euroclear Bank S.A./N.V. as the operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”) are made by the wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The rights of holders of beneficial interests in the Euro Notes to receive payment on such Euro Notes are subject to applicable procedures of Euroclear and Clearstream. Until otherwise designated by us, our office or agency is the office of the Trustee maintained for such purpose. If the due date for any payment in respect of the Notes is not a Business Day at the place at which such payment is due to be paid, the holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

Issuance of Euro Notes in Euros
All payments of principal and interest on the Euro Notes, including payments made upon any redemption of the Euro Notes, are payable in Euros. If the Euro is unavailable to us on the date that is two Business Days prior to the relevant payment date as a result of the imposition of exchange controls or other circumstances beyond our control, or if the Euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then we will be entitled, until the Euro is again available to us or so used, to satisfy our payment obligations in respect of the Euro Notes by making such payments in U.S. Dollars. The amount payable on any date in Euros will be converted by us into U.S. Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. Dollar/Euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. If the U.S. Dollar/ Euro exchange rate is not published in The Wall Street Journal on the second Business Day prior to the relevant payment date, the amount payable on any relevant payment date in Euros will be converted into U.S. Dollars at the Market Exchange Rate (as defined below) on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. “Market Exchange Rate” means the noon buying rate in the City of New York for cable transfers of Euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.
Any payment in respect of the Euro Notes so made in U.S. Dollars will not constitute an Event of Default in respect of the Euro Notes or under the Indenture. Neither the Trustee nor any paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing or otherwise under the Indenture or in connection with any Notes. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”
Payment of Additional Amounts on the Euro Notes
All payments of principal and interest on the Euro Notes by us are made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (as defined below), unless we are required to withhold or deduct such taxes, assessments or other governmental charge by law or the official interpretation or administration thereof. We will, subject to the exceptions and limitations set forth below, pay as additional interest on Euro Notes such additional amounts (the “additional amounts”) as are necessary in order that the net payment by us of the principal of and interest on such Euro Notes to a Holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States, will not be less than the amount provided in such Euro Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(1)
to any tax, assessment or other governmental charge that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Euro Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

a.
being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

b.
having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such Euro Notes, the receipt of any payment or the enforcement of any rights in respect of the Notes), including being or having been a citizen or resident of the United States;

c.
being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

d.
being or having been a “10-percent shareholder” of us as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

e.
being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provision;

(2)
to any Holder that is not the sole beneficial owner of such Euro Notes, or a portion of such Euro Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)
to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or beneficial owner to submit an applicable United States Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or appropriate substitute or successor form with any required attachments) to establish the status as a non-United States person as required for purposes of the portfolio interest exemption or IRS Form W-9 to establish the status as a United States person, or comply with other certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Euro Notes, if compliance is required by statute, by regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)
to any tax, assessment or other governmental charge that is imposed otherwise than by deduction or withholding by us or a paying agent from the payment;

(5)
to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(6)
to any withholding or deduction that is imposed on a payment and that is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives;

(7)
to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Euro Note as a result of the presentation of any Euro Note for payment (where presentation is required) by or on behalf of a holder of Euro Notes, if such payment could have been made without such withholding by presenting the relevant note to at least one other paying agent in a member state of the European Union;

(8)
to any tax, assessment or other governmental charge that would not have been imposed or levied but for the presentation by the Holder of any Euro Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)
to any tax, assessment or other governmental charge imposed under sections 1471 through 1474 of the Code as of the issue date (or any amended or successor provisions that are substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(10)
in the case of any combination of items (1) through (9) above.

The Euro Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Euro Notes. Except as specifically provided under this heading “—Payment of Additional Amounts on the Euro Notes,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
As used under this heading “—Payment of Additional Amounts on the Euro Notes” and the heading “—Redemption of Euro Notes for Tax Reasons,” the term “United States” means the United States of America, the states of the United States, and the District of Columbia, including in each case, any political subdivision or taxing authority thereof or therein having power to tax, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.
Redemption of Euro Notes for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment is announced or becomes effective on or after May 5, 2015, we become or, based on a written opinion of independent counsel selected by us, will become, obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts on the Euro Notes” with respect to the Euro Notes (such change or amendment, a “Change in Tax Law”), then we may at any time at our option redeem, in whole, but not in part, the Euro Notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the Euro Notes to, but excluding, the redemption date.
Mandatory Redemption; Offers to Purchase; Acquisition of Notes
We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under “—Repurchase at the Option of Holders.” We may, and our affiliates may, at any time and from time to time, acquire Notes by means other than a redemption, including by tender offer, open market purchases, negotiated transactions or otherwise (including in connection with a consent solicitation), in accordance with applicable securities laws, in each case so long as such acquisition does not violate the terms of the Indenture.
Optional Redemption
2023 Dollar Notes
Except as set forth below, we will not be entitled to redeem the 2023 Dollar Notes at its option prior to May 15, 2018.
At any time prior to May 15, 2018, we may redeem all or a part of the 2023 Dollar Notes upon notice as described under “—Optional Redemption—Selection and Notice” below, at a redemption price equal to 100% of the principal amount of 2023 Dollar Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “2023 Dollar Notes Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

On and after May 15, 2018, we may redeem the 2023 Dollar Notes, in whole or in part, upon notice as described under the heading “—Optional Redemption—Selection and Notice” below, at the redemption prices (expressed as percentages of principal amount of the 2023 Dollar Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, to the 2023 Dollar Notes Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed beginning on May 15 of the years indicated below:
Date	Percentage
2018	104.969%
2019	103.313%
2020	101.656%
2021 and thereafter	100.0%
In addition, until May 15, 2018, we may, at our option, on one or more occasions, redeem up to 35% of the aggregate principal amount of 2023 Dollar Notes issued by us at a redemption price equal to 106.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to, but excluding, the 2023 Dollar Notes Redemption Date, subject to the right of Holders of 2023 Dollar Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of the 2023 Dollar Notes originally issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
Notwithstanding the foregoing, in connection with any tender offer for all of the outstanding 2023 Dollar Notes at a price of at least 100% of the principal amount of the 2023 Dollar Notes tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date (including any Change of Control Offer), if Holders of not less than 90% in aggregate principal amount of the outstanding 2023 Dollar Notes validly tender and do not withdraw such 2023 Dollar Notes in such tender offer and we, or any third party making such a tender offer in lieu of us, purchases all of the 2023 Dollar Notes validly tendered and not withdrawn by such Holders, we or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all 2023 Dollar Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the 2023 Dollar Notes Redemption Date.
2025 Dollar Notes
Except as set forth below, we will not be entitled to redeem the 2025 Dollar Notes at its option prior to May 15, 2020.
On and after May 15, 2020, we may redeem the 2025 Dollar Notes, in whole or in part, upon notice as described under the heading “—Optional Redemption—Selection and Notice” below, at the redemption prices (expressed as percentages of principal amount of the 2025 Dollar Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, to the date of redemption (the “2025 Dollar Notes Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed beginning on May 15 of the years indicated below:
Date	Percentage
2020	103.500%
2021	102.333%
2022	101.167%
2023 and thereafter	100.0%

Notwithstanding the foregoing, in connection with any tender offer for all of the outstanding 2025 Dollar Notes at a price of at least 100% of the principal amount of the 2025 Dollar Notes tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date (including any Change of Control Offer), if Holders of not less than 90% in aggregate principal amount of the outstanding 2025 Dollar Notes validly tender and do not withdraw such 2025 Dollar Notes in such tender offer and we, or any third party making such a tender offer in lieu of us, purchases all of the 2025 Dollar Notes validly tendered and not withdrawn by such Holders, we or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all 2025 Dollar Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the 2025 Dollar Notes Redemption Date.
Euro Notes
Except as set forth below or as set forth under “Redemption of Euro Notes for Tax Reasons” above, we will not be entitled to redeem the Euro Notes at its option prior to May 15, 2018.
At any time prior to May 15, 2018, we may redeem all or a part of the Euro Notes upon notice as described under “—Optional Redemption—Selection and Notice” below, at a redemption price equal to 100% of the principal amount of Euro Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “Euro Notes Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.
On and after May 15, 2018, we may redeem the Euro Notes, in whole or in part, upon notice as described under the heading “—Optional Redemption—Selection and Notice” below, at the redemption prices (expressed as percentages of principal amount of the Euro Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, to the Euro Notes Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed beginning on May 15 of the years indicated below:
Date	Percentage
2018	104.594%
2019	103.063%
2020	101.531%
2021 and thereafter	100.0%
In addition, until May 15, 2018, we may, at our option, on one or more occasions, redeem up to 35% of the aggregate principal amount of Euro Notes issued by us at a redemption price equal to 106.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, to, but excluding, the Euro Notes Redemption Date, subject to the right of Holders of Euro Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of the Euro Notes originally issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
Notwithstanding the foregoing, in connection with any tender offer for all of the outstanding Euro Notes at a price of at least 100% of the principal amount of the Euro Notes tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date (including any Change of Control Offer), if Holders of not less than 90% in aggregate principal amount of the outstanding Euro Notes validly tender and do not withdraw such Euro Notes in such tender offer and we, or any third party making such a tender offer in lieu of us, purchases all of the Euro Notes validly tendered and not withdrawn by such Holders, we or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Euro Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Euro Notes Redemption Date.

Selection and Notice
Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC with respect to the Dollar Notes or the procedures of Euroclear and Clearstream with respect to the Euro Notes, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the applicable Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Notes shall state the portion of the principal amount thereof that has been or is to be redeemed.
Notice of any redemption may be given prior to the completion of any offering or other corporate transaction, and any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of the related offering or corporate transaction.
If we are redeeming less than all of the Notes of a series issued under the Indenture at any time, the Trustee will select the Notes of the applicable series to be redeemed (1) if we have notified the Trustee that the Notes of the applicable series are listed on an exchange, in compliance with the requirements of such exchange or (2) on a pro rata basis to the extent practicable, or, if a pro rata basis is not practicable or permitted for any reason, by lot or by such other method as may be prescribed by, in respect of the Dollar Notes, DTC’s applicable procedures, or, in respect of the Euro Notes, Euroclear and Clearstream’s applicable procedures. No Dollar Notes of the Dollar Notes Minimum Denomination or less, and no Euro Notes of the Euro Notes Minimum Denomination or less, may be redeemed in part.
If and for so long as any Euro Notes are listed on the Official List of the Irish Stock Exchange and admitted to trading on the Global Exchange Market and the rules of the Irish Stock Exchange so require, any such notice to the holder of the relevant Euro Notes shall also be released by us through the Companies Announcement Office of the Irish Stock Exchange and, in connection with any redemption, we will notify the Irish Stock Exchange of any change in the principal amount of Euro Notes outstanding.
With respect to Notes represented by certificated notes, we will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided, that new Dollar Notes will only be issued in the Dollar Minimum Denomination and integral multiples of  $1,000 in excess thereof and new Euro Notes will only be issued in the Euro Minimum Denomination and integral multiples of  €1,000 in excess thereof. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of one or more future events or conditions precedent. On the applicable Redemption Date, interest will cease to accrue on Notes or any series or portion thereof called for redemption.
Repurchase at the Option of Holders
Change of Control
The Indenture provides that if a Change of Control occurs after the Issue Date, unless we have previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” we will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, we will deliver notice of such Change of Control Offer with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with respect to the Dollar Notes or the procedures of Euroclear and Clearstream with respect to the Euro Notes, with the following information:
(1)
that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” under the Indenture and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by us;

(2)
the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below;

(3)
that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)
that, unless we default in the payment of the Change of Control Payment required to be made, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)
that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)
that Holders will be entitled to withdraw their tendered Notes and their election to require us to purchase such Notes; provided that the applicable paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)
the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow; and

(8)
if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional upon the occurrence of such Change of Control.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations set forth in the Indenture by virtue of such conflict.
On the Change of Control Payment Date, we will, to the extent permitted by law,
(1)
accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)
deposit with the applicable paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof properly tendered, and

(3)
deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, us.

The Senior Secured Credit Facilities provide, and future credit agreements or other agreements relating to Indebtedness to which we become a party may provide, that certain change of control events with respect to us would constitute a default thereunder (including events that would constitute a Change of Control under the Indenture). If we experience a change of control event that triggers a default or prepayment provision under the Senior Secured Credit Facilities or any such future Indebtedness, we could seek a waiver of such default or prepayment provision or seek to refinance the Senior Secured Credit Facilities or such future Indebtedness. In the event we do not obtain such a waiver and do not refinance the Senior Secured Credit Facilities or such future Indebtedness, such default could result in amounts outstanding under the Senior Secured Credit Facilities or such future Indebtedness being declared due and payable or lending commitments being terminated.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Relating to our Indebtedness and the Notes—We may not be able to finance a change of control offer required by the indenture.”
The Change of Control purchase provisions of the Indenture described above may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the initial purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” However, the covenants are subject to significant exceptions. Such restrictions in the Indenture can be waived, with respect to any series of Notes, with the consent of the Holders of a majority in principal amount of the Notes of the applicable series then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.
We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
The definition of  “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of us and our Restricted Subsidiaries, taken as a whole, to any person. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of  “all or substantially all” of the assets of us and our Restricted Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require us to make an offer to repurchase the Notes as described above.
The provisions under the Indenture relating to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified, with respect to any series of Notes, with the written consent of the Holders of a majority in principal amount of the Notes of the applicable series then outstanding, including after the entry into of an agreement that would result in the need to make a Change of Control Offer.
If and for so long as the Euro Notes are listed on the Official List of the Irish Stock Exchange and admitted to trading on the Global Exchange Market and the rules of the Irish Stock Exchange so require, notices of any amendment, supplement or waiver shall be published through the Companies Announcement Office of the Irish Stock Exchange and/or, to the extent and in the manner permitted by the rules of the Irish Stock Exchange, on the official website of the Irish Stock Exchange.

Asset Sales
The Indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale, unless:
(1)
we or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by us at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of or the Equity Interests issued; and

(2)
except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by us or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this provision and for no other purpose:

(a)
any liabilities (as reflected in our or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred, increased or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on our or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence, increase or accrual had taken place on the date of such balance sheet, as determined in good faith by us) of our or such Restricted Subsidiary (other than Contingent Obligations and liabilities that are by their terms subordinated to the Notes or the applicable Guarantee) that are assumed by the transferee of any such assets pursuant to a written agreement that releases or indemnifies us or such Restricted Subsidiary from such liabilities or that are otherwise extinguished by the transferee in connection with such transaction;

(b)
any securities, notes or other similar obligations received by us or such Restricted Subsidiary from such transferee that are converted by us or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days of the receipt thereof;

(c)
any Designated Non-cash Consideration received by us or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of  $200.0 million and 3.25% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(d)
Capital Stock of a Person that is a Restricted Subsidiary or of a Person engaged in a Similar Business that shall become a Restricted Subsidiary immediately upon the acquisition thereof by us or any Restricted Subsidiary.

Within 365 days after the receipt of any Net Proceeds of any Asset Sale, we or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale,
(1)
to permanently reduce Indebtedness as follows:

(a)
to permanently reduce Secured Indebtedness, including Indebtedness under the Senior Secured Credit Facilities, in each case, that is secured by a Lien that is permitted by the Indenture and (if applicable) to permanently reduce commitments with respect thereto;

(b)
to permanently reduce Obligations under other Senior Indebtedness of us or a Subsidiary Guarantor (and (if applicable) to permanently reduce commitments with respect thereto), provided that we shall equally and ratably reduce (or offer to reduce, as applicable) Obligations under the Notes; provided further that all reductions of Obligations under the Notes shall be made as provided under “—Optional Redemption” or through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes of the applicable Series that would otherwise be prepaid; or
(c)
if the assets that are the subject of such Asset Sale are the property or assets of a Restricted Subsidiary that is not a Subsidiary Guarantor, to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to us or any Restricted Subsidiary;

(2)
to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in us or any of our Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other businesses, properties, assets or intellectual property rights that, in the case of each of  (a), (b) and (c), are used or useful in a Similar Business; and/or

(3)
to make an Investment in (a) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in us or any of our Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other businesses, properties, assets or intellectual property rights that, in the case of each of  (a), (b) and (c), replace the businesses, properties, assets or intellectual property rights that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment entered into not later than the end of such 365-day period shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as we or such Restricted Subsidiary enters into such commitment with the good faith expectation that an amount equal to the Net Proceeds will be applied to satisfy such commitment within 180 days of the end of such 365-day period (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before an amount equal to the Net Proceeds is so applied, then we or such Restricted Subsidiary shall be permitted to apply an amount equal to the Net Proceeds in any manner set forth above before the expiration of such 180-day period and, in the event we or such Restricted Subsidiary fails to do so, then such Net Proceeds shall constitute Excess Proceeds.
Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million (the “Excess Proceeds Threshold”), we shall make an offer to all Holders of the Notes and, if required by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that, in the case of Dollar Notes, is an integral multiple of  $1,000 (but in minimum amounts of the Dollar Minimum Denomination) and, in the case of Euro Notes, is an integral multiple of  €1,000 (but in minimum amounts of the Euro Minimum Denomination) that may be purchased with such Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, and in the case of any Senior Indebtedness at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in each case in accordance with the procedures set forth in the Indenture. We will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed the Excess Proceeds Threshold by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. We may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365-day period. Upon the completion of each Asset Sale Offer (including a voluntary Asset Sale Offer with respect to all Excess Proceeds even though less than the Excess Proceeds Threshold), the amount of Excess Proceeds shall be reset to zero.

To the extent that the aggregate principal amount of Notes and such Senior Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, we may use any remaining Excess Proceeds for any purposes not otherwise prohibited under the Indenture. If the aggregate principal amount of Notes or Senior Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount of Excess Proceeds, such Notes or Senior Indebtedness, as the case may be, will be purchased on a pro rata basis based on the accreted value or principal amount of such Notes or Senior Indebtedness, as the case may be, tendered (and the Trustee or applicable Registrar will select the tendered Notes of tendering holders on a pro rata basis, or such other basis in accordance with DTC procedures with respect to the Dollar Notes or the procedures of Euroclear and Clearstream with respect to the Euro Notes, based on the amount of Notes tendered).
Pending the final application of any Net Proceeds, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.
We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of an Indenture, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations set forth in the Indenture by virtue thereof.
The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified, with respect to a series of Notes, with the written consent of the Holders of a majority in principal amount of the Notes of the applicable series then outstanding.
Future credit agreements or other similar agreements to which we become a party may contain restrictions on our ability to repurchase Notes. In the event an Asset Sale occurs at a time when we are prohibited from purchasing Notes, we could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If we does not obtain such consent or repay such borrowings, we will remain prohibited from repurchasing Notes. In such a case, our failure to repurchase tendered Notes when required by the Indenture would constitute an Event of Default under the Indenture which would, in turn, likely constitute a default under such other agreements.
Certain Covenants
Set forth below are summaries of certain covenants contained in the Indenture that apply to us and our Restricted Subsidiaries. For the avoidance of doubt, all covenant basket sizes including any definitions relating thereto are as specified in U.S. Dollars, including with respect to the Euro Notes.
If on any date following the Issue Date (i) the Notes of a series have Investment Grade Ratings from both Rating Agencies, and (ii) no Default or Event of Default has occurred and is continuing under the Indenture, then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) and continuing until the occurrence of the Reversion Date, the covenants specifically listed under the following captions in this “Description of the Notes” section of this prospectus will not be applicable to such Notes (collectively, the “Suspended Covenants)”:
(1)
“Repurchase at the Option of Holders—Asset Sales;”

(2)
“Limitation on Restricted Payments;”

(3)
“Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(4)
clause (4) of the first paragraph of  “—Merger, Consolidation or Sale of All or Substantially All Assets—Company;”

(5)
“Transactions with Affiliates;” and

(6)
“Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

During any period that the foregoing covenants have been suspended, we may not designate any of our Subsidiaries as Unrestricted Subsidiaries, unless such designation would have complied with the covenant described under “Limitation on Restricted Payments” as if such covenant were in effect during such period.
If and while we and our Restricted Subsidiaries are not subject to the Suspended Covenants, the applicable Notes will be entitled to substantially less covenant protection. In the event that we and our Restricted Subsidiaries are not subject to the Suspended Covenants under an Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the applicable Notes below an Investment Grade Rating, then we and our Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Asset Sales shall be reset to zero.
During any Suspension Period, we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction; provided, however, that we or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if  (i) we or such Restricted Subsidiary could have incurred a Lien to secure the Indebtedness attributable to such Sale and Lease-Back Transaction pursuant to “—Liens” below without equally and ratably securing the Notes pursuant to the covenant described therein; and (ii) the consideration received by us or such Restricted Subsidiary in that Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold and otherwise complies with “—Repurchase at the Option of Holders—Asset Sales” above; provided further that the foregoing provisions shall cease to apply on and subsequent to any Reversion Date.
During the Suspension Period, we and our Restricted Subsidiaries will be entitled to incur Liens to the extent provided for under “—Liens” (including, without limitation, Permitted Liens) to the extent provided for in such covenant, and any Permitted Liens that refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of the “—Liens” covenant and for no other covenant).
Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by us or any of our Restricted Subsidiaries during the Suspension Period will give rise to a Default or Event of Default under any of the Suspended Covenants; provided that (1) after such reinstatement, the amount of Restricted Payments since the Issue Date will be calculated as though the covenant described below under the caption “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period; (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” (3) any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (11) of the second paragraph of the covenant described under “—Transactions with Affiliates;” and (4) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (1) through (3) of the first paragraph of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (a) of the second paragraph of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”
There can be no assurance that the Notes will ever receive Investment Grade Ratings or, if such ratings are received, that the Notes will maintain such Investment Grade Ratings.

Limitation on Restricted Payments
We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:
(I)
declare or pay any dividend or make any payment or distribution on account of our or any of our Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation involving us or any Restricted Subsidiary, other than:

(a)
dividends or distributions by us payable solely in our Equity Interests (other than Disqualified Stock); or

(b)
dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary, we or a Restricted Subsidiary receive at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II)
purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of us, or any direct or indirect parent of us, including any such purchase, redemption, defeasance, acquisition or retirement in connection with any merger or consolidation;

(III)
make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (a) Indebtedness permitted under clause (7) or (8) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (b) the payment, redemption, repurchase, defeasance or other acquisition of Subordinated Indebtedness in anticipation of satisfying a rescheduled payment, sinking fund obligation, principal installment or maturity, in each case due within one year of the date of payment, redemption, repurchase, defeasance or acquisition; or

(IV)
make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(1)
no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)
immediately after giving effect to such transaction on a pro forma basis, we could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” and

(3)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by us and our Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of  (without duplication):

(a)
50% of our Consolidated Net Income for the period (taken as one accounting period) beginning on April 1, 2015 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b)
100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by us since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, or issue Disqualified Stock or Preferred Stock, pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

i.
our Equity Interests, including Treasury Capital Stock, but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x)
Equity Interests to any present, former or future employees, directors, officers, managers or consultants of us or any of our Subsidiaries after the Issue Date to the extent such amounts have been applied to the amount of available Restricted Payments in accordance with clause (5) of the next succeeding paragraph; and

(y)
Designated Preferred Stock; and

ii.
debt securities of us or any Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of us;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) our Equity Interests or convertible debt securities sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus
(c)
100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by us or any Restricted Subsidiary by means of:

(i)
the sale or other disposition (other than to us or a Restricted Subsidiary) of Restricted Investments made by us or our Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from us or our Restricted Subsidiaries and repayments of loans or advances that constitute Restricted Investments by us or our Restricted Subsidiaries, in each case after the Issue Date; or

(ii)
the sale (other than to us or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by us or a Restricted Subsidiary pursuant to clause (11) or (17) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a distribution or dividend from an Unrestricted Subsidiary, in each case, after the Issue Date; plus

(d)
in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value (as determined in good faith by us, provided that if such fair market value may exceed $50.0 million, such determination shall be made by our Board of Directors and evidenced by a board resolution) of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by us or a Restricted Subsidiary pursuant to clause (11) or (17) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:
(1)
the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of the irrevocable redemption notice, as applicable, if at the date of declaration or notice such payment would have complied with the provisions of the Indenture;

(2)
the redemption, repurchase, defeasance, retirement or other acquisition of any of our Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, our Equity Interests to the extent contributed to us (in each case, other than any Disqualified Stock or

Designated Preferred Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (7) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate per annum amount no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;
(3)
any other Restricted Payment made in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, our Equity Interests (other than any Disqualified Stock or Designated Preferred Stock);

(4)
the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock of us or a Subsidiary Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness or Disqualified Stock of us or a Subsidiary Guarantor, as the case may be, that in each case is incurred in compliance with the “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” but only:

(a)
to the extent that the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of, plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium to be paid, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness, and any excess amount is otherwise permitted under the Indenture;

(b)
if such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent, if at all, as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

(c)
if such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired; and

(d)
if such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired;

(5)
a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of our Equity Interests (other than Disqualified Stock) held by any future, present or former employee, director, officer, manager or consultant of us or any of our Subsidiaries pursuant to any management equity plan or stock option plan or any other management, director or employee benefit plan or agreement (x) upon the death or disability of such employee, director, officer, manager or consultant or (y) upon the resignation or other termination of employment of such employee, director, officer, manager or consultant; provided, however, that the aggregate Restricted Payments made under this clause (5) do not exceed in any calendar year $40.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)
the cash proceeds from the sale of our Equity Interests (other than Disqualified Stock) to employees, directors, officers, managers or consultants of us or any of our Restricted Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b)
the cash proceeds of key man life insurance policies received by us or our Restricted Subsidiaries after the Issue Date; less

(c)
the amount of any Restricted Payments previously made with the cash proceeds described in clause (a) or (b) of this clause (5);

and provided further that (i) cancellation of Indebtedness owing to us or any of our Restricted Subsidiaries from any future, present or former employees, directors, officers, managers or consultants of us or any of our Restricted Subsidiaries in connection with a repurchase of our Equity Interests and (ii) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar instruments if such Equity Interests represents all or a portion of the exercise price thereof or payments, in lieu of the issuance of fractional Equity Interests or withholding to pay other taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;
(6)
the declaration and payment of dividends to holders of any class or series of Disqualified Stock of us or any of our Restricted Subsidiaries, or of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” and

(7)	(a)	the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by us after the Issue Date;
(b)
the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of subclauses (a) and (b) of this clause (7), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, we and our Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;
(8)
repurchases of Equity Interests deemed to occur (i) upon the exercise of stock options, warrants or other equity-based awards if such Equity Interests represent a portion of the exercise price of such options, warrants or awards or (ii) for the purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award of any stock options, warrants or other equity-based awards;

(9)
the declaration and payment of ordinary dividends or distributions in respect of, or repurchases of, our common stock in an aggregate amount not to exceed (a) for dividends declared and paid or distributions made in respect of, or repurchases during, the period commencing on the Issue Date and ending on December 31, 2015, an aggregate of  $200.0 million in respect of such period and (b) for dividends declared and paid or distributions made in respect of, or repurchases during, any subsequent fiscal year, an aggregate of  $400.0 million in respect of such period;

(10)
Restricted Payments in an amount equal to the amount of Excluded Contributions previously received;

(11)
other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of  $350.0 million and 5.50% of Total Assets;

(12)
Restricted Payments comprising the payment or distribution of any Securitization Fees;

(13)
the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions

“—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales;” provided that all Notes tendered in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have first been repurchased, redeemed or acquired for value;
(14)
the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to us or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(15)
any Restricted Payment made as part of the Transactions in a manner consistent in all material respects with the disclosures set forth in the Form 10 and this prospectus; provided that immediately after giving effect to the separation and distribution, we and our Restricted Subsidiaries shall, subject to the adjustment procedures for Cash Equivalents (as such term is defined in the Separation Agreement) set forth in the Separation Agreement in relation to such requirement, have not less than $200.0 million in Cash Equivalents (as such term is defined in the Separation Agreement);

(16)
payments made or expected to be made by us or any Restricted Subsidiary in respect of withholding or similar taxes payable by any of our or any Restricted Subsidiary’s present, former or future employees, directors, officers, managers or consultants; and

(17)
the making of other Restricted Payments if, at the time of the making of such Restricted Payment, and after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment and the application of the net proceeds thereof), our Consolidated Net Leverage Ratio would not exceed 3.00 to 1.00;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (9), (11), (14) and (17), no Default shall have occurred and be continuing or would occur as a consequence thereof.
For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (17) above or is entitled to be made pursuant to the first paragraph of this covenant, we will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (1) through (17) and such first paragraph in any manner that otherwise complies with this covenant.
As of the Issue Date, all of our Subsidiaries were Restricted Subsidiaries, and as of the date hereof, all of our Subsidiaries are Restricted Subsidiaries. We will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of  “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by us and our Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of  “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (3), (10), (11) or (17) of the second paragraph of this covenant, or if it is a Permitted Investment, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.
Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock
We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and each instance thereof, an “incurrence”), with respect to any Indebtedness (including Acquired Indebtedness), and we will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that we may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of our Restricted Subsidiaries may incur indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio

on a consolidated basis for us and our Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.
The foregoing limitations will not apply to:
(1)
the incurrence of Indebtedness pursuant to Credit Facilities by us or any of our Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount at any one time outstanding not to exceed the greater of  (a) $3,200 million and (b) 375.0% of the EBITDA of us and our Restricted Subsidiaries on a consolidated basis for the most recently ended four fiscal quarters ending immediately prior to the date of such incurrence for which internal financial statements are available determined on a pro forma basis in a manner consistent with the definition of Fixed Charge Coverage Ratio;

(2)
the incurrence by us and any Subsidiary Guarantor of Indebtedness under the Notes (including Guarantees thereof) (other than any Additional Notes) and any notes (including Guarantees thereof) issued in exchange for the Notes pursuant to a registration rights agreement;

(3)
Indebtedness and Disqualified Stock of us and our Restricted Subsidiaries in existence on the Issue Date;

(4)
Indebtedness (including Capitalized Lease Obligations) and Disqualified Stock incurred or issued by us or any of our Restricted Subsidiaries, and the issuance of Preferred Stock by any of our Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the purchase of Capital Stock of any Person owning such assets, in an aggregate principal amount at the date of such incurrence (including all Refinancing Indebtedness incurred to refinance any other Indebtedness incurred pursuant to this clause (4)) not to exceed the greater of  $300.0 million and 4.75% of Total Assets (as adjusted to give pro forma effect to any assets purchased with the proceeds of the Indebtedness to be incurred, provided that such assets are acquired substantially concurrently with the incurrence of such Indebtedness); provided, however, that such Indebtedness exists at the date of such purchase or transaction or is created within 365 days thereafter (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of installation and the beginning of the full productive use of such asset);

(5)
Indebtedness incurred by us or any of our Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, death, disability or other employee benefits or property, casualty or liability insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations (a) are reimbursed within 30 days following such drawing or incurrence or (b) are permitted to be incurred (and thereupon shall deemed to be incurred) pursuant to clause (4) above following the expiry of such 30 day period;

(6)
Indebtedness arising from agreements of us or our Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, including earnouts, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of us or any of our Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));
(7)
Our Indebtedness to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor shall be subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in the Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to us or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8)
Indebtedness of a Restricted Subsidiary to us or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness shall be subordinated in right of payment to the Guarantee of the Notes of such Subsidiary Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Indebtedness being held by a person other than us or a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to us or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9)
shares of Preferred Stock of a Restricted Subsidiary issued to us or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to us or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10)
Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness of us or any Restricted Subsidiary permitted to be incurred pursuant to “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11)
obligations in respect of self-insurance and obligations in respect of performance, bid, appeal, stay, surety, customs and replevin bonds and performance and completion guarantees provided by us or any of our Restricted Subsidiaries in the ordinary course of business;

(12)	(a)	Our Indebtedness or Disqualified Stock and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by us since immediately after the Issue Date from the issue or sale of our Equity Interests or cash contributed to our capital (in each case, other than proceeds of Disqualified Stock, Designated Preferred Stock or sales of Equity Interests to us or any of our Subsidiaries) as determined in accordance with clauses (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make a Permitted Investment and
(b)
Our Indebtedness or Disqualified Stock and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not exceed the greater of $350.0 million and 5.50% of Total Assets (as adjusted to give pro forma effect to any assets purchased with the proceeds of the Indebtedness to be incurred, provided that such assets are acquired substantially concurrently with the incurrence of such Indebtedness);

(13)
the incurrence or issuance by us or any Restricted Subsidiary of Indebtedness or Disqualified Stock, and the issuance by any Restricted Subsidiary of Preferred Stock, in each case that serves to refund, refinance, replace, renew, extend or defease any of our Indebtedness or Disqualified Stock or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary incurred or issued as permitted under the first paragraph of this covenant or clause (2), (3), (4) or (12)(a) above, this clause (13) or clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock previously incurred or issued to so refund, refinance, replace, renew, extend or defease such Indebtedness or Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to pay premiums (including tender premiums), defeasance costs, accrued interest, fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
(a)
has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(b)
to the extent such Refinancing Indebtedness refunds, refinances, replaces, renews, extends or defeases (i) Subordinated Indebtedness, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee thereof at least to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c)
shall not include:

i.
Indebtedness, Disqualified Stock or Preferred Stock of our Subsidiary that is not a Guarantor that refinances our Indebtedness, Disqualified Stock or Preferred Stock;

ii.
Indebtedness, Disqualified Stock or Preferred Stock of our Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor; or

iii.
Our Indebtedness or Disqualified Stock or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided further that subclause (a) of this clause (13) will not apply to any refunding, refinancing, replacement, renewal, extension or defeasance of any Secured Indebtedness;
(14)
(x) Our Indebtedness or Disqualified Stock and Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance an acquisition (or other purchase of assets) or (y) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by us or any Restricted Subsidiary or merged into or consolidated with us or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that in the case of  (x) and (y) after giving effect to such acquisition, merger or consolidation, either (a) we would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (b) the Fixed Charge Coverage Ratio of us and the Restricted Subsidiaries is greater than immediately prior to such acquisition;

(15)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16)
Indebtedness of us or any of our Restricted Subsidiaries supported by a letter of credit issued pursuant to Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)	(a)	any guarantee by us or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, and

(b)
any guarantee by a Restricted Subsidiary of our Indebtedness.

(18)
Indebtedness of us or any of our Restricted Subsidiaries consisting of  (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(19)
Indebtedness consisting of Indebtedness issued by us or any of our Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of our Equity Interests or our direct or indirect parent company to the extent described in clause (4) of the second paragraph under the heading “—Limitation on Restricted Payments;”

(20)
Indebtedness consisting of cash management services incurred in the ordinary course of business, including in respect of credit card obligations, overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds;

(21)
customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(22)
Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of us and our Restricted Subsidiaries with such banks or financial institutions and arising in connection with ordinary banking arrangements to manage cash balances of us and our Restricted Subsidiaries;

(23)
Indebtedness incurred by us or a Restricted Subsidiary in connection with bankers’ acceptances or discounted bills of exchange, in each case incurred or undertaken consistent with past practice or in the ordinary course of business;

(24)
Indebtedness of our Foreign Subsidiaries in an amount not to exceed, at any one time outstanding and together with any other Indebtedness incurred under this clause (24), the greater of $250.0 million and 4.00% of Total Assets;

(25)
Indebtedness incurred by a Securitization Special Purpose Entity pursuant to a Qualified Securitization Transaction that is without recourse to us or to any Restricted Subsidiary (other than Standard Securitization Undertakings);

(26)
to the extent constituting Indebtedness, any obligations incurred as part of the Transactions in a manner consistent in all material respects with the disclosures set forth in the Form 10 and this prospectus; and

(27)
Indebtedness representing guarantees of Indebtedness of joint ventures of us or any Restricted Subsidiary not to exceed the greater of  $100.0 million and 1.50% of Total Assets.

For purposes of determining compliance with this covenant:
(1)
in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (27) above or is entitled to be incurred pursuant to the first paragraph of this covenant, we, in our sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; and

(2)
at the time of incurrence, we will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above; provided that all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date will be treated as incurred under clause (1) of the preceding paragraph.

Notwithstanding the above, Restricted Subsidiaries that are not Subsidiary Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant or clause (12), (13), (14) or (24) of this covenant if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Subsidiary Guarantors incurred or issued pursuant to the first paragraph of this covenant or clause (12), (13), (14) or (24) of this covenant at any one time outstanding would exceed the greater of  $500.0 million and 8.00% of Total Assets (as adjusted to give pro forma effect to any assets purchased with the proceeds of the Indebtedness to be incurred, provided that such assets are acquired substantially concurrently with the incurrence of such Indebtedness).
Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, will in each case not be deemed to be an incurrence of Indebtedness or Disqualified Stock or Preferred Stock for purposes of this covenant.
For purposes of determining compliance with any U.S. Dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. Dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced, plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.
The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
The Indenture provides that we will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is expressly subordinated or junior in right of payment to any Indebtedness of us or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee to the extent and on substantially identical terms as such Indebtedness is subordinated to other Indebtedness of us or such Subsidiary Guarantor, as the case may be.
The Indenture treats (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or because such other Senior Indebtedness is guaranteed by other obligors.
Liens
We will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee of us or any Subsidiary Guarantor, on any asset or property of us or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:
(1)
in the case of any Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2)
in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to or restrict Liens securing obligations in respect of the Notes (and exchange notes with respect thereto) and the related Guarantees.

Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Lien (other than a release as a result of the enforcement of remedies in respect of such Lien or the Obligations secured by such Lien) that gave rise to the obligation to secure the Notes or such Guarantee pursuant to the preceding paragraph.
Merger, Consolidation or Sale of All or Substantially All Assets
Company.   We may not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not we are the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets, in one or more related transactions, to any Person unless:
(1)
we are the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership (including a limited partnership), trust or limited liability company organized or existing under the laws of the jurisdiction of organization of us or the laws of the United States, any state thereof, the District of Columbia or any territory thereof  (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;

(2)
the Successor Company, if other than us, expressly assumes all of our obligations under the Notes, pursuant to a supplemental indenture or other documents or instruments;

(3)
immediately after such transaction, no Default or Event of Default exists;

(4)
immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a)
we or the Successor Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b)
The Fixed Charge Coverage Ratio of us (or, if applicable, the Successor Company) and our Restricted Subsidiaries would be equal to or greater than such ratio of us and our Restricted Subsidiaries immediately prior to such transaction;

(5)
each Subsidiary Guarantor, unless (i) it is the other party to the transactions described above, in which case subclause (b) of the second succeeding paragraph shall apply or (ii) we are the surviving entity, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the applicable Notes; and

(6)
we (or, if applicable, the Successor Company) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the Indenture.

The Successor Company will succeed to, and be substituted for, us under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),
(1)
any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to us or a Subsidiary Guarantor, and

(2)
we may merge with our Affiliate, as the case may be, solely for the purpose of reincorporating us in the United States, any state thereof, the District of Columbia or any territory thereof or for the sole purpose of forming or collapsing a holding company structure.

Subsidiary Guarantors.   Subject to certain limitations set forth in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor will, and we will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to, any Person unless:
(1)	(a)	such Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, trust or limited liability company organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);
(b)
the Successor Person, if other than a Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to a supplemental indenture or other documents or instruments;

(c)
immediately after such transaction, no Default or Event of Default exists; and

(d)
we shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the Indenture;

(2)
the transaction is made in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales,” if applicable; or

(3)
in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

Subject to certain limitations set forth in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor or us, (2) merge with our Affiliate solely for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or (4) liquidate or dissolve or change its legal form if we determine in good faith that such action is in our best interests, in each case, without regard to the requirements set forth in the preceding paragraph.
Transactions with Affiliates
We will not, and will not permit any of our Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, or make or amend, any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of our Affiliates (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of  $25.0 million, unless:
(1)
such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, as determined in good faith by us, to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)
we deliver to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of  $50.0 million, a resolution adopted by the majority of the disinterested members of our Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.
The foregoing provisions will not apply to the following:
(1)
transactions between or among us or any of our Restricted Subsidiaries;

(2)
Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of  “Permitted Investment;”

(3)
the payment of reasonable and customary compensation and fees paid to, and indemnities provided for the benefit of, or employment, service or benefit plan agreements with or for the benefit of, former, current or future officers, directors, employees or consultants of us or any of our Restricted Subsidiaries;

(4)
transactions in which we or any of our Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor either stating that such transaction is fair to us or such Restricted Subsidiary from a financial point of view or stating that such terms are not materially less favorable to us or our relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(5)
any agreement as in effect as of the Issue Date, or any amendment, supplement, modification, extension or renewal thereto or thereof or any transaction contemplated thereby (including pursuant to any amendment, supplement, modification, extension or renewal thereto or thereof) or by any replacement agreement thereto (so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect when taken as a whole as compared to the applicable agreement as in effect on the Issue Date as determined in good faith by us);

(6)
transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to us and our Restricted Subsidiaries, as determined in good faith by us, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(7)
the sale and/or issuance of Equity Interests of us to any of our directors, officers, employees or consultants or our Restricted Subsidiaries;

(8)
any issuances of securities or other payments, awards, grants in cash, securities or otherwise or loans (or cancellation of loans) to employees or consultants of us or any of our Restricted Subsidiaries pursuant to, or for the funding of, employment arrangements or agreements, stock option plans, stock ownership plans and other similar arrangements with such employees or consultants which, in each case, are approved by us in good faith;

(9)
any transaction with any Person that is an Affiliate of us or any Restricted Subsidiary that would constitute an Affiliate Transaction solely because we or any Restricted Subsidiary owns (directly or indirectly) an equity interest in, or controls (including pursuant to any management agreement or otherwise), such Person;

(10)
transactions with joint ventures on terms that are not materially less favorable, taken as a whole, to us or any Restricted Subsidiary (as applicable), as determined in good faith by us, than the other joint venture partner(s);

(11)
the Transactions and the payment of all fees and expenses related to the Transactions;

(12)
transactions effected as part of a Qualified Securitization Transaction;

(13)
transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of us or any Restricted Subsidiary where such Affiliate receives the same consideration or is treated in the same manner as non-Affiliates that are party to (or have the benefit of) such transaction; and

(14)
any agreement that grants SEC registration rights or customary exchange offer rights to the direct or indirect securityholders of us or any Restricted Subsidiary (and the performance of any such agreement).

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
We will not, and will not permit any of our Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:
(1)	(a)	pay dividends or make any other distributions to us or any Subsidiary Guarantor on its Capital Stock, or
(b)
pay any Indebtedness owed to us or any Subsidiary Guarantor;

(2)
make loans or advances to us or any Subsidiary Guarantor; or

(3)
sell, lease or transfer any of its properties or assets to us or any Subsidiary Guarantor, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a)
contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Secured Credit Facilities and the related documentation and Hedging Obligations in effect on the Issue Date and any related documentation;

(b)
the Indenture, the Notes and the Guarantees thereof;

(c)
purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d)
applicable law or any applicable rule, regulation, order, approval, license, permit or other similar restriction, including under contracts with domestic or foreign governments or agencies thereof entered into in the ordinary course of business;

(e)
any agreement or other instrument (including an instrument governing Capital Stock or Indebtedness) of a Person acquired by us or any Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into us or any of our Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in anticipation or contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets so assumed;

(f)
contracts for the sale of assets, including customary restrictions with respect to any of our Subsidiaries pursuant to an agreement that has been entered into for the sale or disposition of any Capital Stock or assets of such Subsidiary;

(g)
Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens,” to the extent limiting the right of us or any of our Restricted Subsidiaries to dispose of assets subject to such Lien;

(h)
restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)
other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” provided that such encumbrances and restrictions apply only to such Restricted Subsidiary and its assets; and provided further that we have determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not individually or in the aggregate have a material adverse effect on our ability to make required payments in respect of the Notes;

(j)
customary provisions in joint venture agreements and other similar agreements or arrangements relating solely to such joint venture;

(k)
customary provisions contained in leases, licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l)
non-assignment provisions of any contract or any lease of any Restricted Subsidiary entered into in the ordinary course of business;

(m)
restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(n)
any agreement or instrument governing Capital Stock of any Person that is acquired;

(o)
restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which we or any of our Restricted Subsidiaries are a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely of the property or assets of us or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of us or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(p)
contractual requirements of a Securitization Special Purpose Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Special Purpose Entity;

(q)
any encumbrances, restrictions, contractual requirements or other provisions of the Separation and Distribution Documents or in connection with any of the Transactions in a manner consistent in all material respects with the disclosures set forth in the Form 10 and this prospectus;

(r)
any encumbrances or restrictions of the type referred to in clauses (1) and (2) above to the extent that such encumbrances or restrictions do not materially adversely affect the consolidated cash position of us and the Subsidiary Guarantors; or

(s)
any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (q) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in our good faith judgment, either (i) not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, or (ii) ordinary and customary with respect to such instruments and obligations at the time of such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(t)
restrictions created in connection with any Receivables Facility that are customarily entered into in relation to transactions of that nature.

Reports and Other Information
For so long as we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file with the SEC (subject to the next sentence), and provide to the Trustee and holders of the Notes, within the time periods specified in such Sections:
•
all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports; and

•
all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

All such reports will be prepared in all material respects in accordance with the rules and regulations applicable to such reports. While we remain subject to the periodic reporting requirements of the Exchange Act, we agree that we will not take any action for the purpose of causing the SEC not to accept such filings.
If, at any time, we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for any reason, we will nevertheless post the substance of the reports specified above (other than separate financial statements or condensed consolidating financial information required by Rule 3-10 or 3-16 of Regulation S-X) on our website and will provide those to the Trustee (but will not be required to file such reports with the SEC), in each case within the time periods that would apply if we were required to file those reports with the SEC.
For purposes of this covenant, we will be deemed to have provided a required report to the Trustee and holders of the Notes if it has timely filed such report with the SEC via the EDGAR filing system (or any successor system).
In addition, at any time when we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will furnish to the holders of the Notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
Notwithstanding the foregoing, in the event that our direct or indirect parent company becomes a guarantor of the Notes, the Indenture permits us to satisfy our obligations pursuant to this covenant with respect to financial information relating to us by furnishing or filing the required financial information relating to such direct or indirect parent company.
In addition, (i) the Trustee shall be entitled (but not obligated) and (ii) holders of not less than 25% of the aggregate principal amount of the then outstanding Notes of a series shall be entitled, each at any time, to request in writing that we provide to the Trustee, within 20 Business Days following such request, an Officer’s Certificate confirming whether or not we, as at the end of the most recently ended quarterly period, had designated any of our Subsidiaries to be Unrestricted Subsidiaries that, alone or taken together, represented either (a) 10% or more of our total assets as at the end of the relevant period, (b) 10% or more of our consolidated net income for the relevant most recent consecutive four-quarter period, or (c) 10% or more of our consolidated earnings before interest, taxes, depreciation and amortization for the relevant most recent consecutive four-quarter period (the “Trustee Notice Requirement”). A copy of any such request delivered by the relevant holders pursuant to clause (ii) above shall be provided to the Trustee. If the Trustee Notice Requirement is satisfied, the Officer’s Certificate to be delivered pursuant to the foregoing requirement shall specify (a) the Total Assets, the Consolidated Net Income and the EBITDA of us and our Restricted Subsidiaries and (b) the total assets, the consolidated net income and the earnings before interest, taxes, depreciation and amortization of the Unrestricted Subsidiaries. The Trustee shall deliver such Officer’s Certificate to the Holders of the Notes within five Business Days of the date of receipt by the Trustee of the Officer’s Certificate, and the Trustee shall not have any responsibility or liability for any information set forth in such Officer’s Certificate or for any analysis thereof.
Events of Default and Remedies
The Indenture provides that each of the following is an Event of Default:
(1)
default in payment when due and payable (whether at maturity, upon redemption, acceleration or otherwise) of principal of, or premium, if any, on the Notes;

(2)
default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)
failure by us or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% of the aggregate principal amount of the then outstanding Notes of a series (with a copy to the Trustee) to comply with any of our or any of the Subsidiary Guarantor’s respective other obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the applicable Notes;

(4)
default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries or the payment of which is guaranteed by us or any of our Restricted Subsidiaries, other than Indebtedness owed to us or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a)
such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b)
the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(5)
failure by us or any Significant Subsidiary to pay final judgments for the payment of money aggregating in excess of  $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)
certain events of bankruptcy or insolvency with respect to us or any Significant Subsidiary; or

(7)
the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void, or any responsible officer of any Subsidiary Guarantor that is a Significant Subsidiary denies in writing that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of not less than 25% of the aggregate principal amount of all then outstanding Notes of the applicable series may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes of such series to be due and payable immediately.
Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice on the part of the Trustee or any Holder. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Notes.
The Indenture provides that the Holders of a majority of the aggregate principal amount of all then outstanding Notes of a series, by notice to the Trustee, may on behalf of the Holders of all of the Notes of such series waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder and rescind any acceleration with respect to the Notes and its consequences (provided such rescission would not conflict with any judgment or decree of a court of competent jurisdiction).
In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof  (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:
(1)
the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2)
Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)
the default that is the basis for such Event of Default has been cured.

The Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes of a series unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the applicable Notes unless:
(1)
such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)
Holders of at least 25% in the aggregate principal amount of all then outstanding Notes of such series have requested the Trustee to pursue the remedy;

(3)
Holders of the applicable Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)
Holders of a majority in principal amount of all then outstanding Notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions contained in the Indenture, the Holders of a majority in principal amount of the total outstanding Notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.
The Indenture provides that we are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and we are required, within 30 days of becoming aware of any continuing Default, to deliver to the Trustee a statement specifying such Default and steps to be taken to cure such Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
None of our present, past or future directors, officers, employees, members, partners, incorporators or equityholders, any Guarantor or any of our Subsidiaries or any of their respective direct or indirect parent companies (except for us or any Subsidiary in its capacity as obligor or guarantor in respect of the Notes and not in its capacity as equityholder of any Subsidiary Guarantor) shall have any liability for any obligations of us or the Guarantors under the Notes, the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.
Legal Defeasance and Covenant Defeasance
The Obligations of us and the Guarantors with respect to the Notes under the Indenture, the Notes or the Guarantees, as the case may be, will terminate (other than certain obligations) and will be released upon payment in full of all of the applicable Notes. We may, at our option and at any time, elect to have all of our Obligations discharged with respect to the Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:
(1)
the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2)
our Obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, replacement of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights and immunities of the Trustee, and our obligations in connection therewith; and

(4)
the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations and those of each Guarantor released with respect to substantially all the restrictive covenants that are set forth in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the applicable Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to us) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the applicable Notes.
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes of the applicable series:
(1)
we must irrevocably deposit with the Trustee, in trust, (x) for the benefit of the Holders of any such Dollar Notes, cash in U.S. Dollars, Government Securities, or a combination thereof, and (y) for the benefit of the Holders of any such Euro Notes, cash in Euros, Government Securities, European Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on such Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and we must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, we shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a)
we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)
since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(1)
in the case of Covenant Defeasance, we shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(2)
no Default (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(3)
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which we or any Guarantor are a party or by which we or any Guarantor are bound (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);
(4)
We shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by us with the intent of defeating, hindering, delaying or defrauding any creditors of us or any Guarantor or others; and

(5)
we shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes of the applicable series not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense.
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect as to all Notes of the applicable series, when:
(1)
either

(a)
all Notes of such series theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b)
all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of us and us or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust (x) solely for the benefit of the Holders of any Dollar Notes of such series, cash in U.S. Dollars, Government Securities, or a combination thereof, and (y) solely for the benefit of the Holders of any Euro Notes of such series, cash in Euros, Government Securities, European Government Obligations or a combination thereof, in each case, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)
we have paid or caused to be paid all sums payable by us under the Indenture; and

(3)
we have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

The Trustee will acknowledge the satisfaction and discharge of the Indenture if we have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent to satisfaction and discharge have been complied with.
Amendment, Supplement and Waiver
Except as provided below, the Indenture, any Guarantee and the Notes (in each case with respect to one or more series of Notes) may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes of the applicable series then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes of the applicable series then outstanding, other than Notes beneficially owned by us or our Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).
The Indenture provides that, without the consent of each affected Holder of Notes of the applicable series, an amendment or waiver may not, with respect to any Notes of such series held by a non-consenting Holder:
(1)
make any change in the percentage of the principal amount of such Notes required for amendments or waivers;

(2)
reduce the principal of or change the fixed final maturity of any such Note or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor:

(3)
reduce the rate of or change the time for payment of interest on any Note of such series;

(4)
(A) waive a Default in the payment of principal of or premium, if any, or interest on the Notes of such series, except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of all then outstanding Notes of such series, and a waiver of the payment default that resulted from such acceleration, or (B) waive a Default in respect of a covenant or provision contained in the Indenture or any Subsidiary Guarantee which cannot be amended or modified without the consent of all Holders;

(5)
make any Dollar Note payable in money other than U.S. Dollars or make any Euro Note payable in money other than Euros;

(6)
make any change in these amendment and waiver provisions;

(7)
impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or the Subsidiary Guarantees; or

(8)
make any change to or modify the ranking of the Notes of such series that would adversely affect the Holders thereof.

Notwithstanding the foregoing, we, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:
(1)
to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)
to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of the Indenture relating to the form of the Notes (including the related definitions) in a manner that does not materially adversely affect any Holder (as determined in good faith by us);

(3)
to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)
to provide for the assumption of our or any Guarantor’s obligations to the Holders;

(5)
to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder (as determined in good faith by us);

(6)
to add covenants for the benefit of the Holders or to surrender any right or power conferred upon us or any Guarantor;

(7)
to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(8)
to provide for the issuance of exchange notes or private exchange notes that are identical to exchange notes except that they are not freely transferable;

(9)
to provide for the issuance of Additional Notes in accordance with the Indenture;

(10)
to add a Guarantor under the Indenture and to allow a Guarantor to execute a supplemental indenture and/or guarantee the Notes or to release a Guarantor in accordance with the terms of the Indenture;

(11)
to conform the text of the Indenture, Guarantees or the Notes to any provisions of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes (as determined in good faith by us);

(12)
to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes (in each case, as determined in good faith by us);

(13)
to provide for the issuance of the Notes in a manner consistent with the terms of the Indenture; or

(14)
to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.
For purposes of determining whether the Holders of the requisite principal amount of Notes of a series have taken any action under the Indenture, the principal amount of Notes shall be deemed to be the principal amount of Notes as of  (i) if a record date has been set with respect to the taking of such action, such date or (ii) if no such record date has been set, the date the taking of such action by the Holders of such requisite principal amount is certified to the Trustee by us.
Notices
Notices given by publication or electronic delivery will be deemed given on the first date on which publication or electronic delivery is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting.
In addition, if and for so long as any of the Euro Notes are listed on the Official List of the Irish Stock Exchange and admitted to trading on the Global Exchange Market and the rules of the Irish Stock Exchange so require, notices with respect to the Euro Notes listed on the Global Exchange will be published through the Companies Announcement Office of the Irish Stock Exchange and/or, to the extent and in the manner permitted by the rules of the Irish Stock Exchange, on the official website of the Irish Stock Exchange.
Concerning the Trustee
The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.
The Indenture provides that the Holders of a majority in principal amount of all then outstanding Notes of the applicable series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of the rights and powers vested in it by the Indenture, to use the degree of care of a prudent person in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Governing Law
The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.
Certain Definitions
Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.
“Acquired Indebtedness” means, with respect to any specified Person,
(1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)
Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this Description of the Notes, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Applicable Premium” means, as calculated by us with respect to any Note on any Redemption Date, the greater of:
(1)
1.0% of the principal amount of such Note; and

(2)
the excess, if any, of  (a) the present value at such Redemption Date of  (i) (A) in the case of the 2023 Dollar Notes, the redemption price of such 2023 Dollar Note at May 15, 2018 (such redemption price being set forth in the table appearing above under the heading “—Optional Redemption—2023 Dollar Notes”) and (B) in the case of the Euro Notes, the redemption price of such Euro Note at May 15, 2018 (such redemption price being set forth in the table appearing above under the heading “—Optional Redemption—Euro Notes”), plus (ii) all required interest payments due on such Note through (x) in the case of the 2023 Dollar Notes, May 15, 2018, and (y) in the case of the Euro Notes, May 15, 2018 (in each case excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to, in the case of the 2023 Dollar Notes, the Treasury Rate or, in the case of the Euro Notes, the Bund Rate, in each case, as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:
(1)
the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of us or any of our Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)
the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:
(a)
any disposition of Cash Equivalents or Investment Grade Securities or surplus, obsolete or worn-out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b)
the disposition of all or substantially all of our assets in a manner permitted pursuant to the provisions described above under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c)
the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments;”

(d)
any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $75.0 million;

(e)
any disposition of property or assets or issuance of securities by our Restricted Subsidiary to us or by us or our Restricted Subsidiary to another one of our Restricted Subsidiaries;

(f)
to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)
the lease, assignment or sub-lease of any real or personal property in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between joint venture parties set forth in any joint venture or similar binding agreement;

(h)
any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)
foreclosures, condemnations or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

(j)
any financing transaction with respect to the acquisition or construction of property by us or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions, and asset securitizations permitted by the Indenture;

(k)
the licensing and sub-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with past practice;

(l)
the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m)
any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(n)
any transfer, sale or other disposition of Securitization Assets to a Securitization Special Purpose Entity in connection with a Qualified Securitization Transaction; and

(o)
any disposition of assets effected pursuant to the Transactions.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “—Repurchase at the Option of Holders—Asset Sales.”
“Board of Directors” means, with respect to a corporation, the Board of Directors of the corporation, and, with respect to any other Person, the board or committee of such Person, or Board of Directors of the general partner or general manager of such Person, serving a similar function.
“Bund Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of the most recently issued direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as compiled and published in the most recent financial statistics that have become publicly available at least two Business Days prior to the Redemption Date (or in connection with a discharge, two Business Days prior to the date of deposit with the Trustee or paying agent, as applicable) (or, if such financial statistics are no longer published or not available, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 15, 2018; provided, however, that if the period from the redemption date to May 15, 2018 is not equal to the constant maturity of the direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from the redemption date to May 15, 2018 is less than a year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.
“Business Day” means each day that is not a Legal Holiday.
“Calculation Date” means the date on which the event for which the calculation of the Consolidated Net Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable, shall occur.
“Capital Stock” means:
(1)
in the case of a corporation, corporate stock;

(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)
any other interest or participation (including, without limitation, quotas) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of us or our Restricted Subsidiaries either existing on the Issue Date or created prior to any recharacterization described below (i) that were not included on our consolidated balance sheet as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes under the Indenture (including, without limitation, the calculation of Consolidated Net Income and EBITDA) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.
“Cash Equivalents” means:
(1)
United States Dollars;

(2)	(a)	Canadian Dollars, pounds sterling, yen, Euros, Brazilian reais, Renminbi and the New Taiwan dollar; and
(b)
such other currencies held by us or any Restricted Subsidiary from time to time in the ordinary course of business;

(3)
securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) and European Government Obligations, in each case with maturities of 24 months or less from the date of acquisition;

(4)
certificates of deposit, time deposits and Eurodollar time deposits with maturities of 24 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5)
repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)
commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7)
marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8)
investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9)
readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10)
Indebtedness or Preferred Stock issued by Persons with a rating of  “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(11)
Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(12)
Investments in money market funds with average maturities of 24 months or less from the date of acquisition that are rated “Aaa3” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency).

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Change of Control” means the occurrence of any one of the following:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of us and our Restricted Subsidiaries, taken as a whole, to any person, other than to us or one of our Restricted Subsidiaries;

(2)
we become aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares; or

(3)
the adoption of a plan relating to our liquidation or dissolution.

For the purposes of this definition, the term “person” shall be defined as that term is used in Section 13(d)(3) of the Exchange Act and the term “beneficial owner” shall be defined as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act.
For the avoidance of doubt, the consummation of the Transactions shall not constitute a Change of Control.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees related to any Qualified Securitization Transaction or a Receivables Facility and amortization of intangible assets, debt issuance costs, commissions, fees and expenses, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP (excluding, in each case, amortization expense attributable to a prepaid cash item that was paid in a prior period).

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(1)
consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness but excluding (u) penalties and interest relating to taxes; (v) accretion or accrual of discounted liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Transaction or Receivables Facility); plus

(2)
consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)
interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,
(1)
the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded,

(2)
any after-tax effect of income (loss) from abandoned or discontinued operations and any net after-tax gains or losses on disposal of abandoned or discontinued operations shall be excluded,

(3)
any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by us, shall be excluded,

(4)
the Net Income for such period of any Person that is not a Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that our Consolidated Net Income will be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the referent Person or a Restricted Subsidiary thereof in respect of such period (other than any such proceeds that are used to make a JV Reinvestment),

(5)
solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of  “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that our Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments that are actually paid in cash (or to the extent converted into cash) or Cash Equivalents to us or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,
(6)
any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(7)
any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, physical assets (including commodities and inventory), long-lived assets or investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(8)
any non-cash compensation or similar charge or expense or reduction of revenue, including any such charge or amount arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management, other employees or business partners of us or any of our direct or indirect parent companies or subsidiaries shall be excluded,

(9)
any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with the Transactions, any acquisition, disposition, recapitalization, Investment, Asset Sale, issuance, repayment or amendment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed), any non-cash expenses or charges recorded in accordance with GAAP relating to currency valuation of foreign denominated debt and any charges or non- recurring merger costs incurred during such period as a result of any such transaction including, without limitation, any non-cash expenses or charges recorded in accordance with GAAP relating to equity interests issued to non-employees in exchange for services provided in connection with any acquisition or business arrangement (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) shall be excluded,

(10)
all extraordinary, unusual or non-recurring charges, gains and losses (whether cash or non-cash) (including, without limitation, all restructuring costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock), and the related tax effects according to GAAP shall be excluded,

(11)
inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments in connection with acquisition transactions shall be excluded,

(12)
the following items shall be excluded:

(a)
any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of ASC 815 Derivatives and Hedging; and

(b)
foreign currency and other non-operating gain or loss and foreign currency gain (loss) included in other operating expenses including any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds actually received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by us and our Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from us and our Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by us or any of our Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(c) or (3)(d) of the first paragraph thereof.
“Consolidated Net Leverage Ratio” means, as of the date of determination, the ratio of  (a) the Indebtedness of us and our Restricted Subsidiaries as of such date of determination less Unrestricted Cash of us and our Restricted Subsidiaries as of such date of determination (in each case, determined after giving pro forma effect to such incurrence of Indebtedness, and each other incurrence, assumption, guarantee, redemption, retirement and extinguishment of Indebtedness as of such date of determination) to (b) EBITDA of us and our Restricted Subsidiaries for the most recent four fiscal quarter period ending immediately prior to such determination date for which internal financial statements are available. For purposes of determining the “Consolidated Net Leverage Ratio,” “EBITDA” shall be subject to the adjustments applicable to “EBITDA” as provided for in the definition of  “Fixed Charge Coverage Ratio.”
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(1)
to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)
to advance or supply funds

(a)
for the purchase or payment of any such primary obligation, or

(b)
to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)
to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to us or any of our Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures), providing for revolving credit loans, term loans or letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof  (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, investor or group of lenders.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by us or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by our principal financial officer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of us or any parent corporation thereof  (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by us or any of our Subsidiaries) and is so designated as Designated Preferred Stock pursuant to an Officer’s Certificate executed by our principal financial officer on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “—Certain Covenants—Limitation on Restricted Payments” covenant.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale and other than redeemable for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof  (other than solely as a result of a change of control or asset sale and other than redeemable for Capital Stock of such Person that is not itself Disqualified Stock), in whole or in part, in each case prior to the date that is 91 days after the maturity date of the Notes; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of us or our Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by us or our Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Distribution Date” means the date that the shares of our common stock are distributed to DuPont’s stockholders pursuant to the separation and distribution.
“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia other than any such Restricted Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:
(1)
increased (without duplication) by the following, in each case (other than clause (g)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a)
provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes, and foreign withholding taxes and penalties and interest relating to taxes of such Person paid or accrued during such period; plus

(b)
Consolidated Interest Expense of such Person for such period, together with items excluded from the definition of  “Consolidated Interest Expense” pursuant to clauses (1)(u) through (z) thereof to the extent the same were deducted (and not added back) in calculating Consolidated Net Income; plus

(c)
Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d)
the amount of any restructuring charges, integration, business optimization and acquisition, investment or disposal-related costs (whether incurred prior to, or after, the consummation of any such acquisition, investment or disposal), retention charges, stock option and any other equity-based compensation expenses deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions, investments or disposals before or after the Issue Date and costs related to the closure and/or consolidation of facilities or headcount reductions or other similar actions (including severance charges in respect of employee terminations); plus

(e)
any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f)
income attributable to non-controlling interests in Subsidiaries to the extent deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(g)
the amount of net cost savings and operating expense reductions projected by us in good faith to be realized as a result of actions initiated or to be initiated or taken on or prior to the date that is 12 months after the Distribution Date or 12 months after the consummation of any acquisition, amalgamation, merger or operational change or other action, plan or transaction and prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and quantifiable and (y) no cost savings shall be added pursuant to this clause (g) to the extent duplicative of any expenses or charges relating to such cost savings that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing EBITDA for such period; provided further that the adjustments pursuant to this clause (g) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the definition of  “Fixed Charge Coverage Ratio;” provided further that the aggregate amount of add backs made pursuant to this clause (g) shall not exceed an amount equal to 15% of EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (g)); plus

(h)
any costs or expense incurred by us or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to our capital or net cash proceeds of an issuance of our Equity Interests (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments;” plus

(i)
the amount of any earn-out payments, contingent consideration or deferred purchase price of any kind in conjunction with acquisitions; plus

(j)
losses to the extent reimbursable by third parties in connection with any acquisition permitted hereunder, as determined in good faith by us; and

(2)
decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” means any public or private sale of our common stock or Preferred Stock (excluding Disqualified Stock), other than:
(1)
public offerings with respect to our common stock registered on Form S-8;

(2)
issuances to any of our Subsidiaries or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of us; and

(3)
any such public or private sale that constitutes an Excluded Contribution.

“European Government Obligations” means direct, non-callable and non-redeemable obligations denominated in Euros of any member state of the European Union that is a member of the European Union as of the date of the Indenture and that has a rating of  “A” or higher from S&P or “A2” or higher from Moody’s at the time that the relevant obligation was acquired by us or a Restricted Subsidiary.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by us from
(1)
contributions to our common equity capital, or

(2)
the sale (other than to our Subsidiary or to any of our management equity plans or stock option plans or any other management or employee benefit plans or agreements) of our Capital Stock (other than Disqualified Stock and Designated Preferred Stock), in each case after the Issue Date and in each case designated as an Excluded Contribution pursuant to an Officer’s Certificate executed by our principal financial officer on the date such capital contribution is made or the date such Capital Stock is sold, as the case may be, which shall be excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”
“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by us in good faith.
“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that we or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by us or any of our Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis, assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into us or any of our Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, consolidation, disposed operation or any other transaction, the pro forma calculations shall be made in good faith by one of our responsible financial or accounting officers (and may include, for the avoidance of doubt and without duplication, cost savings and operating expense reduction resulting from such Investment, acquisition, disposition, merger, consolidation, disposed operation or other transaction, in each case calculated in the manner described in the definition of  “EBITDA” herein). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by one of our responsible financial or accounting officers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as we may designate.
“Fixed Charges” means, with respect to any Person for any period, the sum of:
(1)
Consolidated Interest Expense of such Person for such period;

(2)
all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3)
all cash dividends or other distributions paid or accrued (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.
“Foreign Subsidiary Holding Company” means, with respect to any Person, (a) any Restricted Subsidiary of such Person that is a “controlled foreign corporation” for purposes of the Internal Revenue Code of 1986 (a “CFC”) and (b) any Restricted Subsidiary of such Person substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more CFCs and intellectual property relating to such CFCs and any other assets incidental thereto.
“Form 10” means the Information Statement on Form 10 filed by us with the SEC on December 18, 2014 (including all exhibits thereto), as amended or supplemented from time to time through to the date hereof, pursuant to which we will conduct the business described in this prospectus and in such Form 10.
“GAAP” means (1) generally accepted accounting principles in the United States of America which are in effect on the Issue Date or (2) if elected by us by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which we are making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided after such election pursuant to the Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indenture shall be computed in conformity with IFRS, (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date.
“Government Securities” means securities that are:
(1)
direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged;

(2)
obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt; or

(3)
AAA rated money market mutual funds, where 100% of the holdings are in securities described in clauses (1) or (2) of this definition of Government Securities or repurchase agreements that are fully collateralized by securities described in clauses (1) or (2) of this definition of Government Securities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
“Guarantee” means the guarantee by any Guarantor of our Obligations under the Indenture and the Notes.
“Guarantor” means each Subsidiary Guarantor and any other Person that becomes a Guarantor in accordance with the terms of the Indenture.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement, currency collar agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, commodity or currency risks either generally or under specific contingencies.
“Holder” means the Person in whose name a Note is registered on the applicable registrar’s books.
“Indebtedness” means, with respect to any Person, without duplication:
(1)
any indebtedness of such Person, whether or not contingent:

(a)
in respect of borrowed money;

(b)
evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)
representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d)
representing net payment obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(1)
to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(2)
to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person, the amount of such obligation being deemed to be the lesser of the value of such asset or the amount of the obligation so secured;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) any obligations under or in respect of operating leases or Sale and Lease-back Transactions (except any resulting Capitalized Lease Obligations).
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in our good faith judgment, qualified to perform the task for which it has been engaged.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investment Grade Securities” means:
(1)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof  (other than Cash Equivalents);

(2)
debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among us and our Subsidiaries;

(3)
investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) (which fund may also hold immaterial amounts of cash pending investment or distribution thereof); and

(4)
corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to directors, officers, employees and consultants in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on our balance sheet (excluding the footnotes) in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:
(1)
“Investments” shall include the portion (proportionate to our equity interest in such Subsidiary) of the fair market value of the net assets of our Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, we shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)
our “Investment” in such Subsidiary at the time of such redesignation; less

(b)
the portion (proportionate to our equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)
any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by us or a Restricted Subsidiary in respect of such Investment.
“Issue Date” means May 12, 2015.
“JV Reinvestment” means any Investment by us or any Restricted Subsidiary in a joint venture to the extent funded with the proceeds of a cash dividend or other cash distribution made by such joint venture.
“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are required to be closed in the State of New York or a place of payment with respect to the Notes.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business. “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by us or any of our Restricted Subsidiaries in respect of any Asset Sale, including any cash and Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets (other than required by clause (1) of the second paragraph of  “—Repurchase at the Option of Holders—Asset Sales”) and any deduction of appropriate amounts to be provided by us or any of our Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by us or any of our Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of us or a Guarantor.
“Officer’s Certificate” means a certificate signed on behalf of us by our Officer or on behalf of a Guarantor by an Officer of such Guarantor (or if such Guarantor is a general partnership, one of the partners of the Guarantor).
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to us or our Subsidiary.
“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between us or any of our Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the “—Repurchase at the Option of Holders—Asset Sales” covenant.
“Permitted Investment” means:
(1)
any Investment in us or any of our Restricted Subsidiaries or any Person that will become a Restricted Subsidiary as a result of such Investment;

(2)
any Investment in cash or Cash Equivalents or Investment Grade Securities;

(3)
any Investment acquired after the Issue Date as a result of the acquisition by us or any of our Restricted Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation with or into us or any of our Restricted Subsidiaries in a transaction that is not prohibited by the provisions described under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets,” to the extent that such Investments were not made in anticipation or contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(4)
any Investment in securities or other assets, including earn-outs, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)
any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided, that the amount of any such Investment may be increased pursuant to such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

(6)
any Investment acquired by us or any of our Restricted Subsidiaries:

(a)
consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(b)
in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by us or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade counterparty or customer); or

(c)
in satisfaction of judgments against other Persons; or

(d)
as a result of a foreclosure by us or any of our Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)
Hedging Obligations permitted under clause (10) of the second paragraph under the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(8)
Investments the payment for which consists of our Equity Interests (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “—Certain Covenants—Limitations on Restricted Payments;”

(9)
guarantees of Indebtedness of us and any Restricted Subsidiary permitted under the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(10)
any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clause (2), (4) or (6) of such paragraph);

(11)
Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(12)
additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding, not to exceed the greater of  $400.0 million and 6.50% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13)
guarantees of Indebtedness of joint ventures of us or any Restricted Subsidiary permitted by clause (26) of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(14)
Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(15)
Investments in Unrestricted Subsidiaries or joint ventures of us or any of our Restricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding, not to exceed the greater of $350.0 million and 5.50% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(16)
JV Reinvestments;

(17)
any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (17) that are at that time outstanding, not to exceed the greater of  $250.0 million and 4.00% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(18)
loans and advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of  $15.0 million outstanding at any one time, in the aggregate;

(19)
advances, loans or extensions of trade credit in the ordinary course of business by us or any of our Restricted Subsidiaries;

(20)
any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(21)
Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(22)
Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts;

(23)
Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(24)
repurchases of Notes;

(25)
Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers;

(26)
Investments in the ordinary course of business in connection with joint marketing arrangements with another Person (including the licensing or contribution of intellectual property in connection therewith);

(27)
Investments by us or any Restricted Subsidiary in a Securitization Special Purpose Entity or any Investment by a Securitization Special Purpose Entity in any other Person, in each case, in connection with a Qualified Securitization Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Transaction or any related Indebtedness; and

(28)
Investments made as part of the Transactions in a manner consistent in all material respects with the disclosures set forth in the Form 10 and this prospectus.

“Permitted Liens” means, with respect to any Person:
(1)
pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)
Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)
Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person to the extent required by GAAP;

(4)
Liens to secure the performance of statutory obligations or in favor of issuers of performance, surety, bid or appeal bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)
survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that, in all cases, were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)
Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (10), (18) or (23) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(7)
Liens existing on the Issue Date;

(8)
Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in anticipation or contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by us or any of our Restricted Subsidiaries;

(9)
Liens on property at the time we or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into us or any of our Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in anticipation or contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by us or any of our Restricted Subsidiaries;

(10)
Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to us or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(11)
Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12)
leases, subleases, licenses or sublicenses granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of us or any of our Restricted Subsidiaries and that do not secure any Indebtedness;

(13)
Liens arising from Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases, consignment of goods or similar arrangements entered into by us and our Restricted Subsidiaries in the ordinary course of business and Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(14)
Liens in favor of us or any Subsidiary Guarantor;

(15)
Liens on equipment of us or any of our Restricted Subsidiaries granted in the ordinary course of business to our clients;

(16)
Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extension, renewal or replacement) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (7), (8) or (9) to the extent that the Indebtedness secured by such new Lien is an amount equal to the sum of  (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (8) or (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided, however, that in each case such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property);

(17)
deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)
other Liens securing obligations not to exceed the greater of  $400.0 million and 6.25% of Total Assets at any one time outstanding (as adjusted to give pro forma effect to any assets purchased with the proceeds of the Indebtedness that is subject to such Lien, provided that such assets are acquired substantially concurrently with the incurrence of such Indebtedness);

(19)
Liens securing Indebtedness of any non-Guarantor Restricted Subsidiary permitted to be incurred under the Indenture, to the extent such Liens relate only to the assets and properties of a non-Guarantor Restricted Subsidiary (and for the avoidance of doubt, any Liens permitted by this clause (19) at the time of incurrence thereof shall continue to be permitted by this clause (19) if such non-Guarantor Restricted Subsidiary later provides a Guarantee of the Notes);

(20)
Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the heading “—Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)
Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

(23)
Liens deemed to exist in connection with Investments in repurchase agreements permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(24)
Liens securing Indebtedness incurred in accordance with clause (25) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(25)
Liens that are contractual rights of setoff  (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts or other cash management arrangements of us or any of our Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of us and our Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of us or any of our Restricted Subsidiaries in the ordinary course of business;

(26)
Liens securing Indebtedness and other obligations to the extent permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(27)
any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by us or any of our Restricted Subsidiaries in the ordinary course of business;

(29)
Liens solely on any cash earnest money deposits made by us or any of our Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(30)
Liens securing the Notes (other than any Additional Note) or the Guarantees thereof;

(31)
ground leases in respect of real property on which facilities owned or leased by us or any of our Subsidiaries are located;

(32)
Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(33)
Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(34)
Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under the Indenture to be applied against the purchase price for such Investment;

(35)
any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub- lessor’s, licensor’s or sub-licensor’s interest under leases or licenses entered into by us or any of the Restricted Subsidiaries in the ordinary course of business;

(36)
deposits of cash with the owner or lessor of premises leased and operated by us or any of our Subsidiaries in the ordinary course of business of us and such Subsidiary to secure the performance of our or such Subsidiary’s obligations under the terms of the lease for such premises;

(37)
prior to the date on which a Permitted Investment is consummated, Liens arising from any escrow arrangement pursuant to which the proceeds of any equity issuance or other funds used to finance all or a portion of such Permitted Investment are required to be held in escrow pending release to consummate such Permitted Investment;

(38)
Liens in connection with contracts for the sale of assets, including customary provisions with respect to our Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of any Capital Stock or assets of such Subsidiary;

(39)
Liens on trusts, cash or Cash Equivalents or other funds in connection with the defeasance (whether by covenant or legal defeasance), discharge or redemption of Indebtedness pending consummation of a strategic transaction, or similar obligations; provided that such defeasance, discharge or redemption is otherwise permitted by the Indenture; and

(40)
any Liens arising from the Transactions in a manner consistent in all material respects with the disclosures set forth in the Form 10 and this prospectus.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), we in our sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.
“Qualified Securitization Transaction” means any transaction or series of transactions entered into by us or any Restricted Subsidiary pursuant to which we or such Restricted Subsidiary sells, conveys, grants a security interest in or otherwise transfers to a Securitization Special Purpose Entity, and such Securitization Special Purpose Entity sells, conveys, grants a security interest in or otherwise transfers to one or more other Persons, any Securitization Assets (whether now existing or arising in the future).
“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by us which shall be substituted for Moody’s or S&P or both, as the case may be.
“Receivables Facility” means any receivables financing facilities or factoring (or reverse factoring) agreements or facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations in respect of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to us or any of our Restricted Subsidiaries pursuant to which we or any of our Restricted Subsidiaries sells our accounts receivable to a Person that is not a Restricted Subsidiary.
“Redemption Date” means the 2023 Dollar Notes Redemption Date, 2025 Dollar Notes Redemption Date or the Euro Notes Redemption Date, as applicable.
“Registration Rights Agreement” means the Registration Rights Agreement dated the Issue Date, among us, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and J.P. Morgan Securities plc, as representatives of the initial purchasers.
“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by us or a Restricted Subsidiary in exchange for assets transferred by us or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” means, at any time, any of our direct or indirect Subsidiaries (including any Foreign Subsidiary and Foreign Subsidiary Holding Company) that is not then an Unrestricted Subsidiary. Upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be a Restricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by us or any of our Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by us or such Restricted Subsidiary to a third Person in contemplation of such leasing.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Indebtedness” means any Indebtedness of us or any of our Restricted Subsidiaries secured by a Lien.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Transaction.
“Securitization Assets” means (i) all receivables, inventory or royalty or other revenue streams transferred in connection with asset securitization transactions by us or any Restricted Subsidiary pursuant to documents relating to any Qualified Securitization Transaction, (ii) all rights arising under the documentation governing or related to receivables (including rights in respect of Liens securing such receivables and other credit support in respect of such receivables), any proceeds of such receivables and any lockboxes or accounts in which such proceeds are deposited, spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, any warranty, indemnity, dilution and other intercompany claim, arising out of the documents relating to such Qualified Securitization Transaction and other assets that are transferred or in respect of which security interests are granted in connection with asset securitizations involving accounts receivable, and (iii) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (i) and (ii).
“Securitization Special Purpose Entity” means a Person (including, without limitation, a Restricted Subsidiary) created in connection with the transactions contemplated by a Qualified Securitization Transaction, which Person engages in no activities and holds no assets other than those incidental to such Qualified Securitization Transaction.
“Senior Indebtedness” means any Indebtedness of us or any Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be. For the avoidance of doubt, any Indebtedness of us or any Subsidiary Guarantor that is permitted to be incurred under the terms of the Indenture shall constitute Senior Indebtedness for the purposes of the Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinate in right of payment to the Notes or any related Guarantee.
“Senior Secured Credit Facilities” means the Senior Credit Agreement dated as of May 12, 2015, by and among us, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof.
“Separation and Distribution” means (1) the series of internal transactions among DuPont and its Subsidiaries (including us and our Subsidiaries) pursuant to which the business of us and our Subsidiaries is separated from DuPont and its other Subsidiaries, as described in the Form 10 and this prospectus, and (2) DuPont’s distribution of the shares of our common stock to DuPont’s stockholders.
“Separation and Distribution Documents” means each of the following agreements between DuPont and us in connection with the separation and distribution to be dated as of or prior to the Distribution Date: the Separation Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property Cross-License Agreement (each as referred to in the Form 10 and this prospectus) and any other instruments, assignments, documents and agreements executed in connection with the implementation of the Transactions.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
“Similar Business” means any business conducted or proposed to be conducted by us and our Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto or a reasonable extension, development or expansion of such business.
“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance guarantees and servicing obligations entered into by us or any Subsidiary (other than a Securitization Special Purpose Entity) that are customary in connection with any Qualified Securitization Transaction.
“Subordinated Indebtedness” means, with respect to the Notes,
(1)
any of our Indebtedness that is by its terms subordinated in right of payment to the Notes, and

(2)
any Indebtedness of any Subsidiary Guarantor that is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:
(1)
any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)
any partnership, joint venture, limited liability company or similar entity of which

(a)
more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)
such Person or any Restricted Subsidiary of such Person is a general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any of our Subsidiaries that Guarantees the Notes in accordance with the terms of the Indenture.
“Total Assets” means the total assets of us and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of us or such other Person as may be expressly stated, as the case may be (giving pro forma effect to any acquisitions or dispositions of assets or properties that have been made by us or any of our Restricted Subsidiaries subsequent to the date of such balance sheet, including through mergers or consolidations).
“Transactions” means (1) (A) the separation and distribution, (B) any other transactions contemplated by, or pursuant to, the Separation and Distribution Documents or otherwise in connection with the separation and distribution (including, but not limited to, any cancellation or termination of Indebtedness, agreements, arrangements, dividends, true-ups, adjustments, commitments or understandings, including intercompany accounts payables, receivables or Indebtedness, between us or any of our Restricted Subsidiaries, on the one hand, and DuPont or any of its other Subsidiaries, on the other hand, and making certain intercompany contributions and dividend payments, including, without limitation, the dividend to be paid to DuPont that is financed from the net proceeds of the senior secured term loan and the Notes as described in the Form 10) and (C) any other transactions pursuant to agreements or arrangements in effect as of the Distribution Date, in each case on substantially the terms described in, or otherwise consistent in all material respects with, this prospectus, or, in the case of clauses (B) and (C), any amendment, modification, addition or supplement to any such agreement or arrangement or replacement thereof, as long as the terms of such agreement or arrangement, as so amended, modified, added, supplemented or replaced are not materially more disadvantageous to the Holders of Notes when taken as a whole compared to the applicable agreements or arrangements as described in this prospectus (as determined in good faith by us), (2) the payment of a cash dividend to DuPont in connection with the separation and distribution as described in this prospectus, (3) the issuance of the Notes, (4) entering into the Senior Secured Credit Facilities and the borrowing of the term loans thereunder and (5) the payment of fees and expenses in connection with the foregoing.
“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or in connection with a discharge, two Business Days prior to the date of deposit with the Trustee or paying agent, as applicable) (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 15, 2018; provided, however, that if the period from the Redemption Date to the stated maturity date of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Unrestricted Cash” means, at any time, all cash and Cash Equivalents held by us and our Restricted Subsidiaries at such time; provided that such cash and Cash Equivalents (a) do not appear (and would not be required to appear) as “restricted” on our consolidated balance sheet prepared in conformity with GAAP (unless such classification results solely from any Lien referred to in clause (b) below) and (b) are not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor, other than Liens created under a Credit Facility.
“Unrestricted Subsidiary” means:
(1)
any of our Subsidiaries that at the time of determination is an Unrestricted Subsidiary (as designated by us, as provided below); and

(2)
any Subsidiary of an Unrestricted Subsidiary.

We may designate any Subsidiaries (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, us or any of our Subsidiaries (other than solely any Subsidiary of the Subsidiary to be so designated); provided that
(1)
such designation complies with the covenant described under “—Certain Covenants—Limitation on Restricted Payments;” and

(2)
each of the Subsidiary to be so designated and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of us or any Restricted Subsidiary.

We may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:
(1)
we could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” or

(2)
our Fixed Charge Coverage Ratio and our Restricted Subsidiaries would be greater than such ratio of us and our Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by us shall be notified by us to the Trustee by promptly filing with the Trustee a copy of the resolution of our Board of Directors or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

Actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by us or any Restricted Subsidiary.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years obtained by dividing:
(1)
the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment; by

(2)
the sum of all such payments.

BOOK-ENTRY, DELIVERY AND FORM
Dollar Exchange Notes
Except as set forth below, the dollar exchange notes will initially be issued in registered, global form in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess thereof.
Dollar exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “dollar global notes”). The dollar global notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the dollar global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the dollar global notes may not be exchanged for definitive notes in registered certificated form (“dollar certificated notes”) except in the limited circumstances described below. See “—Exchange of Dollar Global Notes for Dollar Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the dollar global notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the dollar global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We, the Trustee and the paying agents take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.
DTC has also advised us that, pursuant to procedures established by it:
(1)
upon deposit of the dollar global notes, DTC will credit the accounts of the participants designated by the initial purchasers with portions of the principal amount of the dollar global notes; and

(2)
ownership of these interests in the dollar global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the dollar global notes).

Investors in the dollar global notes that are participants may hold their interests therein directly through DTC. Investors in the dollar global notes that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants.

Investors may also hold interests in the dollar global notes through participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the dollar global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Clearstream Banking, société anonyme, as operator of Clearstream. All interests in a dollar global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a dollar global note to such persons will be limited to that extent. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a dollar global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, beneficial owners of interests in the dollar global notes will not have dollar exchange notes registered in their names, will not receive physical delivery of dollar global notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, and premium, if any, and interest, on, a dollar global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we, the Guarantors and the Trustee will treat the persons in whose names the dollar exchange notes, including the dollar global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Guarantors, the Trustee nor any agent of us, the Guarantors or the Trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the dollar global notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the dollar global notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the dollar exchange notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of dollar exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee, us or the Guarantors. None of us, the Guarantors nor the Trustee will be liable for any delay by DTC or any of the participants or the indirect participants in identifying the beneficial owners of the dollar exchange notes, and we, the Guarantors and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant dollar global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of dollar exchange notes only at the direction of one or more participants to whose account DTC has credited the interests in the dollar global notes and only in respect of such portion of the aggregate principal amount of the dollar exchange notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the dollar exchange notes, DTC reserves the right to exchange the dollar global notes for dollar certificated notes, and to distribute such dollar certificated notes to its participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the dollar global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the Guarantors nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Dollar Global Notes for Dollar Certificated Notes
A dollar global note is exchangeable for dollar certificated notes if:
(1)
DTC (a) notifies us that it is unwilling or unable to continue as depositary for the dollar global notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary;

(2)
we, at our option, notifies the Trustee in writing that we elect to cause the issuance of the dollar certificated notes; or

(3)
there has occurred and is continuing an Event of Default with respect to the dollar exchange notes and DTC notifies the Trustee of its decision to exchange the dollar global notes for dollar certificated notes.

In addition, beneficial interests in a dollar global note may be exchanged for dollar certificated notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, dollar certificated notes delivered in exchange for any dollar global note or beneficial interests in dollar global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same Day Settlement and Payment
We will make payments in respect of the dollar exchange notes represented by the dollar global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, premium, if any, and interest, with respect to dollar certificated notes in the manner described above. The dollar exchange notes represented by the dollar global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such dollar exchange notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any dollar certificated notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a dollar global note from a participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a dollar global note by or through a Euroclear or Clearstream participant to a participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Euro Exchange Notes
Except as set forth below, the euro exchange notes will initially be issued in registered, global form (the “euro global notes”) in minimum denominations of  €100,000 and integral multiples of  €1,000 in excess thereof. Upon issuance, the euro global notes will be deposited and held by, or on behalf of, a common depositary for the accounts of Euroclear and Clearstream.
Beneficial interests in a euro global note may not be exchanged for euro exchange notes in physical, certificated form (“euro certificated notes”) except in the limited circumstances described below.
Book-entry Procedures for the Euro Global Notes
The euro global notes will be deposited upon issuance with, and registered in the name of, the common depositary or its nominee. The euro exchange notes will not be eligible for clearance with DTC.
Book-entry interests will be limited to persons that have accounts with Euroclear and/or Clearstream or persons that may hold interests through such participants. Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and/or Clearstream and their participants.
The book-entry interests will not be held in definitive form. Instead, Euroclear and/or Clearstream will credit on their respective book-entry registration and transfer systems a participant’s account with the book-entry interest beneficially owned by such participant. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge book-entry interests.
Except as described below, owners of an interest in the euro global notes will not have euro exchange notes registered in their names, will not receive physical delivery of euro exchange notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
Euro Certificated Notes
Euro exchange notes in physical, certificated form will be issued and delivered to each person that either Euroclear or Clearstream, or their common depositary, identifies as a beneficial owner of the related euro exchange notes only if:
•
Euroclear or Clearstream notifies us that it is unwilling or unable to continue as depositary for the euro global notes and a successor depositary is not appointed;

•
we, at our option, notify the Trustee and applicable paying agent in writing that we elect to cause the issuance of euro certificated notes; or

•
there has occurred and is continuing a Default with respect to the euro exchange notes and Euroclear or Clearstream notifies the Trustee and the applicable paying agent in writing that it elects to cause the issuance of euro certificated notes.

Redemption of Euro Global Notes
In the event any of the euro global notes, or any portion thereof, is redeemed, Euroclear and/or Clearstream, as applicable, will distribute the amount received by them in respect of the euro global note so redeemed to the holders of the book-entry interests in such euro global note from the amount received by it in respect of the redemption of such euro global note. The redemption price payable in connection with the redemption of such book-entry interests will be equal to the amount received by Euroclear or Clearstream, as applicable, in connection with the redemption of such euro global note (or any portion thereof). We understand that under existing practices of Euroclear and Clearstream, if fewer than all of the euro exchange notes are to be redeemed at any time, Euroclear and Clearstream will credit their respective participants’ accounts on a proportionate basis (with adjustments to prevent fractions) or on such other basis as they deem fair and appropriate; provided, however, that no book-entry interest of less than €100,000 in principal amount may be redeemed in part.
Payments on Euro Global Notes; Paying Agent, Registrar and Transfer Agent for the Euro Exchange Notes
Payments of any amounts owing in respect of the euro global notes will be made by us in euros to the applicable paying agent, except in the circumstances described under “Description of the Notes—Issuance of Euro Notes in Euros,” in which case payment may be made in U.S. dollars. The paying agent will, in turn, make such payments to the depositary, which will distribute such payments to participants in accordance with their respective procedures.
Under the terms of the Indenture, we and the Trustee will treat the registered holder of the euro global notes (i.e., Euroclear or Clearstream (or their respective nominee)) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, we, the Trustee and their respective agents do not and will not have any responsibility for the performance by Euroclear or Clearstream, or their respective participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
U.S. Federal Income Tax Consequences of the Exchange Offer to Holders of Outstanding Notes
The following discussion is a summary of the material U.S. federal income tax consequences of the exchange offer to holders of outstanding notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder.
An exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders that exchange their outstanding notes for exchange notes in connection with the exchange offer, and any such holder will have the same adjusted tax basis and holding period in the exchange notes as it had in the outstanding notes immediately before the exchange.
The foregoing discussion of U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of outstanding notes considering this exchange offer should consult its own tax advisor regarding the tax consequences of the exchange offer to it, including those under foreign, state, local, gift, estate or other tax law.

PLAN OF DISTRIBUTION
Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes are acquired as a result of market-making activities or other trading activities.
We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
We have agreed to pay all expenses incident to the exchange offers and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
The validity of the exchange notes and the guarantees has been passed upon for us by Morrison & Foerster LLP, New York, New York. In passing on the validity of the exchange notes and the guarantees, Morrison & Foerster LLP relied upon the opinion of Butler Snow LLP, as to certain matters of the laws of the State of Mississippi, the opinion of Ballard Spahr LLP, as to certain matters of the laws of the State of Pennsylvania, and the opinion of Kirkland & Ellis LLP, as to certain matters of the laws of the State of Texas.

EXPERTS
The financial statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of The Chemours Company:
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of The Chemours Company and its subsidiaries at December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 25, 2016, except for Note 26, Guarantor Condensed Consolidating Financial Information, for which the date is March 18, 2016

The Chemours Company
Consolidated Statements of Operations
(Dollars in millions, except per share)
	Year Ended December 31,
	2015	2014	2013
Net sales	$5,717	$6,432	$6,859
Cost of goods sold	4,762	5,072	5,395
Gross profit	955	1,360	1,464
Selling, general and administrative expense	632	685	768
Research and development expense	97	143	164
Employee separation and asset related charges, net	333	21	2
Goodwill impairment	25	—	—
Total expenses	1,087	849	934
Equity in earnings of affiliates	22	20	22
Interest expense, net	(132)	—	—
Other income, net	54	19	24
(Loss) income before income taxes	(188)	550	576
(Benefit from) provision for income taxes	(98)	149	152
Net (loss) income	(90)	401	424
Less: Net income attributable to noncontrolling interests	—	1	1
Net (loss) income attributable to Chemours	$(90)	$400	$423
Per share data
Basic (loss) earnings per share of common stock	$(0.50)	$2.21(1)	$2.34(1)
Diluted (loss) earnings per share of common stock	$(0.50)	$2.21(1)	$2.34(1)
Dividends per share of common stock	$0.58	N/A	N/A

(1)
On July 1, 2015, E. I. du Pont de Nemours and Company distributed 180,966,833 shares of Chemours’ common stock to holders of its common stock. Basic and diluted (loss) earnings per common share for the years ended December 31, 2014 and 2013 were calculated using the shares distributed on July 1, 2015. Refer to Note 9 for information regarding the calculation of basic and diluted earnings per share.

See accompanying notes to the consolidated financial statements.

The Chemours Company
Consolidated Statements of Comprehensive (Loss) Income
(Dollars in millions)
	Year Ended December 31,
	2015			2014			2013
	Pre-Tax	Tax	After- Tax	Pre-Tax	Tax	After- Tax	Pre-Tax	Tax	After- Tax
Net (loss) income	$(188)	$98	$(90)	$550	$(149)	$401	$576	$(152)	$424
Other comprehensive (loss) income:
Unrealized gain on net investment hedge	8	—	8	—	—	—	—	—	—
Cumulative translation adjustments	(304)	—	(304)	—	—	—	—	—	—
Defined benefit plans, net:
Net loss	(11)	1	(10)	—	—	—	—	—	—
Prior service credit	24	(4)	20	—	—	—	—	—	—
Effect of foreign exchange rates	33	(8)	25	—	—	—	—	—	—
Reclassifications to net income:(1)
Amortization of prior service cost	4	—	4	—	—	—	—	—	—
Amortization of loss	16	(3)	13	—	—	—	—	—	—
Defined benefit plans, net	66	(14)	52	—	—	—	—	—	—
Other comprehensive loss	(230)	(14)	(244)	—	—	—	—	—	—
Comprehensive (loss) income	(418)	84	(334)	550	(149)	401	576	(152)	424
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	1	—	1	1	—	1
Comprehensive (loss) income attributable to Chemours	$(418)	$84	$(334)	$549	$(149)	$400	$575	$(152)	$423

(1)
These other comprehensive income (loss) components are included in the computation of net periodic benefit costs. Refer to Note 21 for further information.

See accompanying notes to the consolidated financial statements.

The Chemours Company
Consolidated Balance Sheets
(Dollars in millions, except per share amount)
	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash	$366	$—
Accounts and notes receivable–trade, net	859	846
Inventories	972	1,052
Prepaid expenses and other	104	43
Total current assets	2,301	1,941
Property, plant and equipment	9,015	9,282
Less: Accumulated depreciation	(5,838)	(5,974)
Net property, plant and equipment	3,177	3,308
Goodwill	166	198
Other intangible assets, net	10	11
Investments in affiliates	136	124
Other assets	508	377
Total assets	$6,298	$5,959
Liabilities and equity
Current liabilities:
Accounts payable	$973	$1,046
Short-term borrowings and current maturities of long-term debt	39	—
Other accrued liabilities	454	352
Total current liabilities	1,466	1,398
Long-term debt	3,915	—
Other liabilities	553	464
Deferred income taxes	234	424
Total liabilities	6,168	2,286
Commitments and contingent liabilities
Equity
Common stock (par value $0.01 per share; 810,000,000 shares authorized; 181,069,751 shares issued and outstanding as of December 31, 2015)	2	—
Additional paid-in capital	775	—
DuPont Company Net Investment, prior to separation	—	3,650
Accumulated deficit	(115)	—
Accumulated other comprehensive (loss) income	(536)	19
Total Chemours stockholders’ equity	126	3,669
Noncontrolling interests	4	4
Total equity	130	3,673
Total liabilities and equity	$6,298	$5,959

See accompanying notes to the consolidated financial statements.

The Chemours Company
Consolidated Statements of Stockholders’ Equity
Years ended December 31, 2015, 2014 and 2013
(Dollars in millions)
	Common Stock		DuPont Company Net Investment	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Accumulated Deficit	Total
	Shares	Amount
Balance at December 31, 2012	—	$—	$3,146	$—	$19	$2	$—	$3,167
Net income	—	—	423	—	—	1	—	424
Net transfers from DuPont	—	—	(374)	—	—	—	—	(374)
Balance at December 31, 2013	—	—	3,195	—	19	3	—	3,217
Net income	—	—	400	—	—	1	—	401
Net transfers from DuPont	—	—	55	—	—	—	—	55
Balance at December 31, 2014	—	—	3,650	—	19	4	—	3,673
Net income	—	—	25	—	—	—	(115)	(90)
Other comprehensive loss	—	—	—	—	(244)	—	—	(244)
Issuance of Common Stock at separation	180,966,833	2	—	(2)	—	—	—	—
Common Stock issued – compensation plans	102,918	—	—	—	—	—	—	—
Establishment of pension plans, net and related accumulated other comprehensive income (loss)	—	—	268	—	(311)	—	—	(43)
Dividends declared	—	—	(100)	(5)	—	—	—	(105)
Non-cash debt exchange	—	—	(507)	—	—	—	—	(507)
Cash provided at separation by DuPont	—	—	247	—	—	—	—	247
Net transfers from DuPont, net of elimination of predecessor balances	—	—	(3,583)	769	—	—	—	(2,814)
Stock-based compensation expense	—	—	—	13	—	—	—	13
Balance at December 31, 2015	181,069,751	$2	$—	$775	$(536)	$4	$(115)	$130

See accompanying notes to the consolidated financial statements.

The Chemours Company
Consolidated Statements of Cash Flows
(Dollars in millions)
	Year Ended December 31,
	2015	2014	2013
Operating activities
Net (loss) income	$(90)	$401	$424
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	267	257	261
Amortization of deferred financing costs and issuance discount	8	—	—
Other operating charges and credits, net	7	18	13
Loss (gain) on sale of assets and businesses	9	(40)	(7)
Equity in earnings of affiliates, net of dividends received of $23, $19 and $19	—	1	(1)
Deferred tax benefit	(198)	(22)	(14)
Asset related charges	206	—	—
(Increase) decrease in operating assets:
Accounts and notes receivable–trade, net	(64)	4	(37)
Inventories and other operating assets	19	(29)	(75)
Increase (decrease) in operating liabilities:
Accounts payable and other operating liabilities	18	(85)	234
Cash provided by operating activities	182	505	798
Investing activities
Purchases of property, plant and equipment	(519)	(604)	(438)
Proceeds from sales of assets, net	12	32	14
Foreign exchange contract settlements	42	—	—
Investment in affiliates	(32)	(8)	—
Other investing activities	—	20	—
Cash used for investing activities	(497)	(560)	(424)
Financing activities
Proceeds from issuance of debt, net	3,491	—	—
Debt repayments	(10)	—	—
Dividends paid	(105)	—	—
Debt issuance costs	(79)	—	—
Cash provided at separation by DuPont	247	—	—
Net transfers (to) from DuPont	(2,857)	55	(374)
Cash provided by (used for) financing activities	687	55	(374)
Effect of exchange rate changes on cash	(6)	—	—
Increase in cash	366	—	—
Cash at beginning of year	—	—	—
Cash at end of year	$366	$—	$—
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for:
Interest, net of amounts capitalized	$103	$—	$—
Income taxes, net of refunds	$53	$—	$—
Non-cash change in property, plant and equipment included in accounts payable	$45	$(11)	$—
See accompanying notes to the consolidated financial statements.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)
Note 1. Background and Description of the Business
The Chemours Company (Chemours or the Company) delivers customized solutions with a wide range of industrial and specialty chemical products for markets including plastics and coatings, refrigeration and air conditioning, general industrial, mining and oil refining. Principal products include titanium dioxide (TiO2), refrigerants, industrial fluoropolymer resins, sodium cyanide, sulfuric acid and aniline. Chemours consists of three reportable segments: Titanium Technologies, Fluoroproducts and Chemical Solutions.
Chemours is globally operated with manufacturing facilities, sales centers, administrative offices and warehouses located throughout the world. Chemours’ operations are primarily located in the United States (U.S.), Canada, Mexico, Brazil, the Netherlands, Belgium, China, Taiwan, Japan, Switzerland, Singapore, Hong Kong, India, the United Kingdom, and France. As of December 31, 2015, Chemours consists of 35 production facilities globally, five dedicated to Titanium Technologies, 16 dedicated to Fluoroproducts, 13 dedicated to Chemical Solutions and one that supports multiple Chemours segments.
Effective prior to the opening of trading on the New York Stock Exchange (NYSE) on July 1, 2015 (the Distribution Date), E. I. du Pont de Nemours and Company (DuPont) completed the previously announced separation of the businesses comprising DuPont’s Performance Chemicals reporting segment, and certain other assets and liabilities, into Chemours, a separate and distinct public company. The separation was completed by way of a distribution of all of the then-outstanding shares of common stock of Chemours through a dividend in kind of Chemours’ common stock (par value $0.01) to holders of DuPont common stock (par value $0.30) as of the close of business on June 23, 2015 (the Record Date) (the transaction referred to herein as the Distribution).
On the Distribution Date, each holder of DuPont’s common stock received one share of Chemours’ common stock for every five shares of DuPont’s common stock held on the Record Date. The spin-off was completed pursuant to a separation agreement and other agreements with DuPont related to the spin-off, including an employee matters agreement, a tax matters agreement, a transition services agreement and an intellectual property cross-license agreement. These agreements govern the relationship between Chemours and DuPont following the spin-off and provided for the allocation of various assets, liabilities, rights and obligations. These agreements also include arrangements for transition services to be provided by DuPont to Chemours.
Unless the context otherwise requires, references in these Notes to the Consolidated Financial Statements to “we,” “us,” “our,” “Chemours” and the “Company” refer to The Chemours Company and its consolidated subsidiaries after giving effect to the Distribution.
Note 2. Basis of Presentation
The accompanying Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States (GAAP). In the opinion of management, all adjustments considered necessary for a fair statement of the results have been included. Certain reclassifications of prior year’s data have been made to conform to the current presentation, primarily relating to the adoption of Accounting Standards Update (ASU) No. 2015-17, “Income Taxes (Topic 740) —Balance Sheet Classification of Deferred Taxes” (see recent accounting pronouncements in Note 3 for further information). Unless otherwise stated, references to years relate to Chemours’ fiscal years. The notes that follow are an integral part of the Consolidated Financial Statements.
Chemours did not operate as a separate, stand-alone entity for the full period covered by Consolidated Financial Statements. Prior to our spin-off on July 1, 2015, Chemours operations were included in DuPont’s financial results in different legal forms, including but not limited to wholly-owned subsidiaries for which Chemours was the sole business, components of legal entities in which Chemours operated in conjunction with other DuPont businesses and a majority owned joint venture. For periods prior to July 1, 2015, the accompanying Consolidated Financial Statements have been prepared from DuPont’s historical

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

accounting records and are presented on a stand-alone basis as if the business operations had been conducted independently from DuPont. Prior to January 1, 2015, aside from a Japanese entity that is a dual-resident for U.S. federal income tax purposes, there was no direct ownership relationship among all the other various legal entities comprising Chemours. Prior to July 1, 2015, DuPont and its subsidiaries’ net investments in these operations is shown in lieu of Stockholder’s Equity in the Consolidated Financial Statements. The Consolidated Financial Statements include the historical operations, assets and liabilities of the legal entities that are considered to comprise the Chemours business, including certain environmental remediation and litigation obligations of DuPont and its subsidiaries that Chemours may be required to indemnify pursuant to the separation-related agreements executed prior to the spin-off.
All of the allocations and estimates in the Consolidated Financial Statements prior to July 1, 2015 are based on assumptions that management believes are reasonable. However, the Consolidated Financial Statements included herein may not be indicative of the financial position, results of operations and cash flows of Chemours in the future or if Chemours had been a separate, stand-alone entity during the periods presented.
The net transfers from DuPont on the Consolidated Statements of Stockholder’s Equity include a non-cash contribution from DuPont of  $109 for the year ended December 31, 2015. This non-cash contribution occurred during physical separation activities at shared production facilities in the United States prior to the spin-off and certain assets identified at separation. It was determined that assets previously managed by other DuPont businesses would be transferred to and managed by Chemours.
Note 3. Summary of Significant Accounting Policies
These Consolidated Financial Statements have been prepared in accordance with GAAP. The significant accounting policies described below, together with the other notes that follow, are an integral part of the Consolidated Financial Statements.
Preparation of Financial Statements
The preparation of the Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses, including allocations of costs as discussed above, during the reporting period. Management’s estimates are based on historical experience, facts and circumstances available at the time and various other assumptions that we believe are reasonable. Actual results could differ from those estimates.
Principles of Consolidation and Combination
The Consolidated Financial Statements include the accounts Chemours and its subsidiaries, and entities in which a controlling interest is maintained. For those consolidated subsidiaries in which the Company’s ownership is less than 100%, the outside shareholders’ interests are shown as noncontrolling interests. Investments in companies in which Chemours, directly or indirectly, owns 20% to 50% of the voting stock and has the ability to exercise significant influence over operating and financial policies of the investee are accounting for using the equity method of accounting. As a result, Chemours’ share of the earnings or losses of such equity affiliates is included in the accompanying Consolidated Statements of Operations and our share of these companies’ stockholders’ equity is included in the accompanying Consolidated Balance Sheets.
The financial statements for the periods prior to our spin-off on July 1, 2015 include the combined assets, liabilities, revenues, and expenses of Chemours. We eliminated all intercompany accounts and transactions in the preparation of the accompanying Consolidated and Combined Financial Statements.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Revenue Recognition
Revenue is recognized when the earnings process is complete. Revenue for product sales is recognized when products are shipped to the customer in accordance with the terms of the agreement, when title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable. Revenue associated with advance payments are recorded as deferred revenue and are recognized as shipments are made and title, ownership and risk of loss pass to the customer. Accruals are made for sales returns and other allowances based on historical experience. Cash sales incentives are accounted for as a reduction in sales and noncash sales incentives are recorded as a charge to cost of goods sold at the time the revenue or selling expense, depending on the nature of the incentive, is recorded. Amounts billed to customers for shipping and handling fees are included in net sales and costs incurred by Chemours for the delivery of goods are classified as cost of goods sold in the Consolidated Statements of Operations. Taxes on revenue-producing transactions are excluded from net sales. Licensing and royalty income is recognized in accordance with agreed upon terms, when performance obligations are satisfied, the amount is fixed or determinable and collectability is reasonably assured.
Cash and Cash Equivalents
Cash and cash equivalents generally include cash, time deposits or highly liquid investments with original maturities of three months or less.
Prior to the spin-off, Chemours participated in DuPont’s centralized cash management and financing programs (see Note 4 for additional information).
Receivables and Allowance for Doubtful Accounts
Receivables are recognized net of an allowance for doubtful accounts. The allowance for doubtful accounts reflects the best estimate of losses inherent in Chemours’ accounts receivable portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other available evidence. Accounts receivable are written off when management determines that they are uncollectible.
Inventories
Chemours’ inventories are valued at the lower of cost or market. Inventories held at substantially all U.S. locations are valued using the last-in, first-out (LIFO) method. Inventories held outside the U.S. are determined by the average cost method. Elements of cost in inventories include raw materials, direct labor, and manufacturing overhead. Stores and supplies are valued at cost or market, whichever is lower; cost is generally determined by the average cost method. Approximately 61% and 52% of inventory is on a LIFO basis as of December 31, 2015 and 2014, respectively. The remainder is accounted for using the average cost method.
Property, Plant and Equipment
Property, plant and equipment is carried at cost and is depreciated using the straight-line method. Property, plant and equipment placed in service prior to 1995 is depreciated under the sum-of-the-years’ digits method or other substantially similar methods. Substantially all equipment and buildings are depreciated over useful lives ranging from 15 to 25 years. Capitalizable costs associated with computer software for internal use are amortized on a straight-line basis over five to seven years. When assets are surrendered, retired, sold or otherwise disposed of, their gross carrying values and related accumulated depreciation are removed from the balance sheet and included in determining gain or loss on such disposals.
Repair and maintenance costs that materially add to the value of the asset or prolong its useful life are capitalized and depreciated based on the extension to the useful life. Capitalized repair and maintenance costs are recorded on the Consolidated Balance Sheets in other assets.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Direct Financing Type Leases
Certain of Chemours’ facilities are located on land owned by third parties. The plant and equipment built on this land is constructed by, owned, and operated by Chemours for the exclusive benefit of the third party landlord. The useful lives of the equipment are generally shorter than the lease term, or there exists a purchase option for the third party to acquire the equipment at the end of the lease term. Based on an analysis of the underlying agreements, management has determined that these agreements and property represent a direct financing type lease, whereby Chemours is the lessor of its equipment to the third party landlords. As such, the related plant and equipment are reported as leases receivable. The current portion is included in accounts and notes receivable–trade, net (see Note 10) and the non-current portion is included in other assets (see Note 14) in the Consolidated Balance Sheets. The equipment has zero net book value within property, plant and equipment.
Goodwill and Other Intangible Assets
The excess of the purchase price over the estimated fair value of the net assets acquired, including identified intangibles, is recorded as goodwill. Goodwill is tested for impairment annually on October 1; however, these tests are performed more frequently when events or changes in circumstances indicate that the asset may be impaired. Impairment exists when carrying value exceeds fair value. Goodwill is evaluated for impairment at the reporting unit level.
Evaluating goodwill for impairment is a two-step process. In the first step, Chemours compares the carrying value of net assets to the fair value of the related operations. Chemours’ methodology for estimating the fair value of its reporting units is using the income approach based on the present value of future cash flows. The factors considered in determining the cash flows include: 1) macroeconomic conditions; 2) industry and market considerations; 3) costs of raw materials, labor or other costs having a negative effect on earnings and cash flows; 4) overall financial performance; and 5) other relevant entity-specific events. If the fair value is determined to be less than the carrying value, a second step is performed to compute the amount of the impairment.
Definite-lived intangible assets, such as purchased and licensed technology, patents, trademarks, and customer lists are amortized over their estimated useful lives, generally for periods ranging from five to 20 years. The reasonableness of the useful lives of these assets is continually evaluated.
Impairment of Long-Lived Assets
Chemours evaluates the carrying value of long-lived assets to be held and used when events or changes in circumstances indicate the carrying value may not be recoverable. For purposes of recognition or measurement of an impairment loss, the assessment is performed on the asset or asset group at the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. To determine the level at which the assessment is performed, Chemours considers factors such as revenue dependency, shared costs and the extent of vertical integration.
The carrying value of a long-lived asset is considered impaired when the total projected undiscounted cash flows from the use and eventual disposition of an asset or asset group are separately identifiable and are less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. The fair value methodology used is an estimate of fair market value which is made based on prices of similar assets or other valuation methodologies including present value techniques. Long-lived assets to be disposed of other than by sale are classified as held for use until their disposal. Long-lived assets to be disposed of by sale are classified as held for sale and are reported at the lower of carrying amount or fair market value less cost to sell. Depreciation is discontinued for long-lived assets classified as held for sale.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Research and Development
Research and development costs are expensed as incurred. Research and development expenses include costs (primarily consisting of employee costs, materials, contract services, research agreements, and other external spend) relating to the discovery and development of new products, enhancement of existing products and regulatory approval of new and existing products.
Environmental Liabilities and Expenditures
Chemours accrues for remediation activities when it is probable that a liability has been incurred and a reasonable estimate of the liability can be made. Environmental liabilities and expenditures included in the Consolidated Financial Statements include claims for matters that are liabilities of DuPont and its subsidiaries, that Chemours may be required to indemnify pursuant to the separation-related agreements executed prior to the spin-off. Accruals for environmental matters are recorded in cost of goods sold when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Accrued liabilities do not include claims against third parties and are not discounted.
Costs related to environmental remediation are charged to expense in the period incurred. Other environmental costs are also charged to expense in the period incurred, unless they increase the value of the property or reduce or prevent contamination from future operations, in which case they are capitalized and amortized.
Asset Retirement Obligations
Chemours records asset retirement obligations at fair value at the time the liability is incurred. Fair value is measured using expected future cash outflows discounted at Chemours’ credit-adjusted risk-free interest rate, which are considered level 3 inputs. Accretion expense is recognized as an operating expense classified within cost of goods sold on the Consolidated Income Statements using the credit-adjusted risk-free interest rate in effect when the liability was recognized. The associated asset retirement obligations are capitalized as part of the carrying amount of the long-lived asset and depreciated over the estimated remaining useful life of the asset, generally for periods ranging from two to 25 years.
Litigation
Chemours accrues for litigation matters when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Litigation liabilities and expenditures included in the Consolidated Financial Statements represent litigation matters that are liabilities of DuPont and its subsidiaries, that Chemours may be required to indemnify pursuant to the separation-related agreements executed prior to the spin-off. Legal costs such as outside counsel fees and expenses are charged to expense in the period services are received.
Insurance
Chemours insures certain risks where permitted by law or regulation, including workers’ compensation, vehicle liability and employee related benefits. Liabilities associated with these risks are estimated in part by considering historical claims experience, demographic factors and other actuarial assumptions. For other risks, the Company uses a combination of insurance and self-insurance, reflecting comprehensive reviews of relevant risks. A receivable for an insurance recovery is generally recognized when the loss has occurred and collection is considered probable.
Prior to the spin-off, Chemours was a participant in DuPont’s self-insurance program where permitted by law or regulation, including workers’ compensation, vehicle liability and employee related benefits. Liabilities associated with these risks are estimated in part by considering historical claims experience, demographic factors, and other actuarial assumptions. For other risks, a combination of insurance and self-insurance is used, reflecting comprehensive reviews of relevant risks. The annual cost was allocated to

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

all of the participating businesses using methodologies deemed reasonable by management. All obligations pursuant to these plans have historically been obligations of DuPont. As such, these obligations were not included in the Consolidated Balance Sheets, with the exception of self-insurance liabilities related to workers compensation, vehicle liability and employee related benefits.
Defined Benefit Plans
We have defined benefit plans covering certain of our employees outside the U.S., which are generally required by local regulations. The benefits, which primarily relate to pension, are accrued over the employees’ service periods. We use actuarial methods and assumptions in the valuation of defined benefit obligations and the determination of net periodic pension income or expense. Differences between actual and expected results or changes in the value of defined benefit obligations and plan assets, if any, are not recognized in earnings as they occur but rather systematically over subsequent periods.
Stock-based Compensation
Chemours’ stock-based compensation consists of stock options and restricted stock units (RSUs) to employees and non-employee directors. Stock options are measured at fair value on the grant date or date of modification, as applicable. We recognize compensation expense on a straight-line basis over the requisite service period. The number of awards ultimately expected to vest is determined by use of an estimated forfeiture rate. The estimated forfeiture rate is based on historical data for the employee group awarded options and expected employee turnover rates, which management reevaluates each period.
Income Taxes
The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of Chemours’ assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.
Chemours recognizes income tax positions that meet the more likely than not threshold and accrues interest related to unrecognized income tax positions, which is included in other income, net in our Consolidated Statements of Operations. Income tax related penalties are included in the provision for income taxes.
Chemours does not provide for income taxes on undistributed earnings of all foreign subsidiaries that are intended to be indefinitely reinvested.
Prior to separation on July 1, 2015, income taxes presented attributed current and deferred income taxes of DuPont to Chemours’ stand-alone financial statements in a manner that is systematic, rational, and consistent with the asset and liability method prescribed by ASC 740, Income Taxes (ASC 740). Accordingly, Chemours’ income tax provision was prepared following the separate return method. The separate return method applies ASC 740 to the stand-alone financial statements of each member of the consolidated group as if the group member were a separate taxpayer and a stand-alone enterprise.
Foreign Currency Translation
Chemours identifies its separate and distinct foreign entities and groups them into two categories: (1) extensions of the parent (U.S. dollar functional currency) and (2) self-contained (local functional currency). If a foreign entity does not align with either category, factors are evaluated and a judgment is made to determine the functional currency. Chemours changes the functional currency of its separate and

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

distinct foreign entities only when significant changes in economic facts and circumstances indicate clearly that the functional currency has changed.
During the periods covered by the Consolidated Financial Statements, part of the Chemours business operated within foreign entities. For foreign entities where the U.S. dollar is the functional currency, all foreign currency-denominated asset and liability amounts are remeasured into U.S. dollars at end-of-period exchange rates, except for inventories; prepaid expenses; property, plant and equipment; goodwill and other intangible assets, which are remeasured at historical rates. Foreign currency-denominated income and expenses are remeasured at average exchange rates in effect during the period, except for expenses related to balance sheet amounts remeasured at historical exchange rates. Exchange gains and losses arising from remeasurement of foreign currency-denominated monetary assets and liabilities are included in other income, net in the period in which they occur.
For foreign entities where the local currency is the functional currency, assets and liabilities denominated in local currencies are translated into U.S. dollars at end-of-period exchange rates and the resulting translation adjustments are reported as a component of accumulated other comprehensive (loss) income in equity. Assets and liabilities denominated in other than the functional currency are remeasured into the functional currency prior to translation into U.S. dollars and the resulting exchange gains or losses are included in income in the period in which they occur. Income and expenses are translated into U.S. dollars at average exchange rates in effect during the period.
Beginning in 2015, when the Chemours operations were legally and operationally separated within DuPont in anticipation of the spin-off, certain of Chemours foreign entities set their local currency as the functional currency.
Derivatives
Chemours enters into forward currency exchange contracts to minimize volatility in earnings related to the foreign exchange gains and losses resulting from remeasuring net monetary assets that Chemours holds which are denominated in non-functional currencies. Chemours does not hold or issue financial instruments for speculative or trading purposes. The derivative assets and liabilities are reported on a gross basis in the Consolidated Balance Sheets. All gains and losses resulting from the revaluation of the derivative assets and liabilities are recognized in other income, net in the Consolidated Statements of Operations during the period in which they occurred. Please refer to Note 20 for additional information.
Fair Value Measurement
Under the accounting for fair value measurements and disclosures, a fair value hierarchy was established that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.
Chemours uses the following valuation techniques to measure fair value for its assets and liabilities:
(a)
Level 1—Quoted market prices in active markets for identical assets and liabilities;

(b)
Level 2—Significant other observable inputs (e.g. quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable, such as interest rate and yield curves, and market-corroborated inputs); and

(c)
Level 3—Unobservable inputs for the asset or liability, which are valued based on management’s estimates of assumptions that market participants would use in pricing the asset or liability.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Recent Accounting Pronouncements
In November 2015, the Financial Accounting Standards Board (FASB) issued ASU No. 2015-17, “Income Taxes (Topic 740)—Balance Sheet Classification of Deferred Taxes,” to simplify the presentation of deferred income taxes and require that deferred income tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods, and earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company retroactively adopted this change effective in 2015 and as such the 2014 Consolidated Balance Sheet reflects the reclassifications affecting total current assets, total assets, total current liabilities and total liabilities. The reclassifications did not have a significant impact on Chemours’ financial position and had no impact on its results of operations or cash flows. See Note 8 for additional information.
In June 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330), Simplifying the Measurement of Inventory,” which requires an entity to measure inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Currently, the inventory standard requires an entity to measure inventory at the lower of cost or market. Market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. The amendment does not apply to inventory that is measured using LIFO or the retail inventory method but applies to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. The amendment is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years, and should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. Chemours is currently evaluating the impact of adopting this guidance.
In May 2015, the FASB issued ASU No. 2015-07, “Fair Value Measurement (Topic 820)—Disclosures for Investment in Certain Entities that Calculate Net Asset Value per Share or its Equivalent.” This guidance removes the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. The guidance also removes the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. Rather, those disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient. The amendment is effective for fiscal years beginning after December 15, 2015 and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented and earlier application is permitted. Chemours adopted this guidance effective January 1, 2016. The adoption is not expected to have a significant impact on our financial position and results of operations.
In April 2015, the FASB issued ASU No. 2015-05, “Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement,” which provides guidance about whether a cloud computing arrangement includes a software license. The customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If the cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. This guidance is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015, and early adoption is permitted. Chemours adopted this guidance effective January 1, 2016. The adoption is not expected to have a significant impact on our financial position and results of operations.
In April 2015, the FASB issued ASU No. 2015-03, “Interest—Imputation of Interest (Subtopic 835-30),” which requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The guidance is effective for public entities for fiscal years, and for interim periods within those

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

fiscal years, beginning after December 15, 2015 with early adoption permitted, including adoption in an interim period. Chemours adopted this guidance for the quarter ending June 30, 2015. The adoption of this standard had no impact on Chemours’ results of operations or cash flows. Due to the accounting change described above, Chemours recorded debt issuance costs incurred for the issuance of its senior secured term loans and senior unsecured notes as a reduction of the liability on the Consolidated Balance Sheets. See Note 18 for additional information.
In February 2015, the FASB issued ASU No. 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis.” The amendments modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities and eliminate the presumption that a general partner should consolidate a limited partnership. The amendment is effective for public entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Chemours adopted this guidance effective January 1, 2016. The adoption is not expected to have a significant impact on our financial position and results of operations.
In May 2014, the FASB and the International Accounting Standards Board (IASB) jointly issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which clarifies the principles for recognizing revenue and develops a common revenue standard for GAAP and International Financial Reporting Standards (IFRS). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The guidance is effective for public entities for annual and interim periods beginning after December 15, 2016 (original effective date). In July 2015, the FASB approved a deferral of the effective date of this guidance to provide entities with adequate time to effectively implement the new revenue standard and adoption as of the original effective date is permitted. The Company is currently evaluating the impact of adopting this guidance on its financial position and results of operations.
In April 2014, the FASB issued ASU No. 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity,” amending existing requirements for reporting discontinued operations and disposals of components of an entity. The amended guidance limits the discontinued operations reporting to disposal transactions that represent strategic shifts having a major effect on operations and financial results. The amendment also enhances disclosures and requires assets and liabilities of a discontinued operation to be classified as such for all periods presented in the financial statements. Chemours adopted this guidance effective on January 1, 2015. Due to the change in requirements for reporting discontinued operations described above, presentation and disclosures of future disposal transactions after adoption may be different than under current standards.
Note 4. Relationship with DuPont and Related Entities
Prior to the spin-off, Chemours was managed and operated in the normal course of business with other affiliates of DuPont. Accordingly, certain shared costs were allocated to Chemours and reflected as expenses in the stand-alone Consolidated Financial Statements. Management of DuPont and Chemours considered the allocation methodologies used to be reasonable and appropriate reflections of the historical DuPont expenses attributable to Chemours for purposes of the stand-alone financial statements. The expenses reflected in the Consolidated Financial Statements may not be indicative of expenses that will be incurred by Chemours in the future.
Subsequent to July 1, 2015, DuPont was no longer a related party of Chemours. Chemours’ ongoing relationship with DuPont is governed by a separation agreement and other agreements with DuPont related to the spin-off, including an employee matters agreement, a tax matters agreement, a transition services agreement and an intellectual property cross-license agreement. These agreements provided for the allocation of various assets, liabilities, rights and obligations, and include arrangements for transition services to be provided by DuPont to Chemours.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

(a)
Related Party Sales

Prior to the spin-off, including certain periods covered by the Consolidated Financial Statements, Chemours sold finished goods to DuPont and its non-Chemours businesses.
Related party sales to DuPont include the following amounts:
	Year Ended December 31,
Selling Segment	2015	2014	2013
Titanium Technologies	$2(1)	$—	$6
Fluoroproducts	34(1)	45	37
Chemical Solutions	21(1)	65	78
Total	$57	$110	$121

(1)
Subsequent to the spin-off on July 1, 2015, transactions with DuPont businesses were not considered related party transactions.

(b)
Leveraged Services and Corporate Costs

Prior to the spin-off on July 1, 2015, DuPont incurred significant corporate costs for services provided to Chemours as well as other DuPont businesses. These costs included expenses for information systems, accounting, other financial services such as treasury and audit, purchasing, human resources, legal, facilities, engineering, corporate research and development, corporate stewardship, marketing and business analysis support.
A portion of these costs benefited multiple or all DuPont businesses, including Chemours, and were allocated to Chemours and its reportable segments using methods based on proportionate formulas involving total costs or other various allocation methods that management considered consistent and reasonable. Other Chemours corporate costs are not allocated to the reportable segments and are reported in Corporate and Other.
The allocated leveraged functional service expenses and general corporate expenses included in the Consolidated Statements of Operations were $238 (through June 30, 2015), $492 and $519 for the years ended December 31, 2015, 2014 and 2013, respectively. Allocated leveraged functional service expenses and general corporate expenses were recorded in the Consolidated Statements of Operations within the following captions:
	Year Ended December 31,
	2015	2014	2013
Selling, general and administrative expense	$205(1)	$411	$436
Research and development expense	10(1)	49	50
Cost of goods sold	23(1)	32	33
Total	$238	$492	$519

(1)
Subsequent to the spin-off on July 1, 2015, transactions with DuPont businesses were not considered related party transactions. Accordingly, no costs were allocated after the July 1, 2015 spin-off date.

(c)
Cash Management and Financing

For a portion of the periods presented, Chemours participated in DuPont’s centralized cash management and financing programs. Disbursements were made through centralized accounts payable systems which were operated by DuPont. Cash receipts were transferred to centralized accounts, also

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

maintained by DuPont. As cash was disbursed and received by DuPont, it was accounted for by Chemours through DuPont Company Net Investment.
The separation agreements set forth a process to true-up cash and working capital transferred to us from DuPont at separation. In January 2016, Chemours and DuPont entered into an agreement, contingent upon the credit agreement amendment (described in Note 18), which provided for the extinguishment of payment obligations of cash and working capital true-ups previously contemplated in the separation agreements. As a result, Chemours was not required to make any payments to DuPont, nor did DuPont make any payments to Chemours. In addition, the agreement set forth an advance payment of approximately $190, which was paid to Chemours in February 2016, for certain specified goods and services that Chemours expects to provide to DuPont over the next twelve to fifteen months under existing agreements with Chemours.
(d) Tax Matters Agreement
Chemours and DuPont entered into a tax matters agreement that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. In general, under the agreement, DuPont is responsible for any U.S. federal, state and local taxes (and any related interest, penalties or audit adjustments) reportable on a consolidated, combined or unitary return that includes DuPont or any of its subsidiaries and Chemours and/or any of its subsidiaries for any periods or portions thereof ending on or prior to the date of the Separation and Chemours is responsible for any U.S. federal, state, local and foreign taxes (and any related interest, penalties or audit adjustments) that are imposed on Chemours and/or any of its subsidiaries for all tax periods, whether before or after the date of the distribution.
Note 5. Research and Development Expense
Research and development expense directly incurred by Chemours was $87, $94 and $114 for the years ended December 31, 2015, 2014 and 2013, respectively. Research and development expense also includes $10, $49 and $50 for the years ended December 31, 2015, 2014 and 2013, respectively, which represents an assignment of costs associated primarily with DuPont’s Corporate Central Research and Development long-term research activities. This assignment was based on the cost of research projects for which Chemours was determined to be the sponsor or co-sponsor. All research services provided by DuPont’s Central Research and Development to Chemours were specifically requested by Chemours, covered by service-level agreements and billed based on usage. DuPont research and development services were no longer used after the separation on July 1, 2015.
Note 6. Employee Separation and Asset Related Charges, Net
For the years ended December 31, 2015, 2014 and 2013, Chemours recorded charges for employee separation and asset related charges as follows:
	Year Ended December 31,
	2015	2014	2013
Employee Separation Charges	$137	$18	$2
Asset Related Charges–Restructuring	133	3	—
Asset Related Charges–Impairment(1)	48	—	—
Decommissioning and other charges–Restructuring	15	—	—
Total	$333	$21	$2

(1)
See Note 12 for further information.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Transformation Plan
During the third quarter of 2015, Chemours announced a plan to transform the Company by reducing structural costs, growing market positions, optimizing its portfolio, refocusing investments, and enhancing its organization (the “Transformation Plan”). Through a combination of higher free cash flow from operations, lower capital spending, and potential proceeds from asset sales, the Company anticipates reducing its leverage ratio (net debt to Adjusted EBITDA (see Note 23 for definition)). Key actions initiated under the Transformation Plan since the separation included Titanium Technologies plant and production line closures, Fluoroproduct line closures, Reactive Metals Solutions (RMS) plant closure and other cost reduction initiatives including global workforce reduction.
Titanium Technologies Plant Closures:   In August 2015, the Company announced the closure of its Edge Moor, Delaware manufacturing site located in the United States. The Edge Moor plant produced TiO2 product for use in the paper industry and other applications where demand has steadily declined, resulting in underused capacity at the plant. In addition, the Company permanently shut down one underused TiO2 production line at its New Johnsonville, Tennessee plant. The Company stopped production at Edge Moor in September 2015 and immediately began decommissioning the plant. The Company expects to complete decommissioning activities in first quarter of 2016 and will begin dismantling thereafter. Dismantling and removal activities are expected to be completed in early 2017.
As a result, the Company recorded charges of approximately $140, which consisted of employee separation costs of  $11, property, plant and equipment and other asset impairment charges of  $115, and decommission costs and other charges of  $14. The Company also expects to incur additional charges of approximately $50 for decommissioning, dismantling and removal costs through early 2017, which will be expensed as incurred.
Fluoroproducts Restructuring:   Also, in August 2015, in an effort to improve the profitability of the Fluoroproducts segment, management approved the shutdown of certain production lines of the segment’s manufacturing facilities in the United States. As a result, the Company recorded restructuring charges of approximately $21, which consist of property, plant and equipment accelerated depreciation of  $18, employee separation costs of  $2, and decommissioning and other costs of  $1. The Company expects to incur additional charges of approximately $5 for decommissioning, dismantling and removal costs during 2016, which will be expensed as incurred.
RMS Closure:   Also during the fourth quarter of 2015, the Company announced the completion of the strategic review of its RMS business and the decision to stop production at the Niagara Falls, New York site by the end of December 2016. The Niagara Falls plant has approximately 200 employees and contractors that will be impacted by this action. In the fourth quarter of 2015, the Company recorded approximately $12 of employee separation costs. Additional restructuring charges of approximately $15 for contract termination, decommissioning and site redevelopment are expected to be incurred in 2016 through 2018. Impairment of RMS related assets were recorded in the third quarter of 2015 (see Note 12 for further information).
Global Restructuring Programs
In November 2015, Chemours announced an additional global workforce reduction of approximately 430 positions. This action is part of ongoing efforts to streamline and simplify the structure of the organization worldwide and to reduce costs. As a result of these actions, the Company recorded approximately $48 of employee separation costs during the fourth quarter of 2015. The headcount reduction is expected to be completed in 2016 and related payments are expected to be substantially complete in 2017.
In June 2015, in light of continued weakness in the global titanium dioxide market cycle and continued foreign currency impacts due to the strengthening of the U.S. dollar, Chemours implemented a restructuring plan to reduce and simplify its cost structure. This plan resulted in a global workforce

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

reduction of more than 430 positions. As a result, we recorded a pre-tax charge of  $64 for employee separation costs in the year ended December 31, 2015. The actions associated with this charge and all related payments are expected to be substantially complete by the end of 2016.
In 2014, Chemours implemented a restructuring plan to increase productivity and recorded a pre-tax charge of  $19 related to this initiative. The charge consisted of  $16 related to employee separation costs and $3 for asset shut-down costs. The actions associated with this charge and all related payments are substantially complete as of December 31, 2015.
The charges related to our programs and impairments impacted segment earnings for the years ended December 31, 2015 and 2014 as follows:
	Titanium Technologies	Fluoroproducts	Chemical Solutions	Total
Year ended December 31, 2015
Titanium Technologies plant closures	$140	$—	$—	$140
Fluoroproducts restructuring and other asset impairment	—	24	—	24
RMS plant closure	—	—	57	57
2015 Restructuring	33	54	25	112(1)
	$173	$78	$82	$333
Year ended December 31, 2014
2014 Restructuring	$3	$16	$—	$19

(1)
Includes approximately $24 related to corporate overhead functions that was allocated to our segments.

The following table shows the change in our significant liability account balances.
	Titanium Technologies Site Closures	Chemical Solutions Site Closures	2015 Restructuring	2014 Restructuring	Total
Balance as of December 31, 2013	$—	$—	$—	$—	$—
Charges to income for the year ended December 31, 2014	—	—	—	16	16
Charges to liability accounts:
Payments	—	—	—	(2)	(2)
Net currency translation adjustment	—	—	—	(2)	(2)
Balance as of December 31, 2014	—	—	—	12	12
Charges to income for the year ended December 31, 2015	11	12	112	—	135
Charges to liability accounts:
Payments	—	—	(39)	(11)	(50)
Net currency translation adjustment(1)	—	—	—	—	—
Balance as of December 31, 2015	$11	$12	$73	$1	$97

(1)
Net currency translation adjustment for the year ended December 31, 2015 was less than $1.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Note 7. Other Income, Net
	Year Ended December 31,
	2015	2014	2013
Leasing, contract services and miscellaneous income	$25	$17	$24
Royalty income(1)	19	28	24
Gain on purchase of equity method investment	—	—	7
(Loss) gain on sale of assets and businesses(2)	(9)	40	—
Exchange gains (losses), net(3)	19	(66)	(31)
Total other income, net	$54	$19	$24

(1)
Royalty income is primarily for technology and trademark licensing.

(2)
In 2015, the Company sold its subsidiary in Sweden for proceeds of  $4 that resulted in a loss on sale of $9 in the Fluoroproducts segment. In 2014, the gain of  $40 includes gains on sales of businesses of  $30 and $4 in the Fluoroproducts and Titanium Technologies segments, respectively. The remaining $6 related to gain on other sale of assets in the Fluoroproducts segment.

(3)
Chemours uses foreign currency forward contracts to offset its net exposure, by currency, related to its non-functional currency-denominated monetary assets and liabilities. See Note 20 for further information. The pre-tax exchange gains are recorded in other income, net and the related tax impact is recorded in provision for income taxes in the Consolidated Statements of Operations. The $19 net exchange gain for the year ended December 31, 2015 includes a gain on derivatives of  $42, partially offset by a $23 pre-tax exchange loss on non-functional monetary assets and liabilities as a result of the strengthening of the U.S. dollar against the Mexican peso, Euro, Thai baht, Chinese yuan and other currencies. Exchange losses in 2014 and 2013, respectively, were primarily driven by the strengthening of the U.S. Dollar versus the Swiss franc and the Euro in 2014, and a strengthening of the U.S. dollar versus the Venezuelan bolivar and the Brazilian real in 2013.

Note 8. Income Taxes
	Year Ended December 31,
	2015	2014	2013
Current tax expense:
U.S. federal	$37(1)	$85	$67
U.S. state and local	1(1)	13	11
International	62	73	88
Total current tax expense	100	171	166
Deferred tax (benefit) expense:
U.S. federal	(187)	(20)	(4)
U.S. state and local	(14)	(3)	(2)
International	3	1	(8)
Total deferred tax benefit	(198)	(22)	(14)
Total (benefit from) provision for income taxes	$(98)	$149	$152

(1)
Recorded pursuant to the tax matters agreement.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

The significant components of deferred tax assets and liabilities are as follows:
	December 31, 2015	December 31, 2014
Deferred tax assets – noncurrent:
Other assets and other accrued liabilities	$257	$188
Tax loss carryforwards	124	36
Total deferred tax assets – noncurrent	381	224
Valuation allowance	—	(36)
Total deferred tax assets, net	381	188
Deferred tax liabilities – noncurrent:
Goodwill and other intangibles	—	(2)
Accrued expenses and other liabilities	(7)	(34)
Property, plant and equipment	(530)	(533)
Inventories and other assets	(31)	(33)
Total deferred tax liabilities – noncurrent	(568)	(602)
Net deferred tax liability	$(187)	$(414)

An analysis of the Company’s effective tax rate is as follows:
	Year Ended December 31,
	2015	2014	2013
Statutory U.S. federal income tax rate	35.0%	35.0%	35.0%
State income taxes, net of federal benefit	5.1%	1.0%	1.0%
Benefit from (lower effective tax rate) on international operations – net	12.0%	(9.6)%	(10.2)%
Valuation allowance	—%	2.0%	1.2%
Exchange (gains) losses	0.5%	2.7%	2.3%
Depletion	3.4%	(3.9)%	(4.1)%
Goodwill	(3.2)%	—%	—%
Section 199 deduction	—%	(0.7)%	(0.8)%
Other, net	(0.5)%	0.6%	2.0%
Total effective tax rate	52.3%	27.1%	26.4%

(Loss) income before income taxes for U.S. and international operations was:
	Year Ended December 31,
(Dollars in millions)	2015	2014	2013
U.S. (including exports)	$(492)	$244	$224
International	304	306	352
Total pre-tax (loss) income	$(188)	$550	$576

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Chemours recorded a tax benefit of  $98 for the year ended December 31, 2015 and provisions of  $149 and $152 for the years ended December 31, 2014 and 2013, respectively. The $247 decrease in the tax provision was primarily due to tax benefits recognized from the restructuring and asset impairment charges in the United States recorded in the second half of 2015, partially offset by earnings in foreign jurisdictions.
The decrease in state income tax provision and the corresponding increase in the state effective tax rate, net of federal benefit, for the year ended December 31, 2015 as compared to 2014 and 2013 is due to the tax benefit recognized from the restructuring and asset impairment charges in the United States. The tax benefit from international operations is primarily driven by Chemours’ overall geographic mix of earnings. The Company did not have valuation allowance as of December 31, 2015 as compared to 2014 and 2013, as the valuation allowance relates to pre-spin assets that are the responsibilities of DuPont pursuant to the tax matters agreement. Exchange (gains) losses principally reflect the impact of non-taxable gains and losses resulting from remeasurement of foreign currency-denominated monetary assets and liabilities. Depletion represents the tax benefit from the percentage depletion deductions taken pursuant to Section 613 of the Code. Goodwill represents the tax effect of the goodwill reallocation based on Chemours’ new business reporting units and impairment charges, as described in Note 13. In addition, Chemours is entitled to a domestic manufacturing deduction relating to income from certain qualifying domestic production activities pursuant to Section 199 of the Code in tax years 2014 and 2013, as well as a one-time tax benefit recognized in 2014 relating to a tax accounting method change. Consistent with the discussion in Note 2, the pre-spin effective tax rate stated herein may not be indicative of the future effective tax rate of Chemours as a result of the separation from DuPont.
Under the tax laws of various jurisdictions in which the Company operates, deductions or credits that cannot be fully utilized for tax purposes during the current year may be carried forward or back, subject to statutory limitations, to reduce taxable income or taxes payable in the future or prior years. At December 31, 2015, the tax effect of such carryforwards is $124. Of this amount, $25 expires in 2026, $90 expires in 2036, and $9 expires from 2021 to 2036, the majority of which expires in 2036. Based on analysis of the cumulative earnings from the prior three years, the Company determined it is more likely than not that these assets will be fully utilized.
At December 31, 2015, in connection with the spin-off, the Company deemed approximately $1.5 billion of unremitted earnings of subsidiaries outside the U.S. as indefinitely reinvested. No deferred tax liability has been recognized with regard to the remittance of such earnings. It is not practical to estimate the income tax liability that might be incurred if such earnings were remitted to the U.S.
Each year, Chemours and/or its subsidiaries, files income tax returns in the U.S. federal jurisdiction and various states and non-U.S. jurisdictions. These tax returns are subject to examination and possible challenge by the taxing authorities. Positions challenged by the taxing authorities may be settled or appealed by Chemours and/or DuPont in accordance with the tax matters agreement. As a result, income tax uncertainties are recognized in Chemours’ Consolidated Financial Statements in accordance with accounting for income taxes, when applicable. It is reasonably possible that changes to Chemours’ global unrecognized tax benefits could be significant; however, due to the uncertainty regarding the timing of completion of audits and possible outcomes, a current estimate of the range of such changes that may occur within the next twelve months cannot be made.
As previously discussed in Note 3, prior to our spin-off, Chemours was included in DuPont’s consolidated income tax returns, and Chemours’ income taxes for those periods are computed and reported herein under the “separate return method.” Use of the separate return method may result in differences when the sum of the amounts allocated to stand-alone tax provisions are compared with amounts presented in Consolidated Financial Statements. In that event, the related deferred tax assets and liabilities could be significantly different from those presented herein for these periods. Certain tax attributes, e.g. net operating loss carryforwards, which were actually reflected in DuPont’s consolidated financial statements may or may not exist at the stand-alone Chemours level. Chemours’ Consolidated Financial Statements do not reflect

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

any amounts due to DuPont for income tax related matters prior to separation as it is assumed that all such amounts due to DuPont were settled on December 31 of each year.
The following table shows the change in our unrecognized tax benefit.
	Year Ended December 31,
	2015	2014	2013
Total unrecognized tax benefits as of January 1	$39	$26	$24
Gross amounts of decreases in unrecognized tax benefits as a result of adjustments to tax provisions taken during the prior period	—	(1)	(1)
Gross amounts of increases in unrecognized tax benefits as a result of tax positions taken during the current period	—	15	5
Reduction to unrecognized tax benefits as a result of a lapse of the applicable statute of limitations	(32)(1)	(1)	(2)
Total unrecognized tax benefits as of December 31	$7	$39	$26
Total unrecognized tax benefits, if recognized, that would impact the effective tax rate	$—	$39	$26
Total amount of interest and penalties recognized in the Consolidated Statements of Operations	1(1)	2	2
Total amount of interest and penalties recognized in the Consolidated Balance Sheets	—	8	6

(1)
Recorded pursuant to the tax matters agreement.

The following is a rollforward of the deferred tax asset valuation allowance for the years ended December 31, 2015, 2014 and 2013.
	Year Ended December 31,
	2015	2014	2013
Balance at beginning of period	$36	$26	$19
Net charges to income tax expense	—	10	7
Release of valuation allowance(1)	(36)	—	—
Balance at end of period	$—	$36	$26

(1)
Release of valuation allowance during 2015 was primarily related to the tax attributes retained by DuPont pursuant to the tax matters agreement.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Note 9. Earnings Per Share of Common Stock
The table below shows a reconciliation of the numerator and denominator for basic and diluted earnings per share calculations for the periods indicated.
	Year Ended December 31,
	2015	2014	2013
Numerator:
Net (loss) income attributable to Chemours	$(90)	$400	$423
Denominator:
Weighted-average number of common shares outstanding–Basic	180,993,623	180,966,833(1)	180,966,833(1)
Dilutive effect of the Company’s employee compensation plans(2)	—	—	—
Weighted average number of common shares outstanding–Diluted(2)	180,993,623	180,966,833	180,966,833

(1)
For 2013 and 2014, pro forma earnings per share (EPS) was calculated based on 180,966,833 shares of Chemours common stock that were distributed to DuPont shareholders on July 1, 2015.

(2)
Diluted (loss) earnings per share is calculated using net (loss) income available to common shareholders divided by diluted weighted-average shares of common shares outstanding during each period, which includes unvested restricted shares. Diluted earnings per share considers the impact of potentially dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an antidilutive effect. Chemours had no equity awards outstanding prior to the spin-off.

The following average number of stock options were antidilutive and, therefore, were not included in the diluted earnings per share calculation:
	Year Ended December 31,
	2015	2014	2013
Average number of stock options	8,358,894	—	—
Note 10. Accounts and Notes Receivable—Trade, Net
	December 31, 2015	December 31, 2014
Accounts receivable–trade, net(1)	$757	$746
VAT, GST and other taxes(2)	68	62
Leases receivable–current	13	12
Other receivables(3)	21	26
Total	$859	$846

(1)
Accounts receivable–trade is net of allowances of  $4 and $4 as of December 31, 2015 and 2014, respectively. Allowances are equal to the estimated uncollectible amounts.

(2)
Value Added Tax (VAT) and Goods and Services Tax (GST).

(3)
Other receivables consist of notes receivable, advances and other deposits.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Accounts and notes receivable are carried at amounts that approximate fair value. Bad debt expense was less than $1 for the year ended December 31, 2015, and $1 and $2 for the years ended December 31, 2014 and 2013, respectively.
Direct Financing Leases
At two of its facilities in the United States (Borderland and Morses Mill), Chemours has constructed fixed assets on land that it leases from third parties. Management has analyzed these arrangements and determined these assets represent a direct financing lease, whereby Chemours is the lessor of this equipment. Chemours has recorded leases receivable of  $138 and $149 at December 31, 2015 and 2014, respectively, which represent the balance of the minimum future lease payments receivable. The current portion of leases receivable is included in accounts and notes receivable–trade, net, as shown above. The long-term portion of leases receivable is included in other assets, as shown in Note 14. Management has evaluated the realizable value of these leased assets and determined no impairment existed at December 31, 2015 or December 31, 2014. There is no estimated future residual value of these leased assets.
Note 11. Inventories
	December 31, 2015	December 31, 2014
Finished products	$613	$611
Semi-finished products	172	173
Raw materials, stores and supplies	433	521
Subtotal	1,218	1,305
Adjustment of inventories to LIFO basis	(246)	(253)
Total	$972	$1,052

Inventory values, before LIFO adjustment, are generally determined by the average cost method, which approximates current cost. Inventories are valued using the LIFO method at substantially all of the U.S. locations, which comprised $744 and $684 or 61% and 52% of inventories before the LIFO adjustments at December 31, 2015 and December 31, 2014, respectively. The remainder of inventory held in international locations and certain U.S. locations is valued using the average cost method.
Note 12. Property, Plant and Equipment
Chemours’ property, plant and equipment consisted of:
	December 31, 2015	December 31, 2014
Equipment	$7,327	$7,500
Buildings	737	778
Construction in progress	804	852
Land	111	116
Mineral rights	36	36
Total	9,015	9,282
Accumulated depreciation	(5,838)	(5,974)
Net property, plant and equipment	$3,177	$3,308

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Depreciation expense amounted to $264, $254 and $255 for the years ended December 31, 2015, 2014 and 2013, respectively. Property, plant and equipment includes gross assets under capital leases of  $7 and $6 at December 31, 2015 and 2014, respectively. Interest expense capitalized as part of property, plant and equipment was $21 for the year ended December 31, 2015. Chemours did not incur interest in the years ended December 31, 2014 or 2013.
During the third quarter of 2015, in connection with the strategic evaluation of the Chemical Solutions portfolio, excluding cyanides, the Company determined that the carrying value of the RMS manufacturing facility of the Chemical Solutions segment may not be recoverable given the strategic decision to discontinue investment in the business. An impairment evaluation was performed which indicated that the carrying amount of this asset group in the United States was not recoverable when compared to the expected undiscounted cash flows. Based on management’s assessment of the fair value of the asset group, the Company determined that the carrying value of that asset group exceeded the fair value and as a result, a $45 pre-tax impairment charge was recorded in the Chemical Solutions segment. The fair value of the asset group was determined using an income approach based on the present value of the estimated future cash flows. The key assumptions used included growth rates and cash flow projections, discount rate, tax rate and an estimated terminal value. The amount was recorded in employee separation and asset related charges, net in the Consolidated Statements of Operations. Refer to Note 6 for additional information.
Asset Held for Sale
In November 2015, the Company signed a definitive agreement to sell its aniline facility in Beaumont, Texas to The Dow Chemical Company (Dow) for approximately $140 in cash, subject to customary approvals and closing conditions. The transaction closed on March 1, 2016 and the Company expects to record a gain in the Chemical Solutions segment in the quarter ending March 31, 2016. As of December 31, 2015, the asset disposal group of approximately $46 was classified as held-for-sale within the caption prepaid expenses and other in the Consolidated Balance Sheets.
Note 13. Goodwill and Other Intangible Assets, Net
Goodwill:   The following table summarizes changes in the carrying amount of goodwill by reportable segment:
	Titanium Technologies	Fluoroproducts	Chemical Solutions	Total
Balance as of December 31, 2013	$13	$85	$100	$198
Impairment charge	—	—	—	—
Other adjustments	—	—	—	—
Balance as of December 31, 2014	13	85	100	198
Impairment charge	—	—	(25)	(25)
Other adjustments	—	—	(7)	(7)
Balance as of December 31, 2015	$13	$85	$68	$166

Accumulated impairment losses as of December 31, 2015, 2014 and 2013 included in goodwill are $25, $0, and $0, respectively.
The Company has three segments: Titanium Technologies, Fluoroproducts and Chemical Solutions (see further discussion of reportable segments in Note 23). The Company defines its reporting units as its operating segments for Titanium Technologies; however, the Fluoroproducts and Chemical Solutions segments represent three and seven reporting units, respectively.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

In the third quarter of 2015, in connection with the strategic evaluation of the Chemical Solutions portfolio, the Company realigned the reporting structure of the portfolio, specifically the level at which segment management regularly reviews operating results. The Company now identifies seven reporting units for purposes of goodwill allocation and impairment assessment. These seven reporting units are Aniline, Clean & Disinfect, Cyanides, Methylamines, Reactive Metal Solutions, Sulfur, and Vazo. Chemical Solutions remains a single operating segment.
In addition, in connection with the spin-off on July 1, 2015, the Fluoroproducts segment changed its organizational structure, which changed its reporting units from Fluorochemicals and Fluoropolymers to Fluorochemicals, Industrial Resins and Diversified Technologies.
In connection with the goodwill allocation to the new reporting units in Fluoroproducts and Chemical Solutions segments during the third quarter of 2015, we evaluated the reporting units for impairment and determined that the estimated fair values of those reporting units, except for the Sulfur reporting unit, were substantially in excess of the carrying value, indicating that goodwill was not impaired. We performed the second step of the impairment test for Sulfur and determined that the implied fair value of goodwill was lower than its carrying value, resulting in a full impairment of the Sulfur reporting unit’s goodwill. As a result, Chemours recorded a $25 million pre-tax impairment charge for goodwill during the year ended December 31, 2015 in the Chemicals Solutions reportable segment.
The Company also performed its annual impairment tests for Titanium Technologies and Fluorochemicals goodwill and determined that no goodwill impairment existed as of December 31, 2015, and the fair value of each reporting unit substantially exceeded its carrying value.
Chemours estimates the fair value of its reporting units using the income approach based on the present value of estimated future cash flows, discounted at a risk-adjusted market rate, including a growth rate to calculate the terminal value. The Company’s forecasted future cash flows, which incorporate anticipated future revenue growth and related expenses to support the growth, were used to calculate fair value. The factors considered in determining the cash flows include: 1) macroeconomic conditions; 2) industry and market considerations; 3) costs of raw materials, labor or other costs having a negative effect on earnings and cash flows; 4) overall financial performance; and 5) other relevant entity-specific events. The discount rate used represents the weighted average cost of capital for the reporting units considering the risks and uncertainty inherent in the cash flows of the reporting units and in the internally developed forecasts. The implied fair value of the goodwill in step two was determined by allocating the fair value of the reporting units to all of the assets and liabilities as if the reporting units had been acquired in a business combination and its fair value was the purchase price paid to be acquired. The use of these unobservable inputs resulted in the fair value estimate being classified as a Level 3 asset measured at fair value on a nonrecurring basis subsequent to its original recognition.
The determination of whether or not goodwill is impaired involves a significant level of judgment in the assumptions underlying the approaches used to determine the estimated fair value of our reporting units. Chemours believes that assumptions and rates used in the impairment assessment are reasonable. However, these assumptions are judgmental and variations in any assumptions could result in materially different calculations of fair value. The Company will continue to evaluate goodwill on an annual basis as of October 1, and whenever events or changes in circumstances, such as significant adverse changes in operating results, market conditions or changes in management’s business strategy, indicate that there may be a probable indicator of impairment. It is possible that the assumptions used by management related to the evaluation may change or that actual results may vary significantly from management’s estimates.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Other Intangible Assets, Net:   The following table summarizes the gross carrying amounts and accumulated amortization of other intangible assets by major class:
	December 31, 2015			December 31, 2014
	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Customer lists	$13	$(10)	$3	$13	$(10)	$3
Patents	19	(17)	2	19	(15)	4
Purchased trademarks	5	(2)	3	5	(1)	4
Purchased and licensed technology	8	(6)	2	5	(5)	—
Total	$45	$(35)	$10	$42	$(31)	$11

The aggregate pre-tax amortization expense for definite-lived intangible assets was $3, $3 and $6 for the years ended December 31, 2015, 2014 and 2013, respectively. The estimated aggregate pretax amortization expense for 2016, 2017, 2018, 2019 and 2020 is $3, $2, $1, $1 and $1, respectively. Definite-lived intangible assets are amortized over their estimated useful lives, generally for periods ranging from 5 to 20 years. The reasonableness of the useful lives of these assets is continually evaluated. There are no indefinite-lived intangible assets.
Note 14. Other Assets
	December 31, 2015	December 31, 2014
Leases receivable–non-current(1)	$125	$137
Capitalized repair and maintenance costs	149	185
Pension assets(2)	138	—
Advances and deposits	11	17
Deferred income taxes	47	10
Miscellaneous(3)	38	28
Total	$508	$377

(1)
Leases receivable includes direct financing leases of property at two locations. See Note 10 for further information.

(2)
Pension assets represent pension plans commencing in 2015. See Note 21 for further information.

(3)
Miscellaneous includes prepaid expenses for royalty fees, vendor supply agreements and taxes other than income taxes, deferred financing fees related to the Revolving Credit Facility of  $19 at December 31, 2015, as well as capitalized expenses for the preparation of future landfill cells at Titanium Technologies’ New Johnsonville plant site.

Note 15. Accounts Payable
	December 31, 2015	December 31, 2014
Trade payables	$945	$1,004
VAT and other payables	28	42
Total	$973	$1,046

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Note 16. Other Accrued Liabilities
	December 31, 2015	December 31, 2014
Compensation and other employee-related costs	$109	$109
Employee separation costs(1)	76	12
Accrued litigation(2)	11	7
Environmental remediation(2)	68	69
Income taxes	32	—
Customer rebates	53	59
Deferred revenue	20	28
Accrued interest	21	—
Miscellaneous(3)	64	68
Total	$454	$352

(1)
See Note 6 for further information.

(2)
See Note 19 for further discussion of environmental remediation and accrued litigation.

(3)
Miscellaneous primarily includes accrued utility expenses, property taxes, an accrued indemnification liability and other miscellaneous expenses.

Note 17. Other Liabilities
	December 31, 2015	December 31, 2014
Environmental remediation(1)	$223	$226
Employee-related costs(2)	108	32
Employee separation costs(3)	23	—
Accrued litigation(1)	58	52
Asset retirement obligations(1)	41	43
Deferred revenue	11	13
Miscellaneous(4)	89	98
Total	$553	$464

(1)
See Note 19 for further details on environmental remediation, asset retirement obligations and accrued litigation.

(2)
See Note 21 for further details on long-term employee benefits.

(3)
See Note 6 for further information.

(4)
Miscellaneous primarily includes an accrued indemnification liability.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Note 18. Debt
In conjunction with Chemours’ separation from DuPont, Chemours entered into approximately $3,995 of financing transactions on May 12, 2015. Long-term debt, net of an unamortized discount on the Term Loan Facility of  $7, was comprised of the following at December 31, 2015:
December 31, 2015
Long-term debt:
Senior secured term loan, net of issue discount	$1,493
Senior unsecured notes:
6.625%, due May 2023	1,350
7.00%, due May 2025	750
6.125%, due May 2023 (€360)	395
Other	26
Total	4,014
Less: Unamortized debt issuance costs	60
Less: Short-term borrowings and current maturities	39
Total long-term debt	$3,915

Senior Secured Credit Facilities
On May 12, 2015, Chemours entered into a credit agreement that provides for a seven-year senior secured term loan (the Term Loan Facility) in a principal amount of  $1,500 repayable in equal quarterly installments at a rate of one percent of the original principal amount per year, with the balance payable on the final maturity date. The Term Loan Facility was issued with a $7 original issue discount and bears variable interest rate subject to a floor of 3.75%. The proceeds from the Term Loan Facility were used to fund a portion of the distribution to DuPont, along with related fees and expenses.
The credit agreement also provided for a five-year senior secured revolving credit facility (the Revolving Credit Facility), which has been reduced to $750 as part of the amendment completed on February 19, 2016. The proceeds of any loans made under the Revolving Credit Facility can be used for capital expenditures, acquisitions, working capital needs and other general corporate purposes. We had no borrowings outstanding under our Revolving Credit Facility at December 31, 2015, and we had $129 in letters of credit issued and outstanding under this facility. The Revolving Credit Facility bears variable interest of a range based on our total net leverage ratio between (a) 0.50% and 1.25% for base rate loans and (b) 1.50% and 2.25% for LIBOR loans. The applicable margin was 1.25% for base rate loans and 2.25% for LIBOR loans as of December 31, 2015. In addition, we are required to pay a commitment fee on the average daily unused amount of the Revolving Credit Facility at a rate based on our total net leverage ratio, between 0.20% and 0.35%. Commitment fees are currently assessed at a rate of 0.35%.
During the third quarter of 2015, Chemours and its Revolving Credit Facility lenders entered into an amendment to the Revolving Credit Facility that strengthened Chemours’ financial position by providing enhanced liquidity to implement the Transformation Plan. The amendment modified the consolidated EBITDA definition in the covenant calculation to include pro forma benefits of announced cost reduction initiatives.
During the first quarter of 2016, Chemours and its Revolving Credit Facility lenders entered into a second amendment to the Revolving Credit Facility that (a) replaced the total net leverage ratio financial covenant with senior secured net leverage ratio; (b) reduced the minimum required levels of interest expense coverage ratio covenant; (c) increased the limits and extended the time horizon for inclusion of pro forma

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

benefits of announced cost reduction initiatives into Consolidated EBITDA definition for the purposes of calculating financial maintenance covenants; and (d) reduced the revolver availability from $1,000 to $750. These changes provide further flexibility to Chemours to sustain the prolonged downturn in the business and enhance its liquidity to implement the Transformation Plan.
The credit agreement contains financial covenants which, solely with respect to the Revolving Credit Facility as amended, require Chemours not to exceed a maximum senior secured net leverage ratio of 3.50 to 1.00 and to maintain a minimum interest coverage ratio of 1.75 to 1.00 until December 31, 2016. In addition, the credit agreement contains customary affirmative and negative covenants that, among other things, limit or restrict Chemours and its subsidiaries’ ability, subject to certain exceptions, to incur liens, merge, consolidate or sell, transfer or lease assets, make investments, pay dividends, transact with subsidiaries and incur indebtedness. The credit agreement also contains customary representations and warranties and events of default. Chemours was in compliance with its debt covenants as of December 31, 2015.
Chemours’ obligations under the senior secured credit facilities are guaranteed on a senior secured basis by all of its material domestic subsidiaries, subject to certain agreed upon exceptions. The obligations under the senior secured credit facilities are also, subject to certain agreed upon exceptions, secured by a first priority lien on substantially all of Chemours and its material wholly-owned domestic subsidiaries’ assets, including 100% of the stock of domestic subsidiaries and 65% of the stock of certain foreign subsidiaries.
Senior Unsecured Notes
On May 12, 2015, Chemours issued senior unsecured notes (the Notes) with an aggregate principal of approximately $2,503 in a private placement subject to a registration rights arrangement.
All of the notes, including the 2023 notes with an aggregate principal amount of  $1,350, the 2025 notes with an aggregate principal amount of  $750 and the 2023 Euro notes with an aggregate principal amount of €360 (or $395 as of December 31, 2015), require payment of principal at maturity and interest semi-annually in cash in arrears on May 15 and November 15 of each year.
The proceeds from the Notes were used to fund the cash and in-kind distributions to DuPont and to pay related fees and expenses. The in-kind distribution to DuPont of  $507 aggregate principal amount of Chemours 2025 Notes were exchanged by DuPont with third parties for certain DuPont notes.
Chemours is required to register the Notes with the Securities and Exchange Commission within 465 days after the original issue date. If Chemours fails to do so, it would be required to pay additional interest at a rate of 0.25% for the first 90 days following a registration default and additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum rate of 0.50%, until the registration requirements are met. Application is also expected to be made to the Irish Stock Exchange for the approval of listing particulars in relation to the Euro notes prior to the first anniversary of the issue date of the Euro notes.
Each series of Notes is or will be fully and unconditionally guaranteed, jointly and severally, by Chemours’ existing and future domestic subsidiaries that guarantee (the Guarantors) the Senior Secured Credit Facilities or that guarantee other indebtedness of Chemours or any guarantor in an aggregate principal amount in excess of  $75 million (the Guarantees). The Notes are unsecured and unsubordinated obligations of Chemours. The Guarantees are unsecured and unsubordinated obligations of the Guarantors. The Notes rank equally in right of payment to all of Chemours’ existing and future unsecured unsubordinated debt and senior in right of payment to all of Chemours’ existing and future debt that is by its terms expressly subordinated in right of payment to the Notes. The Notes are subordinated to indebtedness under the Senior Secured Credit Facilities as well as any future secured debt to the extent of the value of the assets securing such debt. Chemours’ is obligated to offer to purchase the Notes at a price

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

of  (a) 101 percent of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain change of control events and (b) 100 percent of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, with the proceeds from certain asset dispositions. These restrictions and prohibitions are subject to certain qualifications and exceptions set forth in the Indenture, including without limitation, reinvestment rights with respect to the proceeds of asset dispositions. Chemours is permitted to redeem some or all of the 2023 Notes and Euro Notes by paying a “make-whole” premium prior to May 15, 2018. Chemours also may redeem some or all of the 2023 Notes and Euro Notes on or after May 15, 2018 and thereafter at specified redemption prices. Chemours also may redeem some or all of the 2025 Notes on or after May 15, 2020 at specified redemption prices.
Maturities
There are no debt maturities in each of the next seven years, except, in accordance with the credit agreement, Chemours has required quarterly principal payments related to the Term Loan Facility equivalent to 1.00% per annum beginning September 2015 through March 2022, with the balance due at maturity. Term Loan principal maturities over the next five years are $15 in each year from 2016 to 2020. Debt maturities related to the Term Loan Facility and the Notes in 2021 and beyond will be $3,913.
Debt Fair Value
The fair values of the Term Loan Facility, the 2023 notes, the 2025 notes and the 2023 Euro notes at December 31, 2015 were approximately $1,348, $946, $513 and $277, respectively. The estimated fair values of the Term Loan Facility and the Notes are based on quotes received from third party brokers, and are classified as Level 2 in the fair value hierarchy.
Note 19. Commitments and Contingent Liabilities
(a)
Guarantees

Obligations for Equity Affiliates and Others
Chemours has directly guaranteed various obligations of customers, suppliers and other third parties. At December 31, 2015 and December 31, 2014, Chemours had directly guaranteed $8 and $41 of such obligations, respectively. These represent the maximum potential amount of future (undiscounted) payments that Chemours could be required to make under the guarantees in the event of default by the guaranteed parties. No amounts were accrued at December 31, 2015 and 2014.
Chemours assesses the payment and performance risk by assigning default rates based on the duration of the guarantees. These default rates are assigned based on the external credit rating of the counterparty or through internal credit analysis and historical default history for counterparties that do not have published credit ratings. For counterparties without an external rating or available credit history, a cumulative average default rate is used.
Operating Leases
Chemours uses various leased facilities and equipment in its operations. The terms for these leased assets vary depending on the lease agreement. Future minimum lease payments (including residual value guarantee amounts) under non-cancelable operating leases are $84, $73, $62, $53 and $36 for the years ended December 31, 2016, 2017, 2018, 2019 and 2020, respectively, and $38 for the years thereafter. Net rental expense under operating leases was $83, $75 and $62 during the years ended December 31, 2015, 2014 and 2013, respectively.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

(b)
Asset Retirement Obligations

Chemours has recorded asset retirement obligations primarily associated with closure, reclamation and removal costs for mining operations related to the production of TiO2 in the Titanium Technologies segment. Chemours’ asset retirement obligation liabilities were $42 and $43 at December 31, 2015 and 2014, respectively. A summary of the changes in asset retirement obligations is as follows:
	Year Ended December 31,
	2015	2014
Beginning balance	$43	$42
Accretion expense	1	2
Additional liabilities incurred	—	1
Changes in estimated cash flows	—	—
Settlements/payments	(2)	(2)
Ending balance	$42	$43
Current portion	$1	$—
Non-current portion	$41	$43
(c)
Litigation

In addition to the matters discussed below, Chemours, by virtue of its status as a subsidiary of DuPont prior to the Distribution, is subject to or required under the separation-related agreements executed prior to the Distribution to indemnify DuPont against various pending legal proceedings arising out of the normal course of the Chemours business including product liability, intellectual property, commercial, environmental and antitrust lawsuits. It is not possible to predict the outcome of these various proceedings. Except for the PFOA litigation for which a separate assessment is provided in this Note, while management believes it is reasonably possible that Chemours could incur losses in excess of the amounts accrued, if any, for the aforementioned proceedings, it does not believe any such loss would have a material impact on Chemours’ consolidated financial position, results of operations or liquidity. With respect to the litigation matters discussed below, management’s estimate of the probability of loss in excess of the amounts accrued, if any, is addressed individually for each matter. In the event that DuPont seeks indemnification for adverse trial rulings or outcomes for any such matter, these indemnification claims could materially adversely affect Chemours’ financial condition. Disputes between Chemours and DuPont may also arise with respect to indemnification matters, including disputes based on matters of law or contract interpretation. If and to the extent these disputes arise, they could materially adversely affect Chemours.
Asbestos
At December 31, 2015, there were approximately 2,212 lawsuits pending against DuPont alleging personal injury from exposure to asbestos. These cases are pending in state and federal court in numerous jurisdictions in the United States and are individually set for trial. Most of the actions were brought by contractors who worked at sites between 1950 and the 1990s. A small number of cases involve similar allegations by DuPont employees. A limited number of the cases were brought by household members of contractors or DuPont employees. Finally, certain lawsuits allege personal injury as a result of exposure to DuPont products. Chemours had an accrual of  $42 and $38 related to this matter at December 31, 2015 and 2014, respectively. Additionally, Chemours had an accrual for $3 for asbestos cases outside the U.S. at December 31, 2015. Chemours reviews this estimate and related assumptions quarterly and annually updates the results of an approximate 20-year projection. Management believes that the likelihood is remote that Chemours would incur losses in excess of the amounts accrued in connection with this matter.
Benzene
In the separation, DuPont assigned its Benzene docket to Chemours. There are 29 pending cases against DuPont alleging benzene-related illnesses. These cases consist of premises matters involving

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

contractors and deceased former employees who claim exposure to benzene while working at DuPont sites primarily in the 1960s through the 1980s, and product liability claims based on alleged exposure to benzene found in trace amounts in aromatic hydrocarbon solvents used to manufacture DuPont products, such as paints, thinners and reducers.
A benzene case (Hood v. DuPont) was tried to a verdict in Texas state court on October 20, 2015. Plaintiffs alleged that Mr. Hood’s Acute Myelogenous Leukemia (AML) was the result of 24 years of occupational exposure to trace benzene found in DuPont automotive paint products and that DuPont negligently failed to warn him that its paints, reducers and thinners contained benzene that could cause cancer or leukemia. The jury found in the Plaintiffs favor awarding $6.9 in compensatory damages and $1.5 in punitive damages. Through DuPont, Chemours will appeal the verdict based upon substantial errors made at the trial court. Management believes that a loss is reasonably possible related to these matters; however, given the evaluation of each Benzene matter is highly fact driven and impacted by disease, exposure and other factors, a range of such losses cannot be reasonably estimated at this time.
PFOA
Prior to the fourth quarter of 2014, Chemours used PFOA (collectively, perfluorooctanoic acids and its salts, including the ammonium salt) as a processing aid to manufacture some fluoropolymer resins at various sites around the world including its Washington Works plant in West Virginia. Chemours had accruals of  $20 and $14 related to the PFOA matters discussed below at December 31, 2015 and 2014, respectively.
The accruals include charges related to DuPont’s obligations under agreements with the U.S. Environmental Protection Agency (EPA) and voluntary commitments to the New Jersey Department of Environmental Protection. These obligations and voluntary commitments include surveying, sampling and testing drinking water in and around certain company sites and offering treatment or an alternative supply of drinking water if tests indicate the presence of PFOA in drinking water at or greater than the national Provisional Health Advisory.
Drinking Water Actions
In August 2001, a class action, captioned Leach v. DuPont, was filed in West Virginia state court alleging that residents living near the Washington Works facility had suffered, or may suffer, deleterious health effects from exposure to PFOA in drinking water.
DuPont and attorneys for the class reached a settlement in 2004 that binds about 80,000 residents. In 2005, DuPont paid the plaintiffs’ attorneys’ fees and expenses of  $23 and made a payment of  $70, which class counsel designated to fund a community health project. Chemours, through DuPont, funded a series of health studies which were completed in October 2012 by an independent science panel of experts (the C8 Science Panel). The studies were conducted in communities exposed to PFOA to evaluate available scientific evidence on whether any probable link exists, as defined in the settlement agreement, between exposure to PFOA and human disease. The C8 Science Panel found probable links, as defined in the settlement agreement, between exposure to PFOA and pregnancy-induced hypertension, including preeclampsia, kidney cancer, testicular cancer, thyroid disease, ulcerative colitis and diagnosed high cholesterol.
In May 2013, a panel of three independent medical doctors released its initial recommendations for screening and diagnostic testing of eligible class members. In September 2014, the medical panel recommended follow-up screening and diagnostic testing three years after initial testing, based on individual results. The medical panel has not communicated its anticipated schedule for completion of its protocol. Through DuPont, Chemours is obligated to fund up to $235 for a medical monitoring program for eligible class members and, in addition, administrative cost associated with the program, including class counsel fees. In January 2012, Chemours, through DuPont, put $1 in an escrow account to fund medical monitoring as required by the settlement agreement. The court-appointed Director of Medical Monitoring has

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

established the program to implement the medical panel’s recommendations and the registration process, as well as eligibility screening, is ongoing. Diagnostic screening and testing has begun and associated payments to service providers are being disbursed from the escrow account. As of December 31, 2015, less than $1 has been disbursed from the escrow account related to medical monitoring.
In addition, under the settlement agreement, DuPont must continue to provide water treatment designed to reduce the level of PFOA in water to six area water districts, including the Little Hocking Water Association (LHWA) and private well users.
Class members may pursue personal injury claims against DuPont only for those human diseases for which the C8 Science Panel determined a probable link exists. At December 31, 2015, there were approximately 3,500 lawsuits filed in various federal and state courts in Ohio and West Virginia. These lawsuits are consolidated in multi-district litigation in Ohio federal court (MDL). Based on the information currently available to the Company, the majority of the lawsuits allege personal injury claims associated with high cholesterol and thyroid disease from exposure to PFOA in drinking water. There are 37 lawsuits alleging wrongful death. In the third quarter of 2014, six plaintiffs from the MDL were selected for individual trial. The first case (Bartlett v. DuPont) was tried to a verdict on October 7, 2015. The Plaintiff alleged that PFOA in drinking water caused her kidney cancer with causes of action for negligence and negligent infliction of emotional distress. The jury found in favor of the Plaintiff awarding $1.1 in damages for negligence and $0.5 for emotional distress. The jury found that DuPont’s conduct did not warrant punitive damages. DuPont Management believes that rulings made before and during the trial resulted in several significant and meritorious grounds for appeal, and an appeal to the Sixth Circuit will be filed. The second case (Wolf v. DuPont) set for trial in March 2016, has been settled for an amount well below the incremental cost of preparing for trial. There are three more trials scheduled in 2016, with the next trial starting in May 2016.
In January 2016, the court announced that starting in April 2017, 40 individual plaintiff trials will be scheduled per year. This multi-year plan pertains only to the cases claiming cancer, which represents approximately 7% of the total number of cases in the MDL. The remaining cases, comprising approximately 93% of the docket, will remain inactive.
Chemours, through DuPont, denies the allegations in these lawsuits and is defending itself vigorously. Except for the Wolf v. DuPont case, no claims have been settled or resolved during the periods presented.
Additional Actions
In addition to general claims of PFOA contamination of drinking water, LHWA brought an action claiming “imminent and substantial endangerment to health and or the environment” under the Resource Conservation and Recovery Act (RCRA). The parties reached a confidential settlement in late November 2015. Final papers were completed in February 2016.
PFOA Summary
While it is probable that the Company will incur costs related to the medical monitoring program discussed above, such costs cannot be reasonably estimated due to uncertainties surrounding the level of participation by eligible class members and the scope of testing. Chemours believes that it is reasonably possible that it could incur losses related to the MDL in Ohio federal court discussed above but such losses cannot be estimated at this time due to the uniqueness of the individual MDL plaintiff’s claims and Chemours’ defenses to those claims, both as to potential liability and damages on an individual claim basis, and numerous unsettled legal issues, among other factors. The trials and appeals of these matters will occur over the course of many years. Significant unfavorable outcomes in a number of cases in the MDL could have a material adverse effect on Chemours’ consolidated financial position, results of operations or liquidity.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

(d)
Environmental

Chemours, by virtue of its status as a subsidiary of DuPont prior to the Distribution, is subject to contingencies pursuant to environmental laws and regulations that in the future may require further action to correct the effects on the environment of prior disposal practices or releases of chemical substances by Chemours or other parties. Chemours accrues for environmental remediation activities consistent with the policy set forth in Note 3. Much of this liability results from the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA, often referred to as Superfund), RCRA and similar state and global laws. These laws require Chemours to undertake certain investigative, remediation and restoration activities at sites where Chemours conducts or once conducted operations or at sites where Chemours-generated waste was disposed. The accrual also includes estimated costs related to a number of sites identified for which it is probable that environmental remediation will be required, but which are not currently the subject of enforcement activities.
Remediation activities vary substantially in duration and cost from site to site. These activities, and their associated costs, depend on the mix of unique site characteristics, evolving remediation technologies, diverse regulatory agencies and enforcement policies, as well as the presence or absence of other potentially responsible parties. At December 31, 2015, the Consolidated Balance Sheets included a liability of  $290, relating to these matters which, in management’s opinion, is appropriate based on existing facts and circumstances. The average time frame, over which the accrued or presently unrecognized amounts may be paid, based on past history, is estimated to be 15 to 20 years. Therefore, considerable uncertainty exists with respect to environmental remediation costs and, under adverse changes in circumstances, the potential liability may range up to approximately $611 above the amount accrued at December 31, 2015. Except for Pompton Lakes, which is discussed further below, based on existing facts and circumstances, management does not believe that any loss, in excess of amounts accrued, related to remediation activities at any individual site will have a material impact on the financial position, liquidity or results of operations of Chemours.
Pompton Lakes
The environmental remediation accrual at December 31, 2015 includes $87 related to activities at Chemours’ site in Pompton Lakes, New Jersey. Management believes that it is reasonably possible that potential liability for remediation activities at this site could range up to $119 including previously accrued amounts. This could have a material impact on the liquidity of Chemours in the period recognized. During the twentieth century, blasting caps, fuses and related materials were manufactured at Pompton Lakes. Operating activities at the site were ceased in the mid-1990s. Primary contaminants in the soil and sediments are lead and mercury. Ground water contaminants include volatile organic compounds.
Under the authority of the EPA and the New Jersey Department of Environmental Protection, remedial actions at the site are focused on investigating and cleaning up the area. Ground water monitoring at the site is ongoing and Chemours has installed and continues to install vapor mitigation systems at residences within the ground water plume. In addition, Chemours is further assessing ground water conditions. In June 2015, the EPA issued a modification to the site’s RCRA permit that requires Chemours to dredge mercury contamination from a 36 acre area of the lake and remove sediment from two other areas of the lake near the shoreline. Chemours expects to spend about $50 over the next two to three years in connection with remediation activities commencing in mid-2016 at Pompton Lakes, including activities related to the EPA’s proposed plan. These amounts are included in the remediation accrual at December 31, 2015.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Note 20. Financial Instruments
Derivative Instruments
Objectives and Strategies for Holding Derivative Instruments
In the ordinary course of business, Chemours enters into contractual arrangements (derivatives) to reduce its exposure to foreign currency risks. The Company has established a derivative program to be utilized for financial risk management. This program reflects varying levels of exposure coverage and time horizons based on an assessment of risk. The derivative program has procedures consistent with Chemours’ financial risk management policies and guidelines.
Foreign Currency Forward Contracts
Chemours uses foreign currency forward contracts to reduce its net exposure, by currency, related to non-functional currency-denominated monetary assets and liabilities of its operations so that exchange gains and losses resulting from exchange rate changes are minimized. These derivative instruments are not part of a cash flow hedge program or a fair value hedge program, and have not been designated as a hedge. Although all of the forward contracts are subject to an enforceable master netting agreement, Chemours has elected to present the derivative assets and liabilities on a gross basis in the Consolidated Balance Sheets. No collateral has been required for these contracts. All gains and losses resulting from the revaluation of the derivative assets and liabilities are recognized in other income, net in the Consolidated Statements of Operations during the period in which they occurred.
At December 31, 2015, there were 41 forward exchange currency contracts outstanding with an aggregate gross notional value of  $288. Chemours recognized a net gain of  $42 for the year ended December 31, 2015, which is recorded in other income, net in the Consolidated Statements of Operations. There were no forward contracts outstanding in 2014 or 2013.
Net Investment Hedge—Foreign Currency Borrowings
Beginning on July 1, 2015, Chemours designated its €360 million Euro notes (see Note 18) as a hedge of its net investments in certain of its international subsidiaries that use the Euro as functional currency in order to reduce the volatility in stockholders’ equity caused by the changes in foreign currency exchange rates of the Euro with respect to the U.S. Dollar. Chemours used the spot method to measure the effectiveness of the net investment hedge. Under this method, for each reporting period, the change in the carrying value of the Euro notes due to remeasurement of the effective portion is reported in accumulated other comprehensive loss in the Consolidated Balance Sheet and the remaining change in the carrying value of the ineffective portion, if any, is recognized in other income, net in the Consolidated Statements of Operations. Chemours evaluates the effectiveness of its net investment hedge quarterly at the beginning of each quarter. For the year ended December 31, 2015, Chemours did not record any ineffectiveness and recognized gain of  $8 on its net investment hedges within accumulated other comprehensive income. There were no net investment hedges in 2014 or 2013.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Fair Value of Derivative Instruments
The table below presents the fair value of Chemours’ derivative assets and liabilities within the fair value hierarchy, as described in Note 3 to the Consolidated Financial Statements.
		Fair Value Using Level 2 Inputs
	Balance Sheet Location	December 31, 2015	December 31, 2014
Asset derivatives:
Foreign currency forward contracts	Accounts and notes receivable–trade, net	$2	$—
Total asset derivatives		$2	$—
Liability derivatives:
Foreign currency forward contracts	Other accrued liabilities	$2	$—
Total liability derivatives		$2	$—

We classify our foreign currency forward contracts in Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments. For derivative assets and liabilities, standard industry models are used to calculate the fair value of the various financial instruments based on significant observable market inputs, such as foreign exchange rates and implied volatilities obtained from various market sources. Market inputs are obtained from well-established and recognized vendors of market data and subjected to tolerance and quality checks.
Note 21. Long-Term Employee Benefits
Plans Covering Employees in the U.S.
Chemours sponsors a variety of employee benefit plans which cover substantially all U.S. employees. Prior to July 1, 2015, U.S. employees generally participated in DuPont’s primary pension plan, the Retirement Savings Plan and certain other long-term employee benefit plans. In conjunction with the separation on July 1, 2015, Chemours employees stopped participating in DuPont plans and became participants in newly established Chemours plans. DuPont retained all liabilities related to its U.S. plans post-separation.
On July 1, 2015, Chemours established a defined contribution plan, similar in design to the DuPont Retirement Savings plan, which covered all eligible U.S. employees. The purpose of the Plan is to encourage employees to save for their future retirement needs. The plan is a tax qualified contributory profit sharing plan, with cash or deferred arrangement, and any eligible employee of Chemours may participate. Chemours matches 100% of the first 6% of the employee’s contribution election. Chemours may also provide an additional discretionary retirement savings contribution to eligible employees’ eligible compensation. The amount of this contribution, if any, is at the sole discretion of the Company. The plan’s matching contributions vest immediately upon contribution. The discretionary contribution vests for employees with at least three years of service.
In lieu of a defined benefit plan like DuPont’s primary pension plan, Chemours provides an enhanced 401(k) contribution for employees who previously participated in DuPont’s pension plan. The enhanced benefits consist of an additional contribution of 1% to 7% of the employee’s eligible compensation depending on the employee’s length of service with DuPont at the time of separation. The plan will continue for a period up to 2019, subject to early termination.
Plans Covering Employees Outside the United States
Pension coverage for employees of Chemours non-U.S. subsidiaries is provided, to the extent deemed appropriate, through separate plans established after separation and comparable to the DuPont plans in those countries. Obligations under such plans are funded by depositing funds with trustees, covered by insurance contracts or are unfunded.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Participation in the Plans
Prior to July 1, 2015, Chemours participated in DuPont’s U.S. and non-U.S. plans, except for the plans in the Netherlands and Taiwan, as though they were participants in a multi-employer plan with the other businesses of DuPont. The following table presents the multi-employer pension expense allocated by DuPont to Chemours for the plans in which Chemours participated prior to separation. The allocation of cost was based on active employee headcount and is included in the Consolidated Statement of Operations. These amounts do not represent cash payments to DuPont or DuPont’s plans.
	EIN/Pension Number	Year Ended December 31,
Plan Name		2015	2014	2013
DuPont Pension and Retirement Plan (U.S.)	51-0014090/001	$48	$51	$126
All other U.S. and non-U.S. Plans		5	(1)	38
Single and Multiple Employer Plans
Beginning in the first quarter of 2015, Chemours has accounted for the plans covering its employees in the Netherlands and Taiwan as a multiple employer plan and a single employer plan, respectively. In the third quarter of 2015, in connection with the separation, additional plans in Germany, Belgium, Japan, Korea, Mexico and Switzerland were established. As of December 31, 2015, these plans were all accounted for as single employer plans.
The net periodic benefit costs for the pension and amounts recognized in other comprehensive income for the year ended December 31, 2015 were as follows:
Year Ended December 31, 2015
Net periodic pension cost (income):
Service cost	$16
Interest cost	19
Expected return on plan assets	(83)
Amortization of loss	16
Amortization of prior service cost	4
Net periodic pension income	$(28)
Changes in plan assets and benefit obligations recognized in other comprehensive income:
Net loss	$11
Amortization of loss	(16)
Prior service credit	(24)
Amortization of prior service cost	(4)
Effect of foreign exchange rates	(33)
Total benefit recognized in other comprehensive income	$(66)
Total recognized in net periodic pension income and other comprehensive income	$(94)

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

The pre-tax amounts recognized in accumulated other comprehensive loss are summarized below:
December 31, 2015
Net loss	$363
Prior service credit	(16)
Total amount recognized in accumulated other comprehensive loss	$347

The estimated pre-tax net loss and prior service cost for the defined benefit pension plans that will be amortized from accumulated other comprehensive (loss) income into net periodic benefit cost during 2016 are $20 and $2, respectively.
Summarized information on the Company’s pension benefit plans is as follows:
Year Ended December 31, 2015
Change in benefit obligation
Benefit obligation at beginning of year	$—
Assumption and establishment of pension plans	1,332
Service cost	16
Interest cost	19
Plan participants’ contributions	2
Actuarial loss (gain)	(76)
Benefits paid	(39)
Plan Amendments	(24)
Settlements & Transfers	(6)
Currency translation	(118)
Benefit obligation at end of year	1,106
Change in plan assets
Fair value of plan assets at beginning of year	—
Assumption and establishment of pension plans	1,297
Actual loss on plan assets	(7)
Employer contributions	16
Plan participants’ contributions	2
Benefits paid	(39)
Settlements & Transfers	(6)
Currency translation	(123)
Fair value of plan assets at end of year	1,140
Funded status at end of year	$34

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

The net amounts recognized in the Consolidated Balance Sheet as of December 31, 2015 consist of:
Noncurrent assets	$138
Current liabilities	(2)
Noncurrent liabilities	(102)
Net amount recognized	$34

The accumulated benefit obligation for all pension plans was $1,030 as of December 31, 2015.
The following information relates to pension plans with projected and accumulated benefit obligations in excess of the fair value of plan assets at December 31, 2015:
Information for pension plans with projected benefit obligation in excess of plan assets	December 31, 2015
Projected benefit obligation	$194
Accumulated benefit obligation	158
Fair value of plan assets	93
Information for pension plans with accumulated benefit obligations in excess of plan assets	December 31, 2015
Projected benefit obligation	$190
Accumulated benefit obligation	157
Fair value of plan assets	90
Assumptions
The Company generally utilizes discount rates that are developed by matching the expected cash flows of each benefit plan to various yield curves constructed from a portfolio of high quality, fixed income instruments provided by the plan’s actuary as of the measurement date. The expected rate of return on assets reflects economic assumptions applicable to each country.
The following assumptions have been used to determine the benefit obligations and net benefit cost:
Weighted average assumptions used to determine benefit obligations and benefit cost	Pension Benefit Obligation at December 31, 2015	Pension Income for the year ended December 31, 2015
Discount rate	2.4%	1.7%
Rate of compensation increase(1)	2.6%	3.9%
Expected return on plan assets	N/A	7.2%

(1)
The rate of compensation increase represents the single annual effective salary increase that an average plan participant would receive during the participant’s entire career at Chemours.

Plan Assets
Each pension plan’s assets are invested through a master trust fund. The strategic asset allocation for the trust fund is selected by management, reflecting the results of comprehensive asset and liability modeling. Chemours establishes strategic asset allocation percentage targets and appropriate benchmarks for significant asset classes with the aim of achieving a prudent balance between return and risk. Strategic asset allocations in countries are selected in accordance with the laws and practices of those countries.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

The weighted average target allocation for Chemours’ pension plan assets is summarized as follows:
December 31, 2015
Cash and cash equivalents	2.7%
U.S. and non-U.S. equity securities	42.3%
Fixed income securities	55.0%
Total	100.0%

Fixed income securities include corporate issued, government issued and asset backed securities. Corporate debt investments encompass a range of credit risk and industry diversification.
Fair value calculations may not be indicative of net realizable value or reflective of future fair values. Furthermore, although Chemours believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.
The table below presents the fair values of Chemours’ pension assets by level within the fair value hierarchy, as described in Note 3, as of December 31, 2015.
	Total	Level 1	Level 2
Asset Category:
Debt–government issued	$465	$7	$458
Debt–corporate issued	148	60	88
Debt–asset backed	33	—	33
U.S. and non-U.S. equities	460	37	423
Derivatives–asset position	4	—	4
Derivatives–liability position	(16)	—	(16)
Cash and cash equivalents	40	40	—
Other	6	4	2
	1,140	$148	$992
Pension trust payables(1)	(3)
Total	$1,137

(1)
Payables are primarily for investment securities purchased.

For pension plan assets classified as Level 1, total fair value is either the price of the most recent trade at the time of the market close or the official close price, as defined by the exchange on which the asset is most actively traded on the last trading day of the period, multiplied by the number of units held without consideration of transaction costs.
For pension benefit plan assets classified as Level 2, where the security is frequently traded in less active markets, fair value is based on the closing price at the end of the period; where the security is less frequently traded, fair value is based on the price a dealer would pay for the security or similar securities, adjusted for any terms specific to that asset or liability. Market inputs are obtained from well-established and recognized vendors of market data and subjected to tolerance and quality checks. For derivative assets and liabilities, standard industry models are used to calculate the fair value of the various financial instruments based on significant observable market inputs, such as foreign exchange rates, commodity prices, swap rates, interest rates and implied volatilities obtained from various market sources.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Cash Flow
Defined Benefit Plan
DuPont contributed, on behalf of Chemours, $35 and $34 to its pension plans other than the principal U.S. pension plan in 2014 and 2013, respectively. DuPont contributed, on behalf of Chemours, $66 and $58 to its other long-term employee benefit plans in 2014 and 2013, respectively. DuPont contributed, on behalf of Chemours, $38 in the first half of 2015 to its pension and other long-term benefit plans and Chemours contributed $8 during 2015 to its pension plans. Chemours expects to contribute $18 to its pension plans in 2016.
Estimated future benefit payments
The following benefit payments are expected to be paid over the next five years and the five years thereafter as of December 31, 2015:
2016	$42
2017	45
2018	44
2019	47
2020	47
2021–2025	250
Defined Contribution Plan
DuPont’s contributions to the plan on behalf of Chemours were allocated in the amounts of  $52 and $50 for the years ended December 31, 2014 and 2013, respectively. In addition, DuPont contributed on behalf of Chemours about $26 to its defined contribution plans for the first half of 2015. From July 1 to December 31, 2015, Chemours contributed $28 to its defined contribution plan.
Note 22. Stock-based Compensation
Total stock-based compensation cost included in the Consolidated Statements of Operations was $17, $7 and $6 for the years ended December 31, 2015, 2014 and 2013, respectively. The income tax benefits related to stock-based compensation arrangements were $7, $3 and $2 for the years ended December 31, 2015, 2014 and 2013, respectively.
Stock-based compensation expense in prior years and until separation on July 1, 2015 was allocated to Chemours based on the portion of DuPont’s incentive stock program in which Chemours employees participated. Adopted at separation, the Chemours Company Equity and Incentive Plan grants certain employees, independent contractors, or non-employee directors of the Company different forms of awards, including stock options and RSUs. The equity and incentive plan has maximum shares reserve for the grant of 13,500,000 plus the number of shares of converted awards (described below). Chemours Compensation Committee determines the long-term incentive mix, including stock options and RSU, and may authorize new grants annually.
In accordance with the employee matters agreement between DuPont and Chemours, certain executives and employees were entitled to receive equity compensation awards of Chemours in replacement of previously outstanding awards granted under various DuPont stock incentive plans prior to the separation. In connection with the spin-off, these awards were converted into new Chemours equity awards using a formula designed to preserve the intrinsic value of the awards immediately prior to the July 1, 2015 spin-off. At the date of conversion, total intrinsic value of the converted options was $18. As a result of the

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

conversion of these awards, we recorded an approximate $3 incremental charge in the third quarter of 2015. The terms and conditions of the DuPont awards were replicated and as necessary, adjusted to ensure that the vesting schedule and economic value of the awards was unchanged by the conversion.
Stock Options
Chemours granted non-qualified options to employees in July 2015 representing replacement of previously granted performance stock unit awards at DuPont. The July 2015 grant will cliff vest March 1, 2018 and expire 10 years from date of grant. Other than those options, Chemours’ expense related to stock options was entirely related to options granted to replace outstanding option awards from DuPont that were converted to Chemours options on July 1, 2015.
The fair value related to stock options granted was determined using Black-Scholes option pricing model and the assumptions shown in the table below:
Year Ended December 31, 2015
Risk-free interest rate	1.5%
Expected term (years)	5.4
Volatility	42.0%
Dividend yield	6.9%
Fair value per stock option	$3.17
The Company determined the dividend yield by dividing the expected annual dividend on the Company’s stock by the option exercise price. A historical daily measurement of volatility is determined based on Chemours peer companies’ average volatility adjusted for the Company’s debt leverage. The risk-free interest rate is determined by reference to the yield on an outstanding U.S. Treasury note with a term equal to the expected life of the option granted. Expected life is determined by reference to Chemours peer companies expected life and the historical experience of Chemours under the DuPont stock incentive plan prior to separation.
The following table summarizes Chemours stock option activity for the year ended December 31, 2015.
	Number of Shares (in thousands)	Weighted Average Exercise Price (per share)	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Outstanding, December 31, 2014	—	N/A
Converted on July 1, 2015	7,794	$14.56
Granted	662	16.04
Exercised	(22)	5.82
Forfeited	(150)	17.20
Expired	—	N/A
Outstanding, December 31, 2015	8,284	$14.66	4.82	$—
Exercisable, December 31, 2015	5,595	$13.79	4.21	$—

The aggregate intrinsic values in the table above represent the total pre-tax intrinsic value (the difference between the Company’s closing stock price on the last trading day of December 31, 2015 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their in-the-money options at quarter end. The amount

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

changes based on the fair market value of the Company’s stock. Total intrinsic value of options exercised for year ended December 31, 2015 was insignificant.
As of December 31, 2015, there was $5 of unrecognized stock-based compensation expense related to stock options that is expected to be recognized over a weighted-average period of 1.95 years.
RSUs
At the time of separation, in accordance with the employee matters agreement, the Company issued RSUs that serially vest over a three-year period and, upon vesting, convert one-for-one to Chemours common stock to replace similar DuPont awards. Under the existing awards, a retirement eligible employee retains any granted awards upon retirement provided the employee has rendered at least six months of service following the grant date. Additional RSUs were also granted to key senior management employees with a performance condition. These RSUs vest on the third anniversary of the date of grant subject to the satisfaction of the performance condition. The fair value of all stock-settled RSUs is based upon the market price of the underlying common stock as of the grant date.
Non-vested awards of RSUs, both with and without performance feature, as of December 31, 2015 are shown below. The weighted-average grant-date fair value of RSUs granted and converted during 2015 was $14.94.
	Number of Shares (in thousands)	Weighted Average Grant Date Fair Value (per share)
Nonvested, December 31, 2014	—	$—
Converted on July 1, 2015	1,431	16.00
Granted	1,065	13.50
Vested	(133)	16.00
Forfeited	(14)	16.00
Nonvested, December 31, 2015	2,349	14.87

As of December 31, 2015, there was $23 of unrecognized stock-based compensation expense related to RSUs that is expected to be recognized over a weighted-average period of 2.12 years.
Note 23. Geographic and Segment Information
Geographic Information
	For and As of the Year Ended December 31,
	2015		2014		2013
	Net Sales(1)	Net Property, Plant and Equipment	Net Sales(1)	Net Property, Plant and Equipment	Net Sales(1)	Net Property, Plant and Equipment
North America(2)	$2,570	$2,184	$2,759	$2,273	$3,138	$2,183
Asia Pacific	1,393	136	1,548	140	1,519	138
EMEA(3)	977	308	1,190	372	1,237	321
Latin America(4)	777	549	935	523	965	330
Total	$5,717	$3,177	$6,432	$3,308	$6,859	$2,972

(1)
Net sales are attributed to countries based on customer location.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

(2)
Includes net sales in Canada of  $140, $147 and $145 in 2015, 2014 and 2013, respectively. Also includes net property, plant and equipment in Canada of  $13, $14 and $13 in 2015, 2014 and 2013, respectively.

(3)
EMEA includes Europe, Middle East and Africa.

(4)
Latin America includes Mexico.

Segment Information
Chemours’ operations are classified into three segments namely: Titanium Technologies, Fluoroproducts and Chemical Solutions. Corporate costs and certain legal and environmental expenses that are not aligned with the segments and foreign exchange gains and losses are reflected in Corporate and Other.
The Titanium Technologies segment is the leading global producer of TiO2, a premium white pigment used to deliver opacity. The Fluoroproducts segment is a leading global provider of fluoroproducts, such as refrigerants and industrial fluoropolymer resins. The Chemical Solutions segment is a leading North American provider of industrial and specialty chemicals, which includes cyanides, sulfur products and performance chemicals and intermediates, used in gold production, oil refining, agriculture, industrial polymers and other industries. Chemours operates globally in substantially all of its product lines.
In general, the accounting policies of the segments are the same as those described in Note 3. Products are transferred between segments on a basis intended to reflect, as nearly as practicable, the market value of the products. Segment net assets includes net working capital, net property, plant and equipment, and other noncurrent operating assets and liabilities of the segment. Depreciation and amortization includes depreciation on research and development facilities and amortization of other intangible assets, excluding write-down of assets.
Adjusted EBITDA is the primary measure of segment profitability used by the Chief Operating Decision Maker (CODM) and is defined as income (loss) before income taxes excluding the following:
•
interest expense, depreciation and amortization,

•
non-operating pension and other postretirement employee benefit costs,

•
exchange gains (losses),

•
employee separation, asset-related charges and other charges, net,

•
asset impairments,

•
gains (losses) on sale of business or assets, and

•
other items not considered indicative of our ongoing operational performance and expected to occur infrequently.

The tables presented below reflect the reclassification of certain corporate costs, certain legal and environmental expenses that are not aligned with our reportable segments, and foreign exchange gains and losses from our reportable segments into Corporate and Other. All periods presented reflect the current definition of Adjusted EBITDA.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

	Titanium Technologies	Fluoroproducts	Chemical Solutions	Corporate and Other	Total
Year Ended December 31, 2015
Net sales	$2,392	$2,230	$1,095	$—	$5,717
Adjusted EBITDA	326	300	29	(82)	573
Depreciation and amortization	125	88	52	2	267
Equity in earnings of affiliates	—	21	—	1	22
Net assets	1,659	1,567	839	(3,935)	130
Investments in affiliates	—	127	—	9	136
Purchases of plant, property and equipment	255	142	117	5	519
2014
Net sales	$2,937	$2,327	$1,168	$—	$6,432
Adjusted EBITDA	723	282	17	(146)	876
Depreciation and amortization	125	83	48	1	257
Equity in earnings of affiliates	—	20	—	—	20
Net assets	1,748	1,480	782	(337)	3,673
Investments in affiliates	—	124	—	—	124
Purchases of plant, property and equipment	365	133	106	—	604
2013
Net sales	$3,019	$2,379	$1,461	$—	$6,859
Adjusted EBITDA	726	395	101	(238)	984
Depreciation and amortization	117	90	53	1	261
Equity in earnings of affiliates	—	22	—	—	22
Net assets	1,390	1,387	734	(294)	3,217
Investments in affiliates	—	123	—	—	123
Purchases of plant, property and equipment	290	96	52	—	438
Total Adjusted EBITDA reconciles to total consolidated net (loss) income in the Consolidated Statements of Operations as follows:
	Year Ended December 31,
	2015	2014	2013
Total Adjusted EBITDA	$573	$876	$984
Interest	(132)	—	—
Depreciation and amortization	(267)	(257)	(261)
Non-operating pension and other postretirement employee benefit costs	3	(22)	(114)
Exchange gains (losses)	19	(66)	(31)
Asset impairments	(73)	—	—
Restructuring charges	(285)	(21)	(2)
Transaction, legal and other charges	(17)	—	—
(Loss) gain on sale of assets and businesses	(9)	40	—
(Loss) income before income taxes	(188)	550	576
(Benefit from) provision for income taxes	(98)	149	152
Net (loss) income	$(90)	$401	$424

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Note 24. Accumulated Other Comprehensive Income (Loss)
The components of accumulated other comprehensive income (loss), net of income taxes, consisted of:
	Currency Translation Adjustment	Net Investment Hedge	Employee Benefits	Total
Balance at December 31, 2012	$19	$—	$—	$19
Other comprehensive income (loss)	—	—	—	—
Balance at December 31, 2013	19	—	—	19
Other comprehensive income (loss)	—	—	—	—
Balance at December 31, 2014	19	—	—	19
Assumption and establishment of pension plans, net	—	—	(311)	(311)
Other comprehensive income (loss)	(304)	8	52	(244)
Balance at December 31, 2015	$(285)	$8	$(259)	$(536)

Note 25. Quarterly Financial Data (Unaudited)
The following is a summary of the quarterly results of operations for the years ended December 31, 2015 and 2014.
	For the three months ended
2015	March 31	June 30	September 30	December 31	Full Year
Net sales	$1,363	$1,508	$1,486	$1,360	$5,717
Cost of goods sold	1,111	1,282	1,222	1,147	4,762
Income (loss) before income taxes	58	(18)	(107)	(121)	(188)
Net income (loss)	43	(18)	(29)	(86)	(90)
Net income (loss) attributable to Chemours	43	(18)	(29)	(86)	(90)
Basic earnings (loss) per share(1)	0.24	(0.10)	(0.16)	(0.48)	(0.50)
Diluted earnings (loss) per share(1)	0.24	(0.10)	(0.16)	(0.48)	(0.50)
	For the three months ended
2014	March 31	June 30	September 30	December 31	Full Year
Net sales	$1,569	$1,682	$1,632	$1,549	$6,432
Cost of goods sold	1,240	1,311	1,273	1,248	5,072
Income before income taxes	132	155	143	120	550
Net income	98	116	108	79	401
Net income attributable to Chemours	98	116	107	79	400
Basic earnings per share(1)	0.54	0.64	0.59	0.44	2.21
Diluted earnings per share(1)	0.54	0.64	0.59	0.44	2.21

(1)
On July 1, 2015, E. I. du Pont de Nemours and Company distributed 180,966,833 shares of Chemours’ common stock to holders of its common stock. Basic and diluted earnings (loss) per common share for all periods prior to July 1, 2015 were calculated using the shares distributed on July 1, 2015. Refer to Note 9 for information regarding the calculation of basic and diluted earnings per share.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Note 26. Guarantor Condensed Consolidating Financial Information
In connection with the issuance of the Notes by The Chemours Company (the Parent Issuer), this guarantor financial information is included in accordance with Rule 3-10 of Regulation S-X. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured unsubordinated basis, in each case, subject to certain exceptions, by the Parent Issuer and by certain subsidiaries (together, the Guarantor Subsidiaries).
Each of the Guarantor Subsidiaries is 100% owned by the Company. None of the other subsidiaries of the Company, either direct or indirect, guarantee the Notes (together, the Non-Guarantor Subsidiaries). The Guarantor Subsidiaries of the Notes, excluding the Parent Issuer, will be automatically released from those guarantees upon the occurrence of certain customary release provisions.
The following condensed consolidating financial information is presented to comply with the Company’s requirements under Rule 3-10 of Regulation S-X:
•
the Consolidating Statements of Comprehensive Income (Loss) for the years ended December 31, 2015, 2014 and 2013;

•
the Consolidating Balance Sheets as of December 31, 2015 and 2014; and

•
the Consolidating Statements of Cash Flows for the years ended December 31, 2015, 2014 and 2013.

Condensed consolidating financial information of the Parent Issuer for the year ended December 31, 2013 did not exist as the Parent Issuer was not organized until February 18, 2014. As discussed in Note 2, Chemours did not operate as a separate, stand-alone entity for the full period covered by Consolidated Financial Statements. Prior to our spin-off on July 1, 2015, Chemours operations were included in DuPont’s financial results in different legal forms, including but not limited to wholly-owned subsidiaries for which Chemours was the sole business, components of legal entities in which Chemours operated in conjunction with other DuPont businesses and a majority owned joint venture. For periods prior to July 1, 2015, the accompanying Condensed Consolidated Financial Information have been prepared from DuPont’s historical accounting records and are presented on a stand-alone basis as if the business operations had been conducted independently from DuPont.
The Condensed Consolidating Financial Information are presented using the equity method of accounting for its investments in 100 percent owned subsidiaries. Under the equity method, the investments in subsidiaries are recorded at cost and adjusted for our share of the subsidiaries cumulative results of operations, capital contributions, distributions and other equity changes. The elimination entries principally eliminate investments in subsidiaries and intercompany balances and transactions. The financial information in this footnote should be read in conjunction with the Consolidated Financial Statements presented and other notes related thereto contained in this Registration Statement on Form S-4.

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Condensed Consolidating Statements of Comprehensive (Loss) Income
	Year Ended December 31, 2015
	Parent Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Consolidated
Net sales	$—	$4,067	$3,200	$(1,550)	$5,717
Cost of goods sold	—	4,123	2,246	(1,607)	4,762
Gross (loss) profit	—	(56)	954	57	955
Selling, general and administrative expense	15	460	170	(13)	632
Research and development expense	—	91	6	—	97
Employee separation and asset related charges, net	—	295	38	—	333
Goodwill impairment	—	25	—	—	25
Total expenses	15	871	214	(13)	1,087
Equity in earnings of affiliates	—	1	21	—	22
Equity in net loss of subsidiaries	(15)	—	—	15	—
Interest expense, net	(131)	(1)	—	—	(132)
Intercompany interest income (expense), net	12	—	(12)	—	—
Other income (loss), net	13	193	(95)	(57)	54
(Loss) income before income taxes	(136)	(734)	654	28	(188)
(Benefit from) provision for income taxes	(46)	(114)	54	8	(98)
Net (loss) income	(90)	(620)	600	20	(90)
Less: Net income attributable to noncontrolling interests	—	—	—	—	—
Net (loss) income attributable to Chemours	$(90)	$(620)	$600	$20	$(90)
Comprehensive (loss) income attributable to Chemours	$(82)	$(620)	$348	$20	$(334)

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Condensed Consolidating Statements of Comprehensive Income
	Year Ended December 31, 2014
	Parent Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Consolidated
Net sales	$—	$4,593	$3,722	$(1,883)	$6,432
Cost of goods sold	—	3,863	3,093	(1,884)	5,072
Gross profit	—	730	629	1	1,360
Selling, general and administrative expense	—	429	256	—	685
Research and development expense	—	127	16	—	143
Employee separation and asset related charges, net	—	11	10	—	21
Total expenses	—	567	282	—	849
Equity in earnings of affiliates	—	—	20	—	20
Equity in earnings of subsidiaries	400	—	—	(400)	—
Other income (expense), net	—	80	(61)	—	19
Income before income taxes	400	243	306	(399)	550
Provision for income taxes	—	75	76	(2)	149
Net income	400	168	230	(397)	401
Less: Net income attributable to noncontrolling interests	—	—	1	—	1
Net income attributable to Chemours	$400	$168	$229	$(397)	$400
Comprehensive income attributable to Chemours	$400	$168	$229	$(397)	$400

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Condensed Consolidating Statements of Comprehensive Income
	Year Ended December 31, 2013
	Parent Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Consolidated
Net sales	$—	$5,066	$3,690	$(1,897)	$6,859
Cost of goods sold	—	4,250	3,053	(1,908)	5,395
Gross profit	—	816	637	11	1,464
Selling, general and administrative expense	—	492	276	—	768
Research and development expense	—	147	17	—	164
Employee separation and asset related charges, net	—	—	2	—	2
Total expenses	—	639	295	—	934
Equity in earnings of affiliates	—	—	22	—	22
Other income (expense), net	—	48	(24)	—	24
Income before income taxes	—	225	340	11	576
Provision for income taxes	—	72	77	3	152
Net income	—	153	263	8	424
Less: Net income attributable to noncontrolling interests	—	—	1	—	1
Net income attributable to Chemours	$—	$153	$262	$8	$423
Comprehensive income attributable to Chemours	$—	$153	$262	$8	$423

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Condensed Consolidating Balance Sheets
	Year Ended December 31, 2015
	Parent Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Consolidated
Assets
Current assets:
Cash	$—	$95	$271	$—	$366
Accounts and notes receivable–trade, net	—	344	515	—	859
Intercompany receivable	3	459	54	(516)	—
Inventories	—	493	501	(22)	972
Prepaid expenses and other	—	49	52	3	104
Total current assets	3	1,440	1,393	(535)	2,301
Property, plant and equipment	—	7,070	1,945	—	9,015
Less: Accumulated depreciation	—	(4,899)	(939)	—	(5,838)
Net property, plant and equipment	—	2,171	1,006	—	3,177
Goodwill	—	141	25	—	166
Other intangible assets, net	—	10	—	—	10
Investments in affiliates	—	9	127	—	136
Investment in subsidiaries	3,105	—	—	(3,105)	—
Intercompany notes receivable	1,150	—	—	(1,150)	—
Other assets	19	275	214	—	508
Total assets	$4,277	$4,046	$2,765	$(4,790)	$6,298
Liabilities and equity
Current liabilities:
Accounts payable	$—	$637	$336	$—	$973
Short-term borrowings and current maturities of long-term debt	15	24	—	—	39
Intercompany payable	202	54	260	(516)	—
Other accrued liabilities	21	287	146	—	454
Total current liabilities	238	1,002	742	(516)	1,466
Long-term debt	3,913	2	—	—	3,915
Other liabilities	—	456	97	—	553
Intercompany notes payable	—	—	1,150	(1,150)	—
Deferred income taxes	—	173	61	—	234
Total liabilities	4,151	1,633	2,050	(1,666)	6,168
Commitments and contingent liabilities
Equity
Total Chemours stockholder’s equity	126	2,413	711	(3,124)	126
Noncontrolling interests	—	—	4	—	4
Total equity	126	2,413	715	(3,124)	130
Total liabilities and equity	$4,277	$4,046	$2,765	$(4,790)	$6,298

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Condensed Consolidating Balance Sheets
	Year Ended December 31, 2014
	Parent Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Consolidated
Assets
Current assets:
Cash	$—	$—	$—	$—	$—
Accounts and notes receivable–trade, net	—	355	491	—	846
Intercompany receivable	—	316	42	(358)	—
Inventories	—	510	616	(74)	1,052
Prepaid expenses and other	—	12	16	15	43
Total current assets	—	1,193	1,165	(417)	1,941
Property, plant and equipment	—	7,107	2,175	—	9,282
Less: Accumulated depreciation	—	(4,848)	(1,126)	—	(5,974)
Net property, plant and equipment	—	2,259	1,049	—	3,308
Goodwill	—	170	28	—	198
Other intangible assets, net	—	11	—	—	11
Investments in affiliates	—	—	124	—	124
Investments in subsidiaries	3,669	—	—	(3,669)	—
Other assets	—	332	45	—	377
Total assets	$3,669	$3,965	$2,411	$(4,086)	$5,959
Liabilities and equity
Current liabilities:
Accounts payable	$—	$614	$432	$—	$1,046
Intercompany payable	—	42	316	(358)	—
Other accrued liabilities	—	248	104	—	352
Total current liabilities	—	904	852	(358)	1,398
Other liabilities	—	454	10	—	464
Deferred income taxes	—	380	44	—	424
Total liabilities	—	1,738	906	(358)	2,286
Commitments and contingent liabilities
Equity
Total Chemours stockholder’s equity	3,669	2,227	1,501	(3,728)	3,669
Noncontrolling interests	—	—	4	—	4
Total equity	3,669	2,227	1,505	(3,728)	3,673
Total liabilities and equity	$3,669	$3,965	$2,411	$(4,086)	$5,959

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Condensed Consolidating Statements of Cash Flows
	Year Ended December 31, 2015
	Parent Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Consolidated
Operating activities
Cash (used for) provided by operating activities	$(119)	$(125)	$440	$(14)	$182
Investing activities
Purchases of property, plant and equipment	—	(292)	(227)	—	(519)
Proceeds from sales of assets, net	—	6	6	—	12
Foreign exchange contract settlements	—	42	—	—	42
Investment in affiliates	—	—	(32)	—	(32)
Intercompany investing activities	—	(202)	—	202	—
Cash used for investing activities	—	(446)	(253)	202	(497)
Financing activities
Proceeds from issuance of debt, net	3,489	2	—	—	3,491
Intercompany short-term borrowings, net	202	—	—	(202)	—
Debt repayments	(8)	(2)	—	—	(10)
Dividends paid	(105)	—	—	—	(105)
Debt issuance costs	(79)	—	—	—	(79)
Cash provided at separation by DuPont	—	87	160	—	247
Net transfers (to) from DuPont	(3,380)	579	(70)	14	(2,857)
Cash provided by financing activities	119	666	90	(188)	687
Effect of exchange rate changes on cash	—	—	(6)	—	(6)
Increase in cash	—	95	271	—	366
Cash at beginning of year	—	—	—	—	—
Cash at end of year	$—	$95	$271	$—	$366

The Chemours Company
Notes to the Consolidated Financial Statements
(Dollars in millions, except per share)

Condensed Consolidating Statements of Cash Flows
	Year Ended December 31, 2014
	Parent Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Consolidated
Operating activities
Cash provided by operating activities	$—	$302	$208	$(5)	$505
Investing activities
Purchases of property, plant and equipment	—	(287)	(317)	—	(604)
Proceeds from sales of assets, net	—	30	2	—	32
Investment in affiliates	—	—	(8)	—	(8)
Other investing activities	—	20	—	—	20
Cash used for investing activities	—	(237)	(323)	—	(560)
Financing activities
Net transfers (to) from DuPont	—	(65)	115	5	55
Cash (used for) provided by financing activities	—	(65)	115	5	55
Effect of exchange rate changes on cash	—	—	—	—	—
Increase in cash	—	—	—	—	—
Cash at beginning of year	—	—	—	—	—
Cash at end of year	$—	$—	$—	$—	$—

	Year Ended December 31, 2013
	Parent Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Adjustments	Consolidated
Operating activities
Cash provided by operating activities	$—	$388	$409	$1	$798
Investing activities
Purchases of property, plant and equipment	—	(200)	(238)	—	(438)
Proceeds from sales of assets, net	—	8	6	—	14
Cash used for investing activities	—	(192)	(232)	—	(424)
Financing activities
Net transfers to DuPont	—	(196)	(177)	(1)	(374)
Cash used for financing activities	—	(196)	(177)	(1)	(374)
Effect of exchange rate changes on cash	—	—	—	—	—
Increase in cash	—	—	—	—	—
Cash at beginning of year	—	—	—	—	—
Cash at end of year	$—	$—	$—	$—	$—

THE CHEMOURS COMPANY
Offers to Exchange
$1,350,000,000 aggregate principal amount of its 6.625% Senior Notes due 2023,
$750,000,000 aggregate principal amount of its 7.000% Senior Notes due 2025 and
€360,000,000 aggregate principal amount of its 6.125% Senior Notes due 2023, the issuance of which has been registered under the Securities Act of 1933, as amended, for any and all of its outstanding
$1,350,000,000 aggregate principal amount of its 6.625% Senior Notes due 2023 issued on May 12, 2015,
$750,000,000 aggregate principal amount of its 7.000% Senior Notes due 2025 issued on May 12, 2015, and
€360,000,000 aggregate principal amount of its 6.125% Senior Notes due 2023 issued on May 12, 2015

PRELIMINARY PROSPECTUS

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
The following summarizes the limitations of liability and/or certain indemnification rights provided for in the applicable statutes and constituent documents of the registrants. These summaries are qualified in their entirety by reference to the complete text of the statutes and the documents referred to below.
Registrants Incorporated or Organized Under the Laws of Delaware
Delaware corporations
Section 145(a) of the Delaware General Corporation Law (the “DGCL”) authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) further authorizes a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.
The Chemours Company
The Amended and Restated Certificate of Incorporation of The Chemours Company provides that a director of the corporation shall not be personally liable either to the corporation or to any stockholder for breach of fiduciary duty as a director, except for liability (i) for any breaches of such director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) under Section 174 of the DGCL, which relates to unlawful declarations of dividends or other distributions or assets to stockholders; or (iv) for any transaction from which the director derived any personal benefit.

If the DGCL is amended after approval by the stockholders of the Amended and Restated Certificate of Incorporation for the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the full extent provided by the DGCL, as so amended.
On February 23, 2016, The Chemours Company entered into indemnification agreements with its current directors and officers. The indemnification agreements supplement the indemnification provisions applicable under The Chemours Company’s (i) Amended and Restated Certificate of Incorporation and (ii) Amended and Restated Bylaws, and the General Corporation Law of the State of Delaware.
Among the terms and conditions of the indemnification agreements are provisions providing for director and officer indemnitees to be indemnified in the context of certain third-party proceedings and proceedings by or in the right of The Chemours Company. The agreements also provide for, under certain circumstances, indemnification against certain expenses to the extent an indemnitee is wholly or partly successful in a proceeding, and to the extent an indemnitee is a witness or otherwise asked to participate in a proceeding to which the indemnitee is not a party. Also, under certain conditions, the indemnification agreements provide for the advancement of certain expenses from The Chemours Company to an indemnitee.
International Dioxcide, Inc.
The Certificate of Incorporation of International Dioxcide, Inc. (“International Dioxcide”) provides that the personal liability of a director to International Dioxcide or its stockholders for monetary damages for breach of fiduciary duty as a director of International Dioxcide is eliminated, except for such liability of a director of International Dioxcide (i) for any breach of a director’s duty of loyalty to International Dioxcide or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payment of a dividend on or the repurchase of International Dioxcide’s stock which is unlawful under Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit.
Any director or officer of International Dioxcide and each person who may have served at the request of International Dioxcide as a director or officer of another corporation in which International Dioxcide owns shares of capital stock or of which it is a creditor shall be indemnified by International Dioxcide against all costs, expenses and liabilities (including counsel fees) reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding to which he may be made a party by reason of his being or having been such director or officer, or by reason of any action or omission or alleged action or omission by him in such capacity, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable as such director or officer. The foregoing qualification shall not, however, prevent a settlement by International Dioxcide prior to the final adjudication when such settlement appears to be in the interest of International Dioxcide. Such right of indemnification shall not be exclusive of other rights to which any director or officer may now or hereafter be entitled shall continue as to a person who has ceased to be such director or officer, and shall inure to the benefit of the heirs, executors and administrators of a director or officer.
The Board of Directors of International Dioxcide shall determine the propriety of the expenses (including counsel fees) incurred by any person who claims indemnity under International Dioxcide’s Certificate of Incorporation and such determination shall be final and conclusive. None of the provisions of the Certificate of Incorporation shall be construed as a limitation upon the right of International Dioxcide to exercise its general power to enter into a contract or undertaking of indemnity with any director, officer, agent or employee in any proper case not provided for in the Certificate of Incorporation.
Delaware limited liability companies
Section 18-303(a) of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) provides that, except as otherwise provided by the Delaware LLC Act, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the Delaware LLC Act states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
The Chemours Company FC, LLC
The Chemours Company FC, LLC (“Chemours Company FC”) is subject to the provisions of the Delaware LLC Act. The Certificate of Formation of Chemours Company FC does not impose any additional indemnity requirements on Chemours Company FC.
First Chemical Texas, L.P.
First Chemical Texas, L.P. (“First Chemical Texas”) is subject to the provisions of the Delaware LLC Act. The Certificate of Limited Partnership of First Chemical Texas does not impose any additional indemnity requirements on First Chemical FC.
Registrants Incorporated or Organized Under the Laws of Mississippi
Mississippi corporations
Section 79-4-8.51 of the Mississippi Business Corporation Act (“MBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred if he believed his conduct to be lawful, he conducted himself in good faith and he reasonably believed that his conduct was in the best interest of the corporation (if his conduct was in his official capacity) or at least not opposed to the best interests of the corporation (in any other circumstance). This section of the MBCA also provides a corporation the ability to include additional indemnification provisions in its articles of incorporation.
However, under Section 79-4-2.02(b)(5), a corporation may not indemnify a director for (i) receipt of a financial benefit to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) participation in unlawful distributions as indicated in Section 79-4-8.33 of the MBCA; or (iv) an intentional violation of criminal law.
Under Section 79-4-8.52 of the MBCA, a corporation is required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.
ChemFirst Inc.
ChemFirst Inc. (“ChemFirst”) is subject to the provisions of the MBCA. The Articles of Incorporation of ChemFirst do not impose any additional indemnity requirements on ChemFirst.
First Chemical Corporation
First Chemical Corporation (“First Chemical”) is subject to the provisions of the MBCA. The Articles of Incorporation of First Chemical do not impose any additional indemnity requirements on First Chemical.
Mississippi limited liability companies
Section 79-29-123 of the Mississippi Limited Liability Company Act (the “Mississippi LLC Act”) provides that the certificate of formation or operating agreement may indemnify and hold harmless any member, manager or other person made a party to a proceeding because he is or was a member, manager or agent of the limited liability company against liability incurred in the proceeding if: (a) he conducted himself in good faith; and (b) he reasonably believed: (i) in the case of conduct in his official capacity with the limited liability company, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A member’s, manager’s or other person’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of paragraph (1)(b)(ii) of Section 79-29-123.
Unless otherwise provided for in the certificate of formation or the operating agreement, a liability company must indemnify a member, manager, officer or other person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, officer or agent of the limited liability company against reasonable expenses incurred by the member, manager, officer or agent in connection with the proceeding.
First Chemical Holdings, LLC
First Chemical Holdings, LLC (“First Chemical Holdings”) is subject to the provisions of the Mississippi LLC Act. The Certificate of Formation of First Chemical Holdings does not impose any additional indemnity requirements on First Chemical Holdings.
Registrants Organized Under the Laws of Pennsylvania
Pennsylvania limited liability companies
Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 (the “Pennsylvania LLC Law”) provides that a Pennsylvania limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever; provided, however, that a limited liability company may not indemnify a manager, member or other person for an act that is determined by a court to constitute willful misconduct or recklessness. Further, subsection (d) provides that a limited liability company may pay expenses incurred by a member, manager or other person in advance of disposition of any claim if such person makes an undertaking to repay the company if it is determined that such person is not entitled to indemnification. Finally, under subsection (f), a limited liability company must indemnify its members and managers for payments made, and personal liabilities reasonably incurred, in the ordinary and proper conduct of its business or for the preservation of its business or property.
The Chemours Company TT, LLC
The Chemours Company TT, LLC (“Chemours Company TT”) is subject to the provisions of the Pennsylvania LLC Law. The Certificate of Organization for Chemours Company TT does not impose any additional indemnity requirements on Chemours Company TT.
Registrants Incorporated Under the Laws of Texas
Texas corporations
Section 8.101 of the Texas Business Organizations Code (the “TBOC”) provides that, subject to certain limitations and in addition to other provisions, a Texas corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with certain requirements that: the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.
Section 8.051 of the TBOC also provides that a Texas corporation shall indemnify a director against reasonable expenses actually incurred by the director in connection with a proceeding in which the director is a named defendant or respondent because he or she is or was a director if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, Section 8.052 of the TBOC requires indemnification by a Texas corporation to the fullest extent that a court so orders.

FT Chemical, Inc.
FT Chemical, Inc. (“FT Chemical”) is subject to the provisions of the TBOC. The Articles of Incorporation of FT Chemical do not impose any additional indemnity requirements on FT Chemical.
Item 21. Exhibits and Financial Statement Schedules.
(a)
Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.
(b)
Financial Statement Schedules

None.
Item 22. Undertakings.
(1)
Each of the undersigned registrants hereby undertakes:

(a)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(2)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3)
Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4)
Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on March 18, 2016.
THE CHEMOURS COMPANY

By:	/s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President and Chief Financial Officer
* * * *
POWER OF ATTORNEY
The undersigned hereby appoint each of Mark E. Newman and Amy P. Trojanowski, as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Mark P. Vergnano Mark P. Vergnano	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 18, 2016
/s/ Mark E. Newman Mark E. Newman	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 18, 2016
/s/ Amy P. Trojanowski Amy P. Trojanowski	Vice President and Corporate Controller (Principal Accounting Officer)	March 18, 2016
/s/ Richard H. Brown Richard H. Brown	Chairman of the Board	March 18, 2016
/s/ Curtis V. Anastasio Curtis V. Anastasio	Director	March 18, 2016
/s/ Bradley J. Bell Bradley J. Bell	Director	March 18, 2016
/s/ Mary B. Cranston Mary B. Cranston	Director	March 18, 2016
/s/ Curtis J. Crawford Curtis J. Crawford	Director	March 18, 2016
/s/ Dawn L. Farrell Dawn L. Farrell	Director	March 18, 2016
/s/ Stephen D. Newlin Stephen D. Newlin	Director	March 18, 2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on March 18, 2016.
THE CHEMOURS COMPANY TT, LLC

By:	/s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President, Chief Financial Officer and Manager
* * * *
POWER OF ATTORNEY
The undersigned hereby appoint each of Mark P. Vergnano and Mark E. Newman, as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Mark P. Vergnano Mark P. Vergnano	President, Chief Executive Officer and Manager (Principal Executive Officer)	March 18, 2016
/s/ Mark E. Newman Mark E. Newman	Senior Vice President, Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	March 18, 2016
/s/ E. Bryan Snell E. Bryan Snell	Manager	March 18, 2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on March 18, 2016.
THE CHEMOURS COMPANY FC, LLC

By:	/s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President and Chief Financial Officer
* * * *
POWER OF ATTORNEY
The undersigned hereby appoint each of Mark P. Vergnano and Mark E. Newman, as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Mark P. Vergnano Mark P. Vergnano	President, Chief Executive Officer and Manager (Principal Executive Officer)	March 18, 2016
/s/ Mark E. Newman Mark E. Newman	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2016
/s/ Thierry F.J. Vanlancker Thierry F.J. Vanlancker	Manager	March 18, 2016
/s/ Christian W. Siemer Christian W. Siemer	Manager	March 18, 2016

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on March 18, 2016.
CHEMFIRST INC.
FIRST CHEMICAL CORPORATION
FIRST CHEMICAL HOLDINGS, LLC
FIRST CHEMICAL TEXAS, L.P.
FT CHEMICAL, INC.

By:	/s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President and Chief Financial Officer
* * * *
POWER OF ATTORNEY
The undersigned hereby appoint each of James L. Withrow and Mark E. Newman, as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ James L. Withrow James L. Withrow(1)	President and Director/Manager (Principal Executive Officer)	March 18, 2016
/s/ Mark E. Newman(2) Mark E. Newman	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2016
/s/ Edson D. Silveira Edson D. Silveira(3)	Director/Manager	March 18, 2016
/s/ Brian D. Merrill Brian D. Merrill(4)	Director/Manager	March 18, 2016

(1)
Signing on behalf of First Chemical Texas, L.P. (“First Chemical”) as President and Director of FT Chemical Inc. (“FT Chemical”), the General Partner of First Chemical.

(2)
Signing on behalf of First Chemical as Senior Vice President and Chief Financial Officer of FT Chemical, the General Partner of First Chemical.

(3)
Signing on behalf of First Chemical as Director of FT Chemical, the General Partner of First Chemical.

(4)
Signing on behalf of First Chemical as Director of FT Chemical, the General Partner of First Chemical.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on March 18, 2016.
INTERNATIONAL DIOXCIDE, INC

By:	/s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President and Chief Financial Officer
* * * *
POWER OF ATTORNEY
The undersigned hereby appoint each of Min Chao and Mark E. Newman, as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Min Chao Min Chao	President and Director (Principal Executive Officer)	March 18, 2016
/s/ Mark E. Newman Mark E. Newman	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2016
/s/ James L. Withrow James L. Withrow	Director	March 18, 2016

EXHIBIT INDEX
Exhibit No.	Exhibit
2.1	Separation Agreement by and between E. I. du Pont de Nemours and Company and the Chemours Company (incorporated by reference to Exhibit 2 to the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on July 1, 2015).
3.1	Company’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on July 1, 2015).
3.2	Company’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on July 1, 2015).
5.1	Opinion of Morrison & Foerster LLP.
5.2	Opinion of Kirkland & Ellis LLP.
5.3	Opinion of Ballard Spahr LLP.
5.4	Opinion of Butler Snow LLP.
10.1	Second Amended and Restated Transition Services Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on July 1, 2015).
10.2	Tax Matters Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on July 1, 2015).
10.3	Employee Matters Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on July 1, 2015).
10.4	Third Amended and Restated Intellectual Property Cross-License Agreement by and among E. I. du Pont de Nemours and Company, The Chemours Company FC and The Chemours Company TT, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on July 1, 2015).
10.5*	Offer of Employment Letter between Mark E. Newman and E. I. du Pont de Nemours and Company, dated October 14, 2014 (incorporated by reference to Exhibit 10.5 to the Company’s Amendment No. 2 to Form 10, as filed with the U.S. Securities and Exchange Commission on April 21, 2015).
10.6*	Offer of Employment Letter between Elizabeth Albright and E. I. du Pont de Nemours and Company, dated September 25, 2014 (incorporated by reference to Exhibit 10.6 to the Company’s Amendment No. 2 to Form 10, as filed with the U.S. Securities and Exchange Commission on April 21, 2015).
10.7	Indenture, dated May 12, 2015 by and among The Chemours Company, The Guarantors party thereto and U.S. Bank National Association, as Trustee, Elavon Financial Services Limited, as Registrar and Transfer Agent for the Euro Notes (incorporated by reference to Exhibit 10.7 to the Company’s Amendment No. 3 to Form 10, as filed with the U.S. Securities and Exchange Commission on May 13, 2015).
10.8	First Supplemental Indenture, dated May 12, 2015, by and among The Chemours Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 10.8 to the Company’s Amendment No. 3 to Form 10, as filed with the U.S. Securities and Exchange Commission on May 13, 2015).

Exhibit No.	Exhibit
10.9	Second Supplemental Indenture, dated May 12, 2015, by and among The Chemours Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 10.9 to the Company’s Amendment No. 3 to Form 10, as filed with the U.S. Securities and Exchange Commission on May 13, 2015).
10.10	Third Supplemental Indenture, dated May 12, 2015, by and among The Chemours Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee, Elavon Financial Services Limited, UK Branch, as Paying Agent for the Euro Notes and Elavon Financial Services Limited, as Registrar and Transfer Agent for the Euro Notes (incorporated by reference to Exhibit 10.10 to the Company’s Amendment No. 3 to Form 10, as filed with the U.S. Securities and Exchange Commission on May 13, 2015).
10.11	6.625% Notes due 2023 (included in Exhibit 10.8).
10.12	7.000% Notes due 2025 (included in Exhibit 10.9).
10.13	6.125% Notes due 2023 (included in Exhibit 10.10).
10.14(1)	Credit Agreement, dated May 12, 2015 by and among The Chemours Company, certain Guarantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.14 to the Company’s Amendment No. 3 to Form 10, as filed with the U.S. Securities and Exchange Commission on May 13, 2015).
10.14(2)	Amendment No. 1 to the Credit Agreement among The Chemours Company, the lenders and issuing banks thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on September 28, 2015).
10.14(3)	Amendment No. 2 to the Credit Agreement dated February 19, 2016 by and among The Chemours Company, the lenders and issuing banks thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Item 10.1 to the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on February 23, 2016).
10.15	Registration Rights Agreement, dated May 12, 2015, by and among The Chemours Company, certain Guarantors party thereto and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the Dollar purchases and Credit Suisse Securities (USA) LLC and J.P Morgan Securities plc, as representatives of the Euro Purchasers (incorporated by reference to Exhibit 10.15 to the company’s Amendment No. 3 to Form 10, as filed with the U.S. Securities and Exchange Commission on May 13, 2015).
10.16*	The Chemours Company Equity and Incentive Plan (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8 (File No. 333-205391, as filed with the U.S. Securities and Exchange Commission on July 1, 2015).
10.17*	The Chemours Company Retirement Savings Restoration Plan (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on July 1, 2015).
10.18*	The Chemours Company Management Deferred Compensation Plan (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8 (File No. 333-205393), as filed with the U.S. Securities and Exchange Commission on July 1, 2015).
10.19*	The Chemours Company Stock Accumulation and Deferred Compensation Plan for Directors (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8 (File No. 333-205392), as filed with the U.S. Securities and Exchange Commission on July 1, 2015).
10.20*	The Chemours Company Senior Executive Severance Plan (incorporated by reference to Exhibit 10.20 to the company’s Amendment No. 3 to Form 10, as filed with the U.S. Securities and Exchange Commission on May 13, 2015).

Exhibit No.	Exhibit
10.21*	Form of Option Award Terms under the Company’s Equity Incentive Plan (incorporated by reference to Exhibit 10.21 to the company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015).
10.22*	Form of Restricted Stock Unit Terms under the Company’s Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to the company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015).
10.23*	Form of Stock Appreciation Right Terms under the Company’s Equity Incentive Plan (incorporated by reference to Exhibit 10.23 to the company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015).
10.24*	Form of Restricted Stock Unit Terms for Non-Employee Directors under the Company’s Equity Incentive Plan (incorporated by reference to Exhibit 10.24 to the company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015).
10.25*	Form of Performance-Based Restricted Stock Unit Terms for August 2015 (incorporated by reference to Exhibit 10.25 to the company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015).
10.26*	Form of Performance Share Unit Award Terms under the Company’s Equity Incentive Plan (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015).
10.27*	Form of Cash Performance Award Terms under the Company’s Equity Incentive Plan (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015).
10.28*	Form of Indemnification Agreement for officers and directors (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015).
10.30	Letter Agreement dated January 28, 2016 by and between The Chemours Company and E. I. du Pont de Nemours and Company (incorporated by reference to Item 10.2 to the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on February 23, 2016).
12.1	Computation of Ratio of Earnings to Fixed Charges for the Company.
21	Subsidiaries of the Company (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.2).
23.4	Consent of Ballard Spahr LLP (included in Exhibit 5.3).
23.5	Consent of Butler Snow LLP (included in Exhibit 5.4).
24.1	Powers of Attorney (see signature pages of this Registration Statement).
25.1	Statement on Form T-1 as to the Eligibility of the Trustee.
95	Mine Safety Disclosures (incorporated by reference to Exhibit 95 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015).
99.1	Schedule II—Valuation of Qualifying Accounts.
99.2	Form of Letter of Transmittal.
99.3	Form of Notice of Guaranteed Delivery.

*
Management contract or compensatory plan or arrangement.